UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ChannelAdvisor Corporation

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ChannelAdvisor Corporation

3025 Carrington Mill Boulevard, Suite 500

Morrisville, NC 27560

Dear Stockholders of ChannelAdvisor Corporation:

You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of ChannelAdvisor Corporation, a Delaware corporation (“ChannelAdvisor”), to be held virtually on November 11, 2022, at 10:00 a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/ECOM2022SM.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated September 4, 2022 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among ChannelAdvisor, CommerceHub, Inc., a Delaware corporation (“CommerceHub”), and CH Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CommerceHub (“Merger Sub”) providing for the acquisition of ChannelAdvisor by CommerceHub, (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to ChannelAdvisor’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, CommerceHub will acquire ChannelAdvisor via the merger of Merger Sub with and into ChannelAdvisor, with ChannelAdvisor continuing as the surviving corporation and a wholly owned subsidiary of CommerceHub (the “Merger”).

If the Merger is completed, you will be entitled to receive $23.10 in cash, without interest thereon and subject to any applicable withholding taxes required by applicable legal requirements, for each share of ChannelAdvisor common stock (“common stock”) that you own immediately prior to the time at which the Merger will become effective (unless you are entitled to and have properly exercised and not waived, withdrawn, failed to perfect or otherwise lost your appraisal rights), which represents a premium of approximately 57.1% to the closing price of ChannelAdvisor’s common stock on September 2, 2022, the last full trading day prior to the entry into the Merger Agreement.

ChannelAdvisor’s Board of Directors (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that ChannelAdvisor’s entry into the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger (“the “Transactions”) are advisable and fair to, and in the best interests of, ChannelAdvisor and its stockholders, (ii) authorized and approved the execution, delivery and performance by ChannelAdvisor of the Merger Agreement and the consummation of the Transactions, including the Merger and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the stockholders of ChannelAdvisor adopt the Merger Agreement and approve the Merger and the Transactions.

The Board of Directors unanimously recommends, on behalf of ChannelAdvisor, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We urge you to read both the proxy statement and Merger Agreement carefully in their entirety.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote at the meeting your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of all outstanding shares of ChannelAdvisor’s common stock as of the close of business on October 10, 2022 which is the record date for the Special Meeting.

Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement, and who object in writing to the Merger prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and comply with all of the applicable requirements of Delaware law, which are summarized in the section captioned “The Merger—Appraisal Rights” in the accompanying proxy statement and reproduced in their entirety in Annex C to the accompanying proxy statement, will be entitled to appraisal rights to obtain the fair value of their shares of ChannelAdvisor’s common stock.

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Toll-free: 1-800-322-2885

Email: proxy@mackenziepartners.com

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ David J. Spitz
David J. Spitz Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Transactions, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated October 11, 2022, and is first being mailed to our stockholders on or about October 11, 2022.

ChannelAdvisor Corporation

3025 Carrington Mill Boulevard, Suite 500

Morrisville, NC 27560

(919) 228-4700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 2022

Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of ChannelAdvisor Corporation, a Delaware corporation (“ChannelAdvisor”), to be held virtually on November 11, 2022, at 10:00 a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/ECOM2022SM, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated September 4, 2022 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among ChannelAdvisor, CommerceHub, Inc., a Delaware corporation (“CommerceHub”), and CH Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, CommerceHub will acquire ChannelAdvisor via a merger of Merger Sub with and into ChannelAdvisor, with ChannelAdvisor continuing as the surviving corporation and a wholly owned subsidiary of CommerceHub (the “Merger”);

2.

To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to ChannelAdvisor’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions (the “Compensation Proposal”); and

3.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on October 10, 2022, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

ChannelAdvisor’s Board of Directors (the “Board of Directors”) unanimously recommends, on behalf of ChannelAdvisor, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

All stockholders are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

/s/ David J. Spitz
David J. Spitz Chief Executive Officer Dated: October 11, 2022

ChannelAdvisor Corporation

3025 Carrington Mill Boulevard, Suite 500

Morrisville, NC 27560

(919) 228-4700

PROXY STATEMENT

FOR THE SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 2022

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 11, 2022

This proxy statement is available on the investor relations page of our website at http://ir.channeladvisor.com/. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference. We intend to commence mailing of these proxy materials on or about October 11, 2022 to all stockholders of record entitled to vote at the Special Meeting.

A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection for the 10 calendar days prior to and during the Special Meeting upon request by contacting Kathy.Twiddy@channeladvisor.com, and online during the Special Meeting. Stockholders may examine the list for any legally valid purpose related to the Special Meeting.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal (as defined below).

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Toll-free: 1-800-322-2885

Email: proxy@mackenziepartners.com

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of CH Merger Sub, Inc., a wholly owned subsidiary of CommerceHub, Inc. with and into ChannelAdvisor Corporation (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “ChannelAdvisor,” the “Company,” “we,” “our,” “us” and similar words refer to ChannelAdvisor Corporation, including, in certain cases, its subsidiaries and affiliated professional entities. Throughout this proxy statement, we refer to CommerceHub, Inc. as “CommerceHub” and CH Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated September 4, 2022, by and among ChannelAdvisor, CommerceHub and Merger Sub, as it may be amended, modified or supplemented from time to time, as the “Merger Agreement,” our common stock, par value $0.001 per share, as “common stock” and the holders of our common stock as “stockholders.”

The Special Meeting

Date, Time, Place and Purpose of the Special Meeting

A special meeting of stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on November 11, 2022, at 10:00 a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/ECOM2022SM (the “Special Meeting”).

At the Special Meeting, stockholders of record as of the close of business on October 10, 2022 (the “Record Date”) will be asked to consider and vote on:

•	a proposal to adopt the Merger Agreement;

•

a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to ChannelAdvisor’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions (the “Compensation Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

You are entitled to receive notice of, and vote at, the Special Meeting if you owned any share(s) of common stock on the Record Date. Each holder of common stock shall be entitled to one (1) vote for each such share of common stock owned on the Record Date on all matters properly coming before the Special Meeting. As of the Record Date, there were 28,915,564 shares of common stock outstanding and entitled to vote at the Special Meeting. A quorum is necessary to adopt the Merger Agreement and approve the Compensation Proposal. A quorum is the minimum number of shares required to be present at the Special Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee based on your instructions), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. If you hold your shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares should be voted at the Special Meeting, those shares will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum. The Special Meeting may be adjourned whether or not a quorum is present.

Vote Required; Abstentions and Failure to Vote

The affirmative vote of the holders of a majority of all outstanding shares of ChannelAdvisor’s common stock on the Record Date is required to adopt the Merger Agreement. Because the required vote for the proposal to adopt the Merger Agreement is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting, abstain from voting at the meeting, or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the merger proposal. As of the Record Date for the Special Meeting, 14,457,783 shares constitute a majority of the issued and outstanding shares of common stock.

Approval of the Compensation Proposal requires the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger, the Compensation Proposal and the Adjournment Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” each of the proposals to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Merger

Agreement. If your shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal or the Compensation Proposal. If your shares are deemed present or represented by proxy, then a failure to vote your shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present, and will have no effect on the Compensation Proposal or, if a quorum is present, on the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

Shares Held by ChannelAdvisor’s Directors and Executive Officers

As of the Record Date, our directors and executive officers owned and were entitled to vote, in the aggregate, 786,386 shares of common stock, representing approximately 2.7% of the shares of common stock outstanding on the Record Date (and approximately 7.9% of the shares of common stock outstanding when taking into account ChannelAdvisor Options, ChannelAdvisor RSUs, and ChannelAdvisor PSUs, beneficially owned, in the aggregate, by our directors and executive officers).

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

The Merger

Parties Involved in the Merger

ChannelAdvisor Corporation

ChannelAdvisor, listed on the New York Stock Exchange (“NYSE”) under the symbol “ECOM”, is a leading multichannel commerce platform whose mission is to connect and optimize the world’s commerce. For over two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers across the entire buying cycle, optimizing their operations for peak performance, and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their e-commerce operations on channels such as Amazon, eBay, Google, Facebook, Walmart, and hundreds more. For more information, visit www.channeladvisor.com. ChannelAdvisor’s principal corporate offices are located at 3025 Carrington Mill Boulevard, Suite 500, Morrisville, NC 27560, and its telephone number is (919) 228-4700.

CommerceHub, Inc.

CommerceHub is a Software as a Service (SaaS) provider with a commerce network connecting the world’s leading retailers and brands with drop ship, marketplace, and delivery solutions. Since 1997, CommerceHub has helped the largest retailers expand their online businesses to expand selection, meet consumer demand, and improve margins. For more information visit www.commercehub.com. CommerceHub’s principal corporate offices are located at 800 Troy-Schenectady Road Suite 100 Latham, NY 12110, and its telephone number is (518) 810-0700.

CH Merger Sub, Inc. (Merger Sub)

CH Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of CommerceHub and was formed on August 29, 2022, solely for the purpose of engaging in the Transactions. Merger Sub has not engaged in any business activities other than in connection with the Transactions. Upon the completion of the Merger, the separate corporate existence of Merger Sub will cease and ChannelAdvisor will continue as the surviving corporation and a wholly owned subsidiary of CommerceHub (the “Surviving Corporation”). Merger Sub’s principal executive offices are located at 800 Troy-Schenectady Road Suite 100 Latham, NY 12110, and its telephone number is (518) 810-0700.

In connection with the Transactions, CommerceHub has obtained equity and debt financing commitments. Sixth Street Lending Partners (“Sixth Street Partners”) and the other lenders party thereto are parties have delivered a debt commitment letter (the “Debt Commitment Letter”) to CommerceHub and have agreed to provide debt financing for the Transactions in the aggregate principal amount of up to $385 million, subject to the terms and conditions set forth in such commitment letter (the “Debt Financing”). In addition, (i) funds affiliated with GTCR, (ii) a fund affiliated with Sycamore Partners, and (iii) United Parcel Service of America, Inc. (together, the “Investors”) have each delivered an equity commitment letter (each, an “Equity Commitment Letter” and collectively, the “Equity Commitment Letters”) to CommerceHub, pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, such Investors have committed to capitalize CommerceHub with an aggregate equity contribution of $325 million at the consummation of the Merger (the “Closing”). The Merger is not subject to a financing condition. In addition, concurrently with the execution of the Merger Agreement, the Investors and certain other equityholders of CommerceHub have entered into a limited guarantee, pursuant to which such parties have agreed to guarantee CommerceHub’s obligation to pay any termination fee, reimburse and indemnify ChannelAdvisor with respect to certain expenses in connection with CommerceHub’s debt financing and pay certain other amounts required under the Merger Agreement, subject to the terms thereof. For more information, please see the section of the proxy statement captioned “The Merger—Financing of the Merger.”

Effect of the Merger

Upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement, Merger Sub will merge with and into ChannelAdvisor, with ChannelAdvisor continuing as the surviving corporation and a wholly owned subsidiary of CommerceHub. As a result of the Merger at the Effective Time, ChannelAdvisor’s common stock will no longer be publicly traded, and will be delisted from NYSE. In addition, ChannelAdvisor’s common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and ChannelAdvisor will no longer file periodic reports under the Exchange Act with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, CommerceHub and Merger Sub may agree in writing and specify in the certificate of merger.

Effect on ChannelAdvisor if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:

(i)	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of ChannelAdvisor’s common stock pursuant to the Merger Agreement;

(ii)

(A) ChannelAdvisor will remain an independent public company, (B) ChannelAdvisor’s common stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and (C) ChannelAdvisor will continue to file periodic reports under the Exchange Act with the SEC;

(iii)

under certain specified circumstances, ChannelAdvisor will be required to pay CommerceHub a termination fee of $23 million (plus enforcement expenses) (the “ChannelAdvisor Termination Fee”) upon or following the termination of the Merger Agreement;

(iv)

under certain other specified circumstances, CommerceHub will be required to pay ChannelAdvisor a termination fee of $62 million (the “CommerceHub Termination Fee”) following the termination of the Merger Agreement; and

(v)

under certain other regulatory circumstances, CommerceHub will be required to pay ChannelAdvisor a termination fee of $47 million (the “Regulatory Termination Fee”) following the termination of the Merger Agreement.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

ChannelAdvisor’s Common Stock

At the Effective Time, and without any further action on the part of the parties or any stockholder, each share of ChannelAdvisor’s common stock issued and outstanding immediately prior to the Effective Time (except for shares (i) held by ChannelAdvisor (including in ChannelAdvisor’s treasury) or any direct or indirect wholly owned subsidiary of ChannelAdvisor, (ii) held by CommerceHub or Merger Sub or any other direct or indirect wholly owned subsidiary of CommerceHub; and (iii) held by holders (A) who are entitled to demand appraisal rights under Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), (B) have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and (C) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) (the “Dissenting Shares”)) will be converted automatically into the right to receive $23.10 in cash, without interest thereon (the “Merger Consideration”), subject to any withholding of taxes required by applicable law.

At or before the Closing, CommerceHub will deposit or cause to be deposited, with the paying agent, cash in an amount sufficient, when taken together with the amount of ChannelAdvisor’s cash on hand, to pay the aggregate Merger Consideration required to be paid under the Merger Agreement, for the benefit of the holders of the common stock (other than Excluded Shares). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of common stock that you own, but you will no longer have any rights as a stockholder of ChannelAdvisor. Stockholders who properly exercise and perfect their appraisal rights have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs

The Merger Agreement provides that, at the Effective Time, each:

(i)	option to purchase common stock (each, a “ChannelAdvisor Option”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms upon consummation of the Transactions (“Vested Options”) will be cancelled and automatically converted into the right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of shares of common stock underlying such ChannelAdvisor Option, multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Vested Options, less applicable tax withholdings;

(ii)

ChannelAdvisor Option that is outstanding and unvested as of immediately prior to the Effective Time (each, an “Unvested Option”) shall be cancelled and replaced with a right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of Shares underlying such ChannelAdvisor Option multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such ChannelAdvisor Option, less applicable tax withholdings (the “Cash Replacement Option Amounts”), which Cash Replacement Option Amounts will, subject to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms;

(iii)

restricted stock unit award (each, a “ChannelAdvisor RSU”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms upon consummation of the Transactions (the “Vested RSUs”) will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of shares of common stock underlying such Vested RSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

(iv)

ChannelAdvisor RSU that is not a Vested RSU (each, an “Unvested RSU”) will be replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of shares of common stock underlying such Unvested RSU, multiplied by (B) the Merger Consideration (the “Cash Replacement RSU Amounts”), less applicable tax withholdings, which Cash Replacement RSU Amounts shall, subject to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms;

(v)

performance-based stock unit award (each, a “ChannelAdvisor PSU”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with the terms upon the consummation of the Transactions (the “Vested PSUs”) will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of shares of common stock underlying such Vested PSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings; and

(vi)

ChannelAdvisor PSU that is not a Vested PSU (each, an “Unvested PSU”) will be replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of Shares underlying such Unvested PSU, multiplied by (B) the Merger Consideration (the “Cash Replacement PSU Amounts”), less applicable tax withholdings, which Cash Replacement PSU Amounts shall, subject only to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms, except with respect to ChannelAdvisor PSUs, for the performance vesting terms rendered inoperative by reason of the Merger. The total number of shares underlying each unvested ChannelAdvisor PSU will be determined as follows, without regard to actual performance against any applicable performance measures: (A) with respect to the portion of each PSU granted in 2020 that remains subject to vesting as of the Effective Time, at 150% of the target level of performance applicable to such ChannelAdvisor PSUs (based on actual performance following the conclusion of the 2020-2021 performance period), (B) with respect to each PSU granted in 2021, at 200% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents, and (C) with respect to each PSU granted in 2022, at 100% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents.

Recommendation of the ChannelAdvisor Board of Directors

After considering various factors described in this proxy statement under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” ChannelAdvisor’s Board of Directors (the “Board of Directors”) unanimously: (i) determined that ChannelAdvisor’s entry into the Merger Agreement and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, ChannelAdvisor and its stockholders, (ii) authorized and approved the execution, delivery and performance by ChannelAdvisor of the Merger Agreement and the consummation of the Transactions, including the Merger and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the stockholders of ChannelAdvisor adopt the Merger Agreement and approve the Merger and the Transactions.

The Board of Directors unanimously recommends, on behalf of ChannelAdvisor, that stockholders vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Prior to receipt of the ChannelAdvisor Required Vote (as defined below), under certain specified circumstances, the Board of Directors (or committee thereof) may withdraw or change the foregoing recommendation if the Board of Directors determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, providing CommerceHub five (5) business days to propose revisions to the terms and conditions of the Merger Agreement or make another proposal (as described further in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; ChannelAdvisor Adverse Change Recommendation”). The termination of the Merger Agreement by CommerceHub, prior to receipt of the required stockholder approval, following the withdrawal by the Board of Directors of its recommendation that stockholders adopt the Merger Agreement will result in the payment by ChannelAdvisor of the ChannelAdvisor Termination Fee of $23 million. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; ChannelAdvisor Adverse Change Recommendation.”

Opinion of Robert W. Baird & Co. Incorporated

ChannelAdvisor engaged Robert W. Baird & Co. Incorporated ( “Baird”) to serve as a financial advisor to ChannelAdvisor in connection with reviewing and considering other potential strategic transaction opportunities, including the proposed Merger, based on the recommendation of a director and the familiarity with other directors with Baird, the strength of Baird’s reputation and experience, specifically Baird’s knowledge of the software and e-commerce industries in which ChannelAdvisor operates. At the September 4, 2022 meeting of the Board of Directors, representatives of Baird rendered Baird’s oral opinion, which was subsequently confirmed by delivery of a written opinion to the Board of Directors dated September 4, 2022, as to the fairness, as of such date, from a financial point of view, to the holders of ChannelAdvisor’s common stock (other than the Excluded Holders (defined below)) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Baird in connection with the preparation of its opinion. “Excluded Holders” are defined herein as ChannelAdvisor or any direct or indirect wholly owned subsidiary of ChannelAdvisor, CommerceHub, Merger Sub or any other direct or indirect wholly owned subsidiary of CommerceHub, and holders of Dissenting Shares.

The full text of the written opinion of Baird, dated September 4, 2022, which sets forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken, is attached as Annex B to this document. Baird provided its opinion for the information and assistance of the Board of Directors (in its capacity as such) in connection with, and for purposes of, its consideration of the Merger, and its opinion only addresses whether the Merger Consideration to be received by the holders of ChannelAdvisor’s common stock (other than the Excluded Holders) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The opinion of Baird did not address any other term or aspect of the Merger Agreement or the Merger. The Baird opinion does not constitute a recommendation to the Board of Directors or any holder of ChannelAdvisor’s common stock as to how the Board of Directors, such stockholder or any other person should vote or otherwise act with respect to the Merger or any other matter.

Financing of the Merger

The obligation of CommerceHub and Merger Sub to consummate the Merger is not subject to any financing condition. CommerceHub and Merger Sub have represented to ChannelAdvisor that they will have available to them, and together with ChannelAdvisor’s cash on hand, sufficient funds to pay the fees and expenses required to be paid at the closing of the Merger by CommerceHub and Merger Sub under the Merger Agreement. This includes funds needed to: (i) pay ChannelAdvisor stockholders the amounts due under the Merger Agreement for their common stock and (ii) make payments in respect of our outstanding ChannelAdvisor Options, ChannelAdvisor RSUs, and ChannelAdvisor PSUs payable at the closing of the Merger pursuant to the Merger Agreement. We anticipate the total amount of funds necessary to complete the Transactions, including to pay the Merger Consideration, make the required payments with respect to ChannelAdvisor Options, ChannelAdvisor RSUs, and ChannelAdvisor PSUs payable at the Closing, repay ChannelAdvisor’s outstanding indebtedness, as well as to pay the fees and expenses to be paid at the Closing of the Merger by CommerceHub and Merger Sub under the Merger Agreement, will be approximately $765 million.

In connection with the financing of the Merger, CommerceHub and/or Merger Sub has obtained debt and equity commitments. CommerceHub has entered into the Debt Commitment Letter with Sixth Street Partners and the other lenders party thereto pursuant to which, subject to the terms and conditions set forth therein, the lenders thereunder have committed to provide the Debt Financing. In connection with the execution of the Merger Agreement, the Investors have delivered Equity Commitment Letters to CommerceHub, pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, the Investors have committed to capitalize CommerceHub with an aggregate equity contribution of $325 million at the closing of the Merger.

For more information, please refer to the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Limited Guarantee

In addition and also concurrently with the execution of the Merger Agreement, the Investors and certain other equityholders of CommerceHub have entered into a limited guarantee, pursuant to which such parties have agreed to guarantee, on a several basis, CommerceHub’s obligation to (i) pay any termination fee to ChannelAdvisor, (ii) reimburse and indemnify ChannelAdvisor with respect to certain expenses in connection with CommerceHub’s Debt Financing and (iii) pay certain other amounts required under the Merger Agreement, subject to the terms thereof. For more information, please see the section of the proxy statement captioned “The Merger—Financing of the Merger.”

Financing Cooperation

Each of CommerceHub and Merger Sub will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the financing described in the Debt Commitment Letter and Equity Commitment Letters (the “Commitment Letters”).

ChannelAdvisor has agreed to use its reasonable best efforts to provide to CommerceHub and Merger Sub such reasonable cooperation as is requested by CommerceHub in connection with the arrangement of the financing contemplated by the Commitment Letters, subject to the terms set forth in the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger—Cooperation with the Financing.”

Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, stockholders should be aware that some of ChannelAdvisor’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the Merger Agreement and the Transactions were fair to and in the best interests of ChannelAdvisor and its stockholders, in reaching its decision to approve and declare advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, in making their recommendation that the stockholders vote in favor of the adoption of the Merger Agreement and approval of the Transactions and in directing that the adoption of the Merger Agreement be submitted to a vote of the stockholders. These interests include:

•

at the Effective Time of the Merger, each ChannelAdvisor Option, ChannelAdvisor RSU, and ChannelAdvisor PSU will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger—Treatment of ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs”;

•

continued eligibility of ChannelAdvisor’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) under their executive severance and change in control letter agreements with ChannelAdvisor, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control”;

•

eligibility of ChannelAdvisor’s non-employee directors to receive accelerated vesting of their ChannelAdvisor RSUs and ChannelAdvisor Options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger—Equity Awards Held by ChannelAdvisor’s Executive Officers and Non-employee Directors”; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by ChannelAdvisor directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger.”

Appraisal Rights

If the Merger is consummated and certain conditions are met, stockholders who continuously hold shares of ChannelAdvisor’s common stock through the effective date of the Merger, who do not vote in favor of the adoption of the Merger Agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively waive, withdraw, fail to perfect or otherwise lose, their appraisal rights under Section 262 of the DGCL, will be entitled to seek an appraisal by the Delaware Court of Chancery of the “fair value” of their shares of ChannelAdvisor’s common stock (exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any), as determined by the court, as described further below in lieu of receiving the Merger Consideration if the Merger is completed. The amount determined to be fair value by the court will be determined as of the Effective Time and could be more than, the same as or less than the Merger Consideration for ChannelAdvisor common stock. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares or who wish to preserve their rights to do so should review Annex C carefully and are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein may result in the loss of such rights.

To exercise appraisal rights, stockholders must: (i) submit a written demand for appraisal to ChannelAdvisor before the stockholder vote is taken on the proposal to adopt the Merger Agreement at the Special Meeting; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold shares of ChannelAdvisor’s common stock of record through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to timely and fully comply with the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of ChannelAdvisor unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of the version of Section 262 of the DGCL applicable to the Merger Agreement is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by U.S. Holders (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of ChannelAdvisor’s common stock in the Merger will be a taxable transaction to such stockholders for United States (the “U.S.”) federal income tax purposes. Each such U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.

A stockholder that is a Non-U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the U.S., but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

This proxy statement contains a general discussion of U.S. federal income tax consequences of the Merger. Stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other income and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, ChannelAdvisor, CommerceHub and Merger Sub are not required to consummate the Merger until the applicable waiting period (and any extension thereof) under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) has expired or been terminated, or if a governmental body of competent jurisdiction has enacted, issued, or promulgated any legal requirement or issued or granted any order or injunction that has the effect of enjoining or otherwise prohibiting the consummation of the Merger.

On September 19, 2022, ChannelAdvisor and CommerceHub made the necessary filings required to be made under the HSR Act.

For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

Legal Proceedings

As of October 11, 2022, two complaints were filed in federal court by purported ChannelAdvisor stockholders regarding the Merger. The first complaint was filed on September 28, 2022, in the United States District Court for the Southern District of New York and is captioned Stein v. ChannelAdvisor Corporation, Case No. 1:22-cv-08282. The second complaint was filed on September 29, 2022, in the United States District Court for the Southern District of New York and is captioned O’Dell v. ChannelAdvisor Corporation, Case No. 1:22-cv-08334. The aforementioned two complaints are collectively referred to as the “Complaints.” The Complaints name as defendants ChannelAdvisor and each member of the Board, collectively referred to as the “ChannelAdvisor Defendants.” The Complaints allege violations of Section 14(a) of the Exchange Act against all ChannelAdvisor Defendants and allege violations of Section 20(a) of the Exchange Act against the members of the Board in connection with disclosures made by the ChannelAdvisor Defendants related to the Merger. The Complaints seek, among other relief, (i) injunctive relief preventing the consummation of the Merger unless the ChannelAdvisor Defendants disclose certain information requested by the plaintiffs, (ii) rescission and/or rescissory damages in the event the Merger is consummated, and (iii) an award of plaintiffs’ expenses and attorneys’ fees. The ChannelAdvisor Defendants believe the claims in the Complaints are without merit and intend to vigorously defend the actions.

Additionally, on October 4, 2022 and October 5, 2022, ChannelAdvisor received demand letters from purported ChannelAdvisor stockholders, which seek that certain allegedly omitted information in the Schedule 14A filed on September 27, 2022, be disclosed.

It is possible that additional lawsuits may be filed or demand letters received related to the Merger between the day of this proxy statement and consummation of the Merger. If additional similar lawsuits are filed or demand letters received, absent new or different allegations that are material, ChannelAdvisor will not necessarily announce such additional filings or letters, unless such announcement or disclosure is required by law.

Conduct of Business Pending the Merger

No Solicitation of Other Offers

Under the Merger Agreement, during the period between the signing of the Merger Agreement on September 4, 2022 and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, ChannelAdvisor may not, among other actions: (i) solicit, initiate, or knowingly facilitate, or knowingly encourage (including by way of furnishing non-public information) any Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers”) or any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or the making, submission or announcement of any Acquisition Proposal, or (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other person any non-public information relating to ChannelAdvisor or any of its subsidiaries, among other prohibitions and subject to a customary “fiduciary out” provision that allows ChannelAdvisor, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Board of Directors determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal either (x) constitutes a Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers”) or (y) could reasonably be expected to lead to a Superior Proposal, and determines in good faith, after consultation with outside legal counsel, the failure to explore such alternative Acquisition Proposal could reasonably be expected to lead to a breach of its fiduciary duties under applicable legal requirements. For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conduct of Business Pending the Merger” and “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers.”

Notwithstanding the foregoing restrictions, under certain specified circumstances, from the date of the Merger Agreement to the receipt of the ChannelAdvisor Required Vote (as defined below), if ChannelAdvisor receives an Acquisition Proposal from a third party which did not result from any breach by ChannelAdvisor of its non-solicitation obligations under the Merger Agreement, ChannelAdvisor may take certain actions which would otherwise be prohibited if, and only if, the Board of Directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel, the failure to take such action would be inconsistent with its fiduciary duties to its stockholders under applicable legal requirements.

If ChannelAdvisor terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, ChannelAdvisor must pay the ChannelAdvisor Termination Fee of $23 million to CommerceHub. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; ChannelAdvisor Adverse Change Recommendation.”

Conditions to the Closing of the Merger

The obligations of ChannelAdvisor, CommerceHub and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or written waiver of customary conditions at or prior to the Closing, including (among other conditions), the following:

•

ChannelAdvisor’s receipt of the affirmative vote of the holders of a majority of all outstanding shares of ChannelAdvisor’s common stock to adopt the Merger Agreement (the “ChannelAdvisor Required Vote”);

•	expiration or termination of any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act;

•	absence of a Legal Restraint (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”);

•	in the case of CommerceHub and Merger Sub, the absence of any ChannelAdvisor Material Adverse Effect (as defined below) having occurred since September 4, 2022;

•

the accuracy of certain representations and warranties provided by ChannelAdvisor, CommerceHub and/or Merger Sub in the Merger Agreement as of September 4, 2022, the date of the Merger Agreement, and the Closing (except to the extent such representations and warranties were, by their terms, made as of a specified date, in which case their accuracy is to be assessed as of such specified date), in each case, subject to certain qualifications and materiality thresholds;

•

each of ChannelAdvisor, CommerceHub and Merger Sub performing and complying in all material respects with each of their respective agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time; and

•

each of ChannelAdvisor and CommerceHub providing a certificate, dated as of the date of Closing, signed by a duly authorized officer certifying as to the satisfaction of certain conditions to Closing of the Merger.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

In addition to the circumstances described above, CommerceHub and ChannelAdvisor have certain customary rights to terminate the Merger Agreement under certain circumstances, including by mutual agreement, the imposition of laws or final and non-appealable court orders that make the Merger illegal or otherwise prohibit the Merger, an uncured failure of any representations and warranties in the Merger Agreement to be true and accurate such that certain conditions to Closing described above would not be satisfied, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Eastern Time, on March 6, 2023 (subject to either party’s ability to extend for an additional 3 months if the Transactions have not been consummated if certain antitrust closing conditions have not been satisfied), and if ChannelAdvisor stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof).

Under certain specified circumstances, ChannelAdvisor is required to pay CommerceHub the ChannelAdvisor Termination Fee of $23 million, and CommerceHub is required to pay ChannelAdvisor the CommerceHub Termination Fee of $62 million. Additionally, CommerceHub is required to pay ChannelAdvisor the Regulatory Termination Fee of $47 million in the event the Merger is terminated due to a failure to obtain U.S. antitrust approval. Please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:

On September 4, 2022, ChannelAdvisor entered into a merger agreement providing for the merger of Merger Sub, a direct and wholly owned subsidiary of CommerceHub, with and into ChannelAdvisor, with ChannelAdvisor surviving the merger as a wholly owned subsidiary of CommerceHub. You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting because you have been identified as a holder of ChannelAdvisor common stock on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of ChannelAdvisor’s common stock with respect to such matters.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held virtually on November 11, 2022, at 10:00 a.m. Eastern Time via live audio and webcast on the Internet at www.virtualshareholdermeeting.com/ECOM2022SM.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on:

•

a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into ChannelAdvisor, with ChannelAdvisor continuing as the surviving corporation and a wholly owned subsidiary of CommerceHub;

•	a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

•	a proposal to approve the Adjournment Proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:

Holders of any share(s) of common stock issued and outstanding as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of ChannelAdvisor common stock is entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each share of ChannelAdvisor common stock that such holder owned on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the stockholder of record with respect to your shares to obtain your control number (as described below) prior to the Special Meeting.

Q:	May I attend the Special Meeting virtually and vote at the Special Meeting?

A:

Stockholders of Record and Beneficial Owners. Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a stockholder of record, you do not need to do anything in advance to attend and/or vote your shares at the Special Meeting, but you will need to use your control number on your proxy card to log into the live audio webcast on the Internet at www.virtualshareholdermeeting.com/ECOM2022SM. If you are a beneficial stockholder, who does not have a control number, you may gain access to the meeting by logging into the website of your broker, bank or other nominee and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided by your broker, bank, or other nominee, including any requirement to obtain a legal proxy. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately fifteen (15) minutes before the Special Meeting is scheduled to begin at 10:00 a.m. Eastern Time on November 11, 2022.

Each holder of ChannelAdvisor common stock is entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share of ChannelAdvisor common stock that such holder owned on the Record Date.

Attending the Special Meeting as a Guest. Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/ECOM2022SM and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $23.10 in cash, without interest thereon and subject to any withholding of taxes required by applicable law, for each share of common stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not waived, withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of common stock, you will receive $2,310.00 in cash in exchange for your shares of common stock. You will not receive any shares of the capital stock in the Surviving Corporation.

Q:	What will holders of ChannelAdvisor stock awards receive if the Merger is consummated?

A:	At the Effective Time each:

•

Vested Options will be cancelled and automatically converted into the right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of shares of common stock underlying such ChannelAdvisor Option, multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Vested Options, less applicable tax withholdings;

•

Unvested Options shall be cancelled and replaced with a right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of Shares underlying such ChannelAdvisor Option multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the Cash Replacement Option Amounts, which Cash Replacement Option Amounts will, subject to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms;

•

Vested RSUs will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of shares of common stock underlying such Vested RSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

•

Unvested RSUs will be replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of shares of common stock underlying such Unvested RSU, multiplied by (B) the Cash Replacement RSU Amounts, less applicable tax withholdings, which Cash Replacement RSU Amounts shall, subject to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms;

•

Vested PSUs will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of shares of common stock underlying such Vested PSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings; and

•

Unvested PSUs will be replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of Shares underlying such Unvested PSU, multiplied by (B) the Cash Replacement PSU Amounts, less applicable tax withholdings, which Cash Replacement PSU Amounts shall, subject only to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms. The total number of shares underlying each unvested ChannelAdvisor PSU will be determined as follows, without regard to actual performance against any applicable performance measures: (A) with respect to the portion of each PSU granted in 2020 that remains subject to vesting as of the Effective Time, at 150% of the target level of performance applicable to such PSUs (based on actual performance following the conclusion of the 2020-2021 performance period), (B) with respect to each PSU granted in 2021, at 200% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents, and (C) with respect to each PSU granted in 2022, at 100% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs.”

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible. In order to complete the Merger, ChannelAdvisor must obtain the ChannelAdvisor Required Vote described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of the necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated in the fourth quarter of 2022, although, since the Merger is subject to a number of closing conditions, ChannelAdvisor cannot assure completion by a particular date, if at all.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not be entitled to, nor will they receive, any payment for their shares of common stock pursuant to the Merger Agreement. Instead, ChannelAdvisor will remain an independent public company, our common stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and we will continue to file periodic reports under the Exchange Act with the SEC. Under certain specified circumstances, ChannelAdvisor will be required to pay CommerceHub the ChannelAdvisor Termination Fee of $23 million upon or following the termination of the Merger Agreement and under certain other specified circumstances, CommerceHub will be required to pay ChannelAdvisor the CommerceHub Termination Fee of $62 million or the Regulatory Termination Fee of $47 million following the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of all outstanding shares of ChannelAdvisor’s common stock as of the Record Date is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	How many shares are needed to constitute a quorum?

A:

The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of ChannelAdvisor’s common stock entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present. If you hold your shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares should be voted at the Special Meeting, those shares will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum.

As of the close of business on October 10, 2022, the Record Date for the Special Meeting, there were 28,915,564 shares of common stock outstanding.

Q:	Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

A:

The Exchange Act and applicable SEC rules thereunder require ChannelAdvisor to seek an advisory (non-binding) vote with respect to certain payments that may be paid or become payable to certain of its named executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal and the Adjournment Proposal, if necessary or appropriate?

A:

Approval of the Compensation Proposal requires the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting.

Q:	How does the ChannelAdvisor Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that ChannelAdvisor stockholders vote:

•	“FOR” the adoption of the Merger Agreement;

•	“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

For a discussion of the factors that the Board of Directors considered in determining to recommend that you vote to approve the proposal to adopt the Merger Agreement, please see the section captioned “Proposal 1: Adoption of the Merger Agreement — The Board of Directors’ Recommendation; ChannelAdvisor Adverse Change Recommendation.” In addition, when considering the recommendation of the Board of Directors, you should be aware that some of ChannelAdvisor’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally. For a discussion of these interests, please see the section captioned “The Merger — Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger.”

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on ChannelAdvisor. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will be payable to ChannelAdvisor’s named executive officers in accordance with the terms and conditions of the applicable agreements, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:

If you abstain from voting, that abstention will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger, the Compensation Proposal and the Adjournment Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” each of the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement. If your shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal or the Compensation Proposal. If your shares are deemed present or represented by proxy, then a failure to vote your shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present, and will have no effect on the Compensation Proposal or, if a quorum is present, on the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies ChannelAdvisor in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by ChannelAdvisor.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Because of the non-routine nature of the Special Meeting Proposals, your broker, bank or other nominee is not authorized to vote your shares on any proposal without instructions from you. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you have obtained a legal proxy from your broker, bank or other nominee, as the stockholder of record, authorizing you to vote your shares.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement and, only if a quorum is not present, the Adjournment Proposal, but will have no effect on the Compensation Proposal or, if a quorum is present, the Adjournment Proposal.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of common stock are registered directly in your name with Computershare Trust Company, N.A, our transfer agent), there are four (4) ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting virtually and voting at the meeting.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•

delivering a written notice of revocation to the Corporate Secretary of ChannelAdvisor at ChannelAdvisor Corporation, 3025 Carrington Mill Boulevard, Suite 500, Morrisville, NC 27560, by 11:59 p.m. Eastern Time on , 2022; or

•

attending the Special Meeting and voting virtually. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically vote at the virtual Special Meeting in order for your previous proxy to be revoked.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:

Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, stockholders of record who continuously hold shares of ChannelAdvisor’s common stock through the effective date of the Merger, who do not vote in favor of the adoption of the Merger Agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively waive, withdraw, fail to perfect or otherwise lose, their appraisal rights under Section 262 of the DGCL, will be entitled to seek appraisal of the “fair value” of their shares (exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any), as determined by the Delaware Court of Chancery, in lieu of receiving the Merger Consideration if the Merger is completed. Appraisal rights will only be available to stockholders who are entitled and otherwise properly deliver, and do not properly withdraw, a written demand for an appraisal to ChannelAdvisor prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of the version of Section 262 of the DGCL applicable to the Merger Agreement is included as Annex C to this proxy statement. For additional information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	Should I send in my stock certificate(s), if any, now?

A:

No. If you are a record holder of a certificate or certificates that represent shares of ChannelAdvisor’s common stock on the Record Date, a letter of transmittal will be mailed to you promptly, and in any event within five (5) business days, after the Effective Time, describing, among other things, how you should surrender your stock certificate(s) in respect of your shares of ChannelAdvisor’s common stock in exchange for payment of the Merger Consideration. Please do NOT return any stock certificate(s) with your proxy.

If your shares of ChannelAdvisor’s common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares of ChannelAdvisor’s common stock in exchange for the Merger Consideration, and you will not be mailed, and do not need to complete, a letter of transmittal.

Q:	Should I surrender my book-entry shares now?

A:

No. All holders of uncertificated shares (i.e., holders whose shares are held in book-entry form, including held in “street name” by your broker, bank or other nominee) will automatically receive the applicable Merger Consideration for their shares of common stock shortly after the Merger is completed without any further action required on the part of such holder.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, ChannelAdvisor may announce preliminary voting results at the conclusion of the Special Meeting. ChannelAdvisor intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that ChannelAdvisor files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Toll-free: 1-800-322-2885

Email: proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding ChannelAdvisor’s expectations, intentions or strategies regarding the future, or the completion or effects of the Merger. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. ChannelAdvisor’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Merger, satisfaction of closing conditions precedent to the consummation of the Merger, potential delays in consummating the Merger, the ability of ChannelAdvisor to timely and successfully achieve the anticipated benefits of the transaction and the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in ChannelAdvisor’s most recent filings with the SEC, including ChannelAdvisor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this proxy statement are made only as of the date hereof. ChannelAdvisor assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting virtually on November 11, 2022, at 10:00 a.m. Eastern Time via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/ECOM2022SM and, if applicable, at any adjournment or postponement thereof.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection for the 10 calendar days prior to and during the Special Meeting upon request by contacting Kathy.Twiddy@channeladvisor.com, and online during the Special Meeting. Stockholders may examine the list for any legally valid purpose related to the Special Meeting.

The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. As of the Record Date, there were 28,915,564 shares of common stock outstanding and entitled to vote at the Special Meeting, meaning that 14,457,783 shares of common stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Vote Required; Abstentions and Failure to Vote

The affirmative vote of the holders of a majority of all outstanding shares of ChannelAdvisor’s common stock on the Record Date is required to adopt the Merger Agreement. As of the Record Date, 14,457,783 shares constitute a majority of the outstanding shares of common stock. Adoption of the Merger Agreement by stockholders is a condition to the Closing.

The affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter is required to approve the Compensation Proposal, on an advisory (non-binding) basis, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for the purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” each of the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to votes shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement. If your shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal or the Compensation Proposal. If your shares are deemed present or represented by proxy, then a failure to vote your shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present, and will have no effect on the Compensation Proposal or, if a quorum is present, on the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

Shares Held by ChannelAdvisor’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 786,386 shares of common stock, representing approximately 2.7% of the shares of common stock outstanding on the Record Date (and approximately 7.9% of the shares of common stock outstanding when taking into account ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs held, in the aggregate, by our directors and executive officers).

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Voting of Proxies

If, on the Record Date, your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy card or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit control number found next to the label “Control Number” on your proxy card, or in the email sending you the proxy statement. If you attend the Special Meeting and vote virtually, your vote will revoke any previously submitted proxy. If your shares are registered directly in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted:

•	“FOR” the adoption of the Merger Agreement; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

If, on the Record Date, your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return the voting form provided by your bank, broker or other nominee, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

Revocability of Proxies

If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•

delivering a written notice of revocation to our Corporate Secretary at ChannelAdvisor Corporation, 3025 Carrington Mill Boulevard, Suite 500, Morrisville, NC 27560, by 11:59 p.m. Eastern Time on November 10, 2022; or

•	attending the Special Meeting and voting virtually.

If you have submitted a proxy, your virtual appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote virtually or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Adjournments and Recess

Although it is not currently expected, the Special Meeting may be adjourned or recessed to a later date or dates, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the Special Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or recessed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (i) determined that ChannelAdvisor’s entry into the Merger Agreement and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, ChannelAdvisor and its stockholders, (ii) authorized and approved the execution, delivery and performance by ChannelAdvisor of the Merger Agreement and the consummation of the Transactions, including the Merger and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the stockholders of ChannelAdvisor adopt the Merger Agreement and approve the Merger and the Transactions.

Accordingly, the Board of Directors unanimously recommends, on behalf of ChannelAdvisor, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The expense of soliciting proxies will be borne by ChannelAdvisor. ChannelAdvisor has retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000 plus expenses. ChannelAdvisor will also indemnify MacKenzie against losses arising out of its provisions of these services on our behalf. In addition, ChannelAdvisor may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We are working toward completing the Merger as quickly as possible. In order to complete the Merger, ChannelAdvisor must obtain the ChannelAdvisor Required Vote described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of the necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated in the fourth quarter of 2022, although ChannelAdvisor cannot assure completion by a particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Delisting and Deregistration of ChannelAdvisor Common Stock

If the Merger is completed, the shares of ChannelAdvisor’s common stock will be delisted from NYSE and deregistered under the Exchange Act, and shares of ChannelAdvisor’s common stock will no longer be publicly traded. As such, ChannelAdvisor will no longer file periodic reports under the Exchange Act with the SEC on account of ChannelAdvisor’s common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 11, 2022

The proxy statement is available on the investor relations page of our website at http://ir.channeladvisor.com/.

Questions and Additional Information

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Toll-free: 1-800-322-2885

Email: proxy@mackenziepartners.com

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

ChannelAdvisor Corporation

ChannelAdvisor (NYSE: “ECOM”) is a leading multichannel commerce platform whose mission is to connect and optimize the world’s commerce. For over two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers across the entire buying cycle, optimizing their operations for peak performance, and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their e-commerce operations on channels such as Amazon, eBay, Google, Facebook, Walmart, and hundreds more. For more information, visit www.channeladvisor.com. ChannelAdvisor’s principal corporate offices are located at 3025 Carrington Mill Boulevard, Suite 500, Morrisville, NC 27560, and its telephone number is (919) 228-4700.

CommerceHub, Inc.

CommerceHub is a Software as a Service (SaaS) provider with a commerce network connecting the world’s leading retailers and brands with drop ship, marketplace, and delivery solutions. Since 1997, CommerceHub has helped the largest retailers expand their online businesses to expand selection, meet consumer demand, and improve margins. For more information visit www.commercehub.com. CommerceHub’s principal corporate offices are located at 800 Troy-Schenectady Road Suite 100 Latham, NY 12110, and its telephone number is (518) 810-0700.

CH Merger Sub, Inc.

CH Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of CommerceHub and was formed on August 29, 2022, solely for the purpose of engaging in the Transactions. Merger Sub has not engaged in any business activities other than the Transactions. Upon the completion of the Merger, the separate corporate existence of Merger Sub will cease and ChannelAdvisor will continue as the Surviving Corporation. Merger Sub’s principal corporate offices are located at 800 Troy-Schenectady Road Suite 100 Latham, NY 12110, and its telephone number is (518) 810-0700.

In connection with the Transactions, CommerceHub has obtained equity and debt financing commitments. Sixth Street Partners and the other lenders party have delivered a Debt Commitment Letter to CommerceHub and the Investors have each delivered Equity Commitment Letters to CommerceHub, pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, such Investors have committed to capitalize CommerceHub with an aggregate equity contribution of $325 million at the Closing. In addition, the Investors and certain other equityholders of CommerceHub have entered into a limited guarantee, pursuant to which such parties have agreed to guarantee, on a several basis, CommerceHub’s obligation to (i) pay any termination fee to ChannelAdvisor, (ii) reimburse and indemnify ChannelAdvisor with respect to certain expenses in connection with CommerceHub’s Debt Financing and (iii) pay certain other amounts required under the Merger Agreement, subject to the terms thereof. For more information, please see the section of the proxy statement captioned “The Merger—Financing of the Merger.”

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into ChannelAdvisor, with ChannelAdvisor continuing as the Surviving Corporation and a wholly owned subsidiary of CommerceHub. As a result of the Merger, ChannelAdvisor’s common stock will no longer be publicly traded, and will be delisted from NYSE. In addition, ChannelAdvisor’s common stock will be deregistered under the Exchange Act, and ChannelAdvisor will no longer file periodic reports under the Exchange Act with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, CommerceHub and Merger Sub may agree in writing and specify in the certificate of merger).

Effect on ChannelAdvisor if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;

•

(A) ChannelAdvisor will remain an independent public company, (B) ChannelAdvisor’s common stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and (C) ChannelAdvisor will continue to file periodic reports under the Exchange Act with the SEC;

•

ChannelAdvisor anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect ChannelAdvisor’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which ChannelAdvisor operates and economic conditions;

•

the price of common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement;

•

the Board of Directors will continue to evaluate and review ChannelAdvisor’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that ChannelAdvisor’s business, prospects and results of operations will be adversely impacted);

•

under certain specified circumstances, ChannelAdvisor will be required to pay CommerceHub the ChannelAdvisor Termination Fee of $23 million upon or following the termination of the Merger Agreement; and

•	under certain other specified circumstances, CommerceHub will be required to pay ChannelAdvisor the CommerceHub Termination Fee of $62 million following the termination of the Merger Agreement.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

At the Effective Time, and without any further action on the part of the parties or any stockholder, each share of common stock issued and outstanding immediately prior to the Effective Time (other than Excluded

Shares) will be converted automatically into the right to receive the Merger Consideration, without interest thereon and less any applicable withholding taxes required by applicable legal requirements.

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of common stock that you own (less any applicable withholding taxes required by applicable legal requirements), but you will no longer have any rights as a ChannelAdvisor stockholder (except that stockholders who properly exercise and perfect their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Background of the Merger

As part of ChannelAdvisor’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board of Directors, together with ChannelAdvisor management, regularly review and assess ChannelAdvisor’s performance, share price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics. As a matter of practice and as a way to enhance stockholder value, the Board of Directors and ChannelAdvisor management, together with their professional advisors, regularly review and evaluate a wide range of strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives for ChannelAdvisor, including continuing as a standalone company, with a view to enhance stockholder value.

In 2018 and again in 2019 CommerceHub engaged in preliminary discussions with ChannelAdvisor regarding interest in a potential strategic transaction and, in both instances, CommerceHub terminated such discussions after it had completed substantial diligence on ChannelAdvisor but before any agreement was reached with respect to price or terms.

On January 27, 2022, Mr. Bryan Dove, the Chief Executive Officer of CommerceHub, contacted Mr. David Spitz, Chief Executive Officer of ChannelAdvisor, to discuss a potential commercial arrangement between CommerceHub and ChannelAdvisor.

On February 1, 2022, Mr. Spitz and Mr. Dove had a follow up call to discuss a high-level outline for a potential commercial arrangement during which Mr. Dove raised the prospect of a potential strategic transaction between CommerceHub and ChannelAdvisor. Promptly following the call, Mr. Spitz notified Mr. Marshall A. Heinberg, Mr. Joseph L. Cowan and Mr. Timothy V. Williams, members of the Board of Directors that had been selected by the Board of Directors to review, assess and report to the Board of Directors on potential strategic opportunities based on their respective transactional experience and extensive knowledge of the industry in which ChannelAdvisor operates (the “strategic opportunity working group of the Board of Directors”). The strategic opportunity working group of the Board of Directors instructed Mr. Spitz to have a preliminary conversation with Mr. Dove with respect to a potential strategic transaction during which he could respond to high-level diligence questions about ChannelAdvisor but to note that ChannelAdvisor would need a preliminary indication of value from CommerceHub in order to determine whether to engage in more detailed discussions. The strategic opportunity working group of the Board of Directors also discussed with Mr. Spitz certain best-practices for coordinating discussions with third parties pertaining to a potential strategic transaction and that the Board of Directors, or the working group, on behalf of the Board of Directors, continue to be responsible for directing such discussions.

On February 2, 2022, ChannelAdvisor entered into a non-disclosure agreement with CommerceHub.

On February 11, 2022, Mr. Dove contacted Mr. Spitz to inform him that the board of directors of CommerceHub was actively considering a potential strategic transaction with ChannelAdvisor and anticipated a decision in the following week as to whether CommerceHub would be providing an initial indication of interest.

On February 16, 2022, Mr. Dove contacted Mr. Spitz and indicated that CommerceHub would be sending a written proposal shortly for the acquisition of ChannelAdvisor for $22.90 per share. Later that same day, ChannelAdvisor received an unsolicited non-binding indication of interest from CommerceHub and Insight Partners, a financial sponsor affiliated with CommerceHub, to acquire ChannelAdvisor for $22.90 per share (the “February Proposal”). The February Proposal implied a premium of 27% to the closing price of ChannelAdvisor Common Stock of $18.00 per share on February 16, 2022. The February Proposal noted that the transaction would be funded with a combination of (i) cash on hand, (ii) new equity financing from investment funds affiliated with Insight Partners and limited partners of Insight Partners, and (iii) third-party debt financing. The February Proposal did not include a request for exclusivity. The February Proposal was promptly shared with the strategic opportunity working group of the Board of Directors.

On February 18, 2022, the strategic opportunity working group of the Board of Directors met with ChannelAdvisor management to discuss the February Proposal. Mr. Spitz reminded the members of the strategic opportunity working group of the Board of Directors of some of the history between CommerceHub and ChannelAdvisor, including that CommerceHub had previously entered into discussions with ChannelAdvisor regarding a potential strategic transaction and that CommerceHub had broken off such discussions after ChannelAdvisor had spent significant time and effort responding to CommerceHub’s information requests. Mr. Spitz noted, however, that CommerceHub had since received a substantial investment from Insight Partners and had a new chief executive officer. The strategic opportunity working group of the Board of Directors discussed the February Proposal as well as additional strategic alternatives and considerations, including the standalone prospects of ChannelAdvisor, the relatively modest premium to ChannelAdvisor’s current stock price, the prior experience with CommerceHub making and then discontinuing an offer to acquire ChannelAdvisor, the risk that engaging in strategic discussions would distract ChannelAdvisor management and disrupt ChannelAdvisor’s business and current market conditions, and determined that such proposal was an insufficient basis on which to continue discussions concerning a potential strategic acquisition and instructed Mr. Heinberg to deliver that message to CommerceHub. Later that day, Mr. Heinberg spoke with a representative of CommerceHub and conveyed that message.

On February 23, 2022, a representative from CommerceHub called Mr. Heinberg and, during this discussion, indicated that CommerceHub could increase its offer to acquire ChannelAdvisor to $24.05 per share (the “February Verbal Proposal”) if CommerceHub could have access to additional non-public information relating to ChannelAdvisor to support an increased valuation.

Later that day, the strategic opportunity working group of the Board of Directors met with members of ChannelAdvisor management present to discuss the February Verbal Proposal during which Mr. Heinberg relayed his conversation with the representative of CommerceHub. Following discussion of potential next steps, the strategic opportunity working group of the Board of Directors directed Mr. Spitz to contact the financial advisor that ChannelAdvisor had previously engaged in connection with its review and consideration of CommerceHub’s prior proposal to acquire ChannelAdvisor in 2019 to determine if it would assist the Board of Directors’ in reviewing and considering the February Verbal Proposal given such financial advisor’s prior relationship and working experience with ChannelAdvisor and CommerceHub, and that ChannelAdvisor was still obligated to pay such financial advisor a fee under certain circumstances relating to a change of control of ChannelAdvisor.

On February 24, 2022, Mr. Spitz contacted a representative of the financial advisor to request assistance and was told that, due to a relationship between an affiliate of such financial advisor and CommerceHub, such financial advisor would not be able to assist ChannelAdvisor. The representative of the financial advisor confirmed that such financial advisor would waive the outstanding obligation to pay such financial advisor a fee relating to a change of control of ChannelAdvisor so that ChannelAdvisor could engage another financial advisor without incurring such additional fee.

On February 25, 2022, the Board of Directors held a meeting with members of ChannelAdvisor management present, during which, the Board of Directors reviewed and discussed the February Proposal,

including the response thereto by the strategic opportunity working group of the Board of Directors and the basis for such response, the February Verbal Proposal and the fact that the financial advisor that had previously represented ChannelAdvisor was unable to assist ChannelAdvisor going forward in discussions with CommerceHub due to a potential conflict of interest. The Board of Directors discussed engaging another financial advisor and determined that based on, among other things, the recommendation of a director and the familiarity of other directors with Robert W. Baird & Co. Incorporated (“Baird”), including the strength of Baird’s reputation and experience, specifically in the software and e-commerce industries, that Mr. Heinberg should contact a representative of Baird to determine whether Baird would be willing and able to advise the Board of Directors with respect to reviewing and considering the February Verbal Proposal and other potential strategic transaction opportunities.

On February 27, 2022, Mr. Heinberg confirmed with a representative of Baird that Baird would be willing and able to serve as a financial advisor to ChannelAdvisor and Mr. Heinberg invited representatives of Baird to attend the next meeting of the Board of Directors.

On February 28, 2022, Mr. Dove met with Mr. Spitz to further discuss the potential commercial arrangement between CommerceHub and ChannelAdvisor. Mr. Dove and Mr. Spitz also briefly discussed the February Verbal Proposal.

On March 3, 2022, the Board of Directors held a meeting with representatives of Baird and Cooley LLP (“Cooley”), ChannelAdvisor’s outside legal counsel, present. At the request of the Board of Directors, representatives of Baird discussed with the Board of Directors certain general market observations based on recent trends, a comparison of ChannelAdvisor’s historical trading prices relative to certain other relevant companies, current analyst research views on ChannelAdvisor, and preliminary views of potential value benchmarks based on different outlook scenarios for ChannelAdvisor. Prior to, and during the meeting, the Board of Directors did not inform representatives of Baird of the amount of the offers previously made by CommerceHub. The Board of Directors meeting then continued in executive session, during which the Board of Directors discussed the February Verbal Proposal in light of the discussion with the representatives of Baird as well as additional strategic alternatives and considerations, including the standalone prospects of ChannelAdvisor, the prior experience with CommerceHub making and then discontinuing an offer to acquire ChannelAdvisor, ChannelAdvisor’s stock price (including historical trading prices), and the risk that engaging in strategic discussions could distract ChannelAdvisor management and disrupt ChannelAdvisor’s business. Taking these factors into account, the Board of Directors determined that such proposal was an insufficient basis on which to engage in discussions concerning a potential strategic transaction and instructed Mr. Heinberg to deliver that message to the representative of CommerceHub. Following the meeting, Mr. Heinberg delivered that message to the representative of CommerceHub and the representative of CommerceHub noted that with access to additional diligence information, CommerceHub may be able to increase its offer. Mr. Heinberg subsequently conveyed that message to the Board of Directors and a determination was made to allow CommerceHub to continue to do additional diligence if it could support an increased offer.

On April 27, 2022, the representative of CommerceHub contacted Mr. Heinberg to note that CommerceHub was continuing to consider a potential strategic transaction with ChannelAdvisor, that it would be in contact again in the coming weeks and that it would affirmatively inform ChannelAdvisor if it determined not to proceed with further discussions with respect to a potential strategic transaction.

On May 10, 2022, ChannelAdvisor received an initial due diligence request list from CommerceHub. From this date to early June 2022, ChannelAdvisor management provided responses to the requests submitted by CommerceHub.

On May 18, 2022, the Board of Directors met with ChannelAdvisor management and representatives of Baird and Cooley present. Representatives of Baird discussed with the Board of Directors certain market observations based on trends, including that the stock market generally, including ChannelAdvisor’s stock price, were down considerably since the last time representatives of Baird had met with the Board of Directors on March 3, 2022, current analyst research views on ChannelAdvisor, and updated views of potential value benchmarks based on different outlook scenarios for ChannelAdvisor. Consistent with the approach taken by the Board of Directors during the meeting on March 3, 2022, prior to and during the meeting, the Board of Directors did not inform the representatives of Baird of the amount of the offers previously made by CommerceHub. Following the discussion between representatives of Baird and the Board of Directors, Mr. Heinberg and Mr. Spitz then updated the Board of Directors on discussions and communications to date with third parties regarding a possible strategic transaction with ChannelAdvisor (a more detailed description of such discussions is provided below). Following this discussion, Cooley reviewed with the Board of Directors its fiduciary duties in connection with a strategic transaction process, including with respect to responding to unsolicited offers.

On June 27, 2022, a representative of CommerceHub contacted Mr. Heinberg to preview that CommerceHub would be delivering a revised written indication of interest to the Board of Directors and that the proposal would be lower than the proposals previously provided in February because market conditions had since softened considerably and that the cost of capital had increased. As part of the discussion, the representative of CommerceHub indicated to Mr. Heinberg that while the revised proposal was not best and final, it did reflect a full valuation of ChannelAdvisor. Later that day, the Board of Directors received a revised written non-binding indication of interest from CommerceHub to acquire ChannelAdvisor for $22.00 per share (the “June Proposal”). The June Proposal implied a premium of 51.6% to the closing price of ChannelAdvisor Common Stock of $14.51 per share on June 27, 2022. CommerceHub noted in the June Proposal that its valuation diligence was complete and that it believed that it could complete confirmatory diligence within a few weeks of receiving access to management and additional non-public information. The June Proposal referenced the same financing sources as were referenced in the February Offer and requested that ChannelAdvisor negotiate and enter into a 30-day exclusivity period to complete the negotiation of a definitive transaction agreement. The June Proposal, together with the prior proposals provided by CommerceHub and the other third parties that had expressed interest in a potential strategic transaction with ChannelAdvisor (as described in more detail below), were shared with representatives of Baird so that the representatives of Baird would be prepared to discuss such proposals at the next meeting of the Board of Directors.

Also, on June 27, 2022, Mr. Dove contacted Mr. Spitz to discuss his views of the potential benefits of combining CommerceHub and ChannelAdvisor and in connection with such discussion, confirmed that CommerceHub was done with its valuation diligence and indicated that he believed that CommerceHub could complete confirmatory diligence expeditiously.

On June 28, 2022, the Board of Directors held a meeting, with representatives of Baird and Cooley present. Mr. Heinberg and Mr. Spitz summarized for the Board of Directors the status of discussions and communications to date with third parties regarding a possible strategic transaction with ChannelAdvisor, including the recent communications with CommerceHub in advance of receiving the June Proposal. Mr. Spitz noted that on March 4, 2022 he received unsolicited inbound interest regarding a potential strategic transaction with ChannelAdvisor from representatives of two separate financial sponsors who he knew professionally and had been having informal conversations with for a number of years regarding the industry in which ChannelAdvisor operates, Party A and Party B, and following consultation with the strategic opportunity working group of the Board of Directors, agreed to take calls with each of Party A and Party B to answer their high-level questions about ChannelAdvisor and its business subject to Party B executing a non-disclosure agreement with ChannelAdvisor, which Party B did on March 8, 2022. ChannelAdvisor had previously entered into a binding non-disclosure agreement in August 2021 with Party A in connection with certain preliminary exploratory conversations around potential strategic opportunities. Mr. Spitz noted that Party A then contacted him on March 29, 2022, indicating that it would be willing to send ChannelAdvisor a written non-binding indication of interest to acquire ChannelAdvisor for a range of between $19.75 - $21.50 per share and that he had updated the strategic opportunity working group of the Board of Directors of such verbal indication. Mr. Heinberg recounted the verbal indication from Party A, including that the range proposed was below both the February Proposal and the

February Verbal Proposal from CommerceHub that the Board of Directors had previously rejected. The strategic opportunity working group of the Board of Directors determined that such proposal from Party A was an insufficient basis on which to engage in discussions concerning a potential strategic transaction and Mr. Heinberg then delivered that message to Party A. Mr. Spitz then noted that Party A had contacted him again on May 12, 2022 and indicated that it remained interested in pursuing a potential strategic transaction at a valuation consistent with the range that it had previously proposed should ChannelAdvisor be interested. Mr. Spitz then noted that Party B had contacted him in late March of 2022 and mentioned that it had been busy working on other matters but remained interested in a possible strategic transaction with ChannelAdvisor and that it intended to follow up to have discussions on that topic. Mr. Heinberg and Mr. Spitz then noted that (i) they recently had conversations with another financial sponsor, Party C, (ii) on April 4, 2022, unsolicited, Party C expressed an interest in discussing a potential strategic transaction, (iii) at the direction of the strategic opportunity working group of the Board of Directors, ChannelAdvisor entered into a non-disclosure agreement with Party C on May 11, 2022 to facilitate such discussions and (iv) ChannelAdvisor management subsequently had preliminary high-level business diligence discussions with Party C. Mr. Spitz then relayed the conversation he had with a representative of Party C on May 11, 2022 during which Party C indicated that it was currently considering making a proposal to acquire ChannelAdvisor in the range of approximately $19 - $21 per share and after which Mr. Spitz directed the representative of Party C to continue discussions with Mr. Heinberg. Mr. Heinberg then noted to the Board of Directors that Party C contacted him on June 27, 2022 and indicated that, based on publicly available information, Party C was currently considering making a proposal to acquire ChannelAdvisor in the range of $22 - $23 per share. Mr. Heinberg then noted that he recently had received an unsolicited verbal indication of interest regarding a potential strategic transaction from a financial sponsor (Party D) that had originally contacted Mr. Cowan on March 11, 2022 and was then directed by Mr. Cowan to discuss any such matters with Mr. Heinberg. Mr. Heinberg noted that Party D was still thinking through potential valuation for ChannelAdvisor and that it had indicated that it would be back in touch to discuss in more detail. Mr. Spitz then noted that he had recently been contacted, unsolicited, by a financial sponsor (Party E) who he works with from time-to-time in an advisory capacity for which he is compensated, and that Party E had mentioned that it was discussing a potential strategic transaction involving ChannelAdvisor with another financial sponsor (Party F) and that they may be interested in having further discussions on the topic together (Parties E and F collectively referred to as “Party EF”). Representatives of Baird then discussed with the Board of Directors current market observations based on recent trends, including the continued compression of valuation multiples for publicly traded SaaS companies. Following such discussion, representatives of Baird discussed a framework for engagement with a select group of strategic and financial partners to gauge potential interest in ChannelAdvisor. The Board of Directors discussed with ChannelAdvisor management and representatives of Baird potential parties to contact, in addition to the parties that had already expressed interest in a possible transaction, in connection with such framework based on an assessment of the parties most likely to be interested in a potential transaction and able to provide an attractive valuation and the importance of limiting both the risk of potential leaks and time investment from management so as not to interfere with current operations of ChannelAdvisor’s business. The Board of Directors meeting then continued in executive session, during which the Board of Directors discussed the current market environment, including the challenges and execution risks associated with operating in current volatile market conditions, the inbound interest received to date with respect to a potential strategic transaction, the risk of a possible larger market downturn and the resulting negative pressure that would put on public company valuations (including ChannelAdvisor’s), and the positives and negatives associated with executing on a targeted outreach framework like the one discussed and determined to undertake such a targeted outreach to, among other things, gain additional market intelligence about ChannelAdvisor. Following such determination, the Board of Directors discussed formalizing the strategic opportunity working group of the Board of Directors by authorizing and forming a transaction committee of the Board of Directors (the “transaction committee”) in order to ensure that the Board of Directors could efficiently manage an appropriate process in connection with soliciting, considering, reviewing and evaluating proposals for a potential strategic transaction as well as any alternatives to a potential strategic transaction, including, ChannelAdvisor continuing to operate as an independent, publicly traded company. The Board of Directors determined to have the current members of the strategic opportunity working group of the Board of Directors serve on the transaction committee based on their respective transactional experience and extensive knowledge of the industry in which ChannelAdvisor operates.

In connection with such discussion, Mr. Cowan disclosed to the Board of Directors that in a few prior instances he had provided unpaid advisory services to Party D in connection with potential co-investment opportunities, but that he had never completed any such co-investment opportunities and did not otherwise have any relationship with Party D. The Board of Directors determined that, as such prior advisory relationship was not recent and such relationship was fully disclosed to the Board of Directors, and in light of the benefits of having Mr. Cowan serve on the transaction committee given his extensive experience working on transactions involving financials sponsors, it was in the best interests of ChannelAdvisor stockholders for Mr. Cowan to serve on the transaction committee. The Board of Directors subsequently approved, by unanimous written consent, the formation of the transaction committee, the appointments of Messrs. Heinberg, Cowan, and Williams to serve on the transaction committee, with Mr. Heinberg to serve as the chairman, and the compensation to be provided to each member of the transaction committee for their service on such committee, as more fully described under the section of this proxy statement “ —Strategic Transaction Committee Compensation”. The Board of Directors also discussed that it would need to evaluate ChannelAdvisor’s long-range plan in connection with making any determinations with respect to a potential strategic transaction. Accordingly, the Board of Directors authorized management to develop the Management Long Range Plan as more fully described under the section of this proxy statement captioned “ —Financial Projections”. The Board of Directors then discussed the formal engagement of Baird as its financial advisor in connection with its review of potential strategic opportunities, noting Baird’s knowledge of the industry in which ChannelAdvisor operates and experience advising companies in connection with potential strategic transactions and the positive experience of the Board of Directors working with Baird to this point. On the basis of these considerations and subject in all respects to the Board of Directors’ understanding Baird’s relevant relationships, the Board of Directors authorized the transaction committee and ChannelAdvisor management to negotiate terms of an engagement letter for the purpose of engaging Baird. The Board of Directors also directed Messrs. Heinberg and Spitz to introduce each of Parties A, B, C, D, and EF to the representatives of Baird so that the representatives of Baird could coordinate such discussions on behalf of ChannelAdvisor going forward and, following the meeting, Messrs. Heinberg and Spitz made such introductions.

On July 5, 2022, the transaction committee met with ChannelAdvisor management and representatives of Cooley present to discuss next steps for undertaking the targeted outreach approved by the Board of Directors and requested that Mr. Spitz work with Baird to provide the transaction committee with a list of the third parties that Baird and ChannelAdvisor management would suggest contacting in connection with such process.

On July 7, 2022, the transaction committee met with ChannelAdvisor management and representatives of Cooley present to discuss the terms of the Baird engagement and Baird’s relevant relationships, as provided by Baird. Following the discussion, the transaction committee determined to recommend that the Board of Directors engage Baird. Later that same day, the Board of Directors was provided the transaction committee’s recommendation and approved the engagement of Baird as financial advisor to the Board of Directors. The transaction committee also reviewed and discussed the list of third parties prepared by ChannelAdvisor management after discussion with representatives of Baird, which included ten strategic parties, including CommerceHub, and ten financial sponsors, including Parties A, B, C, D and EF. Following such discussion, the transaction committee authorized Baird to contact the parties identified and to continue to consider whether there were other parties that the transaction committee should include in the process.

On July 21, 2022, the Board of Directors met with ChannelAdvisor management and representatives of Cooley present, to review the Management Long Range Plan, which plan had previously been discussed with and reviewed by the transaction committee and the Board of Directors. ChannelAdvisor management reviewed the various estimates and assumptions underlying the Management Long Range Plan. Following review and discussion of the Management Long Range Plan, the Board of Directors (i) adopted the Management Long Range Plan for use in evaluating potential strategic alternatives, including continuing as an independent company, (ii) approved sharing portions of the Management Long Range Plan with potential strategic partners that expressed interest in pursuing a possible strategic transaction and (iii) directed ChannelAdvisor management to direct Baird to use the Management Long Range Plan for purposes of providing financial analyses in connection with the Board of Directors’ evaluation of any potential strategic transaction, including preparing any opinion requested by the Board of Directors.

On July 26, 2022, the transaction committee met with ChannelAdvisor management and representatives of Baird and Cooley present. Representatives of Baird discussed an update with respect to the twenty parties contacted to date by representatives of Baird regarding a potential strategic transaction, which included twelve strategic parties, including CommerceHub, and eight financial sponsors, including Parties A, B, C, D, and EF. Of such parties, representatives of Baird noted that fifteen parties were still considering a potential transaction, which group included both strategic and financial parties. Of the parties that were then still active, thirteen, including CommerceHub and Parties A, B, C, D, and EF (i) had executed non-disclosure agreements with ChannelAdvisor that included a “standstill” provision (but permitted parties to approach ChannelAdvisor privately and confidentially during the standstill period) and a fall-away provision (upon the entry or public announcement of certain acquisition transactions) and (ii) were offered access to diligence information contained in a virtual data room established by ChannelAdvisor. The other two active parties were in the process of negotiating non-disclosure agreements with ChannelAdvisor, one of which did not execute a non-disclosure agreement and determined not to participate in the process and the other strategic party (Party G) subsequently executed a non-disclosure agreement with ChannelAdvisor and was offered access to diligence information contained in the virtual data room. Of the thirteen parties that had executed non-disclosure agreements and were provided data room access, eight conducted calls with management, including CommerceHub, Party D and Party EF. The transaction committee then discussed with representatives of Baird process and timing for soliciting formal indications of interest, including proposed price per share, from the parties still in active discussions regarding a potential strategic transaction and, after taking into consideration the announcement of ChannelAdvisor’s second quarter earnings in early August, determined to request that such indications of interest be submitted on August 15, 2022.

Subsequent to representatives of Baird contacting the twenty parties discussed at the meeting of the transaction committee on July 7, 2022, Mr. Spitz received unsolicited inbound interest regarding a potential strategic transaction with ChannelAdvisor from two additional parties (one strategic and one financial party). After the initial outreach from such parties, Mr. Spitz directed the parties to continue discussions with representatives of Baird. In addition, following discussion with representatives of Baird and the transaction committee, Mr. Spitz contacted an additional strategic party and subsequent to the initial contact, Mr. Spitz directed the additional party to continue discussions with representatives of Baird. Following approval by the transaction committee to engage in discussions with the three parties, two of the parties entered into non-disclosure agreements and were provided data room access and subsequently determined not to pursue a potential strategic transaction with ChannelAdvisor. The other party determined not to participate in the process prior to entering into a non-disclosure agreement. Another strategic party contacted representatives of Baird to express interest in a possible strategic transaction and, at the direction of the transaction committee, such strategic party participated in a call with ChannelAdvisor’s management and following such call, determined not to participate in the process.

In addition, on July 25, 2022, Party D contacted representatives of Baird to request the ability to partner in connection with a possible strategic transaction with ChannelAdvisor with a financial sponsor and an affiliated portfolio company in which both parties held an ownership position. After discussion between representatives of Baird and the transaction committee, including that by partnering such parties would be better positioned to provide a compelling offer given the potential for possible synergies, the transaction committee determined to permit such parties to partner (references herein to Party D following this date include the financial sponsor and affiliated portfolio company).

From July 27 to August 4, 2022, representatives of Baird sent process emails or made calls to each of the fourteen parties that were then still actively considering a potential strategic transaction with ChannelAdvisor, including CommerceHub and Parties A, B, C, D, and EF, requesting that each such party provide an indication of interest, including proposed price per share, by August 15, 2022. Of the fourteen parties that were contacted by representatives of Baird, other than CommerceHub, Party D, and Party EF, all of the others all determined not to submit an indication of interest.

On August 15, 2022, representatives of Baird received initial indications of interest from each of Party D and Party EF. Party D submitted an indication of interest to acquire ChannelAdvisor for a range of $20.00 to $21.00 per share in cash and noted that it would need equity and debt financing to fund the acquisition and a 45-day period to complete diligence. Party EF submitted an indication of interest to acquire ChannelAdvisor for $20.00 per share in cash and noted that it would need only equity financing to fund the acquisition and a 3 to 4 week period to complete diligence.

Later that day, a representative from Stifel Financial Corp. (“Stifel”), financial advisor to CommerceHub, contacted a representative from Baird to inform Baird that CommerceHub would not be submitting an indication of interest until the following week and that the indication of interest that CommerceHub intended to submit would likely include most of the terms required for the Board of Directors to fully consider such proposal, including drafts of the debt and equity commitment letters to support the financing required to fund the proposed acquisition, and a request for 14-day exclusivity. The representative of Stifel also indicated that CommerceHub expected to have completed substantially all of its diligence by the time it anticipated submitting its proposal and requested that ChannelAdvisor provide a draft of the definitive agreement as soon as one was available.

On August 16, 2022, the Board of Directors met with ChannelAdvisor management and representatives of Baird and Cooley present. Representatives of Baird discussed the terms of both indications of interest and updated the Board of Directors on their discussion with representatives of Stifel regarding the planned timing and substance of CommerceHub’s submission. Representatives of Baird then reviewed their discussion with Party EF, including that Party EF had requested an ability to partner with a financial sponsor that had worked closely with Party EF in the past as a co-investor, and its affiliated portfolio company, so that Party EF could potentially seek to increase the amount included in its initial indication of interest. The Board of Directors discussed each proposal, the price per share provided, the length of time it would likely take each of Party EF and Party D to finalize diligence and be in a position to execute a definitive agreement and the desire to keep Party EF and Party D actively engaged and working to increase their respective submissions so that competitive tension could be maintained in the process. Following discussion, a representative of Cooley reviewed with the Board of Directors the fiduciary duties attendant to a strategic transaction process.

The Board of Directors then discussed next steps and directed representatives of Baird to (i) inform Party EF that it could work with its proposed co-investors in an effort to increase their offer price (references herein to Party EF following this date include the proposed financial and strategic co-investors), (ii) respond to Party EF and Party D with a firm but constructive message indicating that there was a path forward for them if they could meaningfully improve their proposed offer price and could accelerate their timing to deliver improved indications of interest and (iii) provide CommerceHub with the auction draft of the Merger Agreement and to provide Party EF and Party D with the auction draft of the Merger Agreement if they indicated interest in continuing in the process.

Later that day, an auction draft of the Merger Agreement was provided to CommerceHub.

On August 17, 2022, representatives of Baird contacted representatives of each of Party EF and Party D to convey that their respective price per share offers were too low and that the parties would need to (i) meaningfully raise their offer prices if they wanted to be successful and (ii) narrow their scope of diligence to focus on only material outstanding valuation related items so that they could deliver improved indications of interest as soon as possible. Additionally, representatives of Baird informed Party EF that it could work with its proposed co-investors in connection with preparing an improved proposal and such co-investors entered into non-disclosure agreements shortly thereafter and were provided with access to the virtual data room. Party EF and Party D were each provided with the auction draft of the Merger Agreement the following week.

On August 23, 2022, representatives of Baird received a bid submission from CommerceHub that included an indication of interest to acquire ChannelAdvisor for $23.00 per share in cash (the “August 23rd Proposal”), a draft Debt Commitment Letter from Sixth Street Partners LLC and draft Equity Commitment Letters from each of UPS, a fund affiliated with Sycamore Partners and funds affiliated with GTCR, a requirement for 14-day exclusivity and a notice that such offer was only valid until August 26, 2022. CommerceHub also included a revised draft of the Merger Agreement, which, among other things, removed the obligation on the part of CommerceHub to pursue divestitures and/or initiate legal proceedings if required in certain circumstances to satisfy antitrust related closing conditions and included a ChannelAdvisor Termination Fee of 3% of ChannelAdvisor equity value and a CommerceHub Termination Fee of 6% of ChannelAdvisor equity value. The August 23rd Proposal implied a premium of 50.6% to the closing price of ChannelAdvisor Common Stock of $15.27 per share on August 23, 2022.

Later that day, the Board of Directors met with ChannelAdvisor management and representatives of Baird and Cooley present. Representatives of Baird discussed with the Board of Directors certain aspects of the August 23rd Proposal, including the proposed equity and debt financing package submitted by CommerceHub, and noted that representatives of Baird would be in a position to review certain financial aspects of the August 23rd Proposal with the Board of Directors the next day. Following initial discussion of the August 23rd Proposal, the Board of Directors determined to continue discussion the next day so that the Board of Directors could have additional time to consider the August 23rd Proposal and so that representatives of Baird could complete their financial review of such proposal.

On August 25, 2022, the Board of Directors met, with ChannelAdvisor management and representatives of Baird and Cooley present. Representatives of Baird discussed with the Board of Directors certain financial aspects of the August 23rd Proposal. Representatives of Baird then noted that each of Party EF and Party D were continuing to review due diligence materials and had requested additional information. The Board of Directors then discussed the August 23rd Proposal, including the proposed price per share, the inclusion of debt financing and the potential incremental closing risk associated with not having a full equity commitment, the deadline to accept the offer and the request for exclusivity. Following discussion, the Board of Directors determined not to agree to exclusivity because it would significantly limit ChannelAdvisor’s leverage in any future discussions with CommerceHub, and instructed representatives of Baird to convey to CommerceHub that if CommerceHub would agree to increase its proposal to $24.00 per share, provide equity commitments for the full purchase price and otherwise agreed to work in good faith to provide for a tight set of terms with respect to closing certainty, that ChannelAdvisor would work expeditiously with CommerceHub to finalize terms for a potential transaction.

On August 26, 2022, representatives of Baird provided the message from the Board of Directors to a representative of Stifel, who responded that CommerceHub would not agree to a full equity commitment, that CommerceHub would work in good faith with ChannelAdvisor to provide for closing certainty and that CommerceHub would be submitting a revised indication of interest with its best and final offer. Later that morning, CommerceHub submitted a revised indication of interest for $23.10 per share in cash (the “August 26 Proposal”), which offer noted that it was CommerceHub’s best and final proposal, included a financing package comprised of both equity and debt financing, required a 10-day exclusivity period and noted that the offer was only valid until 4:00 pm eastern time that day. The $23.10 per share offer price implied a premium of 50.7% to the closing price of ChannelAdvisor Common Stock of $15.33 per share on August 26, 2022.

Later that day, the Board of Directors met, with ChannelAdvisor management and representatives of Baird and Cooley present. Representatives of Baird updated the Board of Directors with respect to the status of Party EF and Party D, noting each had continued to engage and had been conducting discussions with ChannelAdvisor management to close out open diligence items. Representatives of Baird conveyed to the Board of Directors the message that they received from representatives of Stifel earlier that day that CommerceHub would not increase its bid price and that CommerceHub would require debt financing. The Board of Directors meeting then continued in executive session, during which the Board of Directors discussed the August 26 Proposal in light of current market dynamics and ChannelAdvisor’s business, including a slowing e-commerce market, intensifying competitive conditions, execution risks attendant to ChannelAdvisor’s future performance and long-term prospects, difficulties in attracting and retaining top talent in the current labor market and the risk of a possible larger market downturn and the resulting negative pressure that would put on public company valuations (including ChannelAdvisor’s), and determined that continuing to pursue a potential strategic transaction was in the best interests of ChannelAdvisor’s stockholders. The Board of Directors then discussed whether to go back to CommerceHub to continue to push for an increased purchase price, but determined that, given the current volatile market conditions, there was substantial risk of losing CommerceHub’s best and final offer of $23.10 per share if ChannelAdvisor continued to pursue a higher price. The Board of Directors directed representatives of Baird to respond to CommerceHub that ChannelAdvisor would not agree to exclusivity, but would continue to work with CommerceHub to finalize the terms of a potential transaction, and that certainty of closing was a key consideration for the Board of Directors and that the Merger Agreement would need to reflect such certainty. The Board of Directors then instructed representatives of Baird to inform Party EF and Party D that the transaction timeline had been accelerated and that the parties needed to submit increased indications of interest as soon as possible and no later than Tuesday, August 30, 2022.

Later that day, Baird conveyed the message from the Board of Directors with respect to CommerceHub, Party EF and Party D.

On August 29, 2022, representatives of ChannelAdvisor provided a revised draft of the Merger Agreement to representatives of CommerceHub, which draft proposed, among other things, a ChannelAdvisor Termination Fee equal to 2.75% of ChannelAdvisor’s equity value, a CommerceHub Termination Fee equal to 10% of ChannelAdvisor’s equity value and a Regulatory Termination Fee equal to 8% of ChannelAdvisor’s equity value.

On August 29, 2022, a representative of Party EF informed representatives of Baird that Party EF would not be submitting an increased indication of interest as they needed considerably more time to undertake additional valuation diligence before it could get to a position where it could potentially consider increasing its prior indication of interest.

On August 30, 2022, Willkie Farr & Gallagher LLP (“Willkie”) provided a revised draft of the Merger Agreement to representatives of ChannelAdvisor, which draft proposed, among other things, a ChannelAdvisor Termination Fee equal to 4% of ChannelAdvisor’s equity value, a CommerceHub Termination Fee equal to 8% of ChannelAdvisor’s equity value, and a Regulatory Termination Fee equal to 6% of ChannelAdvisor’s equity value.

Later that day, representatives of Baird received a revised indication of interest from Party D for $21.00 per share in cash, which proposal noted that, among other things, Party D anticipated that it would need a period of approximately 4 weeks to complete due diligence and that such proposal was conditioned on ChannelAdvisor agreeing to 28-days of exclusivity. The revised indication of interest from Party D was promptly provided to the Board of Directors and the determination was made not to continue discussions with Party D given that (i) the proposed price per share was materially lower than the $23.10 per share offer from CommerceHub, and (ii) unlike CommerceHub, which had already completed its diligence and was close to completing definitive documentation with respect to a proposed transaction, Party D still had to complete weeks of additional work before it could potentially be in a position to enter into a definitive agreement with no assurance that it would do so.

On August 31, 2022, Cooley sent Willkie a revised draft of the Merger Agreement, which draft proposed, among other things, a ChannelAdvisor Termination Fee equal to 3.15% of ChannelAdvisor’s equity value, a CommerceHub Termination Fee equal to 9% of ChannelAdvisor’s equity value, and a Regulatory Termination Fee equal to 7% of ChannelAdvisor’s equity value.

On September 1, 2022, Willkie sent Cooley a revised draft of the Merger Agreement, which draft proposed, among other things, a CommerceHub Termination Fee equal to 8.5% of ChannelAdvisor’s equity value, a

Regulatory Termination Fee equal to 6.5% of ChannelAdvisor’s equity value and agreed to a ChannelAdvisor Termination Fee equal to 3.15% of ChannelAdvisor’s equity value. Later that day, Cooley sent a further revised draft of the Merger Agreement to Willkie which included, among other things, a CommerceHub Termination Fee equal to 8.5% of ChannelAdvisor’s equity value, and a Regulatory Termination Fee equal to 6.5% of ChannelAdvisor’s equity value.

Throughout September 3, 2022 and the morning of September 4, 2022, the parties worked to finalize the Merger Agreement and related ancillary agreements, including the Debt Commitment Letter, the Equity Commitment Letters and the Limited Guarantee.

On the afternoon of September 4, 2022, the Board of Directors held a meeting, with ChannelAdvisor management and representatives of Baird and Cooley present, to review the terms of the Merger Agreement and related ancillary agreements, and to vote on whether to approve entry into the Merger Agreement with CommerceHub. Representatives of Baird reviewed with the Board of Directors Baird’s financial analyses of CommerceHub’s $23.10 per share proposal. Representatives of Baird then delivered to the Board of Directors the oral opinion of Baird, which was subsequently confirmed in writing via a written opinion dated September 4, 2022, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Baird as set forth in its written opinion, the $23.10 per share in cash to be received by the holders of shares of common stock (other than Excluded Holders) in the Merger pursuant to, and in accordance with, the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “—Opinion of Robert W. Baird & Co. Incorporated.” Following the presentation by representatives of Baird, Cooley reviewed with the Board of Directors its fiduciary duties applicable in connection with the strategic transaction process, including the proposed Merger, and the material terms of the draft Merger Agreement and related ancillary agreements. The Board of Directors then discussed the potential transaction with CommerceHub, and, after carefully considering the matters discussed during that meeting and prior meetings of the Board of Directors (for more information, see the section titled “—Reasons for the Merger”), the Board of Directors unanimously (i) determined that entry into the Merger Agreement and the Transactions, were advisable and fair to, and in the best interests of, ChannelAdvisor and its stockholders; (ii) authorized and approved the execution, delivery and performance by ChannelAdvisor of the Merger Agreement and the consummation of the Transactions, including the Merger, and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that ChannelAdvisor stockholders adopt the Merger Agreement and approve the Merger and the Transactions.

Later in the evening on September 4, 2022, the parties executed the Merger Agreement, the Equity Commitment Letters, the limited guarantee, and the Debt Commitment Letter.

Early in the morning on September 6, 2022, the parties issued a joint press release publicly announcing the Transaction.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously: (i) determined that the entry into the Merger Agreement and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, ChannelAdvisor and its stockholders, (ii) authorized and approved the execution, delivery and performance by ChannelAdvisor of the Merger Agreement and the consummation of the Transactions, including the Merger and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the stockholders of ChannelAdvisor adopt the Merger Agreement and approve the Merger and the Transactions.

The Board of Directors unanimously recommends, on behalf of ChannelAdvisor, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Reasons for the Merger

The Board of Directors unanimously recommends, on behalf of ChannelAdvisor, that you vote “FOR” the adoption of the Merger Agreement.

In the course of reaching its determination and recommendation, the Board of Directors consulted with ChannelAdvisor management, Cooley, and representatives of its independent financial advisor, Baird. The Board of Directors considered the following factors and reasons (which are not listed in any relative order of importance), all of which it viewed as generally supporting its (i) determination that the Merger Agreement and the Transactions, are advisable and fair to, and in the best interest of, ChannelAdvisor and its stockholders, (ii) authorization and approval of the execution, delivery and performance by ChannelAdvisor of the Merger Agreement and the consummation of the Transactions, including the Merger and (iii) subject to the terms and conditions of the Merger Agreement, recommendation that ChannelAdvisor stockholders adopt the Merger Agreement and approve the Merger and the Transactions:

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the fact that the Merger Consideration of $23.10 per share represented a compelling premium to historical market prices for the shares of ChannelAdvisor’s common stock, including that the Merger Consideration constituted a premium of:

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approximately 57.1% to the closing price of ChannelAdvisor common stock of $14.70 per share on September 2, 2022, the last full trading day prior to the execution of the Merger Agreement (“Unaffected Date”);

•	approximately 52.4% to the 30-day trading period volume weighted average price (“VWAP”) of ChannelAdvisor common stock prior to the Unaffected Date; and

•	approximately 61.8% to the 90-day trading period VWAP of ChannelAdvisor common stock prior to the Unaffected Date;

•	approximately 24.9% to the 1-year trading period VWAP of ChannelAdvisor common stock prior to the Unaffected Date;

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the robust strategic transaction process conducted by ChannelAdvisor, including the fact that (i) 23 different parties, including potential strategic and financial partners (including CommerceHub), were contacted or solicited during the process in an effort to obtain the best value reasonably available to ChannelAdvisor stockholders, and (ii) only three of the potential bidders (including and counting CommerceHub and its co-investors as one bidder) that engaged in discussions regarding a potential acquisition of ChannelAdvisor submitted an indication of interest with regard to the acquisition of ChannelAdvisor;

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the belief that, (i) as a result of an active negotiating process, including specific instruction from CommerceHub, ChannelAdvisor had obtained CommerceHub’s best and final offer, and (ii) there was substantial risk of losing CommerceHub’s final offer of $23.10 per share if ChannelAdvisor continued to pursue a higher price, and (iii) the Merger Consideration represented the highest price that CommerceHub or any other bidder was willing to pay and the highest price per share value reasonably obtainable under the circumstances as of the date of the Merger Agreement;

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the fact that the consideration to be paid in the Merger is payable solely in cash, which allows ChannelAdvisor stockholders to realize immediate liquidity and certainty of value in respect of their shares of ChannelAdvisor’s common stock, while eliminating the effect on ChannelAdvisor stockholders of long-term business and execution risk, as well as risks related to the financial markets generally (including the potential recessionary pressures in the U.S. and EMEA, the recent downward trend in the financial markets, tightening credit markets and the resulting challenges associated with obtaining financing to fund acquisitions on favorable terms, the increased volatility resulting from escalating political and global trade tensions, and the current and potential impact of such factors in both the near term and long term on the industry in which ChannelAdvisor operates);

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a belief that equity prices and valuation multiples for publicly-traded SaaS companies over the previous two years were at or near all-time highs and that the recent steep declines in equity prices and the compression in valuation multiples for the industry could be long-standing, particularly in the e-commerce industry where post-COVID revenue growth has slowed considerably;

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the belief that the Merger Consideration is more favorable to ChannelAdvisor stockholders than the potential value that would reasonably be expected to result from other strategic and financial alternatives reasonably available, which could include: (i) the continuation of ChannelAdvisor’s business plan in the short and long term as an independent enterprise, as assessed based on its historical results of operations, financial prospects and condition; (ii) modifications to ChannelAdvisor’s business and operations strategy; and (iii) potential expansion opportunities, including into new business lines, through acquisitions and combinations of ChannelAdvisor with other businesses;

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the belief that the aforementioned other strategic and financial alternatives to the Merger were not reasonably likely to create greater value for ChannelAdvisor stockholders than the Merger, taking into account, among other variables, (i) execution risks as well as business, competitive, industry and market risks, (ii) risks that ChannelAdvisor may not be able to develop and market new products or increase revenues in line with market expectations and/or internal projections, (iii) risks that ChannelAdvisor’s current capital structure constrains its ability to execute on growth by acquisition opportunities, (iv) risks involved with future employee retention, including in light of a strong jobs market, (v) risks around whether the public market will appropriately value ChannelAdvisor’s ongoing execution progress of its business plan, (vi) risks associated with the volatility and trading activity with respect to ChannelAdvisor’s common stock, (vii) risks and uncertainties related to increased competition in the e-commerce markets in which ChannelAdvisor competes or may compete in the future and (viii) risks that slowing e-commerce growth will impact gross merchandise value, slow the rate of customer expansion, elongate sales cycles, reduce customer retention, and generally impact ChannelAdvisor’s ability to achieve its internal projections;

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the high degree of certainty that the closing would be achieved in a timely manner, under the terms of the Merger Agreement and the potential negative effect that a protracted sale process might have on ChannelAdvisor’s business;

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the oral opinion of Baird, subsequently confirmed in writing, to the Board of Directors (in its capacity as such), to the effect that, as of September 4, 2022, and based upon and subject to the various assumptions made, procedures followed, and qualifications and limitations on the review undertaken by Baird in preparing the opinion set forth in such written opinion, the Merger Consideration to be received by holders of shares of ChannelAdvisor’s common stock other than Excluded Holders (as defined in its opinion, which includes, for example, shares of common stock owned by ChannelAdvisor stockholders who have properly and validly exercised their statutory rights of appraisal under Section 262 of the DGCL), in the Merger pursuant to, and in accordance with, the Merger Agreement, was fair, from a financial point of view, to such holders, as more fully described below under the section captioned “–Opinion of Robert W. Baird & Co. Incorporated”;

•	the terms of the Merger Agreement and the related agreements, including:

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the conditions to the consummation of the Merger being specific and limited, including the requirement that the Merger Agreement be adopted by the holders of at least a majority of the outstanding shares of ChannelAdvisor’s common stock;

•	ChannelAdvisor’s right, subject to certain conditions, to respond to and negotiate an unsolicited acquisition proposal that is made on or after September 4, 2022 and prior to the time that the

Merger Agreement, the Merger and the Transactions are approved by ChannelAdvisor stockholders, subject to the terms and conditions in the Merger Agreement and as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; ChannelAdvisor Adverse Change Recommendation”;

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ChannelAdvisor’s ability to terminate the Merger Agreement to enter into a Superior Proposal, subject to certain conditions of the Merger Agreement (including paying the ChannelAdvisor Termination Fee of $23 million), and the belief of the Board of Directors, after discussion with ChannelAdvior’s advisors, that the amount of such termination fee would not preclude, or substantially impede, a Superior Proposal from being made (as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; ChannelAdvisor Adverse Change Recommendation”);

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the fact that the Merger Agreement provides that CommerceHub will pay the CommerceHub Termination Fee of $62 million if the Merger Agreement is terminated by ChannelAdvisor due to any breach of representations or covenants made by CommerceHub or Merger Sub that causes a closing condition not to be satisfied (following notice and an opportunity to cure) or in certain circumstances in which all other closing conditions have been satisfied, but CommerceHub or Merger Sub fails to close when required to do so under the Merger Agreement;

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the fact that the Merger Agreement provides that CommerceHub will pay the Regulatory Termination Fee of $47 million in certain circumstances relating to the failure to obtain U.S. antitrust clearance, subject to and in accordance with the terms of the Merger Agreement;

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the fact that CommerceHub has obtained committed Debt Financing from reputable financial institutions and from certain investment funds affiliated with CommerceHub and committed equity financing from reputable investors and from certain affiliates of CommerceHub in an aggregate amount, together with ChannelAdvisor’s cash on hand, sufficient to fund the aggregate Merger Consideration, all fees and expenses payable by CommerceHub, Merger Sub or ChannelAdvisor on the date of Closing (the “Closing Date”) and the repayment of any indebtedness required to be repaid on the Closing Date;

•	the obligation of CommerceHub and Merger Sub to use reasonable best efforts to consummate the equity financing and Debt Financing and the limited number and nature of the conditions to the financing;

•	the ability of the parties to consummate the Merger, including the absence of any financing condition in the Merger Agreement;

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ChannelAdvisor’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of CommerceHub’s and Merger Sub’s obligation to cause the Merger to occur and to prevent other breaches of the Merger Agreement and, under certain circumstances pursuant to the Merger Agreement and the Equity Commitment Letter, to seek specific performance to cause the equity commitments under the Equity Commitment Letter to be funded;

•

the fact that the guarantors provided a limited guarantee in favor of ChannelAdvisor, which, taken together, guarantee, on a several basis, CommerceHub’s obligation to (i) pay any termination fee to ChannelAdvisor, (ii) reimburse and indemnify ChannelAdvisor with respect to certain expenses in connection with CommerceHub’s Debt Financing and (iii) pay certain other amounts required under the Merger Agreement, subject to the terms thereof, subject to an aggregate cap equal to $65.1 million (as more fully described below under the section of this proxy statement captioned “The Merger Agreement—Financing of the Merger”);

•	the initial end date of March 6, 2023 with one extension for a period of 3 months by either ChannelAdvisor or CommerceHub in certain circumstances as set forth in the Merger Agreement in the event that U.S. antitrust clearance has not been obtained, allowing for time that the Board of Directors believes to be sufficient to complete the Merger;

•

the fact that ChannelAdvisor stockholders would be able to reject the Merger because of the requirement that the Merger Agreement be adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of ChannelAdvisor’s common stock represented at the Special Meeting;

•

the availability of appraisal rights under Section 262 of the DGCL to ChannelAdvisor stockholders who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible ChannelAdvisor stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement;

•

the fact that the Merger Agreement provides ChannelAdvisor sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger and the termination of the Merger Agreement; and

•	the likelihood of satisfying the conditions to complete the Merger and the likelihood that the Merger will be completed.

The Board of Directors also considered certain risks and other potentially negative factors concerning the Merger (which are not necessarily presented in order of relative importance), including:

•

the fact that ChannelAdvisor would no longer exist as an independent, publicly traded company, and ChannelAdvisor stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of ChannelAdvisor;

•

the risks and costs to ChannelAdvisor if the Merger does not close or is not completed in a timely manner, including the diversion of ChannelAdvisor management and employee attention, and the potential effect on ChannelAdvisor’s business and relationships with customers, partners and employees, any or all of which risks and costs, among other things, could adversely affect ChannelAdvisor’s overall competitive position and the trading price of ChannelAdvisor’s common stock;

•

the potential effects of the public announcement of the Merger Agreement, including potential effects on ChannelAdvisor’s ability to attract and retain key personnel during the pendency of the Merger, as well as the potential for legal proceedings, judgments or settlements following the announcement of the Merger and the associated costs, burden and inconvenience involved in defending those proceedings, judgments and settlements;

•

the Merger Agreement precludes ChannelAdvisor from soliciting or, subject to certain limited exceptions, considering alternative Acquisition Proposals and requires ChannelAdvisor to pay the ChannelAdvisor Termination Fee of $23 million in certain circumstances (as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; ChannelAdvisor Adverse Change Recommendation”);

•

the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied even if the Merger Agreement is adopted by ChannelAdvisor stockholders, as well as the risk that the financing contemplated by the Commitment Letters will not be obtained, resulting in CommerceHub and Merger Sub not having sufficient funds to complete the Merger, or that CommerceHub and Merger Sub may otherwise not obtain sufficient funds to complete the Merger;

•

the fact that ChannelAdvisor’s remedies in the event that the Merger Agreement is terminated may be limited to the CommerceHub Termination Fee of $62 million or the Regulatory Termination Fee of $47 million, payable by CommerceHub under certain circumstances and certain associated enforcement costs and certain other reimbursement obligations, which may be inadequate to compensate ChannelAdvisor for any damage caused and that such termination fees may not be available in all instances where the Merger is not consummated (and, even if available, rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain);

•

the restrictions on the conduct of ChannelAdvisor’s business prior to the consummation of the Merger, which, despite providing sufficient flexibility for ChannelAdvisor to operate its business in the ordinary course, could delay or prevent ChannelAdvisor from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of ChannelAdvisor absent the pending completion of the Merger;

•	the fact that an all cash transaction would generally be taxable to ChannelAdvisor stockholders that are U.S. persons for U.S. federal income tax purposes;

•

the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of ChannelAdvisor management required to complete the Merger, which may disrupt ChannelAdvisor’s business operations and have a negative effect on its financial results;

•	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of ChannelAdvisor common stock; and

•	the fact that the completion of the Merger will require U.S. antitrust clearance, which clearance could subject the Merger to unforeseen delays and risks.

In addition to considering the factors described above, the Board of Directors also considered that some of ChannelAdvisor’s directors and executive officers have interests that may be different from, or in addition to, the interests of ChannelAdvisor stockholders generally. The Board of Directors was aware of these interests and considered them at the time it approved the Merger Agreement and made its recommendation to ChannelAdvisor stockholders. For more information, please see the section of this proxy statement entitled “The Merger—Interests of ChannelAdvisor’s Executive Officers and Directors in the Merger”. The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement and approve the Transactions, including the Merger, addresses the reasons considered by the Board of Directors in consideration of its recommendation. In view of the wide variety of reasons considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Board of Directors each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its unanimous recommendation on the totality of the information presented and concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits of the Merger. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”

Financial Projections

While ChannelAdvisor has publicly issued limited guidance concerning aspects of its expected financial performance from time to time, ChannelAdvisor does not, in the ordinary course, publicly disclose forecasts or internal projections as to future performance or results of operations due to the inherent unpredictability of the underlying assumptions and projections. However, in connection with the review of potential strategic alternatives, in July 2022 ChannelAdvisor management, at the direction of the Board of Directors, prepared non-public, unaudited, prospective financial information for fiscal years 2022 through 2027 (the “Management Long Range Plan”). The Management Long Range Plan was discussed with, and approved for use by, the Board of Directors in connection with the evaluation of potential strategic alternatives, including the Merger. The Board of Directors directed Baird to use and rely on the Management Long Range Plan for purposes of Baird’s financial analyses and for rendering its opinion in connection with the Merger. The Management Long Range Plan, excluding unlevered free cash flow, was also approved by the Board of Directors for use by, and provided to, CommerceHub and certain other potential acquirers in connection with their evaluation of a potential strategic transaction with ChannelAdvisor.

Subsequently, in August 2022, ChannelAdvisor management supplemented the Management Long Range Plan, as discussed with Baird, to include revenue and Adjusted EBITDA estimates for ChannelAdvisor for fiscal year 2028 (the “2028 Supplemental Estimates”) so that such information could be used to calculate ChannelAdvisor’s terminal value for purposes of its discounted cash flow analysis as more fully described below in the section captioned “—Opinion of Robert W. Baird & Co. Incorporated”. The Management Long Range Plan, together with the 2028 Supplemental Estimates, are referred to herein as the “Projections”. At a meeting of the Board of Directors on August 25, 2022, the 2028 Supplemental Estimates, including the assumptions utilized by ChannelAdvisor management to prepare such estimates (i.e., revenue for fiscal year 2028 was estimated assuming 10% growth over the estimated revenue for fiscal year 2027 included in the Management Long Range Plan and Adjusted EBITDA for 2028 was estimated assuming the same 22% Adjusted EBITDA margin utilized to calculate estimated Adjusted EBITDA for fiscal years 2022 through 2027 in the Management Long Range Plan), were included in the preliminary financial analyses that representatives of Baird reviewed and discussed with the Board of Directors. Later, at a meeting of the Board of Directors on September 4, 2022, ChannelAdvisor management discussed with the Board of Directors the assumptions referenced above that were utilized to prepare the 2028 Supplemental Estimates, including that such estimates had been reasonably prepared on bases reflecting the best currently available judgments of ChannelAdvisor management, and the purpose for which such estimates were prepared by ChannelAdvisor management. The Board of Directors subsequently approved the 2028 Supplemental Estimates for use by Baird for purposes of Baird’s discounted cash flow analysis and for rendering its opinion in connection with the Merger as described below in the section captioned “—Opinion of Robert W. Baird & Co. Incorporated”.

The Projections were not prepared with a view toward public disclosure or toward complying with GAAP, nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. The non-GAAP financial measures used in the Projections were relied upon by the Board of Directors in connection with its consideration of the Merger and the Merger Consideration. While ChannelAdvisor believes that such non-GAAP financial measures provide useful supplemental information in analyzing ChannelAdvisor’s financial results, there are limitations associated with the use of such financial measures. Such non-GAAP measures as used by ChannelAdvisor may not be directly comparable to similarly titled measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the Transactions if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Board of Directors or Baird in connection with the Merger. Accordingly, ChannelAdvisor has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. The Projections may differ from published analyst estimates and forecasts, and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Transactions.

The Projections reflect estimates and assumptions made by ChannelAdvisor management with respect to general business, economic, competitive, and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond ChannelAdvisor’s control. In particular, the Projections, while presented with numerical specificity, necessarily were based on variables and assumptions that are inherently uncertain. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on ChannelAdvisor’s business and its results of operations. None of ChannelAdvisor, CommerceHub or any of their respective affiliates, advisors or other representatives makes any representation to any ChannelAdvisor stockholder regarding the validity, reasonableness, accuracy or completeness of the Projections or the ultimate performance of ChannelAdvisor relative to the financial projections. The inclusion of the Projections in this proxy statement does not constitute an admission or representation of ChannelAdvisor that the Projections or the information contained therein is material. Except as required by applicable law, neither ChannelAdvisor nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the Projections, which were prepared as of an earlier date.

The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding ChannelAdvisor in its public filings with the SEC. The Projections were developed by ChannelAdvisor management on a standalone basis without giving effect to the Transactions, including the Merger, and therefore the Projections do not give effect to the proposed Transactions or any changes to ChannelAdvisor’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the Transactions. Furthermore, the Projections do not take into account the effect of any failure of the Transactions to be completed and should not be viewed as accurate or continuing in that context.

The Projections further reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the Projections should not be regarded as an indication that ChannelAdvisor or anyone who received the Projections then considered, or now considers, the Projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. ChannelAdvisor management views the Projections as being subject to inherent risks and uncertainties associated with such long-range projections.

Adjusted EBITDA, levered free cash flow and unlevered free cash flow contained in the Projections set forth below are each “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The information and table set forth below is included solely to give ChannelAdvisor stockholders access to certain of the financial projections that were made available to the Board of Directors, Baird and CommerceHub and is not included in this proxy statement in order to influence any ChannelAdvisor stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose:

(dollars in millions)

	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Total Revenue	$178.0	$196.8	$219.3	$245.0	$274.6	$308.9	$339.8
Adjusted EBITDA (1)	$39.0	$42.7	$47.2	$52.7	$59.1	$66.6	$73.2
Levered Free Cash Flow (2)	$21.0	$30.1	$26.7	$30.4	$34.9	$40.0	—
Unlevered Free Cash Flow (3)	$20.8	$29.9	$26.4	$30.0	$34.5	$39.5	—

(1)

Adjusted EBITDA is defined as net income plus or minus: income tax expense (benefit), interest expense (income), depreciation and amortization, and excludes stock-based compensation. Non-recurring costs, such as lease abandonment and related costs have also been excluded from the periods in which they occurred. For fiscal year 2022 only, Adjusted EBITDA also excludes the effects from lease abandonment costs, due to a reduction in ChannelAdvisor’s leased office space and costs associated with the Transactions.
(2)	Levered Free Cash Flow is defined as cash flows from operating activities, less capital expenditures and capitalized software costs.
(3)	Unlevered Free Cash Flow is Levered Free Cash Flow less cash interest.

Opinion of Robert W. Baird & Co. Incorporated

The Board of Directors retained Baird in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, to the holders of ChannelAdvisor’s common stock (other than the Excluded Holders) of the Merger Consideration to be received by such stockholders in the Merger.

On September 4, 2022, Baird delivered its oral opinion (which opinion was subsequently confirmed in writing as of the same date) as to whether, as of the date of such opinion and based upon and subject to the assumptions, procedures, matters, qualifications and limitations set forth therein, Baird was of the opinion that, as of such date, the Merger Consideration to be received by the holders of ChannelAdvisor’s common stock (other than the Excluded Holders) was fair, from a financial point of view, to such stockholders.

The full text of Baird’s written opinion, dated September 4, 2022, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Baird in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Baird’s opinion is directed only to the fairness, as of the date of the opinion and from a financial point of view, to the holders of ChannelAdvisor’s common stock (other than the Excluded Holders) of the Merger Consideration and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. The summary of Baird’s opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Annex B to this proxy statement. Our stockholders are urged to read the opinion carefully in its entirety.

In conducting its financial analyses and in arriving at its opinion, Baird reviewed such information and took into account such financial and economic factors, investment banking procedures and considerations as Baird deemed relevant under the circumstances. In that connection, and subject to the various assumptions, qualifications and limitations set forth in its opinion, Baird, among other things: (i) reviewed certain internal information, primarily financial in nature, including (A) financial forecasts of ChannelAdvisor for the fiscal years ending December 31, 2022 through 2028 concerning the business and operations of ChannelAdvisor furnished to Baird, and prepared and certified, by ChannelAdvisor management for purposes of its analysis (which we refer to as the “Projections”), and (B) financial statements of ChannelAdvisor for the fiscal years ended December 31, 2018 through 2021 and interim financial statements of ChannelAdvisor for the period ended June 30, 2022, which ChannelAdvisor management prepared and identified as being the most current financial statements available; (ii) reviewed certain publicly available information, including, but not limited to, our recent filings with the SEC; (iii) reviewed the principal financial terms of the draft dated September 4, 2022 of the Merger Agreement in the form then-expected to be presented to the Board of Directors as they related to Baird’s analysis; (iv) compared the financial position and operating results of ChannelAdvisor with those of certain other publicly traded companies Baird deemed relevant; (v) compared the historical market prices, trading activity and market trading multiples of ChannelAdvisor’s common stock with those of certain other publicly traded companies Baird deemed relevant; (vi) compared the proposed Merger Consideration with the reported implied enterprise values of certain other transactions Baird deemed relevant; and (vii) reviewed the certificate from ChannelAdvisor regarding information, financial statements and the Projections addressed to Baird. Baird held discussions with members of ChannelAdvisor management concerning our historical and current financial condition and operating results, as well as the future prospects of ChannelAdvisor. As part of its engagement, Baird was requested to, and Baird did, solicit third-party indications of interest in acquiring all or any part of ChannelAdvisor. Baird was not involved in assisting CommerceHub in obtaining any financing for the Merger.

Baird also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant for the preparation of its opinion.

In arriving at its opinion, Baird assumed and relied upon, without independent verification:

•

the accuracy and completeness of all of the financial and other information that was publicly available or provided to Baird by or on behalf of ChannelAdvisor. Baird did not independently verify any publicly available information or information supplied to it by ChannelAdvisor or CommerceHub. Baird was not engaged to independently verify, did not assume any responsibility to verify, assumed no liability for, and expressed no opinion on, any such information;

•	that ChannelAdvisor was not aware of any information that might be material to Baird’s opinion that had not been provided to Baird;

•

that all material assets and liabilities (contingent or otherwise, known or unknown) of ChannelAdvisor are as set forth in the most recent financial statements of ChannelAdvisor provided to it, and there was no information or facts that would make any of the information reviewed by Baird incomplete or misleading;

•

that the financial statements of ChannelAdvisor provided to Baird present fairly the results of operations, cash flows and financial condition of ChannelAdvisor for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied;

•

that the Projections upon which Baird relied in the preparation of its opinion were reasonably prepared on bases reflecting the best available estimates and good faith judgments of ChannelAdvisor management as to the future performance of ChannelAdvisor, and that such Projections would be realized in the amounts and on the time schedule contemplated, although Baird expressed no opinion with respect to the Projections or any judgments, estimates, assumptions or the basis on which they were based;

•

that in all respects material to its analysis, the Merger would be consummated in accordance with the terms and conditions of the Merger Agreement without any amendment or modification thereto and without waiver by any party of any of the conditions to their respective obligations thereunder;

•

that in all respects material to its analysis, the representations and warranties contained in the Merger Agreement were true and correct and that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement;

•

that all corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Merger had been, or would be, obtained without the need for any material changes to the Merger Consideration or other material financial terms or conditions of the Merger or that would otherwise materially affect ChannelAdvisor or Baird’s analysis;

•	that the final form of any draft documents referred to above would not differ in any material respect from such draft documents; and

•

that ChannelAdvisor had been counseled by professional advisors with respect to all legal, regulatory, accounting, insurance and tax matters regarding the Merger and that all such advice was correct and Baird did not express an opinion on such matters as they related to the Merger.

In conducting its review, Baird did not undertake or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown) or solvency of ChannelAdvisor or CommerceHub, nor did Baird make a physical inspection of the properties or facilities of ChannelAdvisor or CommerceHub. In each case above, Baird made the assumptions and took the actions or inactions described above with our knowledge and consent.

Baird’s opinion necessarily was based upon economic, monetary and market conditions as they existed and could be evaluated on the date of its opinion, and its opinion did not predict or take into account any changes which may have occurred, or information which may have become available, after the date of its opinion. Baird is under no obligation to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion. Furthermore, Baird expressed no opinion as to the price or trading range at which any of the securities of ChannelAdvisor (including ChannelAdvisor’s common stock) would trade following the date of its opinion or as to the effect of the Merger on such price or trading range. Such price and trading range may have been affected by a number of factors, including but not limited to (i) dispositions of ChannelAdvisor’s common stock by stockholders within a short period of time after, or other market effects resulting from, the announcement of the Merger and/or the effective date of the Merger; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of ChannelAdvisor or in our industries; (v) any necessary actions by, or restrictions of, federal, state or other governmental agencies or regulatory authorities; and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest. As the Board of Directors was aware, the credit, financial and stock markets had been experiencing unusual volatility and Baird expressed no opinion or view as to any potential effects of such volatility on the Merger, ChannelAdvisor or CommerceHub and Baird’s opinion did not purport to address potential developments in any such markets. As the Board of Directors was also aware, there was significant uncertainty as to the potential direct and indirect business, financial, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and the Pandemic Effects could have a material impact on Baird’s analyses and its opinion.

Baird’s opinion was prepared at the request and for the information of the Board of Directors, and may not be used for any other purpose or disclosed to any other party without Baird’s prior written consent. Baird’s opinion does not address the relative merits or risks of: (i) the Merger, the Merger Agreement or any other agreements or other matters provided for, or contemplated by, the Merger Agreement; (ii) any other transactions that may be, or might have been, available as an alternative to the Merger; or (iii) the Merger compared to any other potential alternative transactions or business strategies considered by the Board of Directors and, accordingly, Baird relied upon its discussions with ChannelAdvisor management with respect to the availability and consequences of any alternatives to the Merger. Baird’s opinion does not constitute a recommendation to the Board of Directors, any security holder of ChannelAdvisor or any other person as to how any such person should vote or act with respect to the Merger or whether any stockholder of ChannelAdvisor should make any election with respect to the Merger. Baird expressed no opinion about the fairness of any amount or nature of the compensation or consideration payable to any of our officers, directors or employees, or any class of such persons, or to any particular stockholder relative to the Merger Consideration to be received by the holders of ChannelAdvisor’s common stock. We did not ask Baird to express, and Baird did not express, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Merger.

The following is a summary of the material financial analyses performed by Baird in connection with rendering its opinion, which is qualified in its entirety by reference to the full text of such opinion attached as Annex B and to the other disclosures contained in this section. The following summary, however, does not purport to be a complete description of the financial analyses performed by Baird. The order of analyses described does not represent relative importance or weight given to the analyses performed by Baird. Some of the summaries of the financial analyses include information presented in a tabular format. These tables must be read together with the full text of each summary and alone are not a complete description of Baird’s financial analyses. Except as otherwise noted, the following quantitative information is based on market and financial data as it existed on or before September 2, 2022 and is not necessarily indicative of current market conditions.

Implied Valuation Multiples. Based on the Merger Consideration of $23.10 per share of ChannelAdvisor’s common stock, Baird calculated the implied “equity purchase price” (defined as the Merger Consideration multiplied by the total number of diluted common shares outstanding of ChannelAdvisor, including vested and unvested stock options and accelerated vesting of restricted stock units and performance stock units), to be approximately $724.4 million. In addition, Baird calculated the implied “enterprise value” (defined as the equity purchase price plus the net debt of ChannelAdvisor) to be approximately $647.5 million. Baird then calculated the multiples of the enterprise value to the LTM ended June 30, 2022 revenue and Adjusted EBITDA, each as provided by ChannelAdvisor management, and projected 2022 revenue and Adjusted EBITDA and projected 2023 revenue and Adjusted EBITDA of ChannelAdvisor, each as set forth on the Projections provided by ChannelAdvisor management. Adjusted EBITDA was defined as net income plus or minus: income tax expense (benefit), interest expense (income), depreciation and amortization, stock-based compensation and one-time, non-recurring items. These implied multiples are summarized in the table below.

Revenue	Implied Multiple
LTM Q2 2022	3.8x
FY 2022E	3.6x
FY 2023E	3.3x

Adjusted EBITDA	Implied Multiple
LTM Q2 2022	18.0x
FY 2022E	16.6x
FY 2023E	15.2x

Selected Public Company Analysis. Baird reviewed certain publicly available financial information and stock market information for certain publicly traded software companies that Baird deemed relevant. The group of selected publicly traded software companies and relevant financial multiples reviewed are listed below.

	EV / Revenue		EV /Adjusted EBITDA
Company	2022E	2023E	2022E	2023E
American Software, Inc.	3.3x	3.0x	21.9x	19.3x
Benefitfocus, Inc.	1.8x	1.7x	9.9x	9.8x
Blackbaud, Inc.	3.4x	3.2x	14.3x	13.1x
GoDaddy Inc.	3.6x	3.3x	14.8x	13.4x
Iress Limited	3.8x	3.6x	16.3x	14.9x
Model N, Inc.	4.7x	4.1x	30.7x	25.3x
The Sage Group plc	4.0x	3.8x	16.8x	15.4x
Upland Software, Inc.	2.2x	2.2x	7.2x	6.8x
Verint Systems Inc.	3.8x	3.5x	14.8x	12.8x

Baird chose these software companies, which were selected by Baird in its professional judgment, based on a review of publicly traded companies that possessed general business, operating and financial characteristics relevant to ChannelAdvisor. Baird noted that none of the companies reviewed is identical to ChannelAdvisor and that, accordingly, the analysis of such companies necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each company and other factors that affect the public market values of such companies.

Baird calculated the “enterprise value” (defined as the equity market capitalization plus the book value of each company’s total debt and preferred stock, less cash, cash equivalents and marketable securities). Baird calculated the multiples of each company’s enterprise value to its projected 2022 and projected 2023 revenue and

Adjusted EBITDA. Stock market and historical financial information for the selected companies was based on publicly available information as of September 2, 2022, and projected financial information was based on publicly available research reports as of such date. A summary of the implied multiples is provided in the table below.

Selected Trading Multiples
	Low	Average	Median	High
Revenue
2022E	1.8x	3.4x	3.6x	4.7x
2023E	1.7x	3.2x	3.3x	4.1x
Adjusted EBITDA
2022E	7.2x	16.3x	14.8x	30.7x
2023E	6.8x	14.5x	13.4x	25.3x

In addition, Baird calculated the implied enterprise value of ChannelAdvisor by applying the multiple ranges of the selected public companies to ChannelAdvisor’s 2022E and 2023E Revenue and Adjusted EBITDA. Baird then took the resulting enterprise values and calculated the implied equity values by adding ChannelAdvisor’s net cash position as of June 30, 2022, and divided these implied values by the fully diluted shares outstanding (including, as applicable, in-the-money options, restricted stock units and performance stock units, using the treasury stock method) to calculate the implied per share values of ChannelAdvisor’s common stock. Baird then compared such values to the Merger Consideration of $23.10 per share.

The implied ranges of per-share value for ChannelAdvisor’s common stock, based on the multiples that Baird deemed relevant, are summarized in the table below.

	Selected Multiple Range	Implied Range of Per Share Value
Revenue
2022E	2.5x – 4.0x	$17.86	—	$26.83
2023E	2.25x – 3.75x	$17.79	—	$27.70
Adjusted EBITDA
2022E	11.0x – 17.0x	$17.32	—	$25.18
2023E	10.0x – 16.0x	$17.26	—	$25.86
Reference Range of Implied Per Share Value		$17.26	—	—

Selected Transaction Analysis. Baird reviewed certain publicly available financial information concerning completed or pending acquisition transactions that Baird deemed relevant. The selected acquisition transactions and relevant financial multiples are listed below.

Announcement Date	Target	Buyer	EV / LTM Revenue	EV / LTM Adjusted EBITDA
November 2021	Zix Corporation	Open Text Corporation	3.6x	16.5x
August 2020	SDL Plc	RWS Holdings	2.3x	16.5x
March 2018	Commerce Technologies, LLC	GTCR/Sycamore Partners	9.4x	22.5x
February 2018	Avigilon Corporation	Motorola Solutions	2.5x	15.3x
November 2017	Bazaarvoice, Inc.	Marlin Equity Partners	2.2x	19.3x
June 2017	ARI Network Services	True Wind Capital	2.7x	14.6x
May 2017	Jive Software	Wave Systems	1.7x	16.2x

Baird chose these acquisition transactions, which were selected by Baird in its professional judgment, based on a review of completed and pending acquisition transactions involving target software companies that possessed general business, operating and financial characteristics relevant to ChannelAdvisor. Baird noted that none of the acquisition transactions or subject target companies reviewed is identical to the Merger or ChannelAdvisor, respectively, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors that affect the values implied in such acquisition transactions.

For each transaction, Baird calculated the implied “equity purchase price” (defined as the purchase price per share of each target company’s common stock multiplied by the total number of diluted common shares outstanding of such company, including gross shares issuable upon the exercise of outstanding stock options and warrants (if any), less assumed option and warrant proceeds (to the extent applicable), and including, where relevant, the value of equity awards accelerated in connection with the transaction, or alternatively defined as the value attributable to the equity of a target company). In addition, Baird calculated the implied “enterprise value” (defined as the equity purchase price plus the book value of each target company’s total debt and preferred stock, less cash, cash equivalents and marketable securities). Baird calculated the multiples of each target company’s implied enterprise price to its LTM Revenue and to its LTM EBITDA. Stock market and historical financial information for the selected transactions was based on publicly available information as of the announcement date of each respective transaction. EBITDA for the selected transaction was adjusted for one-time, non-recurring items. A summary of the implied multiples is provided in the table below.

	Low	Mean	Median	High
LTM Revenue	1.7x	3.5x	2.5x	9.4x
LTM Adjusted EBITDA	14.6x	17.3x	16.5x	22.5x

In addition, Baird calculated the implied enterprise value of ChannelAdvisor by applying the multiple ranges of the selected transactions to ChannelAdvisor’s LTM Revenue and Adjusted EBITDA of $172.1 million and $36.0 million, respectively, each as provided by ChannelAdvisor management. Baird then took the resulting enterprise values and calculated implied equity values by adding ChannelAdvisor’s net cash position as of June 30, 2022, and divided these implied values by the fully diluted shares outstanding (including, as applicable, in-the-money options, restricted stock units and performance stock units, using the treasury stock method) to calculate the implied per share values of ChannelAdvisor’s common stock. Baird then compared such values to the Merger Consideration of $23.10 per share. The implied per share equity values, based on the multiples that Baird deemed relevant, are summarized in the table below.

	Selected Multiple Range	Implied Range of Per Share Value
LTM Revenue	2.5x – 4.0x	$16.28	—	$24.39
LTM Adjusted EBITDA	15.0 – 19.5x	$19.72	—	$24.80

Reference Range of Implied Per Share Value		$16.28	—	$24.80

Discounted Cash Flow Analysis. Baird performed a discounted cash flow analysis, which is designed to imply a range of potential per-share present values for ChannelAdvisor’s common stock as of June 30, 2022, utilizing the projected unlevered free cash flows of ChannelAdvisor from the second half of 2022 through calendar year 2027 as set forth on the Projections. In such analysis, Baird calculated the implied present value of ChannelAdvisor’s future unlevered free cash flows for the second half of 2022 through calendar year 2027 (which implied present value was calculated using a range of discount rates of 11.0% to 14.0%). Baird then also calculated the implied present value of ChannelAdvisor’s terminal value by multiplying ChannelAdvisor’s 2028 Adjusted EBITDA as set forth on the Projections by a range of diluted enterprise value to next-twelve-months estimated Adjusted EBITDA of 11.0x to 16.0x (which was chosen based on Baird’s professional judgment), and then discounting to present value the resulting values using discount rates ranging from 11.0% to 14.0%. Baird then calculated the sum of the above present values and added ChannelAdvisor’s net cash position as of June 30, 2022 and divided that sum by the fully diluted shares outstanding (including, as applicable, in-the-money options, restricted stock units and performance stock units, using the treasury stock method) resulting in an implied range of values for ChannelAdvisor ChannelAdvisor’s common stock of $19.44 to $28.39 per share, which range was compared by Baird to the Merger Consideration of $23.10 per share.

Transaction Premiums Paid Analysis. Solely for informational purposes, Baird analyzed the stock price premiums paid in merger and acquisition transactions in the technology sector announced since January 1, 2020 with a total transaction value between $500 million and $2 billion where a majority of the target was acquired. Baird measured each transaction price per share relative to each target’s closing price per share one day, seven days and one month prior to announcement of the transaction. The results of the transaction premiums paid analysis are summarized below:

	ChannelAdvisor Transaction			Selected Transaction Premiums
	Premium	Low	Average	Median	High
1-Day Prior	57.1%	(7.6%)	29.8%	24.8%	109.4%
7-Days Prior	50.7%	3.7%	35.3%	26.7%	101.3%
30-Days Prior	57.2%	7.4%	42.1%	33.7%	126.3%

The foregoing summary does not purport to be a complete description of the analyses performed by Baird. The preparation of financial analyses and a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Baird believes that its analyses (and the summary set forth above) must be considered as a whole and that selecting portions of such analyses and factors considered by Baird, without considering all of such analyses and factors, could create an incomplete view of the processes and judgments underlying the analyses performed and conclusions reached by Baird and its opinion. Baird did not attempt to assign specific weights to particular analyses. Any estimates contained in Baird’s analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

Additional Information about Baird and Its Engagement

Pursuant to its engagement, Baird will receive a transaction fee of approximately $9.8 million for its services, substantially all of which is contingent upon the consummation of the Merger. Pursuant to such engagement, ChannelAdvisor has also paid Baird a fee of $1.25 million upon delivery of its opinion, which fee was payable regardless of the conclusion reached in such opinion and is fully creditable against the transaction fee described above. In addition, ChannelAdvisor has agreed to reimburse Baird for certain of its expenses and to indemnify Baird against certain liabilities that may arise out of its engagement. Baird will not receive any other significant payment of compensation contingent upon the successful completion of the Merger. As part of its investment banking business, Baird is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Over the past two years, neither Baird nor any of its affiliates have provided investment banking or financial advisory services to ChannelAdvisor, CommerceHub or Insight Partners, an affiliate of CommerceHub, for which Baird received any compensation. No material relationship between ChannelAdvisor, CommerceHub, Insight Partners, or any affiliate of ChannelAdvisor, or any other party to the Merger, on the one hand, and Baird, on the other hand, is mutually understood to be contemplated in which any compensation is intended to be received.

Baird is a full service securities firm. As such, in the ordinary course of its business, Baird may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers or security holders of, ChannelAdvisor or CommerceHub or any other party that may be involved in the Merger and their respective affiliates or that may otherwise participate or be involved in the same or a similar business or industry as ChannelAdvisor or CommerceHub. In addition, Baird and certain of its employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may from time to time hold or trade the securities of ChannelAdvisor and/or CommerceHub (including ChannelAdvisor’s common stock) for their own account or the accounts of their customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities. In addition, Baird and certain affiliates of Baird and certain of Baird’s and its affiliates’ respective employees may have committed to invest in private equity or other investment funds managed or advised by Insight Partners or certain of its affiliates, and in portfolio companies of such funds, and may have co-invested with other equityholders of CommerceHub or certain of their respective affiliates, and may do so in the future. Baird may also prepare equity analyst research reports from time to time regarding ChannelAdvisor and may serve as a market maker in the publicly traded securities of ChannelAdvisor.

Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that some of our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the Merger Agreement and the Transactions were advisable and fair to and in the best interests of ChannelAdvisor and its stockholders, in reaching its decision to authorize and approve the execution, delivery and performance by ChannelAdvisor of the Merger Agreement and the consummation of the Transactions, in making their recommendation that the stockholders vote in favor of the adoption of the Merger Agreement and approval of the Transactions and in directing that the adoption of the Merger Agreement be submitted to a vote of the stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger.”

Arrangements with CommerceHub

As of the date of this proxy statement, none of our executive officers has entered into any agreement with CommerceHub or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to and following the Closing, however, certain of our executive officers may have discussions, and following the Closing, may enter into agreements with, CommerceHub or the Surviving Corporation, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Director and Officer Indemnification and Insurance.”

Treatment of ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs

The Merger Agreement provides that, at the Effective Time each:

•

Vested Option will be cancelled and automatically converted into the right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of shares of common stock underlying such ChannelAdvisor Option, multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Vested Options, less applicable tax withholdings;

•

Unvested Option shall be cancelled and replaced with a right to receive an amount in cash, without interest thereon, equal to the Cash Replacement Option Amounts, which Cash Replacement Option Amounts will, subject to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms;

•

Vested RSU will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of shares of common stock underlying such Vested RSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

•

Unvested RSU will be replaced with a right to receive an amount in cash, without interest thereon, equal to Cash Replacement RSU Amounts, less applicable tax withholdings, which Cash Replacement RSU Amounts shall, subject to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms;

•

Vested PSU will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of shares of common stock underlying such Vested PSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings; and

•

Unvested PSU will be replaced with a right to receive an amount in cash, without interest thereon, equal to the Cash Replacement PSU Amounts, less applicable tax withholdings, which Cash Replacement PSU Amounts shall, subject only to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms. The total number of shares underlying each unvested ChannelAdvisor PSU will be determined as follows, without regard to actual performance against any applicable performance measures: (A) with respect to the portion of each PSU granted in 2020 that remains subject to vesting as of the Effective Time, at 150% of the target level of performance applicable to such PSUs (based on actual performance following the conclusion of the 2020-2021 performance period), (B) with respect to each PSU granted in 2021, at 200% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents, and (C) with respect to each PSU granted in 2022, at 100% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs.”

Payments Upon Termination at or Following Change in Control

ChannelAdvisor has entered into Executive Severance and Change in Control Letter Agreements, each, as amended (the “Letter Agreements”), with each of David J. Spitz, Chief Executive Officer; Richard F. Cornetta, Chief Financial Officer; Elizabeth Segovia, Chief Operating Officer; and Diana S. Allen, Senior Advisor (each, an “executive” and collectively, the “executives”), under which the executives are eligible to receive severance payments and benefits upon certain qualifying terminations of employment, as described below.

Under the Letter Agreements, if the executive’s employment is terminated by ChannelAdvisor other than for cause, or by the executive upon a resignation for good reason, and such termination occurs outside the applicable time frame described below in the event of a change in control transaction, in each case as defined in the Letter Agreement, each executive other than Ms. Allen would receive a lump-sum severance payment equal to the sum of (1) 12 months of then-current base salary, and (2) one calendar quarter of the executive’s then current quarterly variable incentive compensation calculated at 100% achievement if such executive’s compensation includes a quarterly variable incentive component and the termination date is not the last day of the calendar quarter, or a prorated share of any then-current variable compensation calculated at 100% achievement of objectives for the period from the beginning of the calendar year to the date of termination if the executive’s compensation includes an annual variable incentive component and the termination date is not the last day of the calendar year. Ms. Allen would receive a lump-sum severance payment equal to the sum of six months of then-current base salary, plus an additional one month of base salary for each year of service, up to a maximum of 12 months of base salary. Given that Ms. Allen does not participate in the variable incentive program in her current position, she is not entitled to receive any variable incentive compensation as part of her severance benefits under the Letter Agreement. In addition, upon such a termination, each executive would also be entitled to have ChannelAdvisor pay their COBRA medical and dental insurance premiums for up to 12 months or, if earlier, until the executive gains new employment. Additionally, each executive would be entitled to three months of acceleration of time-based vesting conditions for all outstanding and unvested stock options and restricted stock units, including, in the case of Messrs. Spitz and Cornetta and Ms. Segovia, any performance stock units that have been earned based on performance but remain subject to time-based vesting conditions, and the extension of the exercise period for all unexercised stock options until two years after the termination date.

If there is a change in control transaction involving ChannelAdvisor, and, within the period beginning two months before and ending 24 months, or 12 months in the case of Ms. Allen, after the closing of such change in control transaction, the executive’s employment is terminated by ChannelAdvisor (or the acquiring entity) other than for cause, or by the executive’s resignation for good reason, each executive other than Mr. Spitz would be entitled to the applicable payments described above, except that full acceleration would apply in lieu of the partial acceleration described above. Mr. Spitz would receive a lump-sum severance payment equal to the sum of (1) 24 months of his then-current base salary and (2) a prorated share of any of his then-current variable compensation calculated at 100% achievement of objectives for the period from the beginning of the calendar year to the date of termination, and would be entitled to full acceleration in lieu of the partial acceleration described in the preceding paragraph. Mr. Spitz would also be entitled to have ChannelAdvisor (or the acquiring entity) pay his COBRA medical and dental insurance premiums for up to 18 months or, if earlier, until he gains new employment.

The Letter Agreements with Messrs. Spitz and Cornetta and Ms. Segovia contain a “modified cutback” provision, which acts to reduce the benefits payable thereunder that would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent necessary so that no excise tax under Section 4999 of the Code would be imposed on such benefits (including with respect to acceleration of equity), but only if doing so would result in the executive retaining a larger after-tax amount. The Letter Agreement with Ms. Allen provides that any “parachute payments” that would be subject to an excise tax under Section 4999 of the Code will be reduced to the minimum extent necessary to avoid application of the excise tax.

Receipt of the benefits described above upon the executive’s termination of employment is contingent upon the executive signing a release of claims in favor of ChannelAdvisor (or the acquiring entity).

Quantification of Potential Payments to Certain ChannelAdvisor Executive Officers in Connection with the Merger

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to ChannelAdvisor’s named executive officers in connection with the Merger. For more information, please see the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control” for further information regarding certain elements of this compensation.

The table below assumes that:

•	the Closing occurs on November 11, 2022 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•

the number of unvested ChannelAdvisor equity awards held by the named executive officers is as of September 20, 2022, the latest practicable date to determine such amounts before the filing of this proxy statement, and excludes any additional grants that may occur following such date;

•

pursuant to applicable proxy disclosure rules, the value of the equity award acceleration below is calculated based on the number of shares covered by the applicable ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs that are accelerating multiplied by $23.10 per share (less the applicable exercise price per share in the case of ChannelAdvisor Options);

•	all ChannelAdvisor Options held by each named executive officer as of September 20, 2022, remain unexercised as of the Closing;

•

the employment of each named executive officer will be terminated immediately following the Closing or otherwise impacted in a manner entitling the named executive officer to receive the severance benefits described in the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control”;

•	the named executive officer’s base salary rate and annual target bonus are those in effect as of the date of this filing; and

•	no named executive officer enters into a new agreement or is otherwise legally entitled to, before the Effective Time, additional compensation or benefits.

The amounts shown in the table below do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to Closing, or the value of payments or benefits that are not based on or otherwise related to the Merger.

In addition to the assumptions described in the preceding paragraph, the amounts set forth in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. The assumptions based upon which we have estimated the amounts in the table below may or may not actually occur. Accordingly, the ultimate amounts to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below. For purposes of the footnotes to the table below, “single trigger” refers to benefits that arise solely as a result of Closing, and “double trigger” refers to benefits that require two (2) conditions, which are Closing and a qualifying termination. For more information, see the section of this proxy statement captioned “The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger” below for a quantification of the amounts that the named executive officers will receive in respect of vested equity awards at the Effective Time.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Pension/NQDC	Tax Reimbursement	Other	Total ($)
David J. Spitz	1,359,932	6,831,492	48,000	—	—	—	8,239,424
Richard F. Cornetta	477,397	2,524,438	30,000	—	—	—	3,031,835
Elizabeth Segovia	522,603	3,101,935	30,000	—	—	—	3,654,538
Diana S. Allen (4)	37,500	1,708,650	30,000	—	—	—	1,776,150

(1)

The amounts in this column include the cash severance payments that would be made to each named executive officer pursuant to his or her Letter Agreement in the event of a termination by ChannelAdvisor other than for cause or by the named executive officer for good reason, in either case, during the period beginning two months before, and ending 12 or 24 months after (as applicable), the Closing (a “Qualifying CIC Termination”).

(2)

The amounts in this column represent the aggregate value of the unvested ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs held by each named executive officer that will, as of the Closing, be cancelled and converted into the right to receive a cash award. Each such award will be subject to the same service-based vesting schedule applicable to the related ChannelAdvisor Option, ChannelAdvisor RSU or ChannelAdvisor PSU as of immediately prior to the Effective Time (treating any performance-vesting condition as being achieved at 150% of target (for the 2020 ChannelAdvisor PSUs), 200% of target (for the 2021 ChannelAdvisor PSUs), or 100% of target (for the 2022 ChannelAdvisor PSUs), as applicable), as described above under the caption, “Treatment of ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs,” including accelerated vesting upon a Qualifying CIC Termination. The accelerated vesting of these awards is considered a “double trigger” benefit.
(3)	The amounts in this column include the value of COBRA premiums that would be payable on the named executive officer’s behalf in the event of a Qualifying CIC Termination.
(4)

Ms. Allen resigned as Vice President, General Counsel and Secretary and transitioned to the role of Senior Advisor with ChannelAdvisor, effective June 1, 2021. Ms. Allen’s Letter Agreement with ChannelAdvisor, dated December 17, 2014, as amended December 31, 2018, remains in effect in her current role. Ms. Allen is currently entitled to base compensation at a rate of $500 per hour and is not eligible for a bonus. For purposes of calculating the estimated cash severance reported in this table, we have assumed that Ms. Allen provides 75 hours of service over a 12-month period, and as she is not currently bonus-eligible, the severance amount shown does not include a bonus component.

Equity Awards Held by ChannelAdvisor’s Executive Officers and Non-Employee Directors

As discussed above in the section of this proxy statement captioned “The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger—Treatment of ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs”, at the Effective Time, each Vested Option, Vested RSU, and Vested PSU will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares subject to such award, and (ii) the Merger Consideration (or, for each ChannelAdvisor Option, the excess, if any, of the Merger Consideration over such ChannelAdvisor Option’s per share exercise price).

At the Effective Time, Unvested Options, Unvested RSUs, and Unvested PSUs will be converted into cash-based awards with an equivalent value based on the Merger Consideration (or, for each Unvested Option, the excess, if any, of the Merger Consideration over such ChannelAdvisor Option’s per share exercise price), and such cash-based awards will be subject to the same vesting and forfeiture provisions as were applicable to ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs immediately prior to the Effective Time, except with respect to ChannelAdvisor PSUs, for the performance vesting terms rendered inoperative by reason of the Merger. The total number of shares underlying each Unvested PSU will be determined as follows, without regard to actual performance against any applicable performance measures: (A) with respect to the portion of each ChannelAdvisor PSU granted in 2020 that remains subject to vesting as of the Effective Time, at 150% of the target level of performance applicable to such ChannelAdvisor PSUs (based on actual performance following the conclusion of the 2020-2021 performance period), (B) with respect to each ChannelAdvisor PSU granted in 2021, at 200% of the target level of performance applicable to such ChannelAdvisor PSU, as such target is set forth in the applicable award documents, and (C) with respect to each ChannelAdvisor PSU granted in 2022, at 100% of the target level of performance applicable to such ChannelAdvisor PSU, as such target is set forth in the applicable award documents.

Each of ChannelAdvisor’s named executive officers is eligible to receive the applicable vesting acceleration benefits with respect to his or her equity awards described above under the section captioned “The Merger—Payments Upon Termination at or Following Change in Control”.

Equity Interests of ChannelAdvisor’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards held by each of ChannelAdvisor’s executive officers and non-employee directors that are outstanding as of September 20, 2022. The table also sets forth the values of these shares and equity awards, determined as the number of shares multiplied by the Merger Consideration (minus the applicable per share exercise price for any ChannelAdvisor Options). Except for the awards described herein, no additional shares of common stock or equity awards were granted to any named executive officer or non-employee director in contemplation of the Merger.

Name	Shares #(1)	Shares $	Options #(2)	Options $	RSUs + PSUs #(3)	RSUs + PSUs $	Total $
David J. Spitz	249,577	5,765,228.70	521,003	6,111,619.58	286,166	6,610,434.60	18,487,282.88
Richard F. Cornetta	72,605	1,677,175.50	118,835	1,505,225.30	98,637	2,278,514.70	5,460,915.50
Elizabeth Segovia	43,955	1,015,360.50	195,454	2,401,449.07	116,343	2,687,523.30	6,104,332.87
Diana S. Allen (4)	89,199	2,060,496.90	32,614	313,258.46	68,651	1,585,838.10	3,959,593.46
Timothy J. Buckley	97,570	2,253,867.00	6,250	89,375.00	8,384	193,670.40	2,536,912.40
Joseph L. Cowan	74,431	1,719,356.10	—	—	8,384	193,670.40	1,913,026.50
Janet R. Cowell	20,829	481,149.90	—	—	8,384	193,670.40	674,820.30
Marshall A. Heinberg	19,251	444,698.10	—	—	8,384	193,670.40	638,368.50
Marc E. Huffman	3,000	69,300.00	—	—	—	—	69,300.00
Linda Crawford	6,196	143,127.60	—	—	8,384	193,670.40	336,798.00
Himanshu S. Palsule	—	—	—	—	8,384	193,670.40	193,670.40
Timothy V. Williams	96,406	2,226,978.60	—	—	8,384	193,670.40	2,420,649.00
M. Scot Wingo	16,367	378,077.70	—	—	8,384	193,670.40	571,748.10

(1)

This number includes shares of common stock beneficially owned, excluding shares of common stock issuable upon exercise of ChannelAdvisor Options, settlement of ChannelAdvisor RSUs and settlement of ChannelAdvisor PSUs.

(2)

The number of shares of common stock subject to ChannelAdvisor Options includes both vested and unvested ChannelAdvisor Options. The estimated number of shares subject to the vested and unvested portions of ChannelAdvisor Options as of the assumed Closing Date, November 11, 2022, and the value (determined as the aggregate number of underlying shares multiplied by the Merger Consideration minus the aggregate exercise price with respect to such shares) of those portions of ChannelAdvisor Options are provided in the table below. For any ChannelAdvisor Options with an exercise price equal to or exceeding the Merger Consideration, the number of shares is included in the number of Options but the value reflected in the table above is $0.

(3)

This number reflects the estimated number of shares of common stock subject to ChannelAdvisor RSUs and ChannelAdvisor PSUs as of the assumed Closing Date, November 11, 2022. Under the terms of the ChannelAdvisor Non-Employee Director Compensation Policy, any outstanding ChannelAdvisor RSUs held by non-employee directors will become fully vested upon the Closing.

(4)

Ms. Allen resigned as Vice President, General Counsel and Secretary and transitioned to the role of Senior Advisor with ChannelAdvisor, effective June 1, 2021. Ms. Allen’s Letter Agreement with ChannelAdvisor, dated December 17, 2014, as amended December 31, 2018, remains in effect in her current role.

	Vested ChannelAdvisor Options #	Vested ChannelAdvisor Options $(1)	Unvested ChannelAdvisor Options #*	Unvested ChannelAdvisor Options $*(1)
David J. Spitz	499,028	5,890,551.08	21,975	$221,068.50
Richard F. Cornetta	100,104	1,259,302.80	18,731	$245,922.50
Elizabeth Segovia	173,346	2,140,531.59	22,108	$260,917.48
Diana S. Allen (2)	20,406	190,445.98	12,208	$122,812.48
Timothy J. Buckley	6,250	89,375.00	—	—
Joseph L. Cowan	—	—	—	—
Janet R. Cowell	—	—	—	—
Marshall A. Heinberg	—	—	—	—
Marc E. Huffman	—	—	—	—
Linda Crawford	—	—	—	—
Himanshu S. Palsule	—	—	—	—
Timothy V. Williams	—	—	—	—
M. Scot Wingo	—	—	—	—

*

Under the terms of the ChannelAdvisor Non-Employee Director Compensation Policy, any outstanding unvested shares subject to outstanding ChannelAdvisor Options held by non-employee directors will become fully vested upon the Closing.

(1)

For any ChannelAdvisor Option with an exercise price equal to or exceeding the Merger Consideration, the number of shares is included in the number of Options but the value reflected in the table above is $0.

(2)

Ms. Allen resigned as Vice President, General Counsel and Secretary and transitioned to the role of Senior Advisor with ChannelAdvisor, effective June 1, 2021. Ms. Allen’s Letter Agreement with ChannelAdvisor, dated December 17, 2014, as amended December 31, 2018, remains in effect in her current role.

Strategic Transaction Committee Compensation

The Board of Directors approved a fee of $2,000 for each member of the transaction committee and $3,000 for the chairman payable monthly during the period in which the transaction committee is in existence and actively evaluating and/or executing a potential transaction. Compensation of the transaction committee members was not and is not contingent on the transaction committee approving or recommending the Merger or any other strategic alternative. In addition, the Board of Directors approved a single cash bonus of $35,000 to the chairman of the transaction committee, payable upon the consummation of the Merger.

Financing of the Merger

The obligation of CommerceHub and Merger Sub to consummate the Merger is not subject to any financing condition. CommerceHub and Merger Sub have represented to ChannelAdvisor that they will have available to them, and together with ChannelAdvisor’s cash on hand, sufficient funds to pay the fees and expenses required to be paid at the closing of the Merger by CommerceHub and Merger Sub under the Merger Agreement. This includes funds needed to: (i) pay ChannelAdvisor stockholders the amounts due under the Merger Agreement for their common stock and (ii) make payments in respect of our outstanding ChannelAdvisor Options, ChannelAdvisor RSUs, and ChannelAdvisor PSUs payable at the closing of the Merger pursuant to the Merger Agreement. We anticipate the total amount of funds necessary to complete the Merger and the related transactions, including to pay the Merger Consideration, make the required payments with respect to ChannelAdvisor Options, ChannelAdvisor RSUs, and ChannelAdvisor PSUs payable at the Closing, repay ChannelAdvisor’s outstanding indebtedness, as well as to pay the fees and expenses to be paid at the Closing of the Merger by CommerceHub and Merger Sub under the Merger Agreement, will be approximately $765 million.

In connection with the financing of the Merger, CommerceHub and/or Merger Sub has obtained debt and equity commitments as described below.

Debt Financing

CommerceHub has entered into the Debt Commitment Letter with Sixth Street Partners and the other lenders party thereto pursuant to which, subject to the terms and conditions set forth therein, the lenders thereunder have committed to provide the Debt Financing.

Equity Financing

In connection with the execution of the Merger Agreement, the Investors have each delivered Equity Commitment Letters to CommerceHub, pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, the Investors have committed to capitalize CommerceHub with an aggregate equity contribution of $325 million at the closing of the Merger.

Limited Guarantee

In addition and also concurrently with the execution of the Merger Agreement, the Investors and certain other equityholders of CommerceHub have entered into a limited guarantee, pursuant to which such parties have agreed to guarantee, on a several basis, CommerceHub’s obligation to (i) pay any termination fee to ChannelAdvisor, (ii) reimburse and indemnify ChannelAdvisor with respect to certain expenses in connection with CommerceHub’s Debt Financing and (iii) pay certain other amounts required under the Merger Agreement, subject to the terms thereof.

Financing Cooperation

Each of CommerceHub and Merger Sub will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the financing described in the Commitment Letters.

ChannelAdvisor has agreed to use its reasonable best efforts to provide to CommerceHub and Merger Sub such reasonable cooperation as is requested by CommerceHub in connection with the arrangement of the financing contemplated by the Commitment Letters, subject to the terms set forth in the Merger Agreement.

Appraisal Rights

If the Merger is consummated and certain conditions are met, stockholders of ChannelAdvisor (i) who continuously hold shares of ChannelAdvisor’s common stock through the effective date of the Merger, (ii) who did not vote their shares in favor of the adoption of the Merger Agreement; (iii) who are entitled to demand appraisal rights under Section 262 of the DGCL, (iv) who otherwise properly comply with the applicable requirements and procedures of Section 262 of the DGCL; and (v) who do not thereafter withdraw their demand for appraisal of such shares, fail to perfect or otherwise lose their appraisal rights, in each case in accordance with Section 262 of the DGCL, will be entitled to demand appraisal of their shares and receive, if the Merger is successful and the Merger is consummated, in lieu of the Merger Consideration, an amount in cash equal to the “fair value” of their shares (as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any), as determined by the Delaware Court of Chancery, in accordance with Section 262 of the DGCL. Stockholders should be aware that the fair value of their shares could be more than, the same as or less than the Merger Consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL. Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262 of the DGCL, particularly the procedural steps required to properly demand and perfect such rights.

The following is a summary of the procedures to be followed by stockholders who wish to exercise their appraisal rights under Section 262 of the DGCL. A copy of the full text of the version of Section 262 of the DGCL applicable to the Merger Agreement is attached to this proxy as Annex C. This summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted. A person holding a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the stockholder of record to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. Failure to timely and fully comply with the procedures of Section 262 of the DGCL may result in the loss of appraisal rights under Section 262 of the DGCL. Stockholders should assume that ChannelAdvisor will take no action to perfect any appraisal rights of any stockholder.

Any stockholder who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that ChannelAdvisor stockholders exercise appraisal rights under Section 262 of the DGCL.

Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of the stockholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of the stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available under Section 262 of the DGCL that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes the formal notice of appraisal rights under Section 262 of the DGCL, and the required copy of Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.

If a stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:

•

deliver to ChannelAdvisor a written demand for appraisal of your shares of ChannelAdvisor’s common stock prior to the taking of the vote to adopt the Merger Agreement, which written demand must reasonably inform us of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of his, her or its shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL;

•	not vote, or abstain from voting, his, her or its shares in favor of the adoption of the Merger Agreement;

•	continuously hold of record the shares from the date on which the written demand for appraisal is made through the effective date of the Merger; and

•

comply with the procedures of Section 262 of the DGCL for perfecting appraisal rights thereafter, including the requirement that the Surviving Corporation or a stockholder who has validly demanded appraisal of his, her or its shares file a petition in the Delaware Court of Chancery requesting a determination of the fair value of all such stockholders’ shares of common stock within 120 days after the effective date of the Merger.

Within 10 days after the effective date of the Merger, the Surviving Corporation will provide notice of the effective date of the Merger to those stockholders of ChannelAdvisor who have properly made a written demand for appraisal pursuant to the first bullet above, as required by Section 262 of the DGCL, has not voted in favor of the adoption of the Merger Agreement and has not withdrawn or otherwise lost the right to appraisal. If the Merger is consummated, a failure to make a written demand for appraisal in accordance with the time periods specified in the first bullet above (or to take any of the other steps specified in the above bullets) will be deemed to be a waiver or a termination of your appraisal rights. At any time within sixty (60) days after the effective date of the Merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the Merger Consideration, specified by the Merger Agreement for his, her or its shares. Any attempt to withdraw made more than sixty (60) days after the effective date of the Merger will require the written approval of the Surviving Corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery. Such approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within sixty (60) days after the effective date of the Merger. If the Surviving Corporation does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the Merger Consideration.

Written Demand by the Stockholder

All written demands for appraisal should be addressed to ChannelAdvisor Corporation, 3025 Carrington Mill Boulevard, Suite 500, Morrisville, NC 27560, Attention: Corporation Secretary. The demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stockholder’s shares (whether in book entry or on physical certificates). If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record, but such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares.

A beneficial owner of shares held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the stockholder of record. If shares are held through a broker, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee, and must identify the depository nominee as the stockholder of record. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the stockholder of record. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the stockholder of record of the shares, which may be a central securities depository nominee if the shares have been so deposited.

A record stockholder, such as a broker, bank, fiduciary, depository or other nominee, who holds shares as a nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand for appraisal must set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, such demand will be presumed to cover all shares held in the name of such stockholder.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, the Surviving Corporation or any stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal rights who did not vote their shares in favor of the Merger and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. None of CommerceHub, Merger Sub or ChannelAdvisor, as the Surviving Corporation, has any obligation to or has any present intention to file a petition and stockholders should not assume that any of the foregoing parties will file a petition or will initiate any negotiations with respect to the fair value of the shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 of the DGCL and the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which ChannelAdvisor has received demands for appraisal, and the aggregate number of stockholders of such shares. Such statement must be mailed within ten (10) days after a written request therefor has been received by the Surviving Corporation or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of the shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the Surviving Corporation the statement described in this paragraph.

If a petition for appraisal is duly filed by any ChannelAdvisor stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after receiving service of a copy of the petition to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded an appraisal for their shares (the “Dissenting Stockholders”) and with whom agreements as to the value of their shares has not been reached. Upon the filing of a petition by a Dissenting Stockholder, the Delaware Court of Chancery may order a hearing and that notice of the time and place fixed for the hearing on the petition will be mailed to the Surviving Corporation and all the Dissenting Stockholders shown on the Verified List. Notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication deemed advisable by the Delaware Court of Chancery. The costs relating to these notices will be borne by the Surviving Corporation.

If a hearing on the petition is held, the Delaware Court of Chancery is empowered to determine which Dissenting Stockholders have complied with the provisions of Section 262 of the DGCL and are entitled to an appraisal of their shares. The Delaware Court of Chancery may require that Dissenting Stockholders submit their share certificates, if any, to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery is empowered to dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement. Accordingly, Dissenting Stockholders are cautioned to retain their share certificates after the Effective Time and thereafter comply with all orders of the Delaware Court of Chancery in respect of such certificates. In addition, assuming the shares remain listed on a national securities exchange immediately before the Effective Time, which we expect to be the case, the Delaware Court of Chancery is required to dismiss the appraisal proceedings as to all Dissenting Stockholders unless (i) the total number of shares entitled to appraisal exceeds one percent (1%) of the outstanding shares eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, at any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid by the Surviving Corporation and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement.

Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the Verified List and who has submitted such stockholder’s stock certificates, if any, to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. When the fair value of the shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled thereto, forthwith in the case of holders of uncertificated stock or upon surrender to the corporation of the certificates representing such shares in the case of certificated stock. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced. The Delaware Court of Chancery may also (i) determine the costs of the proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and tax such costs upon the parties as the Delaware Court of Chancery deems equitable and (ii) upon application of a stockholder, order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Stockholders considering whether to seek appraisal should bear in mind that the fair value of their shares determined under Section 262 of the DGCL could be more than, the same as, or less than the value of the Merger Consideration to be paid in the Merger. Although ChannelAdvisor believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Neither CommerceHub nor ChannelAdvisor anticipates offering more than the Merger Consideration to any Dissenting Stockholder, and each of CommerceHub and ChannelAdvisor reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of the shares is less than the Merger Consideration.

The process of exercising appraisal rights requires compliance with technical prerequisites. Stockholders wishing to exercise their appraisal rights should consult with their own legal counsel in connection with compliance with Section 262 of the DGCL.

Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the effective date of the Merger, be entitled to vote his, her or its shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to stockholders as of a date prior to the Effective Time.

If any stockholder who demands appraisal of shares under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such stockholder’s right to appraisal, such stockholder’s shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. Inasmuch as ChannelAdvisor has no obligation to file such a petition and has no present intention to do so, any stockholder who desires such a petition is advised to file it on a timely basis. In addition, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration by delivering to ChannelAdvisor a written withdrawal of such stockholder’s demand for appraisal and acceptance of the terms of the Merger either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of ChannelAdvisor. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the effective date of the Merger.

STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.

The foregoing summary of the rights of the stockholders of ChannelAdvisor to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by the stockholders of ChannelAdvisor desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of the DGCL. A copy of the version of Section 262 of the DGCL applicable to the Merger Agreement is included as Annex C to this proxy statement.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below). This summary is general in nature and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated under the Code (the “Treasury Regulations”), court decisions, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to stockholders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to stockholders who may be subject to special treatment under U.S. federal income tax laws, such as:

•	banks, mutual funds, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	retirement or other tax deferred accounts;

•	S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or investors therein;

•	dealers in stocks and securities;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	regulated investment companies or real estate investment trusts;

•	entities subject to the U.S. anti-inversion rules;

•	certain former citizens or long-term residents of the U.S;

•	stockholders who own or have owned (directly, indirectly or constructively) five percent (5%) or more of ChannelAdvisor’s common stock (by vote or value) or equity interests of CommerceHub;

•	stockholders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	stockholders whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code;

•	stockholders who received their shares of common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	stockholders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the U.S;

•	stockholders subject to the Medicare tax on net investment income or the alternative minimum tax;

•

stockholders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	stockholders who are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or

•	stockholders who do not vote in favor of the Merger and properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX PLANNING. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is (or is treated as) a citizen or resident of the U.S;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock that is not a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

U.S. Holders

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received by such U.S. Holder and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of non-corporate taxpayers, including individuals, are currently taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty); or

•

such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the Merger, and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of twenty-four percent (24%)) may apply to the proceeds received by a stockholder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that the taxpayer identification number provided is correct and that such stockholder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such stockholder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly known as “FATCA”), impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. FATCA withholding currently applies to payments of dividends. The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of thirty percent (30%) applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of common stock pursuant to the Merger.

Regulatory Approvals Required for the Merger

Under the HSR Act, certain acquisitions may not be completed until information has been furnished to the Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act applicable to the Merger is thirty (30) calendar days, unless the waiting period is terminated earlier or extended if the parties “pull and refile” the notification and report forms and/or by the issuance of a request for additional information and documentary materials (which we refer to as a “Second Request” herein). If the DOJ or FTC issues a Second Request, the parties must observe a second thirty (30)-day waiting period, which would begin to run only after both parties have substantially complied with such Second Request, unless the waiting period is terminated earlier or the parties agree with the DOJ or FTC to delay consummation of the Merger for a specified period of time.

The Merger is subject to the provisions of the HSR Act and therefore cannot be completed until each of ChannelAdvisor and CommerceHub file a notification and report form with the DOJ and the FTC under the HSR Act and the applicable waiting period has expired or been terminated.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. At any time before or after the completion of the Merger, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state or foreign jurisdiction could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances, including by seeking to intervene in the regulatory process or litigate to enjoin the Merger or to overturn regulatory approvals, any of which actions could significantly impede or preclude obtaining required regulatory approvals. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the Merger, including the requirement to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement, or that a challenge to the Merger on antitrust grounds will not be made, or if such challenge is made, what the result will be. These conditions or changes could result in the conditions to the Merger not being satisfied. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval of the proposal to adopt the Merger Agreement by stockholders and the completion of the Merger.

ChannelAdvisor and CommerceHub have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Transactions, including the Merger, subject to certain limitations as set forth in the Merger Agreement. As set forth in the Merger Agreement, CommerceHub is not required to agree certain actions, commitments, agreements, conditions or restrictions with governmental bodies, and CommerceHub has the right to control the strategy for obtaining governmental authorizations, subject to the terms and conditions of the Merger Agreement.

Legal Proceedings

As of October 11, 2022, two complaints were filed in federal court by purported ChannelAdvisor stockholders regarding the Merger. The first complaint was filed on September 28, 2022, in the United States District Court for the Southern District of New York and is captioned Stein v. ChannelAdvisor Corporation, Case No. 1:22-cv-08282. The second complaint was filed on September 29, 2022, in the United States District Court for the Southern District of New York and is captioned O’Dell v. ChannelAdvisor Corporation, Case No. 1:22-cv-08334. The Complaints allege violations of Section 14(a) of the Exchange Act against all ChannelAdvisor Defendants and allege violations of Section 20(a) of the Exchange Act against the members of the Board in connection with disclosures made by the ChannelAdvisor Defendants related to the Merger. The Complaints seek, among other relief, (i) injunctive relief preventing the consummation of the Merger unless the ChannelAdvisor Defendants disclose certain information requested by the plaintiffs, (ii) rescission and/or rescissory damages in the event the Merger is consummated, and (iii) an award of plaintiffs’ expenses and attorneys’ fees. The ChannelAdvisor Defendants believe the claims in the Complaints are without merit and intend to vigorously defend the actions.

Additionally, on October 4, 2022 and October 5, 2022, ChannelAdvisor received demand letters from purported ChannelAdvisor stockholders, which seek that certain allegedly omitted information in the Schedule 14A filed on September 27, 2022, be disclosed.

It is possible that additional lawsuits may be filed or demand letters received related to the Merger between the day of this proxy statement and consummation of the Merger. If additional similar lawsuits are filed or demand letters received, absent new or different allegations that are material, ChannelAdvisor will not necessarily announce such additional filings or letters, unless such announcement or disclosure is required by law.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by ChannelAdvisor, CommerceHub and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between ChannelAdvisor, CommerceHub and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to stockholders. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of ChannelAdvisor, CommerceHub or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of ChannelAdvisor, CommerceHub and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding ChannelAdvisor, CommerceHub, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding ChannelAdvisor and its business.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time: (i) Merger Sub will be merged with and into ChannelAdvisor, with ChannelAdvisor continuing as the Surviving Corporation; and (ii) the separate existence of Merger Sub will cease. From and after the Effective Time, all properties, rights, privileges, powers and franchises of ChannelAdvisor and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities and duties of ChannelAdvisor and Merger Sub will become the debts, liabilities and duties of ChannelAdvisor as the Surviving Corporation.

At the Effective Time, the certificate of incorporation of ChannelAdvisor as the Surviving Corporation will be amended and restated to conform to Exhibit B of the Merger Agreement and the bylaws of ChannelAdvisor as the Surviving Corporation will be amended and restated to conform to Exhibit C of the Merger Agreement. Immediately after the Effective Time, the directors and officers of ChannelAdvisor as the Surviving Corporation will be the respective individuals who were designated by ChannelAdvisor, CommerceHub and Merger Sub as the directors and officers in a schedule to the Merger Agreement.

Closing and Effective Time

The Closing of the Merger will take place no later than the third business day after the satisfaction or waiver of all of the closing conditions of the Merger (described below under the caption, “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing of the Merger). On the Closing Date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective upon the date and time of the filing of the certificate of merger or such later date and time as is agreed upon in writing by the parties and specified in such certificate of merger.

Merger Consideration

Common Stock

Subject to the terms of the Merger Agreement, at the Effective Time, each share of common stock issued and outstanding immediately prior to the Effective Time (except for Excluded Shares) will be converted automatically into the right to receive Merger Consideration, subject to any withholding of taxes required by applicable legal requirements.

At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Treatment of ChannelAdvisor Options, ChannelAdvisor RSUs and ChannelAdvisor PSUs

Vested ChannelAdvisor Options. As of the Effective Time, each Vested Option will be cancelled and automatically converted into the right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of shares of common stock underlying such Vested Option, multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Vested Options, less applicable tax withholdings.

Unvested ChannelAdvisor Options. As of the Effective Time, each Unvested Option will be cancelled and replaced with a right to receive an amount in cash, without interest thereon, equal to the Cash Replacement Option Amounts, which Cash Replacement Option Amounts will, subject to the holder’s continued service with CommerceHub or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms.

Vested RSUs. As of the Effective Time, each Vested RSU will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of shares of common stock underlying such Vested RSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings.

Unvested RSUs. As of the Effective Time, each Unvested RSU will be replaced with a right to receive an amount in cash, without interest thereon, equal to the Cash Replacement RSU Amounts, less applicable tax withholdings, which Cash Replacement RSU Amounts will, subject to the holder’s continued service with CommerceHub or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms.

Vested PSUs. As of the Effective Time, each Vested PSU will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of shares of common stock underlying such Vested PSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings.

Unvested PSUs. As of the Effective Time, each Unvested PSU will be replaced with a right to receive an amount in cash, without interest, equal to Cash Replacement PSU Amounts, less applicable tax withholdings, which Cash Replacement PSU Amounts will, subject only to the holder’s continued service with CommerceHub or one of its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms. The total number of shares of common stock underlying each unvested ChannelAdvisor PSU will be determined as follows, without regard to actual performance against any applicable performance measures: (A) with respect to the portion of each ChannelAdvisor PSU granted in 2020 that remains subject to vesting as of the Effective Time, at 150% of the target level of performance applicable to such ChannelAdvisor PSUs (based on actual performance following the conclusion of the 2020-2021 performance period), (B) with respect to each ChannelAdvisor PSU granted in 2021, at 200% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents, and (C) with respect to each ChannelAdvisor PSU granted in 2022, at 100% of the target level of performance applicable to such ChannelAdvisor PSU, as such target is set forth in the applicable award documents.

Exchange and Payment Procedures

Prior to the Effective Time, CommerceHub will designate a paying agent (“Paying Agent”) for the holders of record of any shares of common stock entitled to receive the Merger Consideration at the Effective Time. At or prior to the Closing, CommerceHub will deposit or cause to be deposited with the Paying Agent cash sufficient, when taken together with the amount of ChannelAdvisor’s cash on hand, to pay the aggregate amount of Merger Consideration payable at the Effective Time pursuant to the Merger Agreement.

As promptly as practicable after the Effective Time (and in any event within three business days), CommerceHub will cause the Paying Agent to mail or otherwise provide to each holder of record of any shares entitled to receive the Merger Consideration transmittal materials, including a customary form of letter of transmittal and instructions for surrendering any certificates or book-entry shares in exchange for the Merger Consideration for each share formerly evidenced by such certificates or book-entry shares.

As soon as reasonably practicable after the Effective Time, with respect to any vested equity award, and the applicable vesting date, with respect to any unvested equity award, but in each case no earlier than the first regularly scheduled payroll date that is at least three business days following the Effective Time or the applicable vesting date (but in no event later than the later of ten days and the second regularly scheduled payroll date, in each case, following the Effective Time or the applicable vesting date), as applicable, CommerceHub will, or will cause the Surviving Corporation or a subsidiary of the Surviving Corporation to, pay through the Surviving Corporation’s or the applicable subsidiary’s payroll the aggregate Vested Option consideration, Cash Replacement Option Amounts, Vested RSU consideration, Cash Replacement RSU Amounts, the Vested PSU consideration and the Cash Replacement PSU Amounts payable with respect to Company Options, RSUs and PSUs held by current or former employees of ChannelAdvisor or its subsidiaries (net of any payroll taxes required to be deducted and withheld by applicable legal requirements); but to the extent the holder of a Company Option, RSU or PSU is not, and was not at any time during the vesting period of the Company Option, RSU or PSU, an employee of ChannelAdvisor or its subsidiaries for employment tax purposes, the Vested Option consideration, Vested RSU consideration, or Vested PSU consideration, if any, payable with respect to such Company Option, RSU or PSU will be paid by the Paying Agent.

The Surviving Corporation, CommerceHub and Merger Sub may deduct and withhold any applicable taxes from any consideration payable pursuant to the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of ChannelAdvisor, CommerceHub and Merger Sub. Some of the representations and warranties in the Merger agreement made by ChannelAdvisor are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, a fact, event, occurrence, effect, change, development or circumstance (each, an “Effect”) that is deemed to have a “Material Adverse Effect” on ChannelAdvisor and its subsidiaries, taken as a whole, if such Effect, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of ChannelAdvisor and its subsidiaries, taken as a whole, provided that, none of the following will be deemed in and of themselves, either alone or in combination, to constitute a Material Adverse Effect on ChannelAdvisor and its subsidiaries, and none of the following will be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect on ChannelAdvisor and its subsidiaries:

(a)

any change in the market price, credit rating or trading volume of ChannelAdvisor’s stock or other securities or any change affecting the ratings or the ratings outlook for ChannelAdvisor (provided that the underlying factors contributing to any such change will not be excluded unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect);

(b)	any Effects resulting from the announcement of the Merger Agreement or the Transactions;

(c)	any Effect affecting in any industry which ChannelAdvisor and its subsidiaries operate;

(d)	economic, legislative, regulatory or political conditions or conditions in any securities, credit, financial or other capital markets, in each case in the United States or any other country or region;

(e)	any Effect arising from changes in interest rates, inflation rates or fluctuations in the value of any currency;

(f)

any act of terrorism, war, civil unrest, national or international calamity, cyber-intrusion, weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, pandemic or epidemic (including the COVID-19 pandemic, and any variations thereof or related or associated epidemics, pandemics or disease outbreaks) or any other similar event (and any escalation or worsening of any of the foregoing);

(g)

any failure by ChannelAdvisor or any of its subsidiaries to meet any internal or external projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (provided, that the underlying factors contributing to any such failure will not be excluded unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect);

(h)	any Effect resulting or arising from CommerceHub’s or Merger Sub’s breach of the Merger Agreement or an Investor’s breach of an Equity Commitment Letter;

(i)

any action taken (or not taken) by ChannelAdvisor or any of its subsidiaries that is requested by CommerceHub in writing or that is required to be taken (or not taken) pursuant to the Merger Agreement;

(j)	any claim or Legal Proceeding arising out of or related to the Merger Agreement or the Transactions;

(k)

any change in, or any compliance with or action taken for the purpose of complying with, any legal requirements (including any COVID-19 response) or United States generally accepted accounting principles (“GAAP”) (or interpretations of any legal requirements or GAAP); or

(l)

provided, further that any Effect referred to in the foregoing clauses (c), (d), (e) or (f) may be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect to the extent such Effect has a materially disproportionate adverse impact on ChannelAdvisor and its subsidiaries, in the aggregate, as compared to other similarly situated participants in the industries in which ChannelAdvisor and its subsidiaries, in the aggregate, operate (in which case any such incremental disproportionate adverse impact (and only such incremental disproportionate adverse impact) may be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect).

In the Merger Agreement, ChannelAdvisor has made customary representations and warranties to CommerceHub and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization and ChannelAdvisor subsidiaries;

•	certificate of incorporation and bylaws;

•	capitalization of ChannelAdvisor and its subsidiaries;

•	SEC filings; financial statements;

•	absence of changes since December 31, 2021;

•	title to assets;

•	real property;

•	intellectual property;

•	contracts;

•	liabilities;

•	compliance with legal requirements and export controls;

•	certain business practices;

•	governmental authorization;

•	tax matters;

•	employee matters and benefit plans;

•	environmental matters;

•	insurance;

•	legal proceedings and orders;

•	authority and binding nature of the Merger Agreement;

•	related party transactions;

•	merger approval;

•	non-contravention and consents;

•	fairness opinion; and

•	financial advisors.

In the Merger Agreement, CommerceHub and Merger Sub have made customary representations and warranties to ChannelAdvisor that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization;

•	existence and good standing of CommerceHub and Merger Sub;

•	authority; binding nature of the Merger Agreement;

•	non-contravention and consents;

•	disclosure and the accuracy of information supplied by or on behalf of CommerceHub or Merger Sub;

•	absence of litigation;

•	financing;

•	sufficiency of proceeds;

•	stockholder and management arrangements;

•	ownership of ChannelAdvisor common stock;

•	solvency; and

•	brokers and other advisors.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that during the pre-Closing period, except as: (i) expressly required or otherwise expressly contemplated by the Merger Agreement or as required by applicable legal requirements; (ii) consented to by CommerceHub in writing (which consent will not be unreasonably withheld, delayed or conditioned); or (iii) disclosed in ChannelAdvisor’s disclosure letter to the Merger Agreement, ChannelAdvisor will use commercially reasonable efforts to (x) conduct and ensure that ChannelAdvisor and its subsidiaries conduct their business in the ordinary course of business and (y)(1) preserve intact the business and material operations of ChannelAdvisor and its subsidiaries and (2) keep available all of the material services of its directors, officers and material employees of ChannelAdvisor or any of its subsidiaries; provided that the foregoing interim operating covenants do not prohibit ChannelAdvisor and its subsidiaries from taking commercially reasonable actions (in consultation with CommerceHub to the extent reasonably practicable) in response to the actual or anticipated effects of the COVID-19 pandemic or any COVID-19 responses.

Additionally, the Merger Agreement provides that during the pre-Closing period, except as: (i) expressly required or otherwise expressly contemplated by the Merger Agreement or as required by applicable legal requirements; (ii) consented to by CommerceHub in writing (which consent will not be unreasonably withheld, delayed or conditioned); or (iii) disclosed in ChannelAdvisor’s disclosure letter to the Merger Agreement, ChannelAdvisor and its subsidiaries will not, among other things:

•

establish a record date for, declare, accrue, set aside or pay any dividend or other distribution in respect of any shares of its capital stock (including the common stock) or other equity, equity linked or voting interests, except for dividends or other distributions by a subsidiary of ChannelAdvisor to ChannelAdvisor or another wholly owned subsidiary of ChannelAdvisor;

•

redeem or otherwise acquire any ChannelAdvisor capital stock or other equity, equity linked or voting interests, or any rights, warrants or options to acquire any ChannelAdvisor capital stock, subject to customary exceptions;

•

adjust, recapitalize, split, combine, subdivide, or reclassify any ChannelAdvisor capital stock or other equity-linked or voting interests or authorize the issuance of any other securities in respect of, in lieu of or in substitution for ChannelAdvisor capital stock or any of ChannelAdvisor’s other equity, equity-linked or voting interests;

•

sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by ChannelAdvisor or any of its subsidiaries of (A) capital stock, equity, equity-linked or voting interest or other security; (B) option, call, warrant, restricted securities or right to acquire capital stock, equity interests or other securities; or (C) any instrument convertible into or exchangeable for any capital stock, equity interests or other securities of ChannelAdvisor and its subsidiaries, subject to customary exceptions;

•	enter into any contract that would be a material contract or amend, terminate or waive any right under a material contract, subject to customary exceptions;

•

enter into, establish, adopt, terminate or amend any employee plan, grant or amend any award under, or amend or waive any of the rights of ChannelAdvisor and its subsidiaries under, or accelerate the vesting under, any provision of any of the employee plans or related award, or provide for the increase or acceleration of vesting of any compensation or benefits of any officer or other employee, or individual who is an individual independent contractor, consultant or director (“Company Associate”), except that ChannelAdvisor and its subsidiaries may (A) provide increases in salary and wages to any Company Associate who is eligible to earn an annual base salary or annual base fee of less than $150,000 in the ordinary course of business or pursuant to any written plans, programs or agreements existing on the date of the Merger Agreement; (B) amend any employee plans to the extent required by applicable legal requirements; (C) may replace, renew or extend a broadly applicable employee plan in the ordinary course of business that does not materially increase the cost of such employee plan or benefits provided under such employee plan based on the cost on date of the Merger Agreement, and (D) may make annual or quarterly bonus or commission payments in the ordinary course of business;

•

(A) enter into (1) any change-of-control agreement with any Company Associate or (2) any retention agreement with any Company Associate; (B) enter into any employment, severance or consulting agreement with any Company Associate (other than any standard agreements entered into with any newly hired Company Associate eligible to earn an annual base salary or annual base fee equal to or less than $150,000, in each case, in the ordinary course of business and pursuant to forms of agreements substantially similar to the corresponding forms made available to CommerceHub); (C) hire or terminate without “cause” any Company Associate, other than to hire or terminate without “cause” in the ordinary course of business any employee who is eligible to earn an annual base salary equal to less than $150,000; (D) fund any payments or benefits that are payable or to be provided under any employee plan; (E) make or forgive any loan to any Company Associate (other than advancement of expenses in the ordinary course of business); (F) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that would implicate any state laws; (G) except as provided under the terms of any existing agreement between ChannelAdvisor and Company Associate set forth on in the ChannelAdvisor disclosure letter, increase or accelerate the vesting of the compensation or benefits of any Company Associate; or (H) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company Associate;

•

amend the certificate of incorporation, bylaws, charter or other organizational documents of ChannelAdvisor or any of its subsidiaries, except as may be required by legal requirements or the rules and regulations of the NYSE;

•

make any loans, advances or capital contributions to, or investments in, any other person, except for (A) loans solely between or among ChannelAdvisor and its subsidiaries; (B) advances for employee expenses in the ordinary course of business; or (C) the extension of trade credit in the ordinary course of business;

•

form any subsidiary, acquire any equity interest in any other entity or enter into any joint venture, legal partnership (excluding any strategic partnerships or other commercial arrangements), limited liability company or similar arrangement;

•

make or authorize any capital expenditure except in accordance with the capital budget set forth in the ChannelAdvisor disclosure letter, plus a 10% variance for each principal category set forth therein or capital expenditures not addressed by the foregoing clause that do not exceed $1 million in the aggregate during any fiscal year;

•

incur any indebtedness after the date of the Merger Agreement in excess of $500,000 at any one time outstanding, except for (A) guarantees by ChannelAdvisor of existing indebtedness of any of its subsidiaries, (B) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business and that do not exceed more than $100,000 in the aggregate and (C) indebtedness incurred under any existing credit facilities or similar arrangements as in effect as of the date of the Merger Agreement;

•

sell, lease, transfer, subject to any encumbrance (other than a permitted encumbrance) or otherwise dispose of or assign any of its properties or assets, except for (A) dispositions of supplies, inventory, merchandise or products in the ordinary course of business and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of ChannelAdvisor or any of its subsidiaries; (B) transfers between or among ChannelAdvisor and any of its subsidiaries; (C) voluntary terminations or surrenders of leases or subleases of real property in the ordinary course of business; or (D) with a fair value less than $500,000 individually or $1 million in the aggregate;

•

sell, assign, transfer, license, abandon, cancel, permit to lapse, pledge, encumber, fail to renew, maintain or pursue filed applications for or otherwise dispose of any material ChannelAdvisor intellectual property, other than the grant of non-exclusive licenses in the ordinary course of business;

•	acquire any material business or entity (including by merger, consolidation or acquisition of stock or assets);

•	except as required under applicable legal requirements, file any material tax return that was prepared materially inconsistent with past practice;

•	make, revoke or change any material tax election or material method of accounting for tax purposes outside of the ordinary course of business or file any material amended tax return;

•	agree to any extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes;

•

settle or compromise any material tax claim or liability, initiate or enter into any closing, voluntary disclosure or similar agreement with a taxing authority relating to a material amount of taxes (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business);

•	request any letter ruling from the IRS (or any comparable ruling from any other taxing authority);

•

commence any legal proceeding, other than: (A) routine matters in the ordinary course of business; (B) in such cases where ChannelAdvisor reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that ChannelAdvisor consults with CommerceHub and considers the views and comments of CommerceHub with respect to such legal proceedings prior to commencement thereof); or (C) subject to any limitations set forth in other provisions of the Merger Agreement, in connection with a breach of the Merger Agreement or any other agreements contemplated thereby;

•

settle, release, waive or compromise any legal proceeding or other claim (or threatened legal proceeding or other claim), other than (A) a settlement or compromise involving only the payment of monies by ChannelAdvisor or any of its subsidiaries (net of recoveries under insurance policies or indemnity obligations) of not more than $100,000 individually and $500,000 in the aggregate; or (B) any settlement or compromise that results in no obligation of ChannelAdvisor or any of its subsidiaries or solely results in ChannelAdvisor’s or any of its subsidiaries’ receipt of payment, provided that, no such settlement or compromise may involve any material injunctive or equitable relief, or impose material restrictions, on the business activities of ChannelAdvisor or any of its subsidiaries, taken as a whole;

•

(A) enter into any collective bargaining agreement or other agreement with any labor organization, works council or similar employee organization (or enter into negotiations to do any of the foregoing) (except to the extent required by applicable legal requirements); or (B) voluntarily recognize any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any Company Associate;

•	adopt or implement any stockholder rights plan or similar arrangement;

•

make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of ChannelAdvisor or its subsidiaries, except insofar as may be required (A) by GAAP (or any interpretation thereof); (B) by any applicable laws, including Regulation S-X under the Securities Act of 1933, as amended; or (C) by any governmental body (including the Financial Accounting Standards Board or any similar organization);

•

adopt a plan or agreement of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization of ChannelAdvisor and its subsidiaries other than a dormant subsidiary of ChannelAdvisor in the ordinary course of business;

•

engage in any transaction or enter into any agreement, arrangement or understanding with another any affiliate of ChannelAdvisor or any other person that would be required to be disclosed pursuant to Item 404 of Regulation S-K; or

•	authorize any of, or agree or commit to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in the Merger Agreement will give to CommerceHub or Merger Sub, directly or indirectly, rights to control or direct the operations of ChannelAdvisor or its subsidiaries prior to the Effective Time. Prior to the Effective Time, each of CommerceHub and ChannelAdvisor will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision of its and its subsidiaries’ operations.

No Solicitation of Other Offers

For purposes of this proxy statement and the Merger Agreement:

“Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are no less favorable in the aggregate to ChannelAdvisor and its subsidiaries than those contained in the Confidentiality Agreement dated February 2, 2022, between ChannelAdvisor and CommerceHub (the “Confidentiality Agreement”) (except that the confidentiality agreement need not contain standstill provisions) and (ii) does not prohibit ChannelAdvisor or any of its subsidiaries from complying with its obligations under the Merger Agreement, including from providing any information to CommerceHub in accordance with the Merger Agreement.

“Acquisition Proposal” means any bona fide, written proposal or offer from any person (other than CommerceHub and its affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any direct or indirect:

•

acquisition, lease or license of assets of ChannelAdvisor and its subsidiaries on a consolidated basis equal to 20% or more of ChannelAdvisor and its subsidiaries’ consolidated assets or to which 20% or more of ChannelAdvisor and its subsidiaries’ consolidated revenues or earnings are attributable to;

•	issuance by ChannelAdvisor of 20% or more of the outstanding shares of common stock;

•	tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares; or merger, consolidation,

amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving ChannelAdvisor that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares or voting power of the resulting direct or indirect CommerceHub of ChannelAdvisor or the surviving entity in such transaction; and

•

in each case of the foregoing clauses, other than the Transactions, or any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, net revenues, net income or shares of common stock involved is 20% or more.

“Superior Proposal” means a bona fide written Acquisition Proposal made by a third party after the date of the Merger Agreement that the Board of Directors (or committee thereof) determines, in its good faith judgment, is reasonably likely to be completed, taking into account all legal, regulatory and financing aspects of the proposal and the person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors (or committee thereof) deems relevant and if consummated, would result in a transaction more favorable to ChannelAdvisor’s stockholders (solely in their capacities as such) from a financial point of view than the Transactions. For purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal are deemed to be references to “50%.”

During the pre-Closing period, ChannelAdvisor and its subsidiaries and their respective officers and directors have agreed not to, and will direct their respective representatives not to, indirectly or directly:

•

continue any solicitation, knowing encouragement, knowing facilitation (including by providing non-public information), discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal;

•

solicit, initiate, or knowingly facilitate, or knowingly encourage (including by furnishing non-public information) any Acquisition Proposal or any inquiries regarding, or making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (each such inquiry, an “Inquiry”) or the making, submission or announcement of any Acquisition Proposal or Inquiry;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other person any non-public information relating to ChannelAdvisor or any of its subsidiaries or its business, properties, assets, books, records or other non-public information in connection with or for the purpose of knowingly encouraging, assisting, inducing or facilitating, an Acquisition Proposal or any Inquiry; or

•

enter into any letter of intent, acquisition agreement, agreement in principle or similar Contract with respect to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (each of the foregoing referred to as a “Company Acquisition Agreement”).

In addition, as soon as reasonably practicable after the date of the Merger Agreement (and in any event within three (3) business days of the date of the Merger Agreement), ChannelAdvisor and its subsidiaries agreed to direct their respective representatives to (i) deliver a written notice to each person (other than CommerceHub) that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal within the preceding nine months, stating that ChannelAdvisor is ending all discussions and negotiations with such person with respect to any Acquisition Proposal, effective immediately, and such notice shall also request such person to promptly return or destroy all confidential information concerning ChannelAdvisor and its subsidiaries and (ii) terminate data room access previously granted to any persons and its representatives (other than CommerceHub and its representatives) in connection with any Acquisition Proposal or Inquiry.

In the event that prior to the receipt of the ChannelAdvisor Required Vote, ChannelAdvisor, its subsidiaries or any of their representatives receives an Acquisition Proposal from any person or group of persons, which was made, renewed or reaffirmed on or after the date of the Merger Agreement and did not result from any breach of the non-solicitation obligations in the Merger Agreement, ChannelAdvisor and its representatives may contact and engage in discussions with such person or group of persons to clarify the terms and conditions of such Acquisition Proposal and inform such person or group of persons of the terms of the Merger Agreement and if the Board of Directors (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and the Board of Directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to take such action could reasonably be expected to lead to a breach of its fiduciary duties under applicable legal requirements, then ChannelAdvisor and its representatives may (A) enter into an Acceptable Confidentiality Agreement and furnish, pursuant to such Acceptable Confidentiality Agreement, information (including non-public information) with respect to ChannelAdvisor and its subsidiaries to the person or group of persons who has made such Acquisition Proposal; provided that ChannelAdvisor will concurrently provide to CommerceHub any non-public information concerning ChannelAdvisor and its subsidiaries that is provided to any person given such access which was not previously provided to CommerceHub or its representatives and (B) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Acquisition Proposal and their respective representatives and financing sources with respect to such Acquisition Proposal.

Relatedly, following the date of the Merger Agreement, ChannelAdvisor has also agreed to (i) promptly (and in any event within 24 hours) notify CommerceHub in writing if any Acquisition Proposal or any Inquiries are received by ChannelAdvisor or any of its subsidiaries or any of their representatives, which will include a summary of the material terms and conditions of any Acquisition Proposal or Inquiry, including the identity of the person making such Acquisition Proposal or Inquiry (including copies of any written materials related thereto), (ii) keep CommerceHub reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal or Inquiry on a reasonably prompt basis (including copies of any written materials related thereto) and (iii) upon the reasonable request of CommerceHub, reasonably inform CommerceHub of the status of such Acquisition Proposal or Inquiry.

The Board of Directors’ Recommendation; ChannelAdvisor Adverse Change Recommendation

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of ChannelAdvisor common stock vote “FOR” adoption of the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Adverse Change Recommendation (as defined below) except as described below.

During the pre-Closing period, the Board of Directors (and any committee thereof) may not take any action described in the following (any such action, a “Company Adverse Change Recommendation”):

•

qualify, withhold, or withdraw (or modify in a manner adverse to CommerceHub or Merger Sub), or publicly propose to withhold, or withdraw (or modify or qualify in a manner adverse to CommerceHub or Merger Sub), the Board of Directors’ Recommendation;

•	fail to include the Board of Directors’ recommendation in this proxy statement;

•

fail to publicly reaffirm the Board of Directors’ recommendation within ten business days after CommerceHub so requests in writing (it being understood that ChannelAdvisor will have no obligation to make such reaffirmation on more than two separates occasions, other than in connection with an Acquisition Proposal);

•

approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal, or if any tender offer or exchange offer is commenced for equity securities of ChannelAdvisor, fail to recommend against such tender offer or exchange offer by the earlier of (i) the tenth business day after the commencement of such tender or exchange offer or (ii) the third business day prior to the Special Meeting; or

•	resolve or agree to do any of the foregoing.

The Board of Directors also agreed not to approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow ChannelAdvisor to execute or enter into any Alternative Acquisition Agreements (other than an Acceptable Confidentiality Agreement).

Notwithstanding anything to the contrary in the Merger Agreement, if at any time prior to the receipt of the ChannelAdvisor Required Vote that did not arise out of a breach of the non-solicitation obligations in the Merger Agreement, ChannelAdvisor has received a written Acquisition Proposal from any person that has not been withdrawn, and the Board of Directors (or a committee thereof) has determined, in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal, (i) the Board of Directors (or a committee thereof) may make a Company Adverse Change Recommendation or (ii) ChannelAdvisor may terminate the Merger Agreement to enter into an agreement with respect to such Superior Proposal in accordance with the Merger Agreement:

•

the Board of Directors (or a committee thereof) determines in good faith, after consultation with ChannelAdvisor’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements;

•

ChannelAdvisor provides CommerceHub with prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate the Merger Agreement at least four business days prior to making any such Company Adverse Change Recommendation or termination to the Merger Agreement (a “Determination Notice”);

•

ChannelAdvisor provides to CommerceHub copies of the most current drafts of any proposed Company Acquisition Agreement with respect to such Acquisition Proposal and any financing commitments or other agreements to be entered into in connection with such Acquisition Proposal and a summary of the material terms and conditions of such Acquisition Proposal;

•

ChannelAdvisor affords CommerceHub five business days (the “Match Period”) after the delivery of the Determination Notice to propose revisions to the terms of the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letters and the limited guarantee or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal, and to the extent CommerceHub desires to negotiate, negotiate in good faith with CommerceHub and makes its representatives reasonably available to negotiate in good faith with CommerceHub with respect to the proposed revisions or other proposal and make its representatives reasonably available, if any; and

•

the Board of Directors (or a committee thereof), after considering the terms of the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letters and limited guarantee and the effect to any of the written proposals made by CommerceHub, if any, prior to 11:59 p.m. Eastern Time on the last date of the Match Period, the Board of Directors determines, in good faith after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal and, after consultation with outside legal counsel, that the failure to make the Company Adverse Change Recommendation or terminate the Merger Agreement would be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements.

Issuance of any “stop, look and listen” communication by ChannelAdvisor pursuant to Rule 14d-9(f) which shall not, in and of itself, be considered a Company Adverse Change Recommendation and will not require a Determination Notice or compliance with the foregoing procedures, so long as such communication solely describes ChannelAdvisor’s receipt of an Acquisition Proposal and the operation of Merger Agreement with respect thereto; provided, if any such communication has the effect of withdrawing (or qualifying or modifying in a manner adverse to CommerceHub or Merger Sub) the Board of Directors’ recommendation, such communication will constitute a Company Adverse Change Recommendation.

Additionally, the Board of Directors (or a committee thereof) may make a Company Adverse Change Recommendation in response to a Change in Circumstances, if and only if:

•

the Board of Directors (or a committee thereof) determines in good faith, after consultation with ChannelAdvisor’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements;

•

ChannelAdvisor provides CommerceHub a Determination Notice at least three business days prior to making any such Company Adverse Change Recommendation (which notice describes in the Change in Circumstances in reasonable detail and provides a detailed explanation of the Company Adverse Change in Recommendation);

•

ChannelAdvisor affords CommerceHub three business days after the delivery of the Determination Notice to propose revisions to the terms of Merger Agreement or make another proposal so that such Change in Circumstances would no longer necessitate a Company Adverse Change Recommendation, and, to the extent CommerceHub desires to negotiate, will have negotiated in good faith with CommerceHub with respect to such proposed revisions or other proposal, if any, and will have made its Representatives reasonably available; and

•

the Board of Directors, after considering the terms of the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letters and the limited guarantee and the effect of any written proposals made by CommerceHub, if any, prior to 11:59 p.m. Eastern Time on the third business day following delivery of the Determination Notice, Board of Directors (or a committee thereof) will have determined, in good faith after consultation with its outside legal counsel, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstances would be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements.

For the purposes of this proxy statement and the Merger Agreement, “Change in Circumstance” will mean any material Effect or material change in circumstances with respect to ChannelAdvisor and its subsidiaries that (a) was not known or reasonably foreseeable to the Board of Directors as of the date of the Merger Agreement (or if known by the Board of Directors as of the date of the Merger Agreement, the consequences of which were not known or reasonably foreseeable to Board of Directors as of the date of the Merger Agreement) and (b) does not relate to any Acquisition Proposal; provided, that none of the following, either alone or in combination, will constitute a “Change in Circumstance”: (i) any Acquisition Proposal, Inquiry or any business combination or acquisition opportunity, (ii) any Effect resulting from a breach of the Merger Agreement by ChannelAdvisor, (iii) the fact, in and of itself, that ChannelAdvisor and its subsidiaries exceed any internal or published projections, estimates or expectations of the their revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement (provided that the exception in this clause (iii) will not prevent or otherwise affect consideration of any such development or change that causes ChannelAdvisor and its subsidiaries meeting or exceeding such metrics from being taken into account in determining whether a Change in Circumstance has occurred), or (iv) any changes after the date of the Merger Agreement in the market price or trading volume of the shares of ChannelAdvisor’s common stock (provided that the exception clause (iv) will not prevent or otherwise affect consideration of any such development or change that causes such change in market price or trading value from being taken into account in determining whether a Change in Circumstance has occurred).

Employee Benefits

The Merger Agreement provides that, for at least twelve months following the Effective Time (or, if earlier, until such time that such employee is no longer employed by CommerceHub or its affiliates), CommerceHub will provide, or will cause the Surviving Corporation to provide, to each ChannelAdvisor employee who is employed by ChannelAdvisor as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any affiliate thereof) during such period (each, a “Continuing Employee”) (i) base salary (or base wages, as the case may be), annual short-term cash incentive compensation (i.e., annual bonus target) opportunities (excluding equity compensation) and annual commission opportunities, each of which is no less favorable than the base salary (or base wages, as the case may be), target annual short-term cash incentive compensation and commission opportunities provided to such Continuing Employee immediately prior to the Effective Time (for the avoidance of doubt, other than one-time or special non-ordinary incentive compensation opportunities payable in connection with, or a result of, the Transactions), and (ii) and other employee benefits (including vacation but excluding severance, equity or equity-based compensation, long-term incentive, nonqualified deferred compensation benefits, defined benefit pension benefits or post-termination or retiree health or welfare benefits) that are substantially comparable in the aggregate to the employee benefits (including vacation but excluding severance, equity or equity-based compensation, long-term incentive, nonqualified deferred compensation benefits, defined benefit pension benefits and post-termination or retiree health or welfare benefits) provided to either, as determined by CommerceHub (x) such Continuing Employee immediately prior to the Effective Time or, (y) similarly situated employees of CommerceHub and the CommerceHub subsidiaries. From and after the Effective Time, CommerceHub will cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms, all employee plans of ChannelAdvisor and its subsidiaries as in effect immediately prior to the Effective Time that are with any current or former employee, or individual who is an individual independent contractor, consultant or director, including ChannelAdvisor’s change in control severance arrangements; provided, that nothing herein will be deemed to prohibit CommerceHub, the Surviving Corporation or any of their subsidiaries from amending or terminating any such employee plan in accordance with its terms.

Each Continuing Employee will be given service credit for purposes of eligibility to participate and benefit levels (including, without limitation, levels of benefits under CommerceHub’s and/or the Surviving Corporation’s vacation policy and severance plan), and benefit accrual under the Surviving Corporation’s vacation policy and severance plan and eligibility for vesting under CommerceHub and/or the Surviving Corporation’s employee benefit plans and arrangements for which such Continuing Employees are eligible following the Effective Time (each, a “CommerceHub Employee Benefit Arrangement”) with respect to his or her length of service with ChannelAdvisor (and its subsidiaries, affiliates and predecessors) prior to the Closing Date, to the same extent that such service was recognized under the comparable employee plans immediately prior to the Effective Time and to the extent permitted by the applicable CommerceHub Employee Benefit Arrangement, provided that such service need not be recognized (i) if it would result in the duplication of benefits; (ii) with respect to any qualified or non-qualified defined benefit plan, non-qualified deferred compensation, post-termination or retiree health or welfare benefits, or with respect to equity or equity based compensation only, for purposes of determining eligibility for vesting and benefit accruals; or (iii) to the extent such service was not credited under the corresponding employee plan prior to the Effective Time.

With respect to each CommerceHub Employee Benefit Arrangement that is a health or welfare benefit plan in which a Continuing Employee is eligible to participate on or after the Effective Time, CommerceHub will use commercially reasonable efforts to (i) waive, or cause to be waived, all limitations as to pre-existing conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees (and their eligible dependents), to the extent that such conditions, exclusions and waiting periods would not apply under a similar employee plan in which such employees participated prior to the Effective Time and (ii) ensure that such health or welfare benefit plan will, for purposes of deductibles, co-payments and out-of-pocket maximums and allowances, credit Continuing Employees (and their eligible dependents) under the applicable CommerceHub Employee Benefit Arrangement for amounts paid during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible, co-payment limitations and out-of-pocket maximums and allowances under the relevant welfare benefit plans in which such Continuing Employee (and their eligible dependents) will be eligible to participate in the year in which the Effective Time occurs.

Notwithstanding the foregoing, nothing in the Merger Agreement will confer upon any Continuing Employee any right to continue in the employ or service of CommerceHub or any affiliate thereof or any particular term or condition of employment for any person, or will interfere with or restrict in any way the rights of CommerceHub or any of its affiliate which rights are hereby expressly reserved, to discharge, reduce, or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in the Merger Agreement to the contrary, nothing in the Merger Agreement will (i) be deemed or construed to establish or be an amendment or other modification of any employee plan or employee benefit plan, program, policy, agreement, arrangement, or contract of CommerceHub or Merger Sub (ii) create any third party rights in any current or former service provider of any Company, its subsidiaries or their affiliates (or any beneficiaries or dependents thereof), or (iii) prohibit or limit the ability of the CommerceHub or any of its affiliates (including, following the Effective Time, the Surviving Corporation or its subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement, arrangement, or contract at any time assumed, established sponsored or maintained by any of them.

Efforts to Close the Merger

Under the Merger Agreement, CommerceHub and ChannelAdvisor agreed to use reasonable best efforts to consummate the Merger and make effective the Transactions as soon as reasonably practicable.

Cooperation with the Financing

The obligation of CommerceHub and Merger Sub to consummate the Merger is not subject to any financing condition under the Merger Agreement, and CommerceHub and Merger Sub are obligated to consummate the Transactions irrespective and independently of the availability of the equity financing, and Debt Financing or any alternative financing, subject to the fulfilment or waiver of the closing conditions.

Under the Merger Agreement, CommerceHub or Merger Sub, as applicable, agreed to use its reasonable best efforts to take or do, or cause to be taken or done, all things necessary, proper or advisable to arrange and obtain the financing on the terms and subject to the conditions set forth in the Commitment Letters, including to:

•	maintain in effect the Commitment Letters until the consummation of the Transactions;

•

satisfy (or obtain a waiver of) on a timely basis all conditions and covenants applicable to CommerceHub, Merger Sub and CommerceHub’s affiliates in the Commitment Letters and otherwise comply with its obligations thereunder that are within its control;

•

negotiate, enter into, execute and deliver definitive agreements with respect thereto on a timely basis on the terms and conditions contemplated by the Commitment Letters or on other terms that are not materially less favorable, in the aggregate, to CommerceHub than the terms provided in the applicable Commitment Letter; and

•

enforce its rights pursuant to the Commitment Letters (including taking all reasonable actions within its control) under the Commitment Letters, if all conditions to the equity financing are, or upon funding of the equity financing will be, satisfied, cause the equity financing parties to fund on or prior to the closing date the equity financing required (when taken together with the Debt Financing) to consummate the Transactions and if all conditions to the Debt Financing are, or upon funding of the Debt Financing will be, satisfied, cause the debt financing sources to fund on or prior to the closing date the Debt Financing required to consummate the Transactions.

CommerceHub is also required to (A) provide ChannelAdvisor with prompt notice (and keep ChannelAdvisor informed on a current basis in reasonable detail with respect to) any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be excepted to give rise to any material breach or default) by any party to any Commitment Letter or definitive document to be entered into in order to procure the financing of which CommerceHub becomes aware or if at any time for any other reason CommerceHub reasonably believes that it will not be able to obtain all or any portion of the financing contemplated by the Commitment Letter in an amount sufficient to fund the required amount of funding under the Merger Agreement, and (B) give ChannelAdvisor prompt notice of (and keep ChannelAdvisor informed on a current basis in reasonable detail with respect to) the receipt of any written notice or, to the knowledge of CommerceHub, other written communication from any person with respect to (1) any actual or threatened breach, default, termination or repudiation of the Commitment Letters or any definitive documents to be entered into in order to procure the financing by any party thereto, (2) material dispute or disagreement between or among CommerceHub and any parties to the Commitment Letters or any definitive documents to be entered into in order to procure the financings and (3) the occurrence of an event or development that could reasonably be expected to adversely impact the ability of CommerceHub to obtain all or any portion of the financing in an amount sufficient to pay the required amount for of funding under the Merger Agreement; provided, that neither CommerceHub nor any of its affiliates will be under any obligation to disclose any information pursuant to this sentence to the extent that, in its reasonable discretion, (x) such information is subject to attorney-client, work product doctrine or other privilege asserted in good faith or (y) the disclosure of which would be prohibited or restricted by applicable law.

Under the Merger Agreement and prior to Closing, ChannelAdvisor agreed to use reasonable best efforts and will cause each of its subsidiaries to use its respective reasonable best efforts, at CommerceHub’s sole expense, to provide CommerceHub with all customary cooperation (and will use its reasonable best efforts to cause its representatives to cooperate) as is reasonably requested by CommerceHub to arrange and obtain the Debt Financing to be obtained by CommerceHub or its affiliates in connection with the Transactions, including using reasonable best efforts in:

•

causing management of ChannelAdvisor to participate in a reasonable number of meetings, presentations due diligence sessions and drafting sessions to the extent customary for the Debt Financing at times and locations to be mutually agreed with reasonable advance notice;

•

providing reasonable and customary assistance to CommerceHub with the preparation of customary marketing materials, bank information memoranda and similar documents required in connection with the Debt Financing;

•

facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing (including (x) cooperation in connection with the pay-off and termination of the ChannelAdvisor credit agreement and the release of related guarantees and liens in accordance with Merger Agreement) and (y) assisting CommerceHub in connection with the preparation of any pledge and security documents and other definitive financing documents as may be reasonably requested by CommerceHub; it being understood that such pledge and such documents will not take effect until the Effective Time;

•

furnishing CommerceHub and the debt financing sources, as promptly as reasonably practicable, with (A) financial and other pertinent and customary information (and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding ChannelAdvisor and its subsidiaries as may be reasonably requested by CommerceHub or the debt financing sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in lender presentations or other customary marketing materials, and (B) (1) in respect of any fiscal quarter ending after July 1, 2022 and at least forty five days prior to the Closing Date (to the extent such financial statements are not publicly available by such time), unaudited consolidated balance sheets and related statements of income and cash flows of ChannelAdvisor and its subsidiaries for such fiscal quarter and (2) in respect of any fiscal quarter ended December 31, 2022 and at least ninety days prior to the Closing Date (to the extent such financial statements are not publicly available by such time), audited consolidated balance sheets and related statements of income and cash flows of ChannelAdvisor and its subsidiaries on a consolidated basis for such fiscal year, in each case prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments, in the case of unaudited financial statements);

•

reasonably assisting CommerceHub with CommerceHub’s preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by CommerceHub or the debt financing sources to be included in any marketing materials or of the type required by the Debt Commitment Letter; it being agreed that nothing will require ChannelAdvisor or its subsidiaries to provide (or be deemed to require ChannelAdvisor to prepare) any pro forma financial statements, projections, information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or any description of all or any portion of the Debt Financing; and

•

at least four business days prior to the Closing Date, furnishing CommerceHub and the financing sources with all customary documentation and other information required by U.S. regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, Title III of Pub. L.107-56, and a beneficial ownership certificate for any entity that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31. C.F.R § 1010.230), in each case, to the extent requested at least nine business days prior to the Closing Date.

Furthermore, neither ChannelAdvisor nor any of its subsidiaries will be required to (i) take any action that would subject it to liability that is not contingent upon Closing or subject any director, manager, officer or employee of ChannelAdvisor or any of its affiliates to any actual or potential personal liability, (ii) waive or amend any terms of the Merger Agreement or agree to pay any fees or reimburse any expenses in connection with the Debt Financing prior to the Effective Time that is not advanced by CommerceHub; (iii) enter into any definitive agreement the effectiveness of which is not conditioned upon the Closing; (iv) give or agree to give any indemnities prior to the Effective Time; or (v) take any action that would reasonably be expected to contravene applicable law including antitrust law or that would interfere with the conduct of the business or ChannelAdvisor and its subsidiaries, breach any confidentiality obligations applicable to ChannelAdvisor and its subsidiaries or create a reasonable risk of damage or destruction to any property or assets of ChannelAdvisor or any of its subsidiaries.

In accordance with the Merger Agreement, CommerceHub and Merger Sub will indemnify and hold harmless ChannelAdvisor and its subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable and out-of-pocket attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with arranging the Debt Financing or the provision of information utilized in connection therewith (except to the extent that any of the foregoing arises from the gross negligence, fraud or willful breach of ChannelAdvisor, its subsidiaries and their respective representatives obligations under the Merger Agreement).

If any portion of the Debt Financing becomes unavailable and such amount is required to fund the required amounts (taking into account any then available debt and equity financing), CommerceHub will promptly notify ChannelAdvisor in writing and each of CommerceHub and Merger Sub will use its reasonable best efforts to arrange and timely obtain substitute financing from the same or alternative sources in an amount sufficient to fund the required amount of funding under the Merger Agreement, as promptly as practicable following the occurrence of such event but no later than the Closing Date, and will promptly after the execution and delivery thereof, provide to ChannelAdvisor a true and complete copy of the Debt Commitment Letter and fee letter related to the alternate financing with redactions consistent with the redactions made to the fee letter delivered on the date hereof.

Director and Officer Indemnification and Insurance

The Merger Agreement provides that, to fullest extent permitted by applicable legal requirements, all existing rights to indemnification, advancement of expenses and exculpation, by ChannelAdvisor or any of its subsidiaries existing in favor of those persons who are directors and officers of ChannelAdvisor or any of its subsidiaries as of the date of the Merger Agreement or have been directors or officers of ChannelAdvisor or any of its subsidiaries in the past (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time), as provided in the certificate of incorporation, bylaws, or applicable governing documents of ChannelAdvisor or its subsidiaries and as provided in the indemnification agreements between ChannelAdvisor and its subsidiaries and each Indemnified Person as of the date of the Merger Agreement, will (i) survive Closing and to the fullest extent permitted under applicable legal requirements, (ii) not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons, and (iii) will be observed by the Surviving Corporation and its subsidiaries to the fullest extent available under applicable legal requirements for a period of six years from the Effective Time.

The Merger Agreement also provides that, during the period commencing on the Effective Time and until the sixth anniversary of the date on which the Effective Time occurs, CommerceHub and the Surviving Corporation will (i) indemnify, defend, hold harmless and advance expenses to the Indemnified Persons with respect to all facts, events, acts or omissions by them in their capacities as such at any time prior to and including the Effective Time (including any matters arising in connection with Merger Agreement or the Transactions), to the fullest extent that ChannelAdvisor and its subsidiaries would be permitted by applicable legal requirement; and (ii) pay in advance of the final disposition of any action against any Indemnified Persons the expenses (including reasonable attorneys’ fees) of any Indemnified Persons upon receipt, if required by the DGCL, the Surviving Corporation’s organizational documents or any applicable indemnification agreement, of a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that such Indemnified Persons is not permitted to be indemnified under applicable legal requirements.

Additionally, from the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation will, and CommerceHub will cause the Surviving Corporation to, maintain in effect the existing policy of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ChannelAdvisor and its subsidiaries as of the date of the Merger Agreement for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of ChannelAdvisor and its subsidiaries (as applicable) on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy. At CommerceHub or ChannelAdvisor’s election prior to the Effective Time, CommerceHub or ChannelAdvisor may (through a nationally recognized insurance broker) purchase a six-year “tail” policy for the existing policy effective as of the Effective Time and if such “tail policy” has been obtained, it will be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to the Merger Agreement. In no event, however, will the Surviving Corporation be required to expend in any one year an amount in excess of 275% of the annual premium currently payable by ChannelAdvisor and its subsidiaries as of the date of the Merger Agreement with respect to such existing policy, and if the annual premiums payable for such insurance coverage exceeds such amount, CommerceHub will cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.

Other Covenants

Special Meeting

ChannelAdvisor has agreed to take all actions necessary and advisable under applicable legal requirements, its certificate of incorporation and bylaws and the rules of NYSE to duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as reasonably practicable after the date on which the mailing of this proxy statement to ChannelAdvisor stockholders is complete (and in any event no later than thirty calendar days after the date of such completed mailing) for the purpose of voting upon the adoption of the Merger Agreement.

Stockholder Litigation

ChannelAdvisor has agreed to promptly notify CommerceHub of any litigation against ChannelAdvisor or its directors relating to the Transactions and to keep CommerceHub informed on a reasonably current basis with respect thereto. ChannelAdvisor has also agreed to give CommerceHub the right to review and comment on all filings or responses to be made by ChannelAdvisor in connection with such litigation, and the right to consult on any proposed settlement with respect to such litigation, and ChannelAdvisor will in good faith take such comments into account. ChannelAdvisor may not enter into a settlement without CommerceHub’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Loan Payoff

Prior to the Closing, ChannelAdvisor must satisfy all notification requirements under the terms of any agreements with debtors of ChannelAdvisor and obtain payoff letters, in form and substance reasonably satisfactory to CommerceHub, from all lenders or other applicable third persons with respect to any indebtedness disclosed in the ChannelAdvisor disclosure letter. CommerceHub will pay the funds required substantially concurrently with the Closing to effect the repayment of the ChannelAdvisor credit agreement.

Conditions to the Closing of the Merger

The obligations of ChannelAdvisor, CommerceHub and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable legal requirements) of each of the following conditions:

•	the adoption of the Merger Agreement by the ChannelAdvisor Required Vote;

•	the expiration or termination of the applicable waiting period under the HSR Act (such condition, the “Regulatory Condition”); and

•

no governmental body will have (i) enacted, issued or promulgated any legal requirement that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) after the date of the Merger Agreement that is in effect as of immediately prior to the Effective Time, in each case, which has the effect of enjoining or otherwise prohibiting the consummation of the Merger (any such injunction, order or legal requirement, a “Legal Restraint”) (such condition, an “Absence of Restraint Condition”);

The obligations of CommerceHub and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver if permissible pursuant to applicable legal requirements, by CommerceHub and Merger Sub) of each of the following conditions (“ChannelAdvisor Closing Conditions”):

•

the representations and warranties of ChannelAdvisor relating to certain aspects of ChannelAdvisor’s capitalization (other than de minimis inaccuracies) and relating to the absence of certain changes being accurate in all respects as of the date of the Merger Agreement and as of the Closing as if made on and as of such time;

•

the representations and warranties of ChannelAdvisor relating to due organization, subsidiaries, authority, binding nature of the agreement; merger approval, certain aspects of ChannelAdvisor’s fairness opinion and financial advisors being accurate in all material respects as of the date of the Merger Agreement and as of the Closing as if made on and as of such time;

•	the representations and warranties of ChannelAdvisor set forth in the Merger Agreement (other than those referred to in the two preceding bullets) being accurate in all respects as of the date of the Merger Agreement and as of the Closing as if made on and as of such time, except where the failure of such representation or warranty to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (the “ChannelAdvisor Representation and Warranty Condition”);

•

ChannelAdvisor is not in material breach of any ChannelAdvisor covenants or agreements that ChannelAdvisor is required to comply with or perform at or prior to the Closing (“ChannelAdvisor Covenant Condition”);

•	the absence of any Material Adverse Effect having occurred since the date of the Merger Agreement; and

•

the receipt by CommerceHub and Merger Sub of a certificate of ChannelAdvisor, validly executed for and on behalf of ChannelAdvisor and in its name by a duly authorized executive officer of ChannelAdvisor, certifying that the conditions set forth in the preceding five bullets have been satisfied.

The obligation of ChannelAdvisor to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable legal requirements) of each of the following conditions, any of which may be waived exclusively by ChannelAdvisor:

•

the representations and warranties of CommerceHub and Merger Sub set forth in the Merger Agreement being true and correct on and as of the Closing Date as if made on and as of such date, except for any failure to be true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the consummation of the Merger or the ability of CommerceHub and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement (“CommerceHub Representation and Warranty Condition”);

•

CommerceHub and Merger Sub will not be in material breach of any of the covenants or agreements that CommerceHub and Merger Sub are required to comply with or perform at or prior to the Closing (“CommerceHub Covenant Condition”); and

•

the receipt by ChannelAdvisor of a certificate of CommerceHub and Merger Sub, validly executed for and on behalf of CommerceHub and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger and the other Transactions may be abandoned, at any time prior to the Effective Time, as follows:

•	by mutual written consent of CommerceHub and ChannelAdvisor at any time prior to the Effective Time;

•	by either CommerceHub or ChannelAdvisor if:

•

if a court of competent jurisdiction or other government body has issued a Legal Restraint and such Legal Restraint has become final and nonappealable (a “Final Legal Restraint”); provided that the right to terminate the Merger Agreement pursuant to the reason set forth in this bullet will not be available to any party if its (or in the case of CommerceHub, Merger Sub’s) material breach of any provision of the Merger Agreement has resulted in, or was a principal cause of the Legal Restraint becoming final and nonappealable;

•	if the Merger has not been consummated by 11:59 p.m. Eastern Time on March 6, 2023 (the “Termination Date”); provided, that if any of the conditions to the Closing set forth in the

Merger Agreement with respect to an Absence of Restraint Condition or Regulatory Condition (to the extent any such injunction or order is in respect of or relates to, or any such legal requirement is, any antitrust law) have not been satisfied, then the Termination Date may be extended by either CommerceHub or ChannelAdvisor for an additional three months; provided that the right to terminate Merger Agreement pursuant to the reason set forth in this bullet will not be available to any party if its (or in the case of CommerceHub, Merger Sub’s) material breach of any provision of Merger Agreement has resulted in, or was a principal cause of, the failure of the Effective Time to occur by the Termination Date; or

•	ChannelAdvisor’s failure to receive the ChannelAdvisor Required Vote.

•	by CommerceHub if:

•

(whether prior to or after the receipt of the ChannelAdvisor Required Vote), if ChannelAdvisor has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or if any of the representations or warranties of ChannelAdvisor in the Merger Agreement inaccurate, which breach, failure to perform or inaccuracy would result in a failure of ChannelAdvisor Representation and Warranty Condition or ChannelAdvisor Covenant Condition, as applicable, if measured as of the time CommerceHub asserts a right of termination pursuant to the reason set forth in this bullet, except that if such breach, failure or inaccuracy is capable of being cured by the Termination Date, CommerceHub will not be entitled to terminate Merger Agreement pursuant to the reason set forth in this bullet prior to the delivery by CommerceHub to ChannelAdvisor of written notice of such breach, failure or inaccuracy delivered at least forty five (45) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “ChannelAdvisor Breach Notice Period”), stating CommerceHub’s intention to terminate Merger Agreement for the reason set forth in this bullet and the basis for such termination, it being understood that CommerceHub will not be entitled to terminate Merger Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of the ChannelAdvisor Breach Notice Period; provided, however, that CommerceHub will not have the right to terminate Merger Agreement pursuant to the reason set forth in this bullet if CommerceHub or Merger Sub is then in breach of any covenant or agreement of the Merger Agreement or any representation or warranty of CommerceHub in the Merger Agreement is inaccurate, in each case, such that the CommerceHub Representation and Warranty Condition or CommerceHub Covenant Condition would not be satisfied (such reason for termination, a “ChannelAdvisor Material Breach”); or

•

(i) ChannelAdvisor enters into a Company Acquisition Agreement, (ii) the Board of Directors (or a committee thereof) makes a Company Adverse Change Recommendation; provided that the right to terminate the Merger Agreement pursuant to clause (ii) of this bullet will terminate at 11:59 p.m., Eastern time, on the 20th business day following the date on which CommerceHub became aware of such Company Adverse Change Recommendation or (iii) ChannelAdvisor is in material breach of any of its non-solicitation obligations or of the Board of Directors’ recommendation obligations under the Merger Agreement and has not cured such breach within five business days of receipt of a notice of such breach from CommerceHub (such reason for termination, an “Recommendation Change”).

•	by ChannelAdvisor if:

•

(whether prior to or after the receipt of the ChannelAdvisor Required Vote), if CommerceHub or Merger Sub has breached or failed to perform any of its covenants or agreements in Merger Agreement, or if any of the representations or warranties of CommerceHub or Merger Sub in the Merger Agreement is inaccurate, which breach, failure to perform or inaccuracy would result in a failure of the CommerceHub Representation and Warranty Condition or CommerceHub Covenant Condition, as applicable, as of the time

ChannelAdvisor asserts a right of termination pursuant to the reason set forth in this bullet, except that if such breach, failure or inaccuracy is capable of being cured by the Termination Date, ChannelAdvisor will not be entitled to terminate Merger Agreement pursuant to this bullet prior to the delivery by ChannelAdvisor to CommerceHub of written notice of such breach, failure or inaccuracy, delivered at least forty five days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “CommerceHub Breach Notice Period”), stating ChannelAdvisor’s intention to terminate the Merger Agreement pursuant to the reason set forth in this bullet and the basis for such termination, it being understood that ChannelAdvisor will not be entitled to terminate Merger Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of the CommerceHub Breach Notice Period; provided, however, that ChannelAdvisor will not have the right to terminate Merger Agreement pursuant to the reason set forth in this bullet if ChannelAdvisor is then in breach of any covenant or agreement of Merger Agreement or any representation or warranty of ChannelAdvisor in Merger Agreement is inaccurate, in each case, such that the ChannelAdvisor Representation and Warranty Condition or ChannelAdvisor Covenant Compliance, would not then be satisfied (such reason for termination, a “CommerceHub Material Breach”);

•

at any time prior to the receipt of the ChannelAdvisor Required Vote, in order to accept a Superior Proposal and enter into a binding written definitive acquisition agreement providing for the consummation of such Superior Proposal (a “Specified Agreement”) in accordance with the Merger Agreement, so long as (i) ChannelAdvisor has complied with the requirements of its nonsolicitation obligations and has observed the notice requirements with respect to such Superior Proposal, (ii) prior to or concurrently with such termination, ChannelAdvisor pays the ChannelAdvisor Termination Fee of $23 million payable to CommerceHub and (iii) substantially concurrently with such termination, ChannelAdvisor enters into a Specified Agreement to consummate such Superior Proposal (such reason for termination, an “Alternative Transaction”); or

•

if (i) the ChannelAdvisor Required Vote, Regulatory Condition, Absence of Restraint Condition and the ChannelAdvisor Closing Conditions have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing or unless the failure of which to be satisfied is due to any material breach or inaccuracy of any representation or warranty contained in the Merger Agreement on part of CommerceHub or Merger Sub or the failure of CommerceHub or Merger Sub to perform or comply with any of its respective covenants or agreements contained in the Merger Agreement) or, to the extent permitted by applicable legal requirements, waived, (ii) CommerceHub and Merger Sub have failed to consummate the Merger by the time the Closing was required to occur under the Merger Agreement; (iii) ChannelAdvisor has irrevocably notified CommerceHub in writing that, if CommerceHub and Merger Sub comply with their respective obligations under the Merger Agreement and the equity financing contemplated by the Equity Commitment Letter, the Debt Financing contemplated by the Debt Commitment Letter is funded, ChannelAdvisor is ready, willing and able to consummate the Merger; (iv) ChannelAdvisor has notified CommerceHub in writing at least three business days prior to such termination of ChannelAdvisor’s intention to terminate the Merger Agreement pursuant to this bullet and (v) the Merger will not have been consummated by the end of such three business day period and the ChannelAdvisor Required Vote, Regulatory Condition, Absence of Restraint Condition and the ChannelAdvisor Closing Conditions continue to be satisfied during such three business day period (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing or unless the failure to be satisfied is primarily attributable to or primarily results from a breach or inaccuracy of any representation or warranty contained in the Merger Agreement by

CommerceHub or Merger Sub or a failure of CommerceHub or Merger Sub to perform or comply with the covenants or agreements of the Merger Agreement) (such reason for termination, a “Financing Failure”).

In the event that the Merger Agreement is terminated pursuant to the termination rights discussed immediately above, the Merger Agreement will be of no further force or effect without liability or obligation on any party (or to any other parties), as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to termination fees, reimbursement of expenses and indemnification. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve ChannelAdvisor from any liability for any willful breach of the Merger Agreement. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement or the limited guarantee.

Termination Fee

In the following specified circumstances, ChannelAdvisor will be required to pay CommerceHub the ChannelAdvisor Termination Fee of $23 million:

(a)(1)(A) the Merger Agreement is validly terminated due to the Merger not Closing prior to the Termination Date or ChannelAdvisor fails to receive ChannelAdvisor Required Vote or (B) CommerceHub validly terminates the Merger Agreement due to a ChannelAdvisor Material Breach, (2) prior to the date of a termination (except in the case of termination pursuant to the failure to receive the ChannelAdvisor Required Vote) an Acquisition Proposal is publicly disclosed, or otherwise made known to the Board of Directors, ChannelAdvisor management or ChannelAdvisor stockholders, and in each case, is not withdrawn at least three business days prior to the earlier of the date of the Special Meeting and the date of such termination and (3) within twelve months of such termination, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into. For purposes of this paragraph, all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”

(b) the Merger Agreement is terminated (1) by ChannelAdvisor due to the Merger not Closing prior to the Termination Date or because ChannelAdvisor fails to receive the ChannelAdvisor Required Vote at a time when CommerceHub had the right to terminate due to a Recommendation Change or (2) due to a Recommendation Change.

(c) If the Merger Agreement is terminated due to an Alternative Transaction.

CommerceHub will be required to pay ChannelAdvisor the CommerceHub Termination Fee of $62 million if the Merger Agreement is terminated by ChannelAdvisor due to a CommerceHub Material Breach (or by CommerceHub due to the Merger not Closing prior to the Termination Date at a time when ChannelAdvisor would have been entitled to terminate the Merger Agreement due to a CommerceHub Material Breach) or due to a Financing Failure (or by CommerceHub due to the Merger not Closing prior to the Termination Date at a time when ChannelAdvisor would have been entitled to terminate the Merger Agreement due to a Financing Failure).

CommerceHub will be required to pay ChannelAdvisor the Regulatory Termination Fee of $47 million in the event that (a) the Merger Agreement is terminated pursuant to due to a Final Legal Restraint (to the extent the Legal Restraint relates to, arises under, or is in connection with any U.S. antitrust law) or (b) (1) the Merger Agreement is terminated by either CommerceHub or ChannelAdvisor due to the Merger not Closing prior to the Termination Date and (2) at the time of any such termination, all of the conditions in Merger Agreement have been satisfied or duly waived by the parties entitled to the benefit thereof, except for (x) Regulatory Approval or an Absence of Restraint (to the extent such Legal Restraint relates to, arises under, or is in connection with any U.S. antitrust law) and (y) any other condition to the Closing that by its nature is to be satisfied at the Closing.

Specific Performance

Notwithstanding anything to the contrary in the Merger Agreement, CommerceHub, Merger Sub and ChannelAdvisor are entitled to an injunction, specific performance or other equitable relief, except that, although the parties, each in its sole discretion, may determine its choice of remedies thereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, the Merger Agreement, under no circumstances will a party be permitted or entitled to receive both (i) specific performance of the other party’s obligation to effect the Closing and (ii) payment of the CommerceHub Termination Fee of $62 million (in the case of ChannelAdvisor) or the ChannelAdvisor Termination Fee of $23 million (in the case of CommerceHub) or monetary damages in respect of the willful breach of the other party.

Limitations of Liability

If the Merger Agreement is validly terminated pursuant to the terms set forth above in the section titled “-Termination of the Merger Agreement”, ChannelAdvisor’s receipt of the CommerceHub Termination Fee of $62 million or Regulatory Termination Fee of $47 million, the reimbursement obligations and ChannelAdvisor’s right to specific performance will be the sole and exclusive remedies of ChannelAdvisor and ChannelAdvisor against the CommerceHub related parties and the debt financing sources and their representatives arising out of or in connection with the Merger Agreement, any agreement executed in connection therewith and the transactions contemplated thereby, the termination of the Merger Agreement, the failure to consummate the Transactions or any claims or actions under applicable legal requirements arising out of or in connection with any breach, termination or failure.

If the Merger Agreement is terminated, under no circumstances will the aggregate amount payable by CommerceHub, Merger Sub, the guarantors or any of their respective affiliates (including for any willful breach or fraud) under the Merger Agreement (taking into account the payment of the CommerceHub Termination Fee of $62 million or the Regulatory Termination Fee of $47 million, as applicable) and the limited guarantee exceed an aggregate amount equal to $62 million plus the enforcement expenses and reimbursement obligations, and in no event will ChannelAdvisor’s and ChannelAdvisor related parties’ seek or obtain, or permit any of their representatives or any other person acting on their behalf to seek or obtain, nor will any person be entitled to seek or obtain, any monetary recovery or award in excess of the CommerceHub liability limitation (including for any willful breach or fraud) relating to or arising out of the Merger Agreement, the Equity Commitment Letter, the limited guarantee or the transactions contemplated in the Merger Agreement or the Commitment Letters (including any breach by the guarantors, CommerceHub or Merger Sub), the termination of the Merger Agreement, the failure to consummate the Merger or any claims or actions under applicable legal requirements arising out of any such breach, termination or failure (except that the CommerceHub and Company (or their respective affiliates) will remain obligated with respect to, and ChannelAdvisor may be entitled to remedies with respect to, the confidentiality agreement, between ChannelAdvisor and CommerceHub (in accordance with its terms)).

If the Merger Agreement is validly terminated pursuant to the terms set forth above in the section titled “-Termination of the Merger Agreement”, CommerceHub’s receipt of the ChannelAdvisor Termination Fee of $23 million and CommerceHub’s right to specific performance (to the extent available) will be the sole and exclusive remedies of CommerceHub, Merger Sub, guarantors and the CommerceHub related parties against ChannelAdvisor related parties arising out of or in connection with the Merger Agreement, any agreement executed in connection therewith and the transactions contemplated thereby, the termination of the Agreement, the failure to consummate the Transactions or any claims or actions under applicable legal requirements arising out of or in connection with any breach, termination or failure.

If the Merger Agreement is terminated, under no circumstances will the aggregate amount payable by ChannelAdvisor related parties (including for any willful breach or fraud) under the Merger Agreement (taking into account the payment of the ChannelAdvisor Termination Fee of $23 million and any enforcement expenses)

exceed an aggregate amount equal to $23 million plus the enforcement expenses (provided in no event will CommerceHub’s enforcement expenses exceed $2.5 million in the aggregate), and in no event will any of the CommerceHub related parties seek or obtain, nor will they permit any of their representatives or any other person acting on their behalf to seek or obtain, nor will any person be entitled to seek or obtain, any monetary recovery or award in excess of ChannelAdvisor’s liability limitation (including any willful breach or fraud) against any of the Company related parties, and in no event will CommerceHub or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of ChannelAdvisor’s liability limitation (including in the case of willful breach or fraud) against the Company related parties for, or with respect to, the Merger Agreement or the Merger, the termination of the Merger Agreement, the failure to consummate the Merger or any claims or actions under applicable legal requirements arising out of any such breach, termination or failure.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees and expenses, except that CommerceHub or the Surviving Corporation will be responsible for all fees and expenses of the Paying Agent.

Amendment

The Merger Agreement may be amended, modified and/or supplemented in any and all respects with respect to any of the terms of the Merger Agreement; provided, however, that (a) after obtaining the ChannelAdvisor Required Vote, there will be no amendment, modification or supplement that by legal requirement that requires further approval by ChannelAdvisor stockholders without such approval and (b) no amendment, modification or supplement will be made to the Merger Agreement after the Effective Time. Any such amendment, modification or supplement will be effective only if it is set forth in an instrument in writing executed by each of the parties. However, any modification, waiver or termination of certain sections of the Merger Agreement that would be adverse to any debt financing sources will not be effective without the prior written consent of such adversely affected debt financing sources.

Governing Law

The Merger Agreement is governed by Delaware law.

The Board of Directors unanimously recommends, on behalf of ChannelAdvisor,

that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, ChannelAdvisor is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to certain named executive officers of ChannelAdvisor that is based on or otherwise relates to the Merger Agreement and the Transactions, including the Merger. This compensation is summarized in the section captioned “The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger.” The Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, ChannelAdvisor is asking you to approve the following resolution:

“RESOLVED, that the stockholders of ChannelAdvisor approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to ChannelAdvisor’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions, including the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned ‘The Merger—Interests of ChannelAdvisor’s Directors and Executive Officers in the Merger’.”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Approval of the Compensation Proposal is not a condition to the completion of the Merger. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on ChannelAdvisor. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the amounts payable under the Compensation Proposal will be payable to ChannelAdvisor’s named executive officers in accordance with the terms and conditions of the applicable agreements, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Vote Required and Board of Directors Recommendation

Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

Assuming a quorum is present, (i) a failure to vote virtually or by proxy at the Special Meeting (including failure to give instruction to brokers, banks or other nominees for shares held in “street name”) will have no effect on the outcome of the Compensation Proposal, and (ii) abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. Shares of ChannelAdvisor’s common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed proxy card without indicating voting preferences on such proxy card, the shares of ChannelAdvisor’s common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.

Under the rules of NYSE, brokers, banks or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal and the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a

beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, if you hold your shares in “street name”, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

The Board of Directors unanimously recommends, on behalf of ChannelAdvisor,

that you vote “FOR” the approval, on an advisory (non-binding) basis, of this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Board of Directors determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If the Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement or the approval, on an advisory (non-binding) basis, of the Compensation Proposal.

In the Adjournment Proposal, we are asking our stockholders to approve a proposal to authorize the Board of Directors, in its discretion, to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the Special Meeting. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders who have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairperson of the Special Meeting.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

For the purpose of the Adjournment Proposal, (i) a failure to vote virtually or by proxy at the Special Meeting (including failure to give instruction to brokers, banks or other nominees on any of the proposals to be voted on at the Special Meeting for shares held in “street name”) will have no effect on the outcome of the Adjournment Proposal (but such shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which may make it harder to establish a quorum for the transaction of business at the Special Meeting), and (ii) abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, whether or not a quorum is present. If your shares are deemed present or represented by proxy at the Special Meeting, then a failure to vote your shares will have no effect on the outcome of the Adjournment Proposal if a quorum is present but will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present. Shares of ChannelAdvisor’s common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed and dated proxy card without indicating voting preferences on such proxy card, the shares of ChannelAdvisor’s common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.

Under the rules of NYSE, brokers, banks or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares are deemed present in person or represented by proxy at the Special Meeting, then failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present, but will have no effect on the Adjournment Proposal if a quorum is present. Therefore, if you hold your shares in “street name”, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

The Board of Directors unanimously recommends,

on behalf of ChannelAdvisor,

that you vote “FOR” this proposal.

MARKET PRICE AND DIVIDEND DATA

ChannelAdvisor’s common stock is listed on NYSE under the symbol “ECOM.” As of October 10, 2022, there were shares of common stock outstanding held by approximately 52 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by banks, brokers and other nominees. We have never declared or paid any cash dividends on our common stock.

On October 10, 2022, the latest practicable trading day before the printing of this proxy statement, the closing price for ChannelAdvisor’s common stock on NYSE was $22.69 per share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock and it will be delisted from NYSE and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports under the Exchange Act with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of September 20, 2022 by:

•	each person or group of affiliated persons, who we know to beneficially own more than five percent (5%) of our outstanding common stock;

•	each of our named executive officers, including one former named executive officer;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

For the purpose of the following table, each stockholder’s percentage ownership is calculated based on 31,809,188 shares of common stock outstanding as of September 20, 2022. Information given below regarding beneficial owners of more than five percent (5%) of our outstanding capital stock is based solely on information provided by such persons in filings with the SEC on Schedules 13D, 13G and other filings made with the SEC on or before September 20, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares issuable pursuant to stock options and other rights to purchase or acquire shares of our common stock within sixty (60) days of September 20, 2022. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is in care of ChannelAdvisor Corporation, 3025 Carrington Mill Boulevard, Suite 500, Morrisville, NC 27560. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares of Common Stock Beneficially Owned

	Number	Percent
Greater than 5% Stockholders (other than directors and executive officers):
Janus Henderson Group plc (1)	2,190,793	6.9
The Vanguard Group (2)	2,058,463	6.5
BlackRock, Inc. (3)	2,036,737	6.4
Magnetar Capital LLC (4)	1,738,756	5.6
ArrowMark Colorado Holdings LLC (5)	1,700,046	5.3
Directors and Named Executive Officers:
David J. Spitz (6)	748,605	2.4
Elizabeth Segovia (7)	217,301	*
Richard F. Cornetta (8)	177,709	*
Diana S. Allen (9)	109,605	*
Timothy J. Buckley (10)	103,820	*
Timothy V. Williams	96,406	*
Joseph L. Cowan	74,431	*
Janet R. Cowell	20,829	*
Linda M. Crawford	6,196	*
Marshall A. Heinberg	19,251	*
Himanshu S. Palsule	—	*
M. Scot Wingo	16,367	*
All current directors and executive officers as a group (11 persons) (11)	1,590,520	5.0

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares.

(1)

As reported by Janus Henderson Group plc in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2022, which states that Janus Henderson Group plc has shared voting and dispositive power with respect to all of the shares. Janus Henderson Group plc is the parent company of Janus Henderson Venture Fund, which has shared voting and dispositive power with respect to 1,783,534 of the shares. The securities are owned by one or more advisory clients for which Janus Henderson Venture Fund serves as an investment adviser. The principal business address of Janus Henderson Group plc is 201 Bishopsgate EC2M 3AE, United Kingdom.

(2)

As reported by The Vanguard Group, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2022, which states that The Vanguard Group, Inc. has sole dispositive power with respect to 1,986,742 of the shares, shared dispositive power with respect to 71,721 of the shares and shared voting power with respect to 46,330 of the shares. The Vanguard Group, Inc. is the parent holding company of Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited, which act as investment advisers to registered investment companies and separate accounts that own the reported shares. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)

As reported by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2022, which states that BlackRock, Inc. has sole dispositive power with respect to all of the shares and sole voting power with respect to 2,011,800 of the shares. BlackRock, Inc. is the parent holding company of BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC, which act as investment advisers to registered investment companies and separate accounts that own the reported shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

As reported by Magnetar Capital LLC in a Schedule 13D filed with the Securities and Exchange Commission on September 23, 2022, which states that Magnetar Financial LLC has shared dispositive power and shared voting power with respect to all of the shares with Magnetar Capital Partners LP, Supernova Management LLC, and Alec N. Litowitz. The shares are held for the accounts of each of Magnetar PRA Master Fund Ltd and Magnetar Systematic Multi-Strategy Master Fund Ltd, entities for which Magnetar Capital LLC serves as investment adviser. The principal address of Magnetar Financial LLC is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(5)

As reported by ArrowMark Colorado Holdings LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2022, which states that ArrowMark Colorado Holdings LLC has sole dispositive power and sole voting power with respect to all of the shares. The securities are owned by one or more advisory clients for which ArrowMark Colorado Holdings LLC serves as an investment adviser. The principal business address of ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(6)	Consists of 249,577 shares of common stock and 499,028 shares of common stock underlying options that are vested and exercisable within 60 days of September 20, 2022.
(7)	Consists of 43,955 shares of common stock and 173,346 shares of common stock underlying options that are vested and exercisable within 60 days of September 20, 2022.
(8)	Consists of 72,605 shares of common stock and 105,104 shares of common stock underlying options that are vested and exercisable within 60 days of September 20, 2022.
(9)	Consists of 89,199 shares of common stock and 20,406 shares of common stock underlying options that are vested and exercisable within 60 days of September 20, 2022.
(10)	Consists of 97,570 shares of common stock and 6,250 shares of common stock underlying options that are vested and exercisable within 60 days of September 20, 2022.
(11)	Consists of 786,386 shares of common stock and 804,134 shares of common stock underlying options that are vested and exercisable within 60 days of September 20, 2022.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Future Stockholder Proposals

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of ChannelAdvisor. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

ChannelAdvisor will hold a regular annual meeting of its stockholders in 2023 only if the Merger is not completed by then.

Stockholder Proposals for 2023 Annual Meeting of Stockholders

In the event that ChannelAdvisor holds the 2023 annual meeting of stockholders, a stockholder may present proper proposals for inclusion in the ChannelAdvisor proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to ChannelAdvisor’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, ChannelAdvisor’s Corporate Secretary must receive the written proposal at ChannelAdvisor’s principal executive offices not later than November 29, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company- sponsored proxy materials. Stockholder proposals should be addressed to:

ChannelAdvisor Corporation

Attention: Corporate Secretary

3025 Carrington Mill Boulevard, Suite 500

Morrisville, NC 27560

ChannelAdvisor’s amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. ChannelAdvisor’s amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of the Board of Directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on January 13, 2023; and

•	not later than the close of business on February 12, 2023.

In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the 2022 Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of proxy materials, please notify your broker, or notify us at ChannelAdvisor Corporation, Attn: Corporate Secretary, 3025 Carrington Mill Boulevard, Suite 500, Morrisville, NC 27560. Street name stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their broker, bank or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at http://ir.channeladvisor.com/. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC.

•

ChannelAdvisor’s Annual Report on Form10-K for the year ended December 31, 2021 (the “Annual Report”), filed with the SEC on February 10, 2022, including the information specifically incorporated by reference into the Annual Report from ChannelAdvisor’s Definitive Proxy Statement Schedule 14A filed with the SEC on March  28, 2022;

•	ChannelAdvisor’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022, and the quarter ended June 30, 2022, filed with the SEC on August 9, 2022;

•	ChannelAdvisor’s Current Reports on Form 8-K, filed with the SEC on May 17, 2022 and September 6, 2022.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.

ChannelAdvisor’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Any person, including any beneficial owner of shares of ChannelAdvisor’s common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to ChannelAdvisor’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

ChannelAdvisor Corporation

Attention: Investor Relations

3025 Carrington Mill Boulevard, Suite 500

Morrisville, NC 27560

(919) 228-4700

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of ChannelAdvisor’s common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Toll-free: 1-800-322-2885

Email: proxy@mackenziepartners.com

MISCELLANEOUS

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the proposal to adopt the Merger Agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 11, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

among:

ChannelAdvisor Corporation,

a Delaware corporation;

COMMERCEHUB, INC.,

a Delaware corporation; and

CH MERGER SUB, INC.,

a Delaware corporation

Dated as of September 4, 2022

i.

(continued)

ii.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of September 4, 2022, by and among: CommerceHub, Inc., a Delaware corporation (“Parent”); CH Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and ChannelAdvisor Corporation, a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent (the “Surviving Corporation”).

B. The board of directors of the Company (the “Company Board”) has (i) determined that the entry into this Agreement and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and the Company Stockholders, (ii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (iii) subject to the terms and conditions of this Agreement, resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger and the Transactions (the “Company Board Recommendation”).

C. The board of directors of each of Parent and Merger Sub has (i) determined that the entry into this Agreement and the consummation of the Transactions, including the Merger, are advisable and (ii) authorized and approved the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the Transactions, including the Merger.

D. Parent, in its capacity as sole stockholder of Merger Sub, will adopt this Agreement by written consent immediately following its execution;

E. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered (a) a limited guarantee (the “Limited Guarantee”) from Insight Partners Opportunities Fund I, L.P., Insight Partners (Cayman) Opportunities Fund I, L.P., Insight Partners (EU) Opportunities Fund I, L.P., Insight Partners Opportunities Fund I (B), L.P., GDH SPV, LP, GTCR Fund XII/A LP, GTCR Fund XII/C LP, GTCR Co-Invest XII LP, Sycamore Partners II, L.P., West Street Strategic Solutions Fund I, L.P., West Street Strategic Solutions Fund I-(C), L.P., WSSS Investments R, L.P., WSSS MBD Offshore Fund I Investments, L.P., WSSS Investments I, LLC, WSSS Investments U, LLC, Broad Street Principal Investments L.L.C., West Street CT Private Credit Partnership, L.P., and United Parcel Service of America, Inc., (each, a “Guarantor” and collectively, the “Guarantors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement, (b) a commitment letter between Parent and certain of the Guarantors, pursuant to which such Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amount set forth therein, and (c) a commitment letter among Parent and the lenders, pursuant to which the lenders have committed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein.

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

1.

ARTICLE I

MERGER TRANSACTION

Section 1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Parties shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company will continue as the Surviving Corporation.

Section 1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.3 Closing; Effective Time.

(a) Unless this Agreement shall have been terminated pursuant to Article VII, and unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place remotely by electronic exchange of deliverables at 8:00 a.m. Eastern time on the third business day following the satisfaction or waiver (to the extent such waiver is permitted by this Agreement) of the conditions in Article VI (except for those conditions to the Closing that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), unless another time, date or place is mutually agreed to in writing by the Parties. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the provisions of this Agreement, at the Closing, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties hereto and specified in the certificate of merger (such date and time, the “Effective Time”).

Section 1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

(b) the Parties shall take all actions necessary so that the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C; and

(c) the Parties shall take all actions necessary so that the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are designated as directors and officers on Section 1.4 of the Company Disclosure Letter until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation or bylaws of the Surviving Corporation.

Section 1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock (each, a “Share”) held by the Company (including in the Company’s treasury) or any direct or indirect wholly owned Subsidiary of the Company shall

2.

automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any Shares then held by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses (i) and (ii) above and subject to Section 1.5(b), each Share then outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined below) shall be canceled and cease to exist and be converted into the right to receive $23.10 in cash, without interest (the “Merger Consideration”), subject to any withholding of Taxes required by applicable Legal Requirements in accordance with Section 1.6(g), and the holders of such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration with respect to each such Share; and

(iv) each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation.

(b) If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately and equitably adjusted to provide the holders of Shares and holders of Company Options, PSUs and RSUs with the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 1.5(b) shall be construed to permit the Company to take any action that is expressly prohibited by the terms of this Agreement.

Section 1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall, at its sole cost and expense, designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which holders of such shares shall become entitled pursuant to Section 1.5. The agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. At or prior to the Closing, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash in U.S. dollars sufficient, when taken together with the Cash on Hand, to make payment of the aggregate Merger Consideration payable pursuant to Section 1.5; provided, that, the Company shall, at the written request of Parent, deposit with the Paying Agent at the Closing, an amount of the Company’s cash on hand as requested by Parent (“Cash on Hand”) (the total cash deposited with the Paying Agent, the “Payment Fund”); provided that such request shall be at least three (3) business days prior to the expected Closing Date. The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided that (i) such investments shall be solely in obligations of, or obligations fully guaranteed as to principal and interest by, the U.S. government, (ii) no such investment shall have a maturity exceeding ninety (90) days, and (iii) no gain or loss on the Payment Fund shall affect the amounts payable hereunder. In the event the Payment Fund shall be insufficient to pay the Merger Consideration in accordance with Section 1.5, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment.

(b) As promptly as practicable after the Effective Time (but in no event later than three (3) business days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide to each Person who was, at the Effective Time, a holder of record of Shares that are entitled to receive Merger Consideration pursuant to Section 1.5(a)(iii), and (i) represented by certificates evidencing such Shares (the “Certificates”) or (ii) Book-Entry Shares that are not held, directly or indirectly, through DTC, in the case of each of clause (i) and (ii), notice advising such Person of the occurrence of the Effective Time, which notice shall include (A) appropriate

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transmittal materials, including a letter of transmittal (which shall be in reasonable and customary form), specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable, and (B) instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) or such Book-Entry Shares to the Paying Agent in exchange for the Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 1.5. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof.

(c) With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to Section 1.5.

(d) Upon surrender to the Paying Agent of the Shares that (i) are represented by Certificates, by physical surrender of such Certificates (or effective affidavits of loss in lieu thereof) together with duly completed and executed letters of transmittal and other appropriate transmittal materials required by the Paying Agent, (ii) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in accordance with the letter of transmittal and accompanying instructions in connection with the surrender of such Book-Entry Shares (and such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement) and (iii) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary and desirable third-party intermediaries pursuant to Section 1.6(c), the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Payment Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds equal to the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6(d), each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which such Shares represented by such Certificate or Book-Entry Share have been converted pursuant to Section 1.5. The Merger Consideration paid in respect of Shares upon their surrender or transfer for exchange in accordance with this Section 1.6(d) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.

(e) At any time following 12 months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares (including, all interest and other income

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received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration, without interest, that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for the Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f) As of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements.

(g) Each of the Surviving Corporation, Parent and Merger Sub shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from any consideration otherwise payable pursuant to this Agreement such amounts as it is required by any applicable Tax Legal Requirements to deduct and withhold. Each such payor shall take all action that may be necessary to ensure that any such amounts so deducted or withheld are timely and properly remitted to the appropriate Governmental Body. If any withholding obligation may be avoided by a payee providing information or documentation to the applicable payor, such payor shall request such information from such payee and use commercially reasonable efforts to assist the applicable payee with reducing or obtaining an exemption from such withholding obligation. To the extent that amounts are so deducted or withheld and timely and properly remitted to the appropriate Governmental Body, such amounts so remitted shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(g)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article I.

Section 1.7 Dissenters’ Rights. Notwithstanding anything to the contrary in this Agreement, Shares outstanding immediately prior to the Effective Time that are held by holders (a) who are entitled to demand appraisal rights under Section 262 of the DGCL, (b) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (c) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (such Shares, the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration as of the Effective Time, but shall, by virtue of the Merger, be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any holder of Shares shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration without interest thereon (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(g)), and such Shares shall not be deemed to be Dissenting Shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of any Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to

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the Effective Time pursuant to the DGCL or other applicable Legal Requirements that relates to such demand, and Parent will have the opportunity and right to participate in and, and after the Effective Time direct, all negotiations and Legal Proceedings with respect to such demands for an amount in excess of the Merger Consideration. Except with the prior written consent of Parent, the Company will not make any payment with respect to, or offer to settle or settle, any such demands, or waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL, or agree to do any of the foregoing.

Section 1.8 Treatment of Equity Awards.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or the Company, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof be cancelled and be treated as follows:

(i) Vested Company Options. Subject to Section 1.8(a)(iii), each Company Option that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Transactions (the “Vested Options”) shall be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Vested Options, less applicable Tax withholdings, which amount shall be paid in accordance with Section 1.8(d) (the “Vested Option Consideration”).

(ii) Unvested Company Options. Subject to Section 1.8(a)(iii), each Company Option that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time that is not a Vested Option (an “Unvested Company Option”) shall be cancelled and replaced with a right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of Shares underlying such Company Option multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Company Option, less applicable Tax withholdings (the “Cash Replacement Option Amounts”), which Cash Replacement Option Amounts will, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable in accordance with Section 1.8(d) at the same time as the Unvested Company Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Option Amounts will have the same terms and conditions (including, without limitation, with respect to vesting and treatment upon termination of employment) as applied to the award of Unvested Company Options for which they were exchanged, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable determination of Parent are appropriate to conform the administration of the Cash Replacement Option Amounts.

(iii) Each Company Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled without any action on the part of the holder thereof at the Effective Time without the payment of consideration therefor.

(b) At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or the Company, each restricted stock unit award granted pursuant to any of the Company Equity Plans or otherwise which vests based solely upon continued employment or service (each, a “RSU” and together, the “RSUs”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any action on the part of Parent, Merger Sub, the Company or holder thereof, be cancelled and be treated as follows:

(i) Each RSU that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Transactions (the “Vested RSUs”) shall be cancelled and converted into and will become the right to receive

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(without interest) an amount in cash equal to (A) the total number of Shares underlying such Vested RSU, multiplied by (B) the Merger Consideration, less applicable Tax withholdings, which amount shall be paid in accordance with Section 1.8(d) (the “Vested RSU Consideration”); and

(ii) Each RSU that is not a Vested RSU (each, an “Unvested RSU”) shall be replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of Shares underlying such Unvested RSU, multiplied by (B) the Merger Consideration (the “Cash Replacement RSU Amounts”), less applicable Tax withholdings, which Cash Replacement RSU Amounts shall, subject to the holder’s continued service with Parent or its Subsidiaries (including the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable in accordance with Section 1.8(d) at the same time as the Unvested RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will have the same terms and conditions (including with respect to vesting and treatment upon termination of employment) as applied to the RSUs for which they were exchanged, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts

(c) At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or the Company, each restricted stock unit award granted pursuant to any of the Company Equity Plans or otherwise which vests based on both the achievement of performance goals and continued employment or service (each, a “PSU” and together, the “PSUs”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall automatically, without any action on part of Parent, Merger Sub, the Company, or the holder thereof be treated as follows:

(i) Each PSU that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Transactions (the “Vested PSUs”) shall be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of Shares underlying such Vested PSU, multiplied by (B) the Merger Consideration, less applicable Tax withholdings, which amount shall be paid in accordance with Section 1.8(d) (the “Vested PSU Consideration”); and

(ii) Each PSU that is not a Vested PSU (each, an “Unvested PSU”) shall be replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of Shares underlying such Unvested PSU (as determined in accordance with the last sentence of this Section 1.8(c)(ii)), multiplied by (B) the Merger Consideration (the “Cash Replacement PSU Amounts”), less applicable Tax withholdings, which Cash Replacement PSU Amounts shall, subject only to the holder’s continued service with Parent or its Subsidiaries (including the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable in accordance with Section 1.8(d) at the same time as the Unvested PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to its terms. All Cash Replacement PSU Amounts will have the same terms and conditions (including with respect to service vesting and treatment upon termination of employment) as applied to the PSUs for which they were exchanged, except for the performance vesting terms rendered inoperative by reason of the immediately following sentence. The total number of Shares underlying each Unvested PSU shall be determined as follows, without regard to actual performance against any applicable performance measures: (A) with respect to the portion of each 2020 PSU that remains subject to vesting as of the Effective Time, at 150% of the target level of performance applicable to such PSUs (based on actual performance following the conclusion of the 2020-2021 performance period), (B) with respect to each 2021 PSU, at 200% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents, and (C) with respect to each 2022 PSU, at 100% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents.

(iii) For purposes of this Section 1.8(c), (1) “2020 PSUs” shall mean the PSUs that were determined eligible to vest following the conclusion of the 2020-2021 performance period based on actual performance at 150% of target, subject only to continued employment or service thereafter; (2)

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“2021 PSUs” shall mean the PSUs that would have become eligible to vest based on the achievement of the applicable performance goals during the 2021-2022 performance period, subject only to continued employment or service thereafter; and (3) “2022 PSUs” shall mean the PSUs that would have become eligible to vest based on the achievement of the applicable performance goals during the 2022-2023 performance period, subject only to continued employment or service thereafter.

(d) As soon as reasonably practicable after the Effective Time, with respect to any vested equity award, and the applicable vesting date, with respect to any unvested equity award, but in each case no earlier than the first regularly scheduled payroll date that is at least three business days following the Effective Time or the applicable vesting date (but in no event later than the later of ten (10) days and the second regularly scheduled payroll date, in each case, following the Effective Time or the applicable vesting date), as applicable, Parent shall, or shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to, pay through the Surviving Corporation’s or the applicable Subsidiary’s payroll the aggregate Vested Option Consideration, Cash Replacement Option Amounts, Vested RSU Consideration, Cash Replacement RSU Amounts, the Vested PSU Consideration and the Cash Replacement PSU Amounts payable with respect to Company Options, RSUs and PSUs held by current or former employees of the Company or the other Acquired Corporations (net of any payroll Taxes required to be deducted and withheld by applicable Legal Requirements in accordance with Section 1.6(g)); provided, however, that to the extent the holder of a Company Option, RSU or PSU is not, and was not at any time during the vesting period of the Company Option, RSU or PSU, an employee of the Company or any other Acquired Corporation for employment tax purposes, the Vested Option Consideration, Vested RSU Consideration, or Vested PSU Consideration, if any, payable pursuant to Section 1.8 with respect to such Company Option, RSU or PSU shall be deposited in the Payment Fund and paid by the Paying Agent in the manner described in Section 1.6.

(e) Prior to the Closing, the Company shall adopt such resolutions as are necessary to give effect to the transactions contemplated by this Section 1.8, including to provide that the Company Equity Plans and all awards issued thereunder will terminate as of the Effective Time.

(f) Notwithstanding the foregoing, to the extent that any amounts payable under this Section 1.8 relate to a Company Equity Award that is nonqualified deferred compensation subject to Section 409A of the Code, Parent, the Surviving Corporation or the applicable Subsidiary of the Surviving Corporation shall pay such amounts as promptly as is practicable following the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company Equity Award and that will not trigger a Tax or penalty under Section 409A of the Code, but in no event later than the first regularly scheduled payroll date that is at least three (3) business days after such time.

Section 1.9 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in Article II is subject to (a) exceptions and disclosures set forth in the part or subpart of the Company Disclosure Letter corresponding to the particular section or subsection in this Article II, (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Letter to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or

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disclosure is relevant to qualify such representation and warranty and (c) disclosure in the Company SEC Documents publicly filed or furnished on or after January 1, 2020 and prior to the date of this Agreement other than any information (other than statements of fact) in the “Risk Factors,” “Note About Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk” sections of such Company SEC Documents or other forward-looking or predictive statements in such Company SEC Documents); provided, however, that nothing disclosed in such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 2.3:

Section 2.1 Due Organization; Subsidiaries, Etc.

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not, and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(b) Section 2.1(b) of the Company Disclosure Letter identifies each Subsidiary of the Company and indicates its jurisdiction of organization. None of the Acquired Corporations owns any capital stock of, or any other equity interest of, or any equity interest of any nature in, any other Entity other than an Acquired Corporation. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the organizational documents of any of the Acquired Corporations, including any amendments thereto, prohibit or otherwise restrict the pledging of the equity interests or assets of such Acquired Corporation or limit the ability to guarantee any Indebtedness.

(c) Each Subsidiary of the Company (i) is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted; and (B) to own and use its assets in the manner in which its assets are currently owned and used, and (iii) is qualified or licensed to do business as a foreign Entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except, in each case, where the failure to be in good standing or qualified or licensed does not, and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 2.2 Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each of the Acquired Corporations, including all amendments thereto, as in effect on the date hereof. The charter and bylaws of the Company described in the preceding sentence are in full force and effect, and the Company has complied with its charter or bylaws in any material respect.

Section 2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 100,000,000 Shares, of which 28,873,636 shares have been issued or are outstanding as of the close of business on the Reference Date; and (ii) 5,000,000 shares of Company Preferred Stock, none of which are issued or outstanding as of the close of business on the Reference Date. As of the close of business on the Reference Date, there were no Shares held in the treasury of the Company. No Subsidiary of the Company owns any Shares. All of the outstanding Shares have been duly authorized and validly issued, and are fully paid and nonassessable and were issued in accordance with applicable Legal Requirements of the DGCL and the organizational documents of the Company.

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(b) (i) None of the outstanding Shares is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, (ii) none of the outstanding Shares is subject to any right of first refusal in favor of the Company, (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of the Company having a right to vote on any matters on which the Company Stockholders have a right to vote and (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Shares. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Shares or grant, extend or enter into any subscription, warrant, right convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt), in any Acquired Corporation. The Company Common Stock constitutes the only outstanding class of securities of the Acquired Corporations registered under the Securities Act or the Exchange Act.

(c) As of the close of business on the Reference Date: (i) 1,031,039 Shares are subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plan; (ii) 1,532,036 Shares are subject to or otherwise deliverable in connection with outstanding RSUs under Company Equity Plan; and (iii) 428,770 Shares are subject to or otherwise deliverable in connection with outstanding PSUs under the Company Equity Plan (assuming (A) with respect to each 2020 PSU, at 150% of the target level of performance applicable to such PSUs, (B) with respect to each 2021 PSU, at 200% of the target level of performance applicable to such PSU, as such target is set forth in the applicable award documents, and (C) with respect to each 2022 PSU, at 100% of the target level of performance applicable to such PSUs). The Company has delivered or made available to Parent or Parent’s Representatives copies of all Company Equity Plans covering the Company Options, RSUs and PSUs outstanding as of the date of this Agreement, the forms of all stock option agreements evidencing such Company Options, the forms of stock unit agreements evidencing such RSUs and the form of stock unit agreements evidencing such PSUs. Other than as set forth in this Section 2.3(c), Section 2.3(d) below and Section 2.3(d) of the Company Disclosure Letter, as of the close of business on the Reference Date, there is no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, performance-based restricted stock unit award, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Company.

(d) Section 2.3(d)(i) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the close of business on the Reference Date, and with respect to each outstanding Company Equity Award, of the name of the holder of such Company Equity Award, the grant date of such Company Equity Award, the applicable vesting schedule (and the terms of any acceleration rights thereof), the number of shares subject to each Company Equity Award (separately indicating such number assuming, threshold, target and maximum performance for any performance-based vesting awards) and, to the extent applicable, the per share exercise price of such Company Equity Award and the expiration date. With respect to each Company Equity Award, (i) each such grant was duly authorized no later than the date on which the grant of such grant was by its terms effective (the “Grant Date”) by all necessary corporate action and (ii) (A) each grant was made in compliance in all material respects with all applicable Laws (including all applicable federal, state and local securities Laws) and all of the terms and conditions of the applicable Company Equity Plan, (B) the treatment of Company Equity Awards under this Agreement complies in all material respects with the terms and conditions of the applicable Company Equity Plan and (C) each Company Option has an exercise price that is equal or greater than the fair market value of the underlying Share on the applicable Grant Date. Section 2.3(d)(ii) of the Company Disclosure Letter sets forth each employee or other individual service provider with an offer letter or other Contract or Employee Plan that contemplates a grant of, or right to purchase or receive equity awards with respect to the equity of the Company or any of its Subsidiaries, that have not been issued or granted as of the date of this Agreement, together with the number of such equity awards or other equity securities and any promised terms thereof.

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(e) Except as otherwise set forth in this Section 2.3, as of the close of business on the Reference Date, there are no: (i) outstanding shares of capital stock of, or other equity interest in the Company; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock, restricted stock units, stock-based performance units or any other rights that are linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any Acquired Corporation; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Corporation; or (iv) stockholder rights plans (or similar plan commonly referred to as a “poison pill”) or Contracts under which any Acquired Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company has been duly authorized, validly issued, is fully paid and nonassessable, was issued in accordance with applicable Legal Requirements, is not subject to or issued in violation of any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance, right of first refusal or any similar right, and is owned by the Company, directly or indirectly, beneficially and of record, free and clear of all Encumbrances and transfer restrictions, except for such Encumbrances and restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws.

Section 2.4 SEC Filings; Financial Statements.

(a) Since January 1, 2020, the Company has timely filed or furnished all material reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file or furnish any forms, reports or other documents with the SEC.

(b) The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents (except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, material). No financial statements of any Person other than the Subsidiaries of the Company are required by GAAP to be included in the consolidated financial statements of the Company. Since January 1, 2020, there has been no material change to the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto.

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(c) The Company maintains, and at all times since January 1, 2020 has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company in all material respects; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since January 1, 2020, neither the Company nor, to the knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company; or (C) any claim or allegation regarding any of the foregoing.

(d) The Company maintains, and at all times since January 1, 2020 has maintained, disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are designed to provide reasonable assurance that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) No Acquired Corporation is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.

(f) Since January 1, 2020, there has been no material correspondence between the SEC and the Company that is not set forth or reflected in the Company SEC Documents. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

(g) Each document required to be filed by the Company with the SEC in connection with the Merger (the “Company Disclosure Documents”) (including the Proxy Statement), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to statements made or incorporated by reference in any Company Disclosure Document based on

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information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Disclosure Documents.

(h) The Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act (and the rules and regulations promulgated thereunder) and the applicable listing and other rules and regulations of NYSE.

(i) Section 2.4(i) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Acquired Corporations as of the date hereof, other than Indebtedness reflected in the Balance Sheet or otherwise included in the Company SEC Documents.

Section 2.5 Absence of Changes. From the date of the Balance Sheet through the date of this Agreement, (a) except for the transactions contemplated by this Agreement and discussions and negotiations related thereto and to other strategic transactions and alternatives considered by the Company, each Acquired Corporation has operated in all material respects in the ordinary course of business, (b) there has not occurred a Material Adverse Effect and (c) no Acquired Corporation has taken or committed or agreed to take any action that would be prohibited by Section 4.2(b) (excluding Sections 4.2(b)(iii), 4.2(b)(iv), or 4.2(b)(x)) if such action were taken on or after the date hereof without the consent of Parent.

Section 2.6 Title to Assets. The Acquired Corporations have good and valid title to all material tangible assets owned by them as of the date of this Agreement, including all material tangible assets (other than capitalized or operating leases) reflected on the Company’s audited balance sheet in the most recent Annual Report on Form 10-K (the “Balance Sheet”) filed by the Company with the SEC (but excluding intellectual property which is covered by Section 2.8), except for tangible assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet and except where such failure would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.7 Real Property.

(a) The Acquired Corporations have not and do not own any real property.

(b) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Acquired Corporations hold a valid and existing leasehold interest in the real property that is leased or subleased by the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances described in the leases and subleases with respect to real property to which any of the Acquired Corporations are a party. None of the Acquired Corporations have received any written notice regarding any violation or breach or default under any Company Lease that has not since been cured, in each case, except for violations or breaches that have not had, and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.8 Intellectual Property.

(a) Section 2.8(a) of the Company Disclosure Letter identifies each item of Registered IP that is Company IP, listing for each such item, as applicable, (i) the identity of the current assignee or record owner, (ii) the date and jurisdictions in which such item has been issued or registered or in which each such application for issuance or registration of such item has been filed, (iii) the registration or application number, and (iv) current status. All of the Registered IP required to be listed on Section 2.8(a) of the Company Disclosure Letter is subsisting, and, with respect to issued or registered items, valid and enforceable. The Company is current, as of the date of this Agreement, in the payment of all registration, maintenance and renewal fees with respect to all such Registered IP. As of the date of this Agreement, no interference, opposition, reissue, reexamination, inter partes review or similar proceeding (other than initial examination and other ordinary course prosecution proceedings) is pending or, to the knowledge of the Company, threatened in writing, in which the scope, validity, enforceability or ownership of any Registered IP required to be listed on Section 2.8(a) of the Company Disclosure Letter is being or has been contested or challenged.

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(b) The Acquired Corporations own all right, title and interest in and to all Company IP, free and clear of all Encumbrances other than Permitted Encumbrances, and has valid and enforceable licenses to use the Licensed IP. The Company and the Licensed IP constitute all of the Intellectual Property Rights used in the operation of the businesses of the Acquired Corporations; provided, however, the foregoing will not be deemed a representation of non-infringement.

(c) No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution is being or was used to create any items of Company IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership, license or other rights to such Company IP, including the right to receive royalties with respect to such Company IP.

(d) Neither the operation of the business of any Acquired Corporation nor any product or service of any Acquired Corporation infringes, misappropriates or otherwise violates, and has not in the prior three year period infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by any other Person.

(e) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, or has in the prior three year period infringed, misappropriated or otherwise violated, any Company IP. None of the Company IP is subject to any pending or outstanding injunction, directive, order, judgment or other disposition of dispute that restricts the use, validity, enforceability, scope, exploitation, transfer, registration or licensing or other disposition of any such Company IP by any Acquired Corporation. During the prior three year period, the Company has not received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Rights of another Person by an Acquired Corporation.

(f) Each Acquired Corporation has taken commercially reasonable steps to protect its rights in such Acquired Corporation’s trade secrets or other confidential information and any trade secrets or other confidential information of third Persons provided to the Acquired Corporation under any obligation of confidentiality. No such trade secrets or other confidential information have been disclosed by any Acquired Corporation to any Person other than pursuant to a valid and enforceable written agreement restricting the disclosure and use of such trade secrets and other confidential information, which, to the knowledge of the Company, has not been breached by such Person.

(g) Each current and former director, officer, employee, consultant or contractor of each Acquired Corporation that has contributed to the creation, invention, modification, or improvement of any Intellectual Property Rights for or on behalf of any Acquired Corporation, in whole or in part, has signed a valid and enforceable written agreement pursuant to which all right, title and interest in and to such Intellectual Property Rights have been irrevocably and unconditionally assigned to an Acquired Corporation.

(h) An Acquired Corporation is in actual possession of, and has exclusive control over, the source code for all Proprietary Software. No Acquired Corporation has provided access to any source code to any Proprietary Software to any Person (other than its employees, consultants and contractors involved in the development or maintenance thereof who are subject to written, valid and enforceable obligations of confidentiality with respect thereto), and no Person has asserted in writing any right to access the same. No Acquired Corporation is a party to any Contract (i) requiring the deposit of source code for any Proprietary Software with an escrow agent or escrow service, (ii) requiring the sharing or disclosure of any such source code with any Person, or (iii) granting to any Person a license, option or right with respect to any such source code. There has been no unauthorized theft, reverse engineering, decompiling, disassembling or other unauthorized disclosure of or access to any source code to any Proprietary Software.

(i) None of the Proprietary Software that is licensed or made available in any manner by any Acquired Corporation to any Person uses, incorporates or is based upon any Open Source Software in any manner which:

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(i) obligates any Acquired Corporation to grant to any Person the right to make derivative works or other modifications to such Proprietary Software or portions thereof (other than such portions that are the Open Source Software themselves) or any rights or immunities under any Company IP; (ii) conditions the use or distribution of any Proprietary Software on such Proprietary Software being made subject to the terms and conditions of any Open Source Software license; (iii) requires such Proprietary Software to be made available to any Person in source code form; or (iv) otherwise imposes an obligation on any Acquired Corporation to distribute any such Proprietary Software on a royalty-free basis. Each Acquired Corporation is and has been in material compliance with the terms and conditions of all licenses for such Open Source Software. No Acquired Corporation has received a written notice or request from any Person to disclose, distribute or license any Proprietary Software pursuant to an Open Source Software license, or alleging noncompliance with any Open Source Software license.

(j) The IT Assets function in compliance in all material respects with their written specifications without material defects or errors when used in accordance with such specifications and related documentation. No Proprietary Software or IT Assets contain any (i) virus, “trojan horse”, worm or other software routines, hardware or systems designed to permit unauthorized access or to disable, erase or otherwise harm software, information technology systems or data or (ii) other malicious code that is intended to disrupt or disable any software or any information technology systems used in connection therewith.

(k) Each Acquired Corporation has implemented and maintains commercially reasonable backup, security and disaster recovery plans, in each case, consistent with customary industry practices for the IT Assets. The IT Assets have not malfunctioned, or experienced any failure or other recurring technical problem, downtime or interruption, except as would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Corporations. Since January 1, 2020, to the knowledge of the Company, there has been (i) no unauthorized access to or unauthorized use of any IT Assets and (ii) no unauthorized intrusions or breaches of security with respect to any IT Asset, in each case, except as would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Corporations.

(l) In connection with its collection, storage, use and/or disclosure of any information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with an individual person or constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable Legal Requirements (collectively “Personal Information”), each Acquired Corporation maintains, and has maintained, commercially reasonable physical, technical, and administrative security measures and policies regarding data security, privacy, transfer, and use of Personal Information and sensitive business information maintained by or on behalf of the Acquired Corporations (collectively, “Sensitive Data”) designed to support compliance by the Acquired Corporations with applicable Legal Requirements, Contracts or codes of conduct to which the Company is bound, and the Company’s written privacy policies. The Acquired Corporations and the operation of the Acquired Corporations’ business materially comply with all such policies, Contracts, codes of conduct, and other Legal Requirements pertaining to data privacy and data security of any Sensitive Data. In the five (5) year period prior to the date hereof, there have been (i) no material losses or thefts of data or security breaches relating to Sensitive Data used in the businesses of the Acquired Corporations, and (ii) no material unauthorized, unlawful, or accidental access, use, modification, or disclosure of any Sensitive Data in the possession of or under the control of any Acquired Corporation, in each case of (i) and (ii), except as not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.9 Contracts.

(a) Section 2.9(a) of the Company Disclosure Letter identifies each Company Contract that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Company Contracts shall be deemed to constitute a “Material Contract”:

(i) any Company Contract (A) with any current or former Company Associate pursuant to which the Company is or may become obligated to make any cash payments for severance, termination, tax

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gross-up or similar payment to such Company Associate or any spouse or heir of any Company Associate, except for severance, termination, or similar payments required by applicable Legal Requirements or that do not exceed $10,000 per beneficiary or $500,000 in the aggregate or (B) pursuant to which the Company is or may become obligated to grant or accelerate the vesting of, or otherwise modify, any Company Equity Award;

(ii) any Company Contract containing (A) any exclusivity obligations or otherwise limiting the freedom or right of an Acquired Corporation, in any material respect, to engage in any line of business, to make use of any material Company IP or to compete with any other Person in any location or line of business or (B) containing any material “most favored nations” terms and conditions (including with respect to pricing) or similar restrictions with respect to pricing granted by an Acquired Corporation;

(iii) any Company Contract that requires by its terms the payment or delivery of cash or other consideration by or to an Acquired Corporation in an amount having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2022, excluding Standard Licenses;

(iv) any Company Contract relating to Indebtedness in excess of $1,000,000 (whether incurred, assumed, guaranteed or secured by any asset) of the Company or any Acquired Corporation;

(v) any Company Contract constituting a joint venture, partnership, or limited liability corporation for the sharing of profits and losses;

(vi) any Company Contract that requires any Acquired Corporation, or any successor, to, or acquirer of the Company or any other Acquired Corporation, to make any payment to another Person solely as a result of a change of control of any Acquired Corporation;

(vii) any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any Acquired Corporation, the pledging of the capital stock or other equity interests of the Company or any Acquired Corporation or prohibits the issuance of any guaranty by the Company or any Acquired Corporation;

(viii) any Company Contract with any Affiliate, director, executive officer (as such term is defined in the Exchange Act), holder of 5% or more of Company Common Stock or, to the knowledge of the Company, any of their Affiliates (other than the Company) or immediate family members with annual payments in excess of $200,000 (other than, (A) offer letters that can be terminated at will without severance, payment or other obligations and (B) Company Contracts representing Company Equity Awards);

(ix) any Company Contract for the lease or sublease of any real property with annual payments in excess of $500,000;

(x) any Company Contract that contains a put, call or similar right pursuant to which the Acquired Corporations could be required to purchase or sell, as applicable, any equity interests or assets that are material to the Acquired Corporations, taken as a whole (other than in the ordinary course of business) of any Person;

(xi) any Company Contract relating to any disposition or acquisition by a Acquired Corporation of any Entity or business (including assets constituting a material business or business lines) that has material obligations remaining to be performed or material liabilities continuing after the date of this Agreement (other than indemnification obligations for fundamental representations under which there are no pending claims);

(xii) any Company Contract (i) pursuant to which any Acquired Corporation grants any right or license to Company IP to any Person (excluding Incidental Licenses), (ii) pursuant to which any Acquired Corporation obtains the right to use any Licensed IP (excluding Incidental Licenses), (iii) that contains any covenant not to sue, pre-rights declaration or other consent with respect to any Company IP or Licensed IP or (iv) that constitutes a concurrent use agreement, settlement agreement or co-existence agreement with respect to any Company IP or Licensed IP;

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(xiii) any Company Contract with any Governmental Body under which payments in excess of $150,000 were received by the Acquired Corporations in the most recently completed fiscal year;

(xiv) any Company Contract which constitutes a settlement agreement (A) pursuant to which any Acquired Corporation is obligated after the date of this Agreement to pay consideration in excess of $100,000 or (B) that would otherwise materially limit or adversely affect the operations of the business conducted by any Acquired Corporation in any material respect after the date of this Agreement;

(xv) any Contracts (A) with any record or, to the knowledge of the Company, beneficial owner as of the date hereof of five percent or more of the voting securities of the Company, or (B) of the type that would be required to be disclosed under Item 404 of Regulation S-K under the 1933 Act;

(xvi) any hedging, swap, derivative or similar Company Contracts;

(xvii) any other Company Contract not otherwise described in any other subsection of this Section 2.9(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company.

(b) As of the date of this Agreement, the Company has either delivered or made available to Parent or Parent’s Representatives a copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. Neither the applicable Acquired Corporation nor, to the knowledge of the Company, any other party thereto is in material breach of or material default under any Material Contract and, neither the applicable Acquired Corporation, nor, to the knowledge of the Company, any other party thereto has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. To the knowledge of the Company, each Material Contract is enforceable by the applicable Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Since January 1, 2021, the Acquired Corporations have not received any written notice regarding any violation or breach or default under, or intent to terminate or not renew, any Material Contract that has not since been cured, except for violations or breaches that would not have and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No Acquired Corporation has waived any rights under any Material Contract, the waiver of which would have, either individually or in the aggregate, a Material Adverse Effect.

Section 2.10 Liabilities. As of the date of this Agreement, the Acquired Corporations do not have any liabilities, except for: (a) liabilities disclosed on the Balance Sheet contained in the Company SEC Documents filed prior to the date of this Agreement; (b) liabilities or obligations incurred pursuant to the terms of this Agreement; (c) liabilities for performance of obligations of the Acquired Corporations under Contracts binding upon the applicable Acquired Corporation (other than resulting from any breach or acceleration thereof) either delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement or entered into in the ordinary course of business, including commercially available off-the-shelf software licenses, generally available patent license agreements and non-exclusive outbound license agreements; (d) liabilities incurred since the date of the Balance Sheet in the ordinary course of business or in connection with the Transactions; and (e) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.11 Compliance with Legal Requirements; Export Controls.

(a) Each Acquired Corporation is, and since January 1, 2021 has been, in compliance with all applicable Legal Requirements, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2020, the Company has not been charged with any unresolved violation of, any Legal Requirement, except, in each case, for any such violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b) No Acquired Corporation nor, to the knowledge of the Company, any director, officer, employee or agent thereof, is, or is owned or controlled by, Persons that are (i) the subject of Sanctions or (ii) located, organized or resident in a country or region which is itself the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions in Ukraine). Since January 1, 2019, no Acquired Corporation has been in violation of, or has been investigated for, or charged by any Governmental Body with a violation of any (1) applicable U.S. export or reexport control laws or regulations, including the U.S. Export Administration Regulations or (2) Sanctions. The Company has implemented and maintains policies and procedures reasonably designed to ensure compliance by each Acquired Corporation and any managing director, officer, employee and agent thereof with Sanctions applicable to such Persons.

Section 2.12 Certain Business Practices. To the knowledge of the Company, neither the Company, nor any other Acquired Corporation nor any of their respective Representatives (in each case, acting in the capacity of a Representative of any Acquired Corporation) has (a) used any material funds (whether of an Acquired Corporation or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (c) violated any provision of any applicable Anti-Corruption Laws or any rules or regulations promulgated thereunder, any applicable anti-money laundering laws and any rules or regulations promulgated thereunder or any applicable Legal Requirements of similar effect.

Section 2.13 Governmental Authorizations. The Acquired Corporations hold, and since January 1, 2020 have held, all Governmental Authorizations necessary to enable the Acquired Corporations to conduct its business in the manner in which its businesses is currently being conducted, except where failure to hold such Governmental Authorizations have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Governmental Authorizations held by the Acquired Corporations are, and since January 1, 2020 have been, in all material respects valid and in full force and effect and no suspension or cancellation of any of the Governmental Authorizations is pending or, to the knowledge of the Company, threatened. The Acquired Corporations are in compliance with the terms and requirements of such Governmental Authorizations, except where failure to be in compliance would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.14 Tax Matters.

(a) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Tax Return required to be filed by or with respect to the Acquired Corporations with any Governmental Body have been filed on or before the applicable due date (taking into account any extensions of such due date) or filed subsequent to the due date and all related assessed penalties and interest were either paid or waived by the Governmental Body, and all such Tax Returns are accurate and complete, (ii) all Taxes shown as due on such Tax Returns have been paid, and (iii) the Acquired Corporations have made adequate provision for all unpaid Taxes not yet due.

(b) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of the Company, there is no deficiency for any Tax that has been asserted or assessed by a Governmental Body in writing against any Acquired Corporation which deficiency has not been paid, settled or withdrawn or is not being contested in good faith and in accordance with applicable Legal Requirements.

(c) No Acquired Corporation is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement that would have a continuing effect after the Closing Date (other than such agreements or arrangements (i) exclusively between or among the Acquired Corporations or (ii) with third parties made in the ordinary course of business, the principal purpose of which is not Tax).

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(d) No Acquired Corporation (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material liability for the Taxes of another Person (other than the Acquired Corporations) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Legal Requirements), as a transferee or successor, or otherwise by operation of Legal Requirements.

(e) Within the past three years, no Acquired Corporation has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(f) To the knowledge of the Company, no Acquired Corporation has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g) No Acquired Corporation is currently the subject of an audit or other examination of Taxes by a Governmental Body (and to the knowledge of the Company, no such audit is pending or threatened), which if determined adversely to the Acquired Corporation, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(h) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no written claim has been received by any Acquired Corporation within the past five years from a Governmental Body in a jurisdiction where any Acquired Corporation does not file Tax Returns that any Acquired Corporation is or may be subject to taxation in that jurisdiction.

Section 2.15 Employee Matters; Benefit Plans.

(a) Except as required by applicable Legal Requirements, the employment of each Acquired Corporation’s employees located in the United States is terminable by the Company at will. Other than as set forth on Section 2.15(a) of the Disclosure Letter, the employment of each Acquired Corporation’s employees is terminable by the Company without payment of severance or provision of advance notice in material excess of those required by applicable Legal Requirements.

(b) No Acquired Corporation is a party to, has any duty to bargain for, nor is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or works council or similar employee or labor organization representing any of its employees and there are no labor organizations or works councils or similar employee or labor organizations representing, purporting to represent or, to the knowledge of the Company, seeking to represent or organize any employees of any Acquired Corporation. Since January 1, 2020, there has not been any strike, material slowdown, work stoppage, lockout, picketing or labor dispute, or any threat thereof affecting the Company or any of its employees. Additionally, (i) there is no unfair labor practice charge or complaint pending before any applicable Governmental Body relating to the Acquired Corporations or any Company Associate; (ii) there is no representation claim or petition pending before any applicable Governmental Body; and (iii) there are no charges with respect to or relating to any of the Acquired Corporations pending before any applicable Governmental Body responsible for the prevention of unlawful employment practices.

(c) Since January 1, 2020, each Acquired Corporation has complied in all material respects with all applicable Legal Requirements related to employment and employment practices, including, but not limited to, any pertaining to payment wages and hours of work, overtime, collective bargaining, leaves of absence, plant closing notifications, employment statutes or regulations, workplace health and safety, the employment of foreign citizens, classification of employees and independent contractors, the collection and payment of withholding and/or social security Taxes, retaliation, or discrimination matters, including charges of unfair labor practices or harassment complaints, and since January 1, 2020 there has been and there currently is no Legal

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Proceeding pending or, to the knowledge of the Company, threatened in writing relating to such applicable Legal Requirements.

(d) None of the Acquired Companies is delinquent in payment to any Company Associates for any wages, fees, salaries, commissions, bonuses, or other direct compensation for service performed by them or amounts required to be reimbursed to such Company Associates or in payments owed upon any termination of such Company Associate’s employment or engagement.

(e) To the knowledge of the Company, no current Company Associate at the level of vice president or above, or group of Company Associates, intends to terminate his, her or their employment or engagement with the Acquired Corporations and to the knowledge of the Company, no Acquired Corporation has a present intention to terminate the employment or engagement of any of the foregoing.

(f) Since January 1, 2019, (i) no allegations of workplace sexual harassment or illegal retaliation or discrimination have been made known to any Acquired Corporation, initiated, filed or, to the Knowledge of the Company, threatened against any Acquired Corporation or any Company Associate, (ii) to the Knowledge of the Company, no incidents of any such workplace sexual harassment or illegal retaliation or discrimination have occurred, and (iii) none of the Acquired Corporations has entered into any settlement agreement related to allegations of sexual harassment or illegal retaliation or discrimination by any Company Associate.

(g) Section 2.15(g) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each material Employee Plan (other than any employment offer letters, equity award agreements, grant notices and related documentation, and agreements with consultants entered into in the ordinary course of business, in each case, in a form consistent with the corresponding form made available to Parent or Parent’s Representative without any material deviations from such forms) and separately identifies each material Employee Plan that is maintained primarily for the benefit of employees outside the United States (each, a “Foreign Employee Plan”). The Company has either delivered or made available to Parent or Parent’s Representatives prior to the execution of this Agreement with respect to each material Employee Plan accurate and complete copies of the following (other than any employment offer letter for employees of any Acquired Corporation at the level below vice president and equity grant notices with respect to employees of the Acquired Corporations, in each case, entered into in the ordinary course of business on a form consistent with the corresponding form made available to Parent or Parent’s Representative without any material deviations from such forms), as relevant: (i) all written plan documents and all material amendments thereto, and all related trust or other funding documents, and a written description of any material unwritten Employee Plan; (ii) any currently effective determination letter or opinion letter received from the IRS; (iii) the most recent annual financial statements and actuarial valuation and the most recent Form 5500; (iv) the most recent summary plan descriptions and any material modifications thereto; (v) the most recent compliance tests required to be performed under the Code; and (vi) copies of any material correspondence received from or provided to the IRS, Department of Labor or other Governmental Body within the past three (3) years. There has been no amendment to, announcement by any of the Acquired Corporations relating to any Employee Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. The Acquired Corporations may amend or terminate any Employee Plan (other than any Employee Plan that is an individual agreement or arrangement with a Company Associate (including an individual award or similar participation agreement under an Employee Plan) that requires the Company Associate’s consent of such amendment or termination) at any time without incurring any Liability thereunder other than in respect of claims incurred prior to such amendment or termination and the customary costs of implementing such amendment or termination.

(h) Neither an Acquired Corporation nor any other Person that would be or, at any relevant time, would have been considered a single employer with an Acquired Corporation under the Code or ERISA or that is, or was at the relevant time, a member of the same “controlled group” as any of the Acquired Corporations pursuant to Section 4001(a)(14) of ERISA has during the past six years sponsored, established, maintained, contributed to,

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or been required to contribute to or in any way has any material liability (whether on account of an ERISA Affiliate or otherwise), directly or indirectly, with respect to any plan that is, (i) subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code or a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto), including any “single employer” defined benefit plan or any “multiemployer plan” each as defined in Section 4001 of ERISA; (ii) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (iii) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code, or (iv) a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA).

(i) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code and its related trust has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and that its trust is exempt from Tax under Section 501(a) of the Code, and to the knowledge of the Company, nothing has occurred with respect to the operation of any such plan which would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material Liability, penalty or Tax under ERISA or the Code. No stock or other securities issued by any of the Acquired Corporations forms any part of the assets of any Plan that is intended to qualify under Section 401(a) of the Code.

(j) Except as would not have or reasonably be expected to have, individually or in the aggregate, resulted in any material liability to any Acquired Corporation, each of the Employee Plans is now and has been established, operated, administered and funded in compliance in with its terms and all applicable Legal Requirements, including ERISA and the Code. There are no pending or, to the knowledge of the Company, threatened actions, claims or lawsuits against or relating to the Employee Plans, the assets of any of the trusts under such Employee Plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Plans with respect to the operation of such Employee Plans (other than routine benefits claims). No Employee Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Body.

(k) Except to the extent required under Section 601 et seq. of ERISA or Section 4980B of the Code (or any other similar state or local Legal Requirement), neither any Acquired Corporation nor any Employee Plan has any obligation to provide post-employment welfare benefits to or make any payment to, or with respect to, any present or former employee, officer or director of an Acquired Corporation pursuant to any retiree medical benefit plan or other retiree welfare plan.

(l) Except as would not have or reasonably be expected to have, individually or in the aggregate, resulted in any material liability to any Acquired Corporation, each Employee Plan that is subject to Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the guidance and regulations issued thereunder (the “Affordable Care Act”), has been established, maintained and administered in compliance with the requirements of the Affordable Care Act, including all notice and coverage requirements. No Acquired Corporation has been assessed for any material Tax or other material penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(m) Except as would not have or reasonably be expected to have, individually or in the aggregate, result in any material liability to any Acquired Corporations, (i) all Foreign Employee Plans comply with applicable local Legal Requirements, (ii) all such plans that are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based on reasonable actuarial assumptions, and (iii) all such plans that are intended or required to be qualified, approved or registered with a Governmental Body, is and has been so qualified, approved or registered and nothing has occurred that could reasonably be expected to result in the loss of such qualification, approval or registration, as applicable, except, in each case, for any such violation that has not had and would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

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(n) None of the Acquired Corporations maintain a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code.

(o) The consummation of the Transactions (including in combination with other events or circumstances) will not (i) entitle any current or former Company Associate to any payment, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation or benefits due to any current or former Company Associate, (iii) directly or indirectly cause the Acquired Corporations to fund or otherwise transfer or set aside any assets to fund any benefits under any Employee Plan or (iv) otherwise give rise to any material liability under any Employee Plan. No Person is entitled to receive any additional payment (including any Tax gross-up or other payment) from any Acquired Corporation as a result of the imposition of the excise Taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code.

(p) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

Section 2.16 Environmental Matters. Except for those matters that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Acquired Corporations are, and since January 1, 2020 have been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their respective business, (b) as of the date hereof, there is no investigation, suit, claim, action or Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened in writing against an Acquired Corporation or any Leased Real Property, (c) as of the date hereof, the Acquired Corporations have not received any written notice, report or other information of or entered into any legally-binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved violations, liabilities or requirements on the part of the respective Acquired Corporations relating to or arising under Environmental Laws, (d) to the knowledge of the Company: (i) no Person has been exposed to any Hazardous Materials at a property or facility of an Acquired Corporation at levels in excess of applicable permissible exposure levels; and (ii) there are and have been no Hazardous Materials present or Released on, at, under or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any claim against or liability of an Acquired Corporation under any Environmental Law; and (e) no Acquired Corporation has assumed, undertaken, or otherwise become subject to any liability of another Person relating to Environmental Laws other than any indemnities in Material Contracts or leases for real property.

Section 2.17 Insurance. The Company has delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations as of the date hereof. Except as would not have or reasonably be expected to have, individual or in the aggregate, a Material Adverse Effect, all such insurance policies are in full force and effect (except for any expiration thereof in accordance with its terms), no notice of cancellation or modification has been received as of the date hereof, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.

Section 2.18 Legal Proceedings; Orders.

(a) As of the date hereof, there is no Legal Proceeding pending and served (or, to the knowledge of the Company, pending and not served or threatened) against an Acquired Corporation or to the knowledge of the Company, against any present or former officer, director, employee or Affiliate of an Acquired Corporation in such individual’s capacity as such, other than any Legal Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b) There is no order, writ, injunction or judgment to which an Acquired Corporation is subject other than as would not reasonably be likely to have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) No investigation or review by any Governmental Body with respect to an Acquired Corporation is pending or, to the Company’s knowledge, is being threatened, other than any investigations or reviews that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.19 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and deliver and to perform its obligations under this Agreement and, subject to obtaining the Company Required Vote, to consummate the Transactions. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its obligations hereunder; or (c) except for the receipt of the Company Required Vote, the consummation of the Transactions. The Company Board (at a meeting duly called and held) has (a) determined that the entry into this Agreement and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (b) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (c) resolved to make the Company Board Recommendation, which resolutions, subject to Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 2.20 Related Party Transactions. Other than the Company’s Employee Plans, no stockholders, members, managers, directors, officers, employees, agents or Affiliates of the Acquired Corporations are, or since January 1, 2020 have been, a party to any Company Contracts with or binding upon any Acquired Corporation or any of their respective properties or assets or has any material interest in any property used by the Acquired Corporations, in each case, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act that has not been disclosed.

Section 2.21 Merger Approval. The only vote of the holders of any class or series of capital stock or other securities of the Company or any other Acquired Corporation required to adopt this Agreement and approve the Transactions is the Company Required Vote.

Section 2.22 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the Exchange Act, the DGCL, the HSR Act, if applicable, any other applicable Antitrust Laws, and the rules and regulations of the NYSE, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions will not: (a) conflict with or cause a violation of any of the provisions of the Certificate of Incorporation or bylaws (or similar organizational documents) of the Company; (b) conflict with or cause a violation by the Company of any Legal Requirements or order applicable to the Company, or to which the Company is subject; or (c) conflict with, result in any violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, or require a consent or waiver under, any material Contract; or (d) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of the Acquired Corporations under, any Material Contract, except in the case of clauses (b), (c) and (d), for such violations, conflicts, breaches, terminations, cancellations, losses and Encumbrances, defaults, and for any consents or waivers not obtained, in each case, as would not

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reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as may be required by the Exchange Act, the DGCL, the HSR Act, any other applicable Antitrust Laws or Investment Screening Laws and the rules and regulations of the NYSE, the Company is not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement, or the consummation by the Company of the Merger, except those filings, notifications, approvals, notices or Consents that the failure to make, obtain or receive would not reasonably be expected to, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.

Section 2.23 Fairness Opinion. The Company Board has received the opinion of Robert W. Baird & Co. Incorporated, as financial advisor to the Company Board, dated on or prior to the date of this Agreement, that, as of the date of such opinion and subject to the various assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Shares (other than Shares held by (i) the Company or any direct or indirect wholly owned subsidiary of the Company and (ii) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) pursuant to, and in accordance with, this Agreement is fair, from a financial point of view, to such holders. The Company shall deliver or make available to Parent solely for informational purposes an executed copy of the opinion as soon as reasonably practicable following the date of this Agreement. As of the date of this Agreement, such opinion has not been withdrawn, rescinded or modified in any way.

Section 2.24 Financial Advisor. Except for Robert W. Baird & Co. Incorporated, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisory or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has provided to Parent true and complete copies of all agreements between the Company and Robert W. Baird & Co. Incorporated.

Section 2.25 Acknowledgement by the Company. The Company is not relying and has not relied on any representations or warranties of Parent or Merger Sub regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article III. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows (it being understood that each representation and warranty contained in this Article III is subject to (a) exceptions and disclosures set forth in the part or subpart of the Parent Disclosure Letter corresponding to the particular section or subsection in this Article III and (b) any exception or disclosure set forth in any other part or subpart of the Parent Disclosure Letter to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is applicable to qualify such representation and warranty):

Section 3.1 Due Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its

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obligations under all Contracts by which it is bound, except where any such failure does not, and would not reasonably be expected to, individually or in the aggregate, (i) have a Parent Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of Parent and Merger Sub to perform its obligations under this Agreement or to consummate the Transactions. Parent has made available to the Company or Company’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent and Merger Sub, including all amendments thereto.

Section 3.2 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and those incidental to its formation and its entry into this Agreement and performance hereunder. Parent is the record and beneficial owner of all of the outstanding capital stock of Merger Sub and Merger Sub does not have any other outstanding securities or instruments exercisable for, or otherwise convertible or exchangeable into, capital stock or any other security of Merger Sub.

Section 3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver and perform their obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Transactions (subject, in case of the Merger, to the recordation of appropriate merger documents as required by the DGCL). This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, is enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.4 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the Exchange Act, the DGCL, the HSR Act, if applicable, and any applicable filing, notification or approval in any jurisdiction required by Antitrust Laws, the execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the Transactions, will not: (a) conflict with or cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Parent or Merger Sub; (b) conflict with or cause a violation by Parent or Merger Sub of any Legal Requirements or order applicable to Parent or Merger Sub, or to which they are subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any material Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to, individually or in the aggregate, (i) have a Parent Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), state takeover laws, the DGCL or the HSR Act and any filing, notification or approval in any jurisdiction required by Antitrust Laws or Investment Screening Laws, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or the other Transactions, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Parent is not a “foreign person” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof. No vote of Parent’s stockholders, or of any equity holders of any Affiliate of Parent, is necessary to approve this Agreement or any of the Transactions that has not already been obtained as of the date hereof.

Section 3.5 Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries specifically for inclusion or

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incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served or overtly threatened against Parent or Merger Sub, except as would not and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 3.7 Financing.

(a) Parent has provided to the Company a true, complete and correct copy of (i) the fully executed equity commitment letter, dated as of the date of this Agreement between Parent and each of GTCR Fund XII/A LP, GTC Fund XII/C LP, GTCR Co-Invest XII LP, Sycamore Partners II, L.P., and United Parcel Service of America, Inc. (each, an “Equity Commitment Letter”), pursuant to which the investor parties thereto (collectively, the “Equity Financing Parties”) have committed, subject to the terms and conditions set forth therein, to invest in Parent the cash amounts set forth therein (the “Equity Financing”) and (ii) the fully executed debt commitment letter, dated as of the date of this Agreement (as the same may be amended, restated, supplemented, replaced or otherwise modified in accordance with Section 5.7(c) or 5.7(e), including all exhibits, schedules and annexes thereto, together with the Debt Fee Letter, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letters, the “Commitment Letters”) pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide debt financing in the amounts set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”) and related executed fee letter (the “Debt Fee Letter”) (which may be redacted to omit fee amounts and economic terms (the redacted terms of which do not adversely affect the conditionality, availability or termination of the Debt Financing, adversely impact the ability of Parent to enforce its rights under the Debt Commitment Letter or reduce the amount of the Debt Financing such that the aggregate proceeds thereof (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex)) would not be sufficient to fund the Required Amount on the Closing Date)). The Equity Commitment Letter provides that (A) the Company is an express third party beneficiary thereof, including in connection with the Company’s exercise of its rights under Section 8.5(b) and is entitled to specifically enforce performance of the investor parties thereto to fund the Equity Financing in accordance with and subject to the terms of the Equity Commitment Letter and (B) subject in all respects to Section 8.5(b), each of Parent and the Equity Financing Parties thereto will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that there is an adequate remedy at law in connection with the exercise of such third party beneficiary rights.

(b) As of the date hereof, (i) the Commitment Letters and the terms of the Financing have not been amended or modified, (ii) to the knowledge of Parent, no such amendment or modification is contemplated (except for amendments or supplements to add additional Debt Financing Sources thereto pursuant to the terms of the Debt Commitment Letter as in effect on the date hereof), and the financing commitments thereunder have not been withdrawn, terminated or rescinded in any respect and (iii) the commitments contained therein have not been withdrawn, terminated or rescinded in any respect and, to the knowledge of Parent, no such withdrawal, termination or rescission is contemplated. As of the date hereof, there are no side letters or other Contracts or arrangements related to the funding or investing, as applicable, of the Financing other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date hereof, other than customary

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non-disclosure agreements which do not impact the enforceability, conditionality or aggregate amount of the Debt Financing. Parent or its Affiliates have fully paid any and all commitment fees or other fees in connection with the Commitment Letters that are payable on or prior to the date hereof, and the Commitment Letters (A) are in full force and effect, (B) constitute the legal, valid and binding obligations of Parent and, to the knowledge of Parent, each of the other parties thereto, and (C) are enforceable in accordance with their respective terms against Parent and, to the knowledge of Parent, the other parties thereto, as applicable, subject to (1) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (2) rules of law governing specific performance, injunctive relief and other equitable remedies. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in or expressly contemplated by the Commitment Letters. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or, to the knowledge of Parent, any other party thereto under the Commitment Letters. Parent has no reason to believe that (x) any of the conditions to the receipt of the Financing contemplated by the Commitment Letters will not be satisfied, or (y) the Financing will not be available at the Closing, assuming the satisfaction (or to the extent permitted, waiver) of the conditions set forth in Section 6.1 and Section 6.2.

(c) Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a duly executed Limited Guarantee, pursuant to which the Guarantors are guaranteeing certain obligations of Parent in connection with this Agreement. As of the date hereof, the Limited Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the Guarantors who executed such Limited Guarantee and, assuming compliance by the Company with its representations, warranties and obligations pursuant to this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of such Guarantors under such Limited Guarantee.

Section 3.8 Sufficiency of Proceeds. The Financing, when funded in accordance with the terms of the Commitment Letters, and subject to the satisfaction of the conditions contained in Section 6.1 and Section 6.2, will provide Parent and Merger Sub at and as of the Closing Date, when taken together with the cash or cash equivalents held by Parent, Merger Sub and the Company at and as of the Closing Date, with sufficient available funds to (a) make the payment of the aggregate Merger Consideration payable pursuant to Section 1.5 and (b) pay all other amounts (including payment of (i) all amounts payable in respect of Company Options, RSUs and PSUs, (ii) all amounts necessary to repay any outstanding Indebtedness of the Acquired Corporations required to be repaid by this Agreement and (iii) all fees, costs and expenses) required to be paid at the Closing by any Acquired Corporation, Parent or Merger Sub in connection with the Merger and/or the Financing (collectively, the “Required Amount”).

Section 3.9 Stockholder and Management Arrangements. As of the date hereof, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any Company Stockholder (other than any existing limited partner of the Guarantors or any of its Affiliates), director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement, the Merger or the Transactions; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any superior offer; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than the Guarantors has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

Section 3.10 Ownership of Company Common Stock. As of the date hereof, neither Parent nor any of Parent’s controlled Affiliates directly or indirectly owns, and at all times for the past three years, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any shares of the Company’s

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capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock. Neither Parent nor Merger Sub has enacted or will enact a plan that complies with Rule 10b5-1 under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock. As of the date hereof, neither Parent nor Merger Sub is an “interested stockholder” of the Company under Section 203(c) of the DGCL.

Section 3.11 Acknowledgement by Parent and Merger Sub.

(a) Neither Parent nor Merger Sub is relying, and neither Parent nor Merger Sub has relied on, any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article II, including the Company Disclosure Letter. Such representations and warranties by the Acquired Corporations constitute the sole and exclusive representations and warranties of the Acquired Corporations in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Acquired Corporations. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that, except as may be expressly provided in Article II, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to Parent, Merger Sub, any of their respective Representatives or any other Person.

(b) In connection with the due diligence investigation of the Acquired Corporations by Parent and Merger Sub and certain other Parent Related Parties, Parent and Merger Sub and other Parent Related Parties have received and may continue to receive after the date hereof from the Acquired Corporations and the other Company Related Parties certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Corporations and their businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against the Acquired Corporations, any other Company Related Party, or any other Person with respect thereto unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Acquired Corporations nor any other Company Related Party, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement.

Section 3.12 Solvency. As of the Effective Time and immediately after giving effect to the Merger, and, assuming the accuracy of the representations and warranties set forth in Article II and compliance by the Company with Section 4.2, (a) the amount of the “fair saleable value” of the assets (on a going concern basis) of the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of itself (or of the Surviving Corporation or any of its Subsidiaries).

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Section 3.13 Brokers and Other Advisors. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses shall be paid by Parent.

ARTICLE IV

CERTAIN COVENANTS OF THE COMPANY

Section 4.1 Access and Investigation. During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.1 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, provide Parent and Parent’s Representatives with reasonable access (including electronic access) to each of the Acquired Corporation’s properties, offices, books and records, Contracts, commitments and Representatives, in each case as Parent reasonably requests; provided, however, that any such access shall be conducted at Parent’s sole cost and expense, at a reasonable time during the Company’s normal business hours, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company, and shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include invasive testing. Nothing herein shall require the Company to permit any inspection or testing, or to disclose any information, that in the reasonable judgement of the Company would cause significant competitive harm to the Company or its Subsidiaries if the Transactions are not consummated nor shall anything herein require the Company to disclose any information to Parent if such disclosure would, upon the advice of outside legal counsel, (a) jeopardize any attorney-client or other legal privilege (provided, that the Company shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client or other legal privilege) or (b) contravene any applicable Legal Requirement or fiduciary duty (provided, that the Company shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not contravene applicable Legal Requirements or fiduciary duties); provided, further, that information shall be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, to the extent the Company determines, on the advice of outside legal counsel, that doing so may be reasonably required for the purpose of complying with applicable Antitrust Laws. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement dated February 2, 2022, between the Company and Parent (the “Confidentiality Agreement”). All requests for information made pursuant to this Section 4.1 shall be directed to the executive officer or other Person designated by the Company. Despite anything in this Section 4.1 to the contrary, any physical access to the properties, offices, personnel or other information of the Acquired Corporations may be limited to the extent the Company in good faith determines, in light of the COVID-19 pandemic or any COVID-19 Responses, that such access would reasonably be expected to jeopardize the health and safety of any Company Associate (provided that the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) in a manner without jeopardizing the health and safety of such Company Associate or violating such COVID-19 Responses).

Section 4.2 Operation of the Acquired Corporations’ Business.

(a) During the Pre-Closing Period except (i) as expressly required or otherwise expressly contemplated under this Agreement or as required by applicable Legal Requirements, (ii) with the written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, or (iii) as set forth in Section 4.2 of the Company Disclosure Letter, the Company shall use its commercially reasonable efforts to (x) conduct and ensure that each other Acquired Corporation conducts, its business in the ordinary course of business and (y) (1)

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preserve intact the business and material operations of the Acquired Corporations and (2) keep available all of the material services of its directors, officers and material employees of the Acquired Corporations; provided that any failure to take any action prohibited by Section 4.2(b) shall not be deemed a breach of this Section 4.2(a); provided, further that this Section 4.2(a) shall not prohibit the Acquired Corporations from taking commercially reasonable actions (in consultation with Parent to the extent reasonably practicable) in response to the actual or anticipated effects of the COVID-19 pandemic or any COVID-19 Responses.

(b) During the Pre-Closing Period, except (i) as expressly required or otherwise expressly contemplated under this Agreement or as required by applicable Legal Requirements, (ii) with the written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, or (iii) as set forth in Section 4.2 of the Company Disclosure Letter, the Acquired Corporations shall not:

(i) (A) establish a record date for, declare, accrue, set aside or pay any dividend or other distribution (whether in cash, securities, other property or any combination thereof) in respect of any shares of its capital stock (including the Company Common Stock) or other equity, equity linked or voting interests, except for dividends or other distributions by a Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company; (B) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Company Common Stock) or other equity, equity-linked or voting interests, or any rights, warrants or options to acquire any shares of its capital stock, other than: (1) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Stock Awards; or (2) pursuant to transactions solely between or among Acquired Corporations; (C) modify the terms of any shares of its capital stock (including the Company Common Stock) or other equity, equity-linked or voting interests; or (D) enter into any agreement with respect to the voting or registration of any shares of its capital stock (including the Company Common Stock) or other equity, equity-linked or voting interests;

(ii) adjust, recapitalize, split, combine, subdivide or reclassify any shares of its capital stock (including the Company Common Stock) or other equity linked or voting interests or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (including the Company Common Stock) any of its other equity, equity-linked or voting interests;

(iii) sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by any Acquired Corporation (other than pursuant to agreements in effect as of the date of this Agreement and set forth on Section 4.2(b)(iii) of the Company Disclosure Letter) of (A) any capital stock, equity, equity-linked or voting interest or other security of the Acquired Corporation, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security of the Acquired Corporation or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Acquired Corporation (except that the Company may (1) issue Shares as required to be issued upon the settlement of RSUs or PSUs outstanding on the date of this Agreement, upon the exercise of Company Options, or the vesting of Company Stock Awards outstanding as of the date of this Agreement, in each case, as set forth on Section 2.3(d) of the Company Disclosure Letter; (2) issue such securities in transactions solely between or among Acquired Corporations); provided, further, that, in no event shall any Acquired Corporation issue or grant any Company Equity Award following the date hereof (except for issuances or grants of Company Equity Awards set forth on Section 2.3(c) of the Company Disclosure Letter);

(iv) enter into any Contract that would be a Material Contract had it been entered into as of the date hereof, or modify, amend, or terminate or waive any right under, any Material Contract, except for (A) the entry into any Contract in the ordinary course of business that would be a Material Contract solely because of clause (iii) of Section 2.9(a) or any customer Contract so long as it would be considered a Material Contract under Section 2.9(a) clauses (ii) or (iv) (if otherwise permitted under Section 4.2(b)(viii)); (B) terminations as a result of a material breach or material default of the counterparty or the expiration of such Contract in accordance with its terms; or (C) any renewal (including any modifications to a Material

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Contract that are not material in the aggregate that are made in connection with such renewal) or non-renewal of a Material Contract in the ordinary course of business;

(v) enter into, establish, adopt, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof), grant or amend any award under, amend or waive any of the Acquired Corporation’s rights under, or accelerate the vesting under, any provision of any of the Employee Plans or related award (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof) or provide for the increase or acceleration of vesting of any compensation or benefits of any Company Associate, except that the Acquired Corporations: (A) may provide increases in salary or wages to Company Associates eligible to earn an annual base salary or annual base fee of less than $150,000 in the ordinary course of business or pursuant to any written plans, programs or agreements existing on the date hereof and set forth on Section 4.2(v) of the Company Disclosure Letter; (B) may amend any Employee Plans set forth on Section 2.15 of the Company Disclosure Letter to the extent required by applicable Legal Requirements; (C) may replace, renew or extend a broadly applicable Employee Plan set forth on Section 2.15 of the Company Disclosure Letter in the ordinary course of business that does not materially increase the cost of such Employee Plan or benefits provided under such Employee Plan based on the cost on the date of this Agreement, and (D) may make annual or quarterly bonus or commission payments in the ordinary course of business pursuant to, and in accordance with, existing Employee Plans Section 2.15 of the Company Disclosure Letter;

(vi) (A) enter into (1) any change-of-control agreement with any Company Associate or (2) any retention agreement with any Company Associate, (B) enter into any employment, severance or consulting agreement with any Company Associate (other than any standard agreements entered into with any newly hired Company Associate eligible to earn an annual base salary or annual base fee equal to or less than $150,000, in each case, in the ordinary course of business and pursuant to forms of agreements substantially similar to the corresponding forms made available to Parent; provided, that, in no event shall such agreement provide for any severance benefits unless required by applicable Legal Requirements), (C) hire or terminate without “cause” any Company Associate, other than to hire or terminate without “cause” in the ordinary course of business any employee who is eligible to earn an annual base salary equal to less than $150,000, (D) fund any payments or benefits that are payable or to be provided under any Employee Plan, (E) make or forgive any loan to any Company Associate (other than advancement of expenses in the ordinary course of business), (F) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that would implicate the Worker Adjustment and Retraining Notification Act or any similar state law, (G) except as provided under the terms of any existing agreement between the Company and a Company Associate set forth on Section 2.15 of the Company Disclosure Letter, increase or accelerate the vesting of the compensation or benefits of any Company Associate, or (H) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company Associate;

(vii) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, except as may be required by Legal Requirement or the rules and regulations of the NYSE;

(viii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans solely between or among the Acquired Corporations, (B) advances for employee expenses in the ordinary course of business, or (C) the extension of trade credit in the ordinary course of business;

(ix) form any Subsidiary, acquire any equity interest in any other Entity or enter into any joint venture, legal partnership (excluding, for the avoidance of doubt, any strategic partnerships or other commercial arrangements), limited liability company or similar arrangement;

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(x) make or authorize any capital expenditure except in accordance with the capital budget set forth on Section 4.2(b)(x) of the Company Disclosure Letter, plus a 10% variance for each principal category set forth therein or capital expenditures not addressed by the foregoing clause that do not exceed $1,000,000 in the aggregate during any fiscal year;

(xi) incur any Indebtedness after the date of this Agreement in excess of $500,000 at any one time outstanding, except for (A) guarantees by the Company of existing Indebtedness of any other Acquired Corporation, (B) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business and that do not exceed more than $100,000 in the aggregate and (C) Indebtedness incurred under any existing credit facilities or similar arrangements as in effect on the date hereof;

(xii) sell, lease, transfer, subject to any Encumbrance (other than a Permitted Encumbrance) or otherwise dispose of or assign any of its properties or assets, except (A) dispositions of supplies, inventory, merchandise or products in the ordinary course of business and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of any Acquired Corporation, (B) transfers between or among the Acquired Corporations, (C) voluntary terminations or surrenders of leases or subleases of real property in the ordinary course of business or (D) with a fair value less than $500,000 individually or $1,000,000 in the aggregate;

(xiii) sell, assign, transfer, license, abandon, cancel, permit to lapse, pledge, encumber, fail to renew, maintain or pursue filed applications for or otherwise dispose of any material Company IP, other than the grant of non-exclusive licenses in the ordinary course of business;

(xiv) acquire any material business or Entity (including by merger, consolidation or acquisition of stock or assets);

(xv) except as required by applicable Legal Requirements (A) file any material Tax Return that was prepared materially inconsistent with past practice, (B) make, revoke or change any material Tax election or material method of accounting for Tax purposes, in each case, outside of the ordinary course of business (C) file any material amended Tax Return, (D) agree to any extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), (E) settle or compromise any material Tax claim or liability (F) initiate or enter into any closing, voluntary disclosure or similar agreement with a taxing authority relating to a material amount of Taxes, or (G) request any letter ruling from the IRS (or any comparable ruling from any other taxing authority);

(xvi) commence any Legal Proceeding, other than: (A) routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such Legal Proceedings prior to commencement thereof); or (C) subject to any limitations set forth in other provisions of this Agreement, in connection with a breach of this Agreement or any other agreements contemplated hereby;

(xvii) settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than (A) a settlement or compromise involving only the payment of monies by the Acquired Corporations (net of recoveries under insurance policies or indemnity obligations) of not more than $100,000 individually and $500,000 in the aggregate or (B) any settlement or compromise that results in no obligation of any Acquired Corporation or solely results in the Acquired Corporation’s receipt of payment; provided that no such settlement or compromise may involve any material injunctive or equitable relief, or impose material restrictions, on the business activities of the Acquired Corporations, taken as a whole;

(xviii) (A) enter into any collective bargaining agreement or other agreement with any labor organization, works council or similar employee organization (or enter into negotiations to do any of the

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foregoing) (except to the extent required by applicable Legal Requirements), or (B) voluntarily recognize any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any Company Associate;

(xix) adopt or implement any stockholder rights plan or similar arrangement;

(xx) make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Acquired Corporations, except insofar as may be required (A) by GAAP (or any interpretation thereof), (B) by any applicable Legal Requirement, including Regulation S-X under the Securities Act, or (C) by any Governmental Body (including the Financial Accounting Standards Board or any similar organization);

(xxi) adopt a plan or agreement of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Corporations (other than a dormant Subsidiary of the Company in the ordinary course of business);

(xxii) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; or

(xxiii) authorize any of, or agree or commit to take any of the actions described in clauses (i) through (xxii) of this Section 4.2(b).

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations.

Section 4.3 No Solicitation.

(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” shall mean any customary confidentiality agreement that (i) contains provisions that are no less favorable in the aggregate to the Company (and its Subsidiaries) than those contained in the Confidentiality Agreement (except that the confidentiality agreement need not contain standstill provisions) and (ii) does not prohibit the Company or any of its Subsidiaries from complying with any of its obligations under this Agreement, including providing any information to Parent in accordance with this Section 4.3 or otherwise complying with its obligations under this Section 4.3.

(b) Except as expressly permitted by this Section 4.3, during the Pre-Closing Period the Acquired Corporations and their respective directors and officers shall not and the Company shall direct its and their Representatives not to, directly or indirectly, (i) continue any solicitation, knowing encouragement, knowing facilitation (including by way of providing non-public information), discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal or (ii) (A) solicit, initiate, or knowingly facilitate, or knowingly encourage (including by way of furnishing non-public information) any Acquisition Proposal or any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (each such inquiry, an “Inquiry”) or the making, submission or announcement of any Acquisition Proposal or Inquiry, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any non-public information relating to any Acquired Corporation or its business, properties, assets, books, records or other non-public information, in connection with or for the purpose of knowingly encouraging, assisting, inducing or facilitating, an Acquisition Proposal or any Inquiry or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar Contract with respect to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (each, a “Company Acquisition Agreement”). As soon as reasonably practicable after the date of this Agreement (and in any event within three (3) business days of this Agreement),

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the Company shall (i) deliver a written notice to each Person (other than Parent) that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal within the last nine months, to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, effective on the date thereof, and such notice shall also request such Person to promptly return or destroy all confidential information concerning the Acquired Corporations in accordance with the terms of the confidentiality agreement between such Person and the Company and (ii) terminate all physical and electronic data room access previously granted to any Persons and its Representatives (other than Parent and its Representatives) in connection with any Acquisition Proposal or Inquiry. None of the Acquired Corporations shall modify, amend or terminate, or waive, release or assign any provisions of, any confidentiality or standstill agreement (or any similar agreement) to which it is a party relating to any such Acquisition Proposal or Inquiry and shall enforce, to the fullest extent permitted under applicable Legal Requirements, the provisions of any such agreement; provided, that the Acquired Corporations shall be permitted to waive any standstill agreement (or similar agreement) in order to permit a Person to make an Acquisition Proposal to the Company Board in a confidential manner, if and only if the Company Board shall have determined in good faith (after consultation with its outside legal counsel) that the failure to so waive would be a breach of the directors’ fiduciary duties to the Company’s stockholders under applicable Legal Requirement.

(c) In the event that, at any time prior to the receipt of the Company Required Vote, any Acquired Corporation or any of their Representatives receives an Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made, renewed or reaffirmed on or after the date of this Agreement and did not result from any breach of this Section 4.3, (i) the Company and its Representatives may contact and engage in discussions with such Person or group of Persons to clarify the terms and conditions of such Acquisition Proposal and inform such Person or group of Persons of the terms of this Section 4.3 and Section 5.1 and (ii) if the Company Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to take such action could reasonably be expected to lead to a breach of its fiduciary duties under applicable Legal Requirements, then the Company and its Representatives may (A) enter into an Acceptable Confidentiality Agreement and furnish, pursuant to such Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Corporations to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall concurrently provide to Parent any non-public information concerning the Acquired Corporations that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal and their respective Representatives and financing sources with respect to such Acquisition Proposal.

(d) Following the date of this Agreement, the Company shall (i) promptly (and in any event within 24 hours) notify Parent in writing if any Acquisition Proposal or any Inquiries are received by the Acquired Corporations or any of their Representatives, which shall include a summary of the material terms and conditions of any Acquisition Proposal or Inquiry, including the identity of the Person making such Acquisition Proposal or Inquiry (including copies of any written materials related thereto), (ii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal or Inquiry on a reasonably prompt basis (including copies of any written materials related thereto) and (iii) upon the reasonable request of Parent, reasonably inform Parent of the status of such Acquisition Proposal or Inquiry.

(e) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company, the Company Board or any committee thereof from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company Stockholders that is required by applicable Legal Requirements, or (iii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the

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Exchange Act; provided, that any such action that would otherwise constitute a Company Adverse Change Recommendation shall be made only in accordance with Section 5.1(b).

(f) The Company agrees that in the event any Representative of any Acquired Corporation takes any action (or omits to take any action) which, if taken (or not taken) by the Company, would constitute a breach of this Section 4.3, the Company shall be deemed to have breached this Section 4.3.

Section 4.4 Loan Payoff. Prior to the Closing, the Company shall satisfy all notification requirements under the terms of the Indebtedness that is set forth on Section 4.4 of the Company Disclosure Letter that relate to the payoff of such Indebtedness at the Closing. The Company shall obtain prior to the Closing payoff letters in form and substance reasonably satisfactory to Parent (the “Payoff Letters”) from the lenders or other applicable third Persons (or an authorized agent on behalf thereof) with respect to any Indebtedness that is set forth on Section 4.4 of the Company Disclosure Letter and outstanding as of immediately prior to the Effective Time (and shall deliver to Parent drafts of the Payoff Letters for its review at least two (2) business days prior to the Closing Date), which Payoff Letters shall (a) provide the dollar amount of all such Indebtedness required to be paid in order to fully pay off such Indebtedness as of the Closing and (b) provide for the release (subject to the payment thereof at the Effective Time) of all guarantees and related liens with respect to the capital stock, property and assets of the Company and its Subsidiaries relating to such Indebtedness, other than any obligation which, pursuant to the terms of the definitive documents governing such indebtedness, expressly survives termination (and, as promptly as possible following the Effective Time if not delivered prior to such time, as applicable, termination instruments or release filings of all such liens securing such Indebtedness, in form and substance reasonably satisfactory to Parent). Notwithstanding anything to the contrary in this Agreement, (i) in no event shall this Section 4.4 require the Company or any of its Subsidiaries to repay any portion of, or terminate, the Company Credit Agreement unless the Closing shall have occurred and (ii) Parent shall provide, or cause to be provided, all funds required substantially concurrently with the Closing to effect the repayment under the Company Credit Agreement.

ARTICLE V

ADDITIONAL COVENANTS OF THE PARTIES

Section 5.1 Company Board Recommendation.

(a) During the Pre-Closing Period, neither the Company Board nor any committee thereof shall (i)(A) qualify, withhold, or withdraw (or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withhold, or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement, (B) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two separate occasion, other than in connection with an Acquisition Proposal), (C) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal or (D) if any tender offer or exchange offer is commenced for equity securities of the Company, fail to recommend against such tender offer or exchange offer by the earlier of (1) the tenth business day after the commencement of such tender offer or exchange offer or (2) the third business day prior to the Company Stockholders Meeting (any action described this clause (i) being referred to as a “Company Adverse Change Recommendation”), (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), or (iii) resolve or agree to take any of the foregoing actions.

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(b) Notwithstanding anything to the contrary contained in Section 5.1(a) or elsewhere in this Agreement, at any time prior to the receipt of the Company Required Vote:

(i) in the event that (x) any Acquired Corporation receives a written Acquisition Proposal (which Acquisition Proposal did not result from or arise out of a breach of Section 4.3) from any Person that has not been withdrawn and (y) the Company Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal, the Company Board (or a committee thereof) may (A) make a Company Adverse Change Recommendation or (B) authorize the Company to terminate this Agreement in accordance with Section 7.1(h) and enter into a Specified Agreement with respect to such Superior Proposal, in the case of each of clauses (A) and (B), if and only if: (1) the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements; (2) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(h) at least four (4) business days prior to making any such Company Adverse Change Recommendation or effecting such termination (a “Determination Notice”) (which notice shall not (in and of itself) constitute a Company Adverse Change Recommendation); and (3) (I) the Company shall have provided to Parent copies of the most current drafts of any proposed Company Acquisition Agreement with respect to such Acquisition Proposal and any financing commitments or other agreements to be entered into in connection with such Acquisition Proposal and a summary of the material terms and conditions of such Acquisition Proposal in accordance with Section 4.3(d), (II) the Company shall have afforded Parent five (5) business days (the “Match Period”) after delivery of the Determination Notice to propose revisions to the terms of this Agreement, Commitment Letters and the Limited Guarantee or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal, and, to the extent Parent desires to negotiate, shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal and made its Representatives reasonably available, if any, and (III) after considering the terms of this Agreement, the Commitment Letters and the Limited Guarantee and the effect to any written proposals made by Parent, if any, prior to 11:59 p.m. Eastern Time on the last day of the Match Period, the Company Board (or a committee thereof) shall have determined, in good faith after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal continues to constitute a Superior Proposal and, after consultation with outside legal counsel, that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(h) would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not, in and of itself, be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1 so long as such communication solely describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto; provided, however, that if any such communication has the effect of withdrawing (or qualifying or modifying in a manner adverse to Parent or Merger Sub) the Company Board Recommendation, such communication shall constitute a Company Adverse Change Recommendation. The provisions of this Section 5.1(b)(i)(2) and Section 5.1(b)(i)(3) shall also apply to any amendment to the economic terms of any Acquisition Proposal or any material amendment to any other terms of any Acquisition Proposal and require a new Determination Notice, except that the Match Period shall be deemed to be two (2) business days.

(ii) Other than in connection with an Acquisition Proposal, the Company Board (or a committee thereof) may make a Company Adverse Change Recommendation in response to a Change in Circumstances, if and only if: (A) the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements; (B) the Company shall have given Parent a Determination Notice at least three (3) business days prior to making any such Company Adverse Change Recommendation (which notice describes the Change in Circumstance in

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reasonable detail and provides a detailed explanation of the Company Adverse Change Recommendation); and (C) (1) the Company shall have afforded Parent three (3) business days after the delivery of the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Change in Circumstances would no longer necessitate a Company Adverse Change Recommendation, and, to the extent Parent desires to negotiate, shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and shall have made its Representatives reasonably available, and (2) after considering the terms of this Agreement, the Commitment Letters and the Limited Guarantee and the effect of any written proposals made by Parent, if any, prior to 11:59 p.m. Eastern Time on the third business day following delivery of the Determination Notice, the Company Board (or a committee thereof) shall have determined, in good faith after consultation with its outside legal counsel, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstances would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements. For the avoidance of doubt, the provisions of this Section 5.1(b)(ii)(B) and Section 5.1(b)(ii)(C) shall also apply to any material change to the facts and circumstances relating to such Change in Circumstance and require a new Determination Notice, except that the references to two (2) business days shall be deemed to be three (3) business days.

(iii) Notwithstanding anything in the Confidentiality Agreement to the contrary, nothing therein shall prohibit or limit the ability of Parent or any of its Affiliates or Representatives to make any proposals to, or undertake any negotiations with, the Company as contemplated by this Section 5.1.

Section 5.2 Proxy Statement.

(a) As promptly as reasonably practicable (and no later than thirty (30) calendar days) following the date of this Agreement, the Company shall prepare and file with the SEC, in preliminary form, a proxy statement relating to the Company Stockholder Meeting (as amended or supplemented from time to time, the “Proxy Statement”). Subject to Section 5.1(b), the Board of Directors of the Company shall include the Company Board Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement and Parent shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of Parent and the Company agrees that, at the time it is filed with the SEC, at the time it is first mailed to the holders of shares of Company Common Stock or at the time of any amendment or supplement thereof, all information concerning itself and its Affiliates that is required to be included or incorporated in the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any (written or oral) comments of the SEC with respect to the Proxy Statement and to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable and to file the Proxy Statement with the SEC in definitive form promptly thereafter. The Company shall promptly notify Parent upon the receipt of any (written or oral) comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with a copy of all material written correspondence between the Company or any Company Representatives, on the one hand, and the SEC or its staff, on the other hand (and a summary of any oral conversations) with respect to the Proxy Statement or the Transactions. Until such time as there has been a Company Adverse Recommendation, the Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC and disseminating such documents to the Company Stockholders and reasonable opportunity to review and comment on all responses to requests for additional information and shall give due consideration, in good faith, to including any comments on each such document or response that are reasonably proposed by Parent. If, at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers, directors or other Representatives should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy

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Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company shall promptly file an appropriate amendment or supplement to the Proxy Statement describing such information with the SEC and, to the extent required by applicable Legal Requirements, cause such amendment or supplement to be promptly disseminated to the Company Stockholders; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any Party hereunder or otherwise affect the remedies available hereunder to any Party.

(b) The Company shall, as promptly as reasonably practicable (and in no event later than ten (10) calendar days) after the date on which the Company is informed that the SEC does not intend to review the Proxy Statement or has no further comments thereon, (i) mail or cause to be mailed the Proxy Statement (including a form of proxy) in definitive form to the Company Stockholders in accordance with applicable Legal Requirements and the Company’s bylaws and (ii) subject to applicable Legal Requirements (including conducting a broker search pursuant to Section 14a-13 of the Exchange Act in order to hold the Company Stockholders Meeting as described in this Section 5.2(b)), take all other action necessary under all applicable Legal Requirements, the Certificate of Incorporation, the Company’s bylaws and the rules of the NYSE to duly call, give notice of, convene and hold the Company Stockholders Meeting. The Company shall hold the Company Stockholders Meeting as promptly as reasonably practicable after the date on which the Proxy Statement mailing to stockholders is complete and in any event no later than thirty (30) calendar days after the date of such completed mailing (or if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Company Required Vote, such later date to which Parent consents (such consent not to be unreasonably delayed, conditioned or withheld)). The Company shall not postpone, recess or adjourn the Company Stockholders Meeting; provided, however, that the Company may adjourn, recess or postpone the Company Stockholders Meeting (A) with the written consent of Parent, (B) after consultation with Parent, to the extent the Company determines such adjournment, recess or postponment is necessary or advisable (1) to permit the preparation, filing and dissemination of any supplement or amendment to the Proxy Statement that the Company has determined is required under applicable Legal Requirements and (2) for such supplement or amendment to be reviewed by the Company Stockholders in advance of the Company Stockholders Meeting, (C) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, (D) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting and to obtain the Company Required Vote, whether or not a quorum is present or (E) to solicit additional proxies for the purpose of obtaining the Company Required Vote. The Company shall, unless there has been a Company Adverse Change Recommendation, use its reasonable best efforts to (1) solicit from the Company Stockholders proxies in favor of the Company Required Vote and (2) take all other actions necessary or advisable to secure the Company Required Vote. The Company shall, upon the request of Parent following the dissemination of the definitive Proxy Statement, keep Parent reasonably informed regarding the proxies received by the Company with respect to the Company Stockholders Meeting.

(c) Notwithstanding any Company Adverse Change Recommendation, the Company shall nonetheless submit this Agreement to the holders of Shares for adoption at the Company Stockholders Meeting in accordance with the terms of this Agreement, unless this Agreement has been terminated in accordance with Article VII prior to the Company Stockholders Meeting.

Section 5.3 Filings, Consents and Approvals.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use their respective reasonable best efforts to consummate and make effective the Transactions as soon as reasonably

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practicable and in any event prior to the Termination Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Body, (ii) the obtaining of all necessary consents, authorizations, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary or reasonably advisable to consummate the Transactions; provided that this Section 5.3(a) shall not require any Party to waive any right or condition contained in this Agreement.

(b) In furtherance of and without limiting the foregoing in Section 5.3(a), each of the Parties shall each promptly take, and the Company shall cause the other Acquired Corporations and Parent shall use its reasonable best efforts, to cause their respective Affiliates to promptly take, any and all actions necessary to cause the prompt expiration or termination of any applicable waiting period and to resolve objections, if any, of the FTC, the DOJ or other Governmental Bodies, including those of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are sought or become required with respect to the Transactions, so as to obtain such consents, permits, authorizations, waivers, clearances, approvals, expiration or termination of the waiting period under the HSR Act or other Antitrust Laws or Investment Screening Laws, and to avoid the commencement of a lawsuit by the FTC, the DOJ or other Governmental Bodies, and to avoid the entry of, or to eliminate, any Legal Restraint as promptly as possible and in any event prior to the Termination Date, in each case other than (A) negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines, or businesses of the Company, the Parent or any of their respective Affiliates, (B) terminating existing relationships, contractual rights or obligations of the Company, the Parent or any of their respective Affiliates, (C) terminating any venture or other arrangement, (D) creating any relationship, contractual rights or obligations of the Company, the Parent or any of their respective Affiliates, (E) effectuating any other change or restructuring of the Company, the Parent or any of their respective Affiliates and (F) otherwise taking or committing to take any actions with respect to the businesses, product lines or assets of the Company, the Parent or any of their respective Affiliates; provided, further, that the Company shall not agree to any action, commitment, agreement, condition or restriction without the prior written consent of Parent.

(c) Subject to the terms and conditions of this Agreement, each of the Parties shall each promptly take, and the Company shall cause the other Acquired Corporations and Parent shall use its reasonable best efforts, to cause their respective Affiliates to promptly, but in no event later than ten (10) business days after the date hereof, or such other date as may be agreed in writing between antitrust counsel for each Party, make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the Transactions.

(d) Without limiting the generality of anything contained in this Section 5.3, during the Pre-Closing Period, each Party shall use its reasonable best efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry by a Governmental Body or third party before a Governmental Body, including allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (iii) keep the other Parties informed on a prompt and regular basis as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly inform the other Parties of any communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (v) promptly furnish to the other Party with copies of document, communications or materials provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (vi) to the extent reasonably practicable, consult in advance and cooperate with the other Parties and consider in good faith the views of the

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other Parties in connection with any communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding and (vii) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, provide advance notice of and permit authorized Representatives of the other Party to be present at each meeting or telephone or video conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding. Materials required to be provided pursuant to this Section 5.3(d) may be (A) redacted (1) to remove references concerning the valuation of the Company or other bidders for the Company, (2) as necessary to comply with contractual arrangements and (3) as necessary to preserve the attorney-client or other privileges, or (B) designated as “outside counsel only,” which materials and the information therein shall be given only to outside counsel or previously-agreed outside consultants of the recipient and will not be disclosed by such outside counsel or outside consultants to employees of the recipient without the advance written consent of the Party providing such materials. Each Party shall respond as promptly as practicable to any reasonable request for information, documentation, other material or testimony that may be reasonably requested by any Governmental Body, including by complying at the earliest reasonably practicable date with any request for additional information, documents or other materials received by any Party or any of their respective Subsidiaries from any Governmental Body in connection with such applications or filings for the Transactions. Parent shall pay all filing fees under the HSR Act and all filing fees required under other Antitrust Laws or to obtain any other Governmental Authorization; provided, that, Parent and the Company each shall bear its own costs for the preparation of any such filings. Neither Parent nor the Company shall, without the prior written consent of the other, commit to or agree with any Governmental Body (I) to enter into any timing agreement, stop the clock, stay, toll or extend any applicable waiting period, or pull and refile, under the HSR Act or any other applicable Antitrust Laws or (II) not to consummate the Merger or the Transactions for any period of time. Subject to its obligations under this Agreement, including as otherwise set forth in this Section 5.3, Parent shall have the right to control the strategy for obtaining any Governmental Authorizations in connection with the Transactions; provided that Parent shall coordinate with the Company with respect to the strategy for obtaining any Governmental Authorizations in connection with the Transactions, including the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Body in connection with the Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Body relating to the Transactions and of all other regulatory matters incidental thereto.

(e) During the Pre-Closing Period, without the prior written consent of the Company, Parent and Merger Sub shall not, and shall cause their respective Subsidiaries and the “ultimate parent entity” of Parent (as such term is defined in C.F.R 801.1(a)(3)) and each entity “controlled” by such “ultimate parent entity” (as such term is defined in 16 C.F.R § 801.1(a)(3)) not to, (i) acquire or enter into any agreement to acquire, or announce any acquisition of any company, business or assets, that competes with the Acquired Corporations or (ii) acquire or agree to acquire any assets, business or any Person, whether by merger, consolidation, purchasing a substantial portion of the assets of or equity in any Person or by any other manner or engage in any other transaction or take any other action, if the entering into of an agreement relating to or the consummation of such acquisition, merger, consolidation or purchase or other transaction or action would reasonably be expected to (A) impose any delay in the expiration or termination of any applicable waiting period or impose any delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, clearance, approval or order of a Governmental Body necessary to consummate the Merger and the Transactions, including any approvals and expiration or termination of waiting periods pursuant to the HSR Act or any other applicable Legal Requirements, (B) increase the risk of any Governmental Body entering, or increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the Transactions or (C) otherwise delay or impede the consummation of the Merger and the Transactions.

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Section 5.4 Employee Benefits. For a period of at least twelve months following the Effective Time (or, if earlier, until such time that such employee is no longer employed by Parent or its Affiliates), Parent shall provide, or cause to be provided, to each employee of the Company who is employed by the Company as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any Affiliate thereof) during such period (each, a “Continuing Employee”) (i) base salary (or base wages, as the case may be), annual short-term cash incentive compensation (i.e., annual bonus target) opportunities (excluding equity compensation) and annual commission opportunities, each of which is no less favorable than the base salary (or base wages, as the case may be), target annual short-term cash incentive compensation and commission opportunities provided to such Continuing Employee immediately prior to the Effective Time (for the avoidance of doubt, other than one-time or special non-ordinary incentive compensation opportunities payable in connection with, or a result of, the Transactions), and (ii) and other employee benefits (including vacation but excluding severance, equity or equity-based compensation, long-term incentive, nonqualified deferred compensation benefits, defined benefit pension benefits or post-termination or retiree health or welfare benefits) that are substantially comparable in the aggregate to the employee benefits (including vacation but excluding severance, equity or equity-based compensation, long-term incentive, nonqualified deferred compensation benefits, defined benefit pension benefits or post-termination or retiree health or welfare benefits) provided to either, as determined by Parent (x) such Continuing Employee immediately prior to the Effective Time or, (y) similarly situated employees of Parent and the Parent Subsidiaries. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms, all Employee Plans of the Acquired Corporations as in effect immediately prior to the Effective Time that are with any current or former Company Associates, including the Company’s change in control severance arrangements; provided, that nothing herein shall be deemed to prohibit Parent, the Surviving Corporation or any of their Subsidiaries from amending or terminating any such Employee Plan in accordance with its terms. Without limiting the foregoing:

(a) Each Continuing Employee shall be given service credit for purposes of eligibility to participate and benefit levels (including, without limitation, levels of benefits under Parent’s and/or the Surviving Corporation’s vacation policy and severance plan), and benefit accrual under the Surviving Corporation’s vacation policy and severance plan, and eligibility for vesting under Parent and/or the Surviving Corporation’s employee benefit plans and arrangements for which such Continuing Employees are eligible following the Effective Time (each, a “Parent Employee Benefit Arrangement”) with respect to his or her length of service with the Company (and its Subsidiaries, Affiliates and predecessors) prior to the Closing Date, to the same extent that such service was recognized under the comparable Employee Plans immediately prior to the Effective Time and to the extent permitted by the applicable Parent Employee Benefit Arrangement, provided that such service need not be recognized (i) if it would result in the duplication of benefits; (ii) with respect to any qualified or non-qualified defined benefit plan, non-qualified deferred compensation, post-termination or retiree health or welfare benefits, or with respect to equity or equity based compensation only, for purposes of determining eligibility for vesting and benefit accruals; or (iii) to the extent such service was not credited under the corresponding Employee Plan prior to the Effective Time.

(b) With respect to each Parent Employee Benefit Arrangement that is a health or welfare benefit plan in which a Continuing Employee is eligible to participate on or after the Effective Time, Parent shall use commercially reasonable efforts to (i) waive, or cause to be waived, all limitations as to pre-existing conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees (and their eligible dependents), to the extent that such conditions, exclusions and waiting periods would not apply under a similar Employee Plan in which such employees participated prior to the Effective Time and (ii) ensure that such health or welfare benefit plan shall, for purposes of deductibles, co-payments and out-of-pocket maximums and allowances, credit Continuing Employees (and their eligible dependents) under the applicable Parent Employee Benefit Arrangement for amounts paid during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible, co-payment limitations and out-of-pocket maximums and allowances under the relevant welfare

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benefit plans in which such Continuing Employee (and their eligible dependents) will be eligible to participate in the year in which the Effective Time occurs.

(c) Unless, at least ten (10) business days prior to the Effective Time, Parent provides written notice to the Company directing the Acquired Corporations not to terminate their 401(k) plan(s), the Company shall take all actions necessary or appropriate to terminate (subject only to consummation of the Merger) any and all Employee Plans that contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “Company 401(k) Plans”) effective as of the day immediately preceding the day on which the Effective Time occurs (the “401(k) Termination Date”). Unless Parent provides such notice to the Company, Parent shall receive from the Company, prior to the Closing, evidence that the board of directors of the Company or its applicable Affiliate has adopted resolutions to terminate the Company 401(k) Plans (the form and substance of which resolutions shall be subject to reasonable review and approval of Parent), effective no later than the date immediately preceding the Closing Date. In the event that the distributions of assets from the trust of a Company 401(k) Plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take (or cause to be taken) such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Purchaser prior to the Closing. If Parent, in its sole and absolute discretion, agrees to sponsor and maintain any Company 401(k) Plan and so notifies the Company at least ten (10) business days prior to the Effective Time, the Company shall amend such Company 401(k) Plan, effective as of the Closing, to the extent necessary to limit participation to employees of the Company and to exclude all employees of Parent and its Subsidiaries (other than the Acquired Corporations) from participation in such plan. If the Company 401(k) Plan is terminated pursuant to this Section 5.5(c), then as soon as practicable following the 401(k) Termination Date, Parent shall take all actions reasonably necessary to permit all Continuing Employees who were eligible to participate in the Company’s 401(k) Plan immediately prior to the 401(k) Termination Date, to participate in the cash or deferred arrangement intended to qualify under Section 401(k) of the Code maintained by Parent (the “Parent 401(k) Plan”) to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) (including, to the extent permitted by each of the Parent 401(k) Plan and Company 401(k) Plan, as applicable, any outstanding participant loans) from the Company 401(k) Plan to the Parent 401(k) Plan, in accordance with and subject to the terms of the Parent 401(k) Plan and applicable Legal Requirements.

(d) In the event that the Closing occurs prior to the end of the applicable performance period for any quarterly or annual incentives in respect of the fiscal quarter or year, as applicable, in which the Closing occurs, each participant in an Employee Plan that is a quarterly or annual cash incentive plan, as the case may be, who remains employed with Parent, the Surviving Corporation or their respective Subsidiaries through the end of such fiscal quarter or year, as applicable, shall receive a cash bonus no later than sixty (60) days following the end of such fiscal quarter (with respect to any quarterly incentives) or seventy-five (75) days following the end of such fiscal year (with respect to any annual incentives) based on the achievement of 100% of performance for such fiscal quarter or year, as applicable; provided, nothing in this Section 5.3(d) shall modify, interfere with or amend any severance, change in control or employment agreement between any Continuing Employee and the Company. Parent shall, or shall cause the Surviving Corporation, to pay any such bonus, less any required withholding Taxes, in accordance with this Section 5.3(d).

(e) No later than thirty (30) days prior to the Effective Time, the Company shall provide Parent with the then-most recent calculations and reasonable back-up information in the possession of the Company relating to Sections 280G and 4999 of the Code relating to the Merger.

(f) Nothing in this Section 5.4 shall confer upon any Continuing Employee any right to continue in the employ or service of Parent or any Affiliate thereof or any particular term or condition of employment for any Person, or shall interfere with or restrict in any way the rights of Parent or any Affiliate thereof, which rights are hereby expressly reserved, to discharge, reduce, or terminate the services of any Continuing Employee at any

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time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 5.4 shall (i) be deemed or construed to establish or be an amendment or other modification of any Employee Plan or employee benefit plan, program, policy, agreement, arrangement, or contract of Parent or Merger Sub (ii) create any third party rights in any current or former service provider of any Acquired Corporation or its affiliates (or any beneficiaries or dependents thereof), or (iii) prohibit or limit the ability of the Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation or its Subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement, arrangement, or contract at any time assumed, established sponsored or maintained by any of them.

Section 5.5 Indemnification of Officers and Directors.

(a) The Parties agree that, to the fullest extent permitted by applicable Legal Requirements, all rights to indemnification, advancement of expenses and exculpation by the Company or another Acquired Corporation existing in favor of those Persons who are directors and officers of any Acquired Corporation as of the date of this Agreement or have been directors or officers of any Acquired Corporation in the past (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time), as provided in the certificate of incorporation and bylaws (or applicable governing documents) of the applicable Acquired Corporation (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Acquired Corporation and said Indemnified Persons (to the extent set forth on Section 5.5(a) of the Company Disclosure Letter and in effect as of the date of this Agreement) in the forms made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement, shall survive the Closing and to the fullest extent permitted under applicable Legal Requirements shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons, and shall be observed by the Surviving Corporation and its Subsidiaries to the fullest extent available under applicable Legal Requirements for a period of six years from the Effective Time, and any claim made pursuant to such rights within such six-year period shall continue to be subject to this Section 5.5(a) and the rights provided under this Section 5.5(a) until disposition of such claim (even if after such six-year period).

(b) Without limiting the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent shall (and Parent shall cause the Surviving Corporation to) (i) indemnify, defend, hold harmless and advance expenses to the Indemnified Persons with respect to all facts, events, acts or omissions by them in their capacities as such at any time prior to and including the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby), to the fullest extent that the Acquired Corporations would be permitted by applicable Legal Requirement; and (ii) pay in advance of the final disposition of any action against any Indemnified Persons the expenses (including reasonable attorneys’ fees) of any Indemnified Persons upon receipt, if required by the DGCL, the Surviving Corporation’s organizational documents or any applicable indemnification agreement, of a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that such Indemnified Persons is not permitted to be indemnified under applicable Legal Requirements.

(c) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the existing policy of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Acquired Corporations as of the date of this Agreement (an accurate and complete copy of which has been made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement) for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of the Company (as applicable) on terms with respect to coverage, deductibles and amounts no less favorable than such existing policy. At Parent or the Company’s election prior to the Effective Time, Parent or the Company, as applicable, may (through a nationally recognized insurance broker) purchase a six-year “tail” policy for the existing policy, effective as of the Effective Time, and if such “tail policy” has been obtained, it shall be deemed to satisfy all obligations to

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obtain or maintain insurance pursuant to this Section 5.5(c). Notwithstanding anything to the contrary in this Section 5.5(c), in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 275% of the annual premium currently payable by the Acquired Corporations as of the date of this Agreement with respect to such existing policy, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.

(d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall expressly assume the obligations set forth in this Section 5.5.

(e) The provisions of this Section 5.5 shall survive the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their successors, assigns and heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract, under applicable Legal Requirements or otherwise. Unless required by applicable Legal Requirement, this Section 5.5 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.

Section 5.6 Securityholder Litigation. Until the termination of this Agreement in accordance with Article VII, the Company shall promptly notify Parent of any litigation against the Company or its directors relating to the Transactions and keep Parent informed on a reasonably current basis with respect thereto. The Company shall give Parent the right to review and comment on all filings or responses to be made by the Company in connection with such litigation, and the right to consult on any proposed settlement with respect to such litigation, and the Company shall in good faith take such comments into account. No such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.7 Financing.

(a) Subject to the terms and conditions of this Agreement, Parent shall use, and shall cause its Subsidiaries and Representatives to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and subject to the conditions set forth in the Commitment Letters, including to: (i) maintain in effect the Commitment Letters until the consummation of the Transactions, (ii) satisfy (or obtain a waiver of) on a timely basis all conditions and covenants applicable to Parent, Merger Sub and Parent’s Affiliates in the Commitment Letters and otherwise comply with its obligations thereunder that are within its control, (iii) negotiate, enter into, execute and deliver definitive agreements with respect thereto on a timely basis on the terms and conditions contemplated by the Commitment Letters or on other terms that are not materially less favorable, in the aggregate, to Parent than the terms provided in the applicable Commitment Letter, (iv) enforce its rights (including taking all reasonable actions within its control) under the Commitment Letters, (v) if all conditions to the Equity Financing are, or upon funding of the Equity Financing will be, satisfied, cause the Equity Financing Parties to fund on or prior to the Closing Date the Equity Financing required (when taken together with the Debt Financing) to consummate the Transactions and (vi) if all conditions to the Debt Financing are, or upon funding of the Debt Financing will be, satisfied, cause the Debt Financing Sources to fund on or prior to the Closing Date the Debt Financing required to consummate the Transactions. Notwithstanding anything to contrary herein, it is agreed that nothing contained in this Section 5.7 shall require Parent to pay any material fees in excess of those contemplated by the Debt Commitment Letter and Fee Letter unless agreed to by Parent and required by the terms of any Alternate Financing.

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(b) Subject to the terms and conditions of this Agreement, Parent may agree to or permit any amendment, supplement or other modification to be made to, or any waiver of any provision or remedy under, the Commitment Letters so long as such amendment, modification, or waiver would not, or would not reasonably be expected to, (i) reduce the aggregate amount of the Financing to an amount that would not be sufficient to fund the Required Amount unless the Debt Financing or Equity Financing is increased by a corresponding amount; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Financing or any other terms to the Financing, in each case, in a manner that would reasonably be expected to (A) prevent the ability of Parent to consummate the Closing prior to the Termination Date or otherwise materially delay the ability of Parent to consummate the Closing; or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur by the Closing; or (iii) adversely impact the ability of Parent (and the Company, with respect to the Equity Commitment Letters) to enforce its rights against the other parties to the Commitment Letters or the agreements with respect thereto (including any right to seek or obtain specific performance of the Financing Letters) or to otherwise timely consummate the Transactions (it being understood that Parent may amend the Debt Commitment Letter, subject to the conditions set forth in this Section 5.7(b) to add lenders, investors, lead arrangers, bookrunners or other similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement).

(c) Without limiting the generality of the foregoing, Parent shall (A) give the Company prompt notice of (and keep the Company informed on a current basis in reasonable detail with respect to) any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be excepted to give rise to any material breach or default) by any party to any Commitment Letter or definitive document to be entered into in order to procure the Financing of which Parent becomes aware or if at any time for any other reason Parent reasonably believes that it will not be able to obtain all or any portion of the Financing contemplated by the Commitment Letters in an amount sufficient to fund the Required Amount, and (B) give the Company prompt notice of (and keep the Company informed on a current basis in reasonable detail with respect to) the receipt of any written notice or, to the knowledge of Parent, other written communication from any Person with respect to (1) any actual or threatened breach, default, termination or repudiation of the Commitment Letters or any definitive documents to be entered into in order to procure the Financing by any party thereto, (2) material dispute or disagreement between or among Parent and any parties to the Commitment Letters or any definitive documents to be entered into in order to procure the Financings and (3) the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent to obtain all or any portion of the Financing in an amount sufficient to pay the Required Amount; provided, that neither Parent nor any of its Affiliates shall be under any obligation to disclose any information pursuant to this sentence to the extent that, in its reasonable discretion, (x) such information is subject to attorney-client, work product doctrine or other privilege asserted in good faith or (y) the disclosure of which would be prohibited or restricted by applicable Law.

(d) In the event that all or any portion of the Debt Financing becomes unavailable and such portion is required to fund all or any portion of the Required Amount (taking into account any then available debt and equity financing), Parent shall (1) promptly notify the Company in writing and (2) use its reasonable best efforts to arrange and timely obtain substitute financing from the same or alternative sources in an amount sufficient to fund the Required Amount (the “Alternate Financing”) as promptly as practicable following the occurrence of such event but no later than the Closing Date (and shall promptly after the execution and delivery thereof, provide to the Company a true and complete copy of the debt commitment letter and fee letter related to the Alternate Financing with redactions consistent with the redactions made to the fee letter delivered on the date hereof). All references to the term “Debt Financing” shall be deemed to include such Alternate Financing and all references to the “Debt Commitment Letter” shall include any commitment letter or similar document for the Alternate Financing.

Section 5.8 Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by, and whose form and content shall be agreed to in advance by, the Company and Parent and thereafter

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Parent and the Company shall consult with each other before issuing any further press release(s), otherwise making any public statement or making any announcement to Company Associates (to the extent disclosure of the content thereof was not previously issued or made in accordance with this Agreement), in each case with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release, public statement or announcement to Company Associates without the other Party’s written consent. Notwithstanding anything in this Section 5.8 to the contrary: (a) each Party may, without such consultation or consent, make any public statement to media, analysts, investors or those attending industry conferences and make internal announcements to its employees, contractors and/or other service providers, and the Company may make disclosures in Company SEC Documents, in each case so long as such statements, announcements or disclosures are consistent with previous press releases, public disclosures or public statements made in accordance with this Section 5.8; (b) a Party may, without the prior consent of the other Party hereto but subject to giving advance notice to the other Party and an opportunity to review and comment thereon, issue any such press release or make any such public announcement or statement as may be required by any Legal Requirement; and (c) the Company need not consult with Parent in connection with any press release, public statement or filing to be issued or made pursuant to Section 4.3(e) or that relates to any Acquisition Proposal or Company Adverse Change Recommendation.

Section 5.9 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company and the members of their respective boards of directors (or respective committees thereof) shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.

Section 5.10 Section 16 Matters. The Company, and the Company Board, shall, to the extent necessary, take appropriate action, prior to or as of the Closing, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Stock Awards in the Transactions by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.11 Merger Sub Stockholder Consent. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

Section 5.12 Financing Cooperation.

(a) Cooperation. Following the date of this Agreement and prior to the Effective Time, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its respective reasonable best efforts, at Parent’s sole expense, to provide Parent with all customary cooperation (and shall use its reasonable best efforts to cause its Representatives to cooperate) as is reasonably requested by Parent to arrange and obtain the Debt Financing to be obtained by Parent or its Affiliates in connection with the Transactions, including using reasonable best efforts in:

(i) causing management of the Company to participate in a reasonable number of meetings, presentations due diligence sessions and drafting sessions to the extent customary for the Debt Financing at times and locations to be mutually agreed with reasonable advance notice;

(ii) providing reasonable and customary assistance to Parent with the preparation of customary marketing materials, bank information memoranda and similar documents required in connection with the Debt Financing;

(iii) facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing (including (x) cooperation in connection with the pay-off and termination of the Company Credit Agreement and the release of related guarantees and liens in accordance with this Agreement) and

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(y) assisting Parent in connection with the preparation of any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent; it being understood that such pledge and such documents will not take effect until the Effective Time;

(iv) furnishing Parent and the Debt Financing Sources, as promptly as reasonably practicable, with (A) financial and other pertinent and customary information (and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding the Company and its Subsidiaries as may be reasonably requested by Parent or the Debt Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in lender presentations or other customary marketing materials, and (B) (1) in respect of any fiscal quarter ending after July 1, 2022 and at least forty five (45) days prior to the Closing Date (to the extent such financial statements are not publicly available by such time), unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and (2) in respect of any fiscal quarter ended December 31, 2022 and at least ninety (90) days prior to the Closing Date (to the extent such financial statements are not publicly available by such time), audited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries on a consolidated basis for such fiscal year, in each case prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments, in the case of unaudited financial statements);

(v) reasonably assisting Parent with Parent’s preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or of the type required by the Debt Commitment Letter; it being agreed that nothing will require the Company or its Subsidiaries to provide (or be deemed to require the Company to prepare) any pro forma financial statements, projections, information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or any description of all or any portion of the Debt Financing; and

(vi) at least four (4) business days prior to the Closing Date, furnishing Parent and the Financing Sources with all customary documentation and other information required by U.S. regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, Title III of Pub. L.107-56, and a beneficial ownership certificate for any entity that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31. C.F.R § 1010.230), in each case, to the extent requested at least nine (9) business days prior to the Closing Date.

Notwithstanding anything contained herein to the contrary, the condition set forth in Section 6.2(b), as it applies in respect of the Company’s obligations under this Section 5.12(a), shall be deemed satisfied unless the Debt Financing has not been obtained primarily as a result of the Company’s Willful Breach of its obligations under this Section 5.12.

(b) Obligations of the Company. Nothing in this Section 5.12 will require the Company or any of its Subsidiaries to (i) take any action that would subject it to liability that is not contingent upon Closing or subject any director, manager, officer or employee of the Company or any of its Affiliates to any actual or potential personal liability, (ii) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses in connection with the Debt Financing prior to the Effective Time that is not advanced by Parent; (iii) enter into any definitive agreement the effectiveness of which is not conditioned upon the Closing; (iv) give or agree to give any indemnities prior to the Effective Time; or (v) take any action that would reasonably be expected to contravene applicable Law including Antirust Law or that would interfere with the conduct of the business or the Company and its Subsidiaries, breach any confidentiality obligations applicable to the Company and its Subsidiaries or create a reasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, no obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, document or instrument relating to the Debt

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Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action under this Section 5.12 pursuant to any certificate, agreement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time (other than any customary authorization letters contemplated by the Debt Financing). Nothing in this Section 5.12 shall require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or take any other action under this Section 5.12 that could reasonably be expected to result in personal liability to such officer or Representative; or (B) the Company Board to approve any financing or Contracts related thereto prior to the Effective Time (it being understood and agreed that any such certificate, opinion or resolution executed and delivered by any officer or board members of the Surviving Corporation shall be effective substantially contemporaneously with the Effective Time). Additionally, nothing in this Section 5.12 shall require the Company and its Subsidiaries to provide any information where access to such information would, in its reasonable discretion, give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information asserted in good faith.

(c) Use of Logos. Subject to applicable Law including Antitrust Law, the Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is customary for such purposes and not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger.

(d) Confidentiality. All non-public or other confidential information provided by the Company, its Subsidiaries or any of their Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Source or prospective financing source and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons agree to be bound by (i) customary confidentiality undertakings which are, in all material respects, the same as those in the Confidentiality Agreement as if parties thereto or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(e) Indemnification. The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable and out-of-pocket attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith (except to the extent that any of the foregoing arising from the gross negligence, fraud or Willful Breach of its obligations under this Section 5.12 of any such Person). Parent shall, promptly upon written request by the Company (and, within ten (10) business days of the Closing Date or, in the event this Agreement is terminated pursuant to Section 7.1, within ten (10) business days following the Termination Date), reimburse the Company for all documented and reasonable out-of-pocket costs (in the case of legal costs, limited to one outside counsel) incurred by the Acquired Corporations in connection with the cooperation of the Acquired Corporations contemplated by Section 5.12 (other than the preparation of its normal quarterly and annual financial statements). Any such request submitted by the Company or its Representatives hereunder this Section 5.12(e) or otherwise, shall be delivered promptly to Parent following the incurrence of such costs as a condition precedent to the Reimbursement Obligation being a valid and binding obligation on Parent. Parent’s obligations pursuant to this Section 5.12(e) referred to collectively as the “Reimbursement Obligations.”

Section 5.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall use its reasonable best efforts to cooperate with Parent and to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law or regulation and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from

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NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

ARTICLE VI

CONDITIONS PRECEDENT TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction (or waiver, if permissible pursuant to applicable Legal Requirements, by each such Party) prior to the Effective Time of each of the following conditions:

(a) The Company will have received the Company Required Vote at the Company Stockholder Meeting.

(b) Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have expired or been terminated.

(c) No Governmental Body of competent jurisdiction shall have (i) enacted, issued or promulgated any Legal Requirement that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) after the date hereof that is in effect as of immediately prior to the Effective Time, in each case, which has the effect of enjoining or otherwise prohibiting the consummation of the Merger (any such injunction, order or Legal Requirement, a “Legal Restraint”). For the avoidance of doubt, the receipt of a Specified Letter by a Party shall not be a basis for concluding that any closing condition is not satisfied for purposes of Section 6.1(b) or this Section 6.1(c).

Section 6.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction (or waiver, if permissible pursuant to applicable Legal Requirements, by Parent and Merger Sub) prior to the Effective Time of each of the following conditions:

(a) (i) the representations and warranties of the Company set forth in this Agreement (except for the representations and warranties in Section 2.1, Sections 2.3(a)-(c), Section 2.5(b), Section 2.19, Section 2.21, the first sentence of Section 2.23, and Section 2.24 of this Agreement) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on and as of the Closing Date as if made on and as of such time (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time), except where the failure of any such representation or warranty to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Sections 2.3(a)-(c) and Section 2.5(b) of this Agreement shall be true and correct in all respects (other than, with respect to Sections 2.3(a)-(c), de minimis inaccuracies) on and as of the Closing Date as if made on and as of such time (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time) and (iii) the representations and warranties of the Company set forth in Section 2.1, Section 2.19, Section 2.21, the first sentence of Section 2.23, and Section 2.24 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such time (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time).

(b) The Company shall not be in material breach of any of the covenants or agreements it is required to comply with or perform at or prior to the Closing under this Agreement.

(c) Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

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(d) Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

Section 6.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver, if permissible pursuant to applicable Legal Requirements, by the Company) prior to the Effective Time of each of the following conditions:

(a) (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) on and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty is expressly made as of an earlier date or time, in which case as of such earlier date or time), except where the failure of any such representation or warranty to be true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Neither Parent nor Merger Sub shall be in material breach of any of the covenants or agreements it is required to comply with or perform at or prior to the Closing under this Agreement.

(c) The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated prior to the Effective Time:

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a Legal Restraint and such Legal Restraint has become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party if its (or in the case of Parent, Merger Sub’s) material breach of any provision of this Agreement has resulted in, or was a principal cause of such Legal Restraint becoming final and nonappealable;

(c) by either Parent or the Company if the Effective Time (whether prior to or after the receipt of the Company Required Vote) shall not have occurred on or prior to 11:59 p.m. Eastern Time on March 6, 2023 (such date, the “Termination Date”); provided, that if any of the conditions to the Closing set forth in Section 6.1(b) or Section 6.1(c) (to the extent any such injunction or order is in respect of or relates to, or any such Legal Requirement is, any Antitrust Law) have not been satisfied, then the Termination Date may be extended by either Parent or the Company for an additional three (3) months; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party if its (or in the case of Parent, Merger Sub’s) material breach of any provision of this Agreement has resulted in, or was a principal cause of, the failure of the Effective Time to occur by the Termination Date;

(d) by either Parent or the Company, if the Company fails to obtain the Company Required Vote at the Company Stockholder Meeting;

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(e) by Parent (whether prior to or after the receipt of the Company Required Vote), if the Company has breached or failed to perform any of its covenants or agreements in this Agreement, or if any of the representations or warranties of the Company in this Agreement inaccurate, which breach, failure to perform or inaccuracy would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b), as applicable, if measured as of the time Parent asserts a right of termination pursuant to this Section 7.1(e), except that if such breach, failure or inaccuracy is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 7.1(e) prior to the delivery by Parent to the Company of written notice of such breach, failure or inaccuracy delivered at least forty five (45) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of the Company Breach Notice Period; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if Parent or Merger Sub is then in breach of any covenant or agreement of this Agreement or any representation or warranty of Parent in this Agreement is inaccurate, in each case, such that any condition set forth in Section 6.3(a) or Section 6.3(b), as applicable, would not then be satisfied;

(f) by Parent, if (i) the Company enters into a Company Acquisition Agreement, (ii) the Company Board (or a committee thereof) makes a Company Adverse Change Recommendation; provided that the right to terminate this Agreement pursuant to this clause (ii) of this Section 7.1(f) shall terminate at 11:59 p.m., Eastern time, on the 20th business day following the date on which Parent became aware of such Company Adverse Change Recommendation or (iii) the Company is in material breach of any of its other obligations under Section 4.3 or Section 5.1 and has not cured such breach within five (5) business days of receipt of a notice of such breach from Parent;

(g) by the Company (whether prior to or after the receipt of the Company Required Vote), if Parent or Merger Sub has breached or failed to perform any of its covenants or agreements in this Agreement, or if any of the representations or warranties of Parent or Merger Sub in this Agreement is inaccurate, which breach, failure to perform or inaccuracy would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b), as applicable, if measured as of the time the Company asserts a right of termination pursuant to this Section 7.1(g), except that if such breach, failure or inaccuracy is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 7.1(g) prior to the delivery by the Company to Parent of written notice of such breach, failure or inaccuracy, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of the Parent Breach Notice Period; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in breach of any covenant or agreement of this Agreement or any representation or warranty of the Company in this Agreement is inaccurate, in each case, such that any condition set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not then be satisfied;

(h) by the Company, at any time prior to the receipt of the Company Required Vote, in order to accept a Superior Proposal and enter into a binding written definitive acquisition agreement providing for the consummation of such Superior Proposal (a “Specified Agreement”) in accordance with Section 5.1(b), so long as (i) the Company has complied with the requirements of Section 4.3 and Section 5.1(b)(i) with respect to such Superior Proposal, (ii) prior to or concurrently with such termination, the Company pays the Company Termination Fee due to Parent in accordance with Section 7.3(b) and (iii) substantially concurrently with such termination, the Company enters into a Specified Agreement to consummate such Superior Proposal; or

(i) by the Company, at any time prior to the Effective Time, if (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been and continue to be satisfied (other than those conditions that by their terms

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are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing or unless the failure to be so satisfied is due to any material breach or inaccuracy of any representation or warranty contained in this Agreement on the part of Parent or Merger Sub or the failure of Parent or Merger Sub to perform or comply with any of its respective covenants or agreements contained in this Agreement) or, to the extent permitted by applicable Legal Requirements, waived, (ii) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required to occur under Section 1.3(a); (iii) the Company shall have irrevocably notified Parent in writing that, if Parent and Merger Sub comply with their respective obligations hereunder and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter is funded, the Company is ready, willing and able to consummate the Merger; (iv) the Company shall have notified Parent in writing at least three (3) business days prior to such termination of the Company’s intention to terminate this Agreement pursuant to this Section 7.1(i); and (v) the Merger shall not have been consummated by the end of such three business day period and all of the conditions set forth in Section 6.1 or Section 6.2 continue to be satisfied during such three (3) business day period (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing or unless the failure to be so satisfied is primarily attributable to or primarily results from a breach or inaccuracy of any representation or warranty contained in this Agreement on the part of Parent or Merger Sub or the failure of Parent or Merger Sub to perform or comply with any of its respective covenants or agreements contained in this Agreement); provided that notwithstanding anything to the contrary on this Agreement, no Party shall be entitled to terminate this Agreement pursuant to Section 7.1(c) during such three business day period.

Section 7.2 Manner and Notice of Termination; Effect of Termination.

(a) The Party terminating this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 7.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall immediately be of no further force or effect, without any liability or obligation on any Party (or any Parent Related Party or Company Related Party) to the other Parties, as applicable, except that Section 5.12(f), this Section 7.2, Section 7.3 and Article VIII will each survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 7.3(f), nothing in this Agreement will relieve any Party from any liability for any Willful Breach of this Agreement arising prior to the valid termination of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Limited Guarantee, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

Section 7.3 Expenses; Termination Fee.

(a) Except as set forth in Section 5.3(d), Section 5.12(e) and this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Paying Agent.

(b) Company Payments.

(i) If (A) (1) this Agreement is validly terminated pursuant to Section 7.1(c) or Section 7.1(d) or (2) Parent validly terminates this Agreement pursuant to Section 7.1(e), (B) after the date hereof and prior to the date of such termination (except in the case of termination pursuant to Section 7.1(d), in which case prior to the Company Stockholder Meeting) an Acquisition Proposal is publicly disclosed (whether by the Company or a third party), or otherwise made known to the Company Board, the Company’s management

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or the Company’s stockholders, and in each case, is not withdrawn (publicly, if publicly disclosed) at least three (3) business days prior to the earlier of the date of the Company Stockholder Meeting and the date of such termination and (C) within twelve months of such termination, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into, then, on the earlier of the date of entry into such definitive agreement and the consummation of such Acquisition Proposal, the Company will pay to Parent an amount equal to $23,000,000 in cash (the “Company Termination Fee”). For purposes of this Section 7.3(b)(i), all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated (A) by the Company pursuant to Section 7.1(c) or Section 7.1(d) at a time when Parent had the right to terminate pursuant to Section 7.1(f) or (B) pursuant to Section 7.1(f), then the Company must promptly (and in any event within two (2) business days) following such termination pay to Parent the Company Termination Fee.

(iii) If this Agreement is validly terminated pursuant to Section 7.1(h), then the Company must prior to or concurrently with such termination pay to Parent the Company Termination Fee.

(c) Parent Payment.

(i) If this Agreement is validly terminated pursuant to Section 7.1(g) (or by Parent under Section 7.1(c) at a time when the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(g)) or Section 7.1(i) (or by Parent under Section 7.1(c) at a time when the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(i)), then Parent must promptly (and in any event within two (2) business days) following such termination pay to the Company an amount equal to $62,000,000 in cash (the “Parent Termination Fee”).

(ii) In the event that (A) this Agreement is validly terminated pursuant to Section 7.1(b) (to the extent such Legal Restraint relates to, arises under, or is in connection with any U.S. Antitrust Law) or (B) (1) this Agreement is validly terminated by either Parent or the Company pursuant to Section 7.1(c) and (2) at the time of any such termination, all of the conditions in Article VI have been satisfied or duly waived by the parties entitled to the benefit thereof, except for (x) any of the conditions in Section 6.1(b) or 6.1(c) (to the extent such Legal Restraint relates to, arises under, or is in connection with any U.S. Antitrust Law) and (y) any other condition to the Closing that by its nature is to be satisfied at the Closing, then Parent must promptly (and in any event within two (2) business days) following such termination pay to the Company an amount equal to $47,000,000 in cash (the “Regulatory Termination Fee”).

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, or the Regulatory Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee, the Parent Termination Fee or the Regulatory Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Party fails to promptly pay any amount as and when due pursuant to this Section 7.3 and, in order to obtain such payment, the payee Party commences a Legal Proceeding that results in a judgment against the payor Party for the applicable payment set forth in this Section 7.3 or any portion thereof, the payor Party will pay to the payee Party its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the payee Party in connection with such Legal Proceeding, together with interest on the amount of such payment or portion thereof accruing at the annual rate equal to the prime rate, plus 3% as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Legal Requirements (collectively, the “Enforcement Expenses”). All payments under this Section 7.3 shall be made by the payor Party to the payee Party by wire transfer of immediately available funds to an account designated in writing by the payee Party.

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(f) Sole and Exclusive Remedy.

(i) If this Agreement is validly terminated pursuant to Section 7.1, the Company’s receipt of the Parent Termination Fee or Regulatory Termination Fee to the extent owed pursuant to Section 7.3(c) (including the Company’s right to enforce the Limited Guarantee with respect thereto and receive the Parent Termination Fee from the Guarantors), the Reimbursement Obligations and the Company’s right to specific performance pursuant to Section 8.5 (to the extent available) will be the sole and exclusive remedies of the Company and the Company Related Parties against the Parent Related Parties and the Debt Financing Sources and their Representatives arising out of or in connection with this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of or in connection with any breach, termination or failure. Upon payment of the Parent Termination Fee or Regulatory Termination Fee, and any Enforcement Expenses payable pursuant to Section 7.3(e), none of the Parent Related Parties will have any further liability or obligation to any of (A) the Company and its Affiliates or (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, successors and assignees of each of the Company and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their respective Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement (in accordance with its terms)). Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated, under no circumstances will the aggregate amount payable by Parent, Merger Sub, the Guarantors or any of their respective Affiliates (including for any Willful Breach or Fraud) under this Agreement (taking into account the payment of the Parent Termination Fee or the Regulatory Termination Fee, as applicable) and the Limited Guarantee exceed an aggregate amount equal to $62,000,000 plus the Enforcement Expenses and any Reimbursement Obligations (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation (including for any Willful Breach or Fraud) against (x) Parent, Merger Sub or the Guarantors; or (y) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders, successors and assignees of each of Parent, Merger Sub and the Guarantors (the Persons in clauses (x) and (y) collectively, the “Parent Related Parties”), and in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation (including in the case of Willful Breach or Fraud) against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Limited Guarantee or the transactions contemplated hereby and thereby (including any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Legal Requirements arising out of any such breach, termination or failure. Other than the Guarantors’ obligations under the Limited Guarantee and Equity Financing Parties’ obligations under the Equity Commitment Letter and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than the Guarantors, Equity Financing Parties, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii) If this Agreement is validly terminated pursuant to Section 7.1, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 7.3(b) and Parent’s right to specific performance pursuant to Section 8.5 (to the extent available) will be the sole and exclusive remedies of Parent, Merger Sub, Guarantors and the Parent Related Parties against the Company Related Parties arising out of or in connection with this Agreement, any agreement executed in connection herewith and the

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transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of or in connection with any breach, termination or failure. Upon payment of the Company Termination Fee to the extent owed pursuant to Section 7.3(b) and any Enforcement Expenses payable pursuant to Section 7.3(e), none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their respective Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement (in accordance with its terms)). Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated, under no circumstances will the aggregate amount payable by the Company Related Parties (including for any Willful Breach or Fraud) under this Agreement (taking into account the payment of the Company Termination Fee and any Enforcement Expenses) exceed an aggregate amount equal to $23,000,000 plus the Enforcement Expenses; provided, however, in no event shall Parent’s Enforcement Expenses exceed $2,500,000 in the aggregate (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation (including any Willful Breach or Fraud) against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation (including in the case of Willful Breach or Fraud) against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Legal Requirements arising out of any such breach, termination or failure.

(iii) Each of the Parties acknowledges that any amount payable by the Company or Parent pursuant to this Section 7.3, including the Company Termination Fee, Regulatory Termination Fee and the Parent Termination Fee, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a Party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 7.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 8.5(b), except that, although the Parties, each in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 8.5(b), under no circumstances will a Party be permitted or entitled to receive both (i) specific performance of the other Party’s obligation to effect the Closing and (ii) any payment of the Company Termination Fee (in the case of Parent) or the Parent Termination Fee (in the case of the Company) or monetary damages in respect of a Willful Breach of the other Party.

(h) Non-Recourse Party. This Agreement may only be enforced against the named Parties hereto (subject to the terms, conditions and other limitations set forth herein), and (i) all claims or causes of action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement may only be made against the Persons that are expressly identified as the Parties hereto and (ii) in no event will a Party seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Person that is not a named Party hereto (including any Company Related Party or Parent Related Party) with respect to this Agreement, the Equity Commitment Letter or the Limited Guarantee or the transactions contemplated hereby and thereby (including any breach by the Equity Financing Parties, Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of any such breach, termination or failure, in each case, except for the rights, claims and remedies that the Company, Parent or Merger Sub, as applicable, may assert against (A) any

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Person that is party to the Confidentiality Agreement in accordance with the terms thereof, (B) Parent or Merger Sub to the extent expressly provided for in this Agreement or (C) the Guarantors or the Equity Financing Parties to the extent expressly provided for in the Limited Guarantee and the Equity Commitment Letter.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Amendment. Prior to the Effective Time and subject to Section 5.5(d), this Agreement may be amended, modified and/or supplemented in any and all respects with respect to any of the terms of this Agreement; provided, however, that (a) after obtaining the Company Required Vote, there shall be made no amendment, modification or supplement that by Legal Requirement requires further approval by the Company Stockholders without such approval and (b) no amendment, modification or supplement shall be made to this Agreement after the Effective Time. Any such amendment, modification or supplement shall be effective only if it is set forth in an instrument in writing executed by each of the Parties. Notwithstanding the foregoing, with respect to any amendment or modification to Section 7.3(f)(i), Section 8.2, Section 8.5, Section 8.6, Section 8.7 and this Section 8.1 (and any provision of this Agreement to the extent an amendment, supplement or modification of such provision would modify the substance of any of the foregoing provisions) that is adverse to any Debt Financing Source, the prior written consent of the adversely affected Debt Financing Source shall be required before any such amendment or modification may become effective.

Section 8.2 Waiver. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Legal Requirements, (a) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other Party or (c) waive compliance by the other Party with any of the agreements contained herein applicable to such Party or, except as otherwise provided herein, waive any of such Party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single Party for purposes of the foregoing); provided that after obtaining the Company Required Vote and prior to the Effective Time, there shall be no waiver or extension of this Agreement that by Legal Requirement requires further approval by the Company Stockholders without such approval. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy of such Party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Notwithstanding anything to the contrary contained herein, Section 7.3(f)(i), Section 8.1, Section 8.5, Section 8.6, Section 8.7 and this Section 8.2 (or any other provision of this Agreement to the extent a waiver of such provision would modify the substance of the foregoing) may not be waived, in whole or in part, in a manner adverse to any of the Equity Financing Party or Debt Financing Source without the prior written consent of the adversely affected Equity Financing Party or Debt Financing Source.

Section 8.3 No Survival of Representations, Warranties, Covenants and Agreements. The Parties acknowledge and agree that (a) none of the representations and warranties contained in this Agreement, the Company Disclosure Letter or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Merger, and (b) except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants or agreements of the Parties in this Agreement shall survive the Merger.

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Section 8.4 Entire Agreement; Counterparts. This Agreement and the other agreements, exhibits, annexes and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, that any and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) brought against any Debt Financing Sources shall be governed by, and construed in accordance with, the laws of the State of New York. Subject to Section 8.5(b) and Section 8.5(c), in any Legal Proceeding arising out of or relating to this Agreement or any of the Transactions each of the Parties irrevocably and unconditionally (i) submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (such courts, the “Chosen Courts”) (it being agreed that the consents to jurisdiction and venue set forth in this Section 8.5(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto), (ii) waives the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any Legal Proceeding in the Chosen Courts, (iii) agrees to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any Chosen Court and (iv) agrees not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any court other than the Chosen Courts (except for an action to enforce a judgment of a Chosen Court). Each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.8. The Parties hereto agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment in a Chosen Court. Notwithstanding the foregoing, each of the Parties agree that it will not bring any action, proceeding, claims or counterclaims, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources in any way relating to this Agreement, the Debt Financing or any of the Transactions, including but not limited to any dispute arising out of or relating in any way to any debt commitment letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York sitting in New York County (and appellate courts thereof), and makes the agreements, waivers and consents set forth in this Section 8.5(a) mutatis mutandis but with respect to the courts specified in this sentence.

(b) The Parties agree that irreparable damage for which monetary damages (including any fees payable pursuant to Section 7.3), even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement (or the Equity Commitment Letter or Limited Guarantee) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions

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hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 7.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent nor Merger Sub would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded to fund the Merger (including to cause Parent and Merger Sub to enforce the obligations of the Equity Financing Parties under the Equity Financing Letters in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Financing Letters) subject to the terms and conditions set forth therein and herein, and, solely with respect to causing the Equity Financing to be funded to fund the Merger, subject to the next sentence. Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that the Company shall be entitled to an injunction, specific performance or other equitable remedies in order to enforce Parent’s obligation to cause the Equity Financing to be funded (including to cause Parent and Merger Sub to enforce the obligations of the Equity Financing Parties under the Equity Financing Letters in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Financing Letters) if, and only if, (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing or, to the extent permitted by applicable Legal Requirements, waived, (ii) the Company has irrevocably confirmed to Parent in writing that if the Equity Financing is funded, then the Company shall take such actions that are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement, (iii) the Debt Financing has been or will be funded at the Closing if the Equity Financing is funded and (iv) Parent fails to consummate the Closing on or prior to the later of the date the Closing should have occurred pursuant to Section 1.3 and five (5) business days following the delivery by the Company of the confirmation referenced in forgoing clause (ii). The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Legal Requirements or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, the Company and its Affiliates and their direct and indirect equityholders shall not have any rights or claims (whether in contract or in tort or otherwise) against any Debt Financing Source, solely in their respective capacities as lenders, investors or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Debt Financing Source.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE DEBT FINANCING OR THE DEBT COMMITMENT LETTER, INCLUDING AGAINST ANY OF THE DEBT FINANCING SOURCES.

Section 8.6 Assignability. Neither this Agreement nor any of the rights hereunder may be directly or indirectly assigned (including by operation of law, merger or otherwise), in whole or in part, without the prior written consent of the other Parties hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided that Parent or Merger Sub may assign this Agreement (a) to any of their Affiliates or (b) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, provided, in each case, that such assignment will not (i) affect the obligations of the parties to

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the Equity Commitment Letter or the Guarantors pursuant to the Limited Guarantee; or (ii) impede or delay the consummation of the Merger or otherwise impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment not permitted under this Section 8.6 shall be null and void.

Section 8.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (a) if the Closing occurs, the right of (i) the Company Stockholders to receive the Merger Consideration, (ii) the holders of Company Options to receive the Option Consideration, (iii) the holders of RSUs to receive the RSU Consideration and (iv) the holders of PSUs to receive the PSU consideration, in the case of each of clauses (i) through (iv), in accordance with Article I, (b) if the Closing occurs, the rights of the Indemnified Persons in accordance with Section 5.5; (c) the rights of the indemnified parties in respect of Reimbursement Obligations in accordance with Section 5.12(e), and (d) the limitations on liability of the Company Related Parties and Parent Related Parties set forth in Section 7.2(b) and Section 7.3(f), which in the case of each of the foregoing clauses (a)(i) through (a)(iv) are intended to benefit, and shall be enforceable by, the Persons referred to therein in accordance with this Agreement and (e) the Debt Financing Sources shall be intended third-party beneficiaries of, and may enforce, Section 7.3(f)(i), Section 8.1, Section 8.2, Section 8.5, Section 8.6 and this Section 8.7 (and any provision of this Agreement to the extent it would modify the substance of such Sections), in each case, to the extent that it relates to the Debt Financing Sources.

Section 8.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

if to Parent or Merger Sub (or following the Effective Time, the Company):

CommerceHub, Inc.

800 Troy-Schenectady Road, Suite 100

Latham, New York 12110

Email: ******

Attention: Doug Wolfson

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Matthew J. Guercio; Erin Kinney

Email: ******

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if to the Company (prior to the Effective Time):

ChannelAdvisor Corporation

Attn: Kathy Twiddy

3025 Carrington Mill Boulevard

Morrisville, NC

Email: ******

with a copy to (which shall not constitute notice):

Cooley LLP

Attn: Ben Beerle; Brian Leaf

3 Embarcadero Center, 20th Floor

San Francisco, CA 94111

Email: ******

Section 8.9 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Legal Requirements.

Section 8.10 Obligation of Parent. Parent shall ensure that each of its Subsidiaries duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to its Subsidiaries under this Agreement, and Parent, as applicable, shall be jointly and severally liable with its Subsidiaries for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

Section 8.11 Transfer Taxes. Except as expressly provided in Section 1.6(b), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with this Agreement and the Transactions shall be paid by Parent when due.

Section 8.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, the Parties agree that any rule of construction to the effect that ambiguities or questions of intent or interpretation are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authority of any of the provisions of this Agreement.

(c) As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or”.

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(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.

(e) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(f) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(g) References to “made available” shall mean that such documents or information referenced: (i) were delivered to the Company, Parent or its Representatives prior to the execution and delivery of this Agreement; (ii) were contained in the Company’s electronic data room maintained by IntraLinks Holdings, Inc. forty-eight (48) hours prior to the execution and delivery of this Agreement; or (iii) were publicly available, without redactions, on the EDGAR website forty-eight (48) hours prior to the execution and delivery of this Agreement.

(h) References to Agreement “ordinary course of business” means the ordinary course of operations of the Acquired Corporations consistent with past practice, provided that any reasonable action taken in connection with the mitigation (or attempted mitigation) of risks associated with COVID-19, including in response to any COVID-19 Response, shall be deemed to be “ordinary course” and in the “ordinary course of business”.

(i) References to “U.S.” refers to the Unites States and to “$” or “dollars” refer to United States dollars unless otherwise noted.

(j) The table of contents and bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

CHANNELADVISOR CORPORATION

By:	/s/ David J. Spitz
Name:	David J. Spitz
Title:	Chief Executive Officer

COMMERCEHUB, INC.

By:	/s/ Bryan Dove
Name:	Bryan Dove
Title:	Chief Executive Officer

CH MERGER SUB, INC.

By:	/s/ Bryan Dove
Name:	Bryan Dove
Title:	Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“401(k) Termination Date” shall have the meaning set forth in Section 5.3(d).

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 4.3(a).

“Acquired Corporations” shall mean the Company and each of its Subsidiaries, collectively.

“Acquisition Proposal” shall mean any bona fide, written proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition, lease or license of assets of the Acquired Corporations equal to 20% or more of the Acquired Corporations’ consolidated assets or to which 20% or more of the Acquired Corporations’ consolidated revenues or earnings are attributable, (b) issuance by the Company or acquisition of 20% or more of the outstanding Shares, (c) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Shares, (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that, if consummated, would result in any Person or group beneficially owning 20% or more of the outstanding Shares or voting power of the resulting direct or indirect parent of the Company or the surviving entity in such transaction, in each case of the foregoing clauses (a) through (d), other than the Transactions, or (e) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, net revenues, net income or Shares of the Company involved is 20% or more.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, the UK Bribery Act of 2010, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.

“Antitrust Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, state antitrust laws, and all other applicable Legal Requirements (including non-U.S. laws and regulations) issued by a Governmental Body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly.

“Balance Sheet” shall have the meaning set forth in Section 2.6.

“Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.

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“business day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company as filed on May 29, 2013, as amended.

“Certificates” shall have the meaning set forth in Section 1.6(b).

“Change in Circumstance” shall mean any material Effect or material change in circumstances with respect to the Acquired Corporations that (a) was not known or reasonably foreseeable to the Company Board as of the date of this Agreement (or if known Company Board as of the date hereof, the consequences of which were not known or reasonably foreseeable to Company Board as of the date of this Agreement) and (b) does not relate to any Acquisition Proposal; provided, that none of the following, either alone or in combination, shall constitute a “Change in Circumstance”: (i) any Acquisition Proposal, Inquiry or any business combination or acquisition opportunity, (ii) any Effect resulting from a breach of this Agreement by the Company, (iii) the fact, in and of itself, that the Acquired Corporations exceed any internal or published projections, estimates or expectations of the Acquired Corporation’s revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement (provided that the exception in this clause (iii) shall not prevent or otherwise affect consideration of any such development or change that causes the Acquired Corporations meeting or exceeding such metrics from being taken into account in determining whether a Change in Circumstance has occurred), or (iv) any changes after the date of this Agreement in the market price or trading volume of the shares of Company Common Stock (provided that the exception in this clause (iv) shall not prevent or otherwise affect consideration of any such development or change that causes such change in market price or trading value from being taken into account in determining whether a Change in Circumstance has occurred).

“Chosen Courts” shall have the meaning set forth in Section 8.5(a).

“Closing” shall have the meaning set forth in Section 1.3(a).

“Closing Date” shall have the meaning set forth in Section 1.3(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitment Letters” shall have the meaning set forth in Section 3.7(a).

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Company Acquisition Agreement” shall have the meaning set forth in Section 4.3(c).

“Company Adverse Change Recommendation” shall have the meaning set forth in Section 5.1(a).

“Company Associate” shall mean each current or former officer or other employee, or individual who is an individual independent contractor, consultant or director, of or to any of the Acquired Corporations.

“Company Board” shall have the meaning set forth in Recital C of this Agreement.

“Company Board Recommendation” shall have the meaning set forth in Recital C of this Agreement.

“Company Breach Notice Period” shall have the meaning set forth in Section 7.1(e).

“Company Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

A-2.

“Company Contract” shall mean any Contract to which an Acquired Corporation is a party or any of its properties or assets are bound or affected.

“Company Credit Agreement” shall mean that certain Credit Agreement, dated as of August 5, 2020, by and between the Company, as borrower, and HSBC Bank USA, N.A., as lender.

“Company Disclosure Documents” shall have the meaning set forth in Section 2.4(g).

“Company Disclosure Letter” shall mean the disclosure letter that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Parent on the date of this Agreement.

“Company Equity Award” shall mean Company Stock Awards and any award of compensation (including deferred compensation) that is required under the terms of such existing award to be or may be paid or settled in Shares.

“Company Equity Plan” shall mean the Company’s 2013 Equity Incentive Plan, as amended and the Company’s 2001 Stock Plan, as amended.

“Company IP” shall mean all Intellectual Property Rights that are owned or purported to be owned by an Acquired Corporation.

“Company Lease” shall mean any Company Contract pursuant to which any Acquired Corporation leases or subleases Leased Real Property from another Person.

“Company Liability Limitation” shall have the meaning set forth in Section 7.1(f)(ii).

“Company Options” shall mean all options to purchase Shares (whether granted by the Company pursuant to the Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Preferred Stock” shall mean the preferred stock, $0.001 par value per share, of the Company.

“Company Related Parties” shall have the meaning set forth in Section 7.1(f)(i).

“Company Required Vote” shall mean the affirmative vote of the holders of at least a majority of the outstanding Shares in favor of the adoption of this Agreement and approval of the Merger.

“Company SEC Documents” shall have the meaning set forth in Section 2.4(a).

“Company Stock Awards” shall mean all Company Options, RSUs and PSUs.

“Company Stockholder” shall mean a holder of Company Common Stock.

“Company Stockholder Meeting” shall mean a duly convened special meeting of the stockholders of the Company called to obtain the Company Required Vote including any valid adjournment, recess or postponement thereof made in accordance with this Agreement.

“Company Termination Fee” shall have the meaning set forth in Section 7.3(b)(i).

“Confidentiality Agreement” shall have the meaning set forth in Section 4.1.

A-3.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Continuing Employee” shall have the meaning set forth in Section 5.4.

“Contract” shall mean any legally binding agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, indenture, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (except, in each case, ordinary course of business purchase orders).

“COTS Software” shall mean commercially available non-custom software or hosted-service or software-as-a-service platforms, that are made available for internal use by any Acquired Company in executable form on standard, non-negotiated terms (excluding pricing and payment terms) involving payments from any Acquired Company for less than $100,000 in the aggregate.

“COVID-19 Response” shall mean any workforce reduction, social distancing measure, office closure or safety measure adopted in response to any Legal Requirement, directive, guideline or recommendation promulgated by any Governmental Body, including the Centers for Disease Control and Prevention, in each case, arising out of, or otherwise related to the COVID-19 pandemic.

“Debt Commitment Letter” shall have the meaning set forth in Section 3.7(a).

“Debt Financing” shall have the meaning set forth in Section 3.7(a).

“Debt Financing Sources” shall mean the entities that have committed to provide or arrange or otherwise entered into agreements in connection with the Debt Financing (or any alternative or replacement Debt Financing), including any commitment letter relating thereto, and the parties to any joinder agreements or any definitive documentation entered pursuant thereto or relating thereto, along with their respective Affiliates and their and their respective Affiliates’ former, current and future officers, directors, employees, agents and representatives and their respective successors and assigns.

“Determination Notice” shall have the meaning set forth in Section 5.1(b)(i).

“DGCL” shall mean the Delaware General Corporation Law, as amended.

“Dissenting Shares” shall have the meaning set forth in Section 1.7.

“DOJ” shall mean the U.S. Department of Justice.

“Effective Time” shall have the meaning set forth in Section 1.3(b).

“Employee Plan” shall mean “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), any salary, bonus, commission, retention, vacation, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock or restricted stock unit, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, fringe benefit, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, trust fund, program, agreement, arrangement or payroll practice, and each other employee benefit plan (including any related funding mechanism now in effect or required in the future), or arrangement, whether formal or informal, oral or written, funded or unfunded, insured or self-insured, in each case, sponsored, established, maintained, contributed to or required to be contributed to by any Acquired Corporation or with respect to which any Acquired Corporation has or could reasonably be expected to have any liability.

A-4.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or other similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of law.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” shall mean any federal, state, local or foreign Legal Requirements relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equity Commitment Letter” shall have the meaning set forth in Section 3.7.

“Equity Financing” shall have the meaning set forth in Section 3.7.

“Equity Financing Parties” shall have the meaning set forth in Section 3.7.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financing” shall have the meaning set forth in Section 3.7(a).

“Fraud” shall mean knowing and intentional common law fraud under the laws of the State of Delaware, as determined by a court of competent jurisdiction, with respect to the representations and warranties contained in this Agreement or any certificate delivered hereto and shall require an affirmative showing of, inter alia, (a) actual (as opposed to constructive) knowledge of such misrepresentation, (b) the intention of such Person that the counterparty rely on such misrepresentation to its detriment and (c) such counterparty’s reliance thereon to its detriment. “Fraud” does not and shall not include equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud or any torts (including fraud) based on negligence or recklessness.

“Foreign Employee Plan” shall have the meaning set forth in Section 2.15(g).

“FTC” shall mean the U.S. Federal Trade Commission.

“GAAP” shall have the meaning set forth in Section 2.4(b).

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, exemption, approval, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other

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government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity, any regulatory, self-regulatory, administrative body or Entity and any court, arbitrator or other tribunal.

“Guarantors” shall have the meaning set forth in the recitals to this Agreement.

“Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incidental License” means a Contract entered into in the ordinary course of business where the only rights or licenses to Intellectual Property Rights consists of (a) licenses granted pursuant to Contracts for the engagement of employees and contractors authorizing the use of Intellectual Property created therein solely for the performance of such person’s duties for any Acquired Company, (b) licenses granted pursuant to Contracts for the engagement of employees and contractors authorizing use of Intellectual Property Rights owned by such persons separately from their engagement with any Acquired Company, but included in or necessary for the use of such Person’s work product, (c) rights to use confidential information for limited purposes pursuant to written obligations of confidentiality, non-disclosure and non-use, (d) non-exclusive licenses of limited duration to end customers for their use of the products and services of any Acquired Company, consistent with past practice, (e) licenses granted to vendors to use Intellectual Property owned or purported to be owned by any Acquired Company, solely for the purpose of providing services to such Acquired Company, (f) licenses authorizing limited use of brand materials for marketing purposes that do not include a “naked” license, (g) licenses authorizing the use of feedback and suggestions related solely to a vendor’s products or services, (h) licenses to Open Source Software, (i) licenses to COTS Software, (j) Contracts to purchase or lease equipment or materials, such as a photocopier, computer, or mobile phone that also contains a license of Intellectual Property Rights, or (k) licenses for the use of software that is preconfigured, preinstalled, or embedded on hardware or other equipment.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all indebtedness for borrowed money (including the issuance of any debt security) to any Person, (b) all obligations evidenced by notes, bonds, debentures or similar Contracts to any Person, (c) all obligations in respect of letters of credit (to the extent drawn), lines of credit to the extent drawn on, and bankers’ acceptances (other than letters of credit used as security for leases) or (d) any guaranty of any such obligations described in clauses “(a)” through “(c)” of any Person (in each case of clauses “(a)” through “(d)” including any premiums, prepayment fees or other penalties, fees, costs or expenses, but excluding, in each case, (i) intercompany indebtedness between or among such Person and/or any of its wholly owned Subsidiaries and (ii) any accounts payable to trade creditors and accrued expenses arising in the ordinary course of business).

“Indemnified Persons” shall have the meaning set forth in Section 5.5(a).

“Intellectual Property Rights” shall mean and includes all intellectual property rights anywhere in the world, including the following: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask work rights; (b) rights in trademarks, service marks, trade dress, logos, trade names and other source identifiers, and any goodwill associated therewith; (c) rights associated with trade secrets, know how, and confidential information (including technical information, inventions and invention disclosures (whether or not patented or patentable and whether or not reduced to practice), data (including user data, whether in identifiable or anonymized form), databases, data collections, designs, processes, testing procedures, testing results and business, financial, sales and marketing plans); (d) patents and industrial property

A-6.

rights; (e) rights associated with domain names, uniform resource locators, Internet Protocol addresses, social media handles and other names, identifiers, and locators associated with Internet addresses, sites and services; (f) computer programs (whether in source code, object code, human readable form or other form), code (including software implementations of algorithms, models and methodologies), applications, application programming interfaces, firmware, software development kits, library functions, operating systems and virtualization environments, user interfaces, diagnostic tools, compilers and version control systems (collectively, “Software”); (g) moral rights, economic rights, database rights, design rights, industrial property rights, publicity rights, and privacy rights; (h) other similar proprietary rights in intellectual property of every kind and nature; (i) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, divisionals, or reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(h)” above; and (j) all actions, proceedings and rights to sue at law or in equity for past, present and future infringement, misappropriation, dilution or other violation or impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto.

“IRS” shall mean the Internal Revenue Service.

“Investment Screening Laws” means any Legal Requirement that is designed or intended to screen, prohibit, restrict or regulate investments on public order and national security grounds.

“IT Assets” means all computers (including servers, workstations, desktops, laptops and handheld devices), Software, hardware, networks, firmware, middleware, routers, hubs, switches, data communications lines, data storage devices, data centers, operating systems and other information technology equipment and other information technology hardware and infrastructure, including any “Infrastructure-as-a-Service” or other hybrid cloud services owned or used by the Company or any of its Subsidiaries.

“knowledge” shall mean (a) with respect to the Company, the actual knowledge of the individuals listed in Part A of the Company Disclosure Letter following reasonable inquiry of their direct reports reasonably expected to have knowledge of such matters and (b) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed in Part A of the Parent Disclosure Letter following reasonable inquiry of their direct reports reasonably expected to have knowledge of such matters.

“Leased Real Property” shall have the meaning set forth in Section 2.7(b).

“Legal Proceeding” shall mean any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, order, judgment, injunction, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NYSE).

“Legal Restraint” shall have the meaning set forth in Section 6.1(c).

“Licensed IP” means all Intellectual Property Rights owned by a third Person and licensed to any Acquired Corporation.

“Limited Guarantee” shall have the meaning set forth in the preamble to this Agreement.

“Match Period” shall have the meaning set forth in Section 5.1(b)(i).

A-7.

“Material Adverse Effect” shall mean any fact, event, occurrence, effect, change, development or circumstance (each, an “Effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Acquired Corporations, taken as a whole; provided, however, that, none of the following, shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect: (a) any change in the market price, credit rating or trading volume of the Company’s stock or other securities or any change affecting the ratings or the ratings outlook for the Company (provided that the underlying factors contributing to any such change shall not be excluded unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect); (b) any Effect resulting from the announcement of this Agreement and the Transactions (c) any Effect affecting any industry in which any Acquired Corporation operates; (d) economic, legislative, regulatory or political conditions or conditions in any securities, credit, financial or other capital markets, in each case in the United States or any other country or region; (e) any Effect arising from changes in interest rates, inflation rates or fluctuations in the value of any currency; (f) any act of terrorism, war, civil unrest, national or international calamity, cyber-intrusion, weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, pandemic or epidemic (including the COVID-19 pandemic, and any variations thereof or related or associated epidemics, pandemics or disease outbreaks (collectively, the “COVID-19 pandemic”)) or any other similar event (and any escalation or worsening of any of the foregoing); (g) any failure by any Acquired Corporation to meet any internal or external projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (provided, that the underlying factors contributing to any such failure shall not be excluded unless such underlying factors would otherwise be excluded from the definition of Material Adverse Effect); (h) any Effect resulting or arising from Parent’s or Merger Sub’s breach of this Agreement or an Equity Financing Party’s breach of the Equity Commitment Letter; (i) any action taken (or not taken) by any Acquired Corporation that is requested by Parent in writing or that is required to be taken (or not taken) pursuant to this Agreement; (j) any claim or Legal Proceeding arising out of or related to this Agreement or the Transactions; or (k) any change in, or any compliance with or action taken for the purpose of complying with, any Legal Requirements (including any COVID-19 Response) or GAAP, or interpretations of any Legal Requirements or GAAP; provided, further that any Effect referred to in the foregoing clauses (c), (d), (e) or (f) may be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect to the extent such Effect has a materially disproportionate adverse impact on the Acquired Corporations, in the aggregate, as compared to other similarly situated participants in the industries in which the Acquired Corporations, in the aggregate, operate(in which case any such incremental disproportionate adverse impact (and only such incremental disproportionate adverse impact) may be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect).

“Material Contract” shall have the meaning set forth in Section 2.9(a).

“Merger” shall have the meaning set forth in Recital B of this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 1.5(a)(iii).

“Merger Sub” shall have the meaning set forth in the preamble to this Agreement.

“NYSE” shall mean The New York Stock Exchange.

“Open Source Software” shall mean any Software that is distributed (a) as “free software” (as defined by the Free Software Foundation), (b) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd) or (c) under a license that (i) requires source code or derivative works based on such Software to be made publicly available under the same license or (ii) prohibits the receipt of consideration in connection with sublicensing or distributing such Software.

A-8.

“Option Consideration” shall have the meaning set forth in Section 1.8(a).

“Parent” shall have the meaning set forth in the preamble to this Agreement.

“Parent Breach Notice Period” shall have the meaning set forth in Section 7.3(g).

“Parent Liability Limitation” shall have the meaning set forth in Section 7.3(f)(i).

“Parent Material Adverse Effect” shall mean any Effect that would, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.

“Parent Related Parties” shall have the meaning set forth in Section 7.3(f)(i).

“Parent Termination Fee” shall have the meaning set forth in Section 7.3(c).

“Parties” shall mean Parent, Merger Sub and the Company.

“Paying Agent” shall have the meaning set forth in Section 1.6(a).

“Payment Fund” shall have the meaning set forth in Section 1.6(a).

“Payoff Letters” shall have the meaning set forth in Section 4.4.

“Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes not yet delinquent or that is being contested in good faith by appropriate proceedings, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business), (c) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract or any license of intellectual property, (d) any Encumbrances for which appropriate reserves have been established in the consolidated financial statements of the Acquired Corporations, (e) any Incidental License granted in the ordinary course of business, and (f) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Period” shall have the meaning set forth in Section 4.1.

“Proprietary Software” means any Software included in the Company IP.

“Proxy Statement” shall have the meaning set forth in Section 5.2.

“PSU” shall have the meaning set forth in Section 1.8(d).

“PSU Consideration” shall have the meaning set forth in Section 1.8(d).

A-9.

“Reference Date” shall mean September 2, 2022.

“Registered IP” shall mean all patents, registered copyrights, registered mask works, registered trademarks, service marks and trade dress, internet domain names, and all applications for any of the foregoing, in each case, that are registered or issued under the authority of any Governmental Body.

“Reimbursement Obligations” shall mean Parent’s obligations pursuant to Section 5.12(e).

“Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

“Representatives” shall mean, with respect to a Person, the officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives of such Person.

“Required Amount” shall have the meaning set forth in Section 3.8.

“RSU” shall have the meaning set forth in Section 1.8(b).

“RSU Consideration” shall have the meaning set forth in Section 1.8(b).

“Sanction(s)” shall mean any sanctions administered or enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sensitive Data” shall have the meaning set forth in Section 2.8.

“Shares” shall have the meaning set forth in Recital A.

“Specified Letter” means a pre-consummation letter from the Federal Trade Commission in substantially similar form to that set forth in its blog post dated August 3, 2021.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company or other entity (a) of which 50% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly by such Person, (b) of which such Person is entitled to elect, directly or indirectly, at least 50% of the board of directors (or managers) or similar governing body of such entity, (c) if such entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member, or (d) of which such Person otherwise has the power to direct or cause the direction of the management or policies thereof.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal made by a third party after the date of this Agreement that the Company Board (or committee thereof) determines in its good faith judgment (a) is reasonably likely to be completed, taking into account all legal, regulatory and financing aspects of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Company

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Board (or a committee thereof) deems relevant, and (b) if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacities as such) from a financial point of view than the Transactions; provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“Surviving Corporation” shall have the meaning set forth in Recital B of this Agreement.

“Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.

“Tax” shall mean any tax of any kind whatsoever (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, unclaimed property or escheat tax, business tax, withholding tax or payroll tax), including any interest, penalty or addition thereto, in each case imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax including any schedule or attachment thereto and any amendments thereof.

“Termination Date” shall have the meaning set forth in Section 7.1(c).

“Transactions” shall mean (a) the execution and delivery of this Agreement and (b) all of the transactions contemplated by this Agreement, including the Merger.

“Willful Breach” means a material breach of this Agreement that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would result in or constitute a breach of this Agreement.

A-11.

EXHIBIT B

SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CH MERGER SUB, INC.

ARTICLE I.

The name of the corporation is: CH Merger Sub, Inc. (the “Corporation”).

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is: 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation at such address is CT Corporation System.

ARTICLE III.

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each of which shall have a par value of one cent ($0.01) per share.

ARTICLE V.

In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the “Board”).

ARTICLE VI.

Elections of directors need not be by written ballot.

B-1.

ARTICLE VII.

(a) The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If Delaware General Corporate Law (“DGCL”) is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

(b) Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

*    *    *    *    *

B-2.

EXHIBIT C

SURVIVING CORPORATION BYLAWS

CH MERGER SUB, INC.

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

BY-LAWS

ARTICLE I.

OFFICES.

The registered office of CH Merger Sub, Inc. (the “Corporation”) shall be located in the state of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation. The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS.

Section 1.    Annual Meeting: The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2.    Special Meetings: Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of at least 20% of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3.    Notice of Meetings: Written notice of the time and place of any stockholder’s meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4.    Quorum: Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.

Section 5.    Adjournment of Meetings: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present

C-1.

or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6.    Voting List: The Secretary shall prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 7.    Voting: Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 8.    Record Date of Stockholders: The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 9.    Action Without Meeting: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10.    Conduct of Meetings: The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the President shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

C-2.

ARTICLE III.

DIRECTORS.

Section 1.    Number and Qualifications: The Board of Directors shall consist initially of such number of directors as is set forth in the Statement of the Sole Incorporator, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 2.    Election of Directors: The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3.    Duration of Office: The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

Section 4.    Removal and Resignation of Directors: Except as set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended by any Certificates of Designation filed by the Corporation, any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 5.    Filling of Vacancies: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

Section 6.    Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 7.    Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the President or by any two directors.

Section 8.    Notice and Place of Meetings: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9.    Business Transacted at Meetings, etc.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

C-3.

Section 10.    Quorum: A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-laws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 11.    Compensation: The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12.    Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 13.    Meetings Through Use of Communications Equipment: Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.

COMMITTEES.

Section 1.    Executive Committee: The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

Section 2.    Other Committees: Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

C-4.

Section 3.    Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4.    Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 5.    Record of Proceedings, etc.: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 6.    Organization, Meetings, Notices, etc.: A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph or cable, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 7.    Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V.

OFFICERS.

Section 1.    Number: The officers of the Corporation shall be a President and a Secretary and such other officers as may be appointed in accordance with the provisions of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2.    Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. The Chairman of the Board of Directors, if any, and the President shall be directors of the Corporation, and should any one of them cease to be a director, he shall ipso facto cease to be such officer. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3.    Other Officers: Other officers, including one or more vice-presidents, assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4.    Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5.    Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

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Section 6.    Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7.    Compensation: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8.    Chairman of the Board of Directors: The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 9.    President: In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 10.    Vice-Presidents: The vice-president, or vice-presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The vice-presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 11.    Secretary: The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-laws.

Section 12.    Treasurer: The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

ARTICLE VI.

CAPITAL STOCK.

Section 1.    Uncertificated Shares: The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Except as expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2.    Issue of Certificates of Stock: Notwithstanding the adoption by the Board of Directors of a resolution providing for uncertificated shares, every holder of shares of stock represented by certificates and every holder of uncertificated shares, upon request shall be entitled to have a certificate. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President or one of the vice-presidents. Certificates of capital stock may be signed manually, by facsimile or by electronic signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures or whose electronic signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures or whose electronic signature or signatures shall have been used thereon, have not ceased to be such officer or officers of the Corporation.

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Section 3.    Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, her or it, the numbers of the certificates, if any, covering such shares and the dates of acquisition of such shares. The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer.

The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Section 4.    Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Section 1.    General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.

Section 1.    Directors: The corporation shall indemnify its directors to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors; and, provided, further, that the corporation shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under Section 4.

Section 2.    Officers, Employees and Other Agents. The corporation shall have power to indemnify its officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

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Section 3.    Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director in connection with such proceeding; provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

Section 4.    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under these By-laws shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director. Any right to indemnification or advances granted by these By-laws to a director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the director has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

Section 5.    Non-Exclusivity of Rights. The rights conferred on any person by these By-laws shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 6.    Survival of Rights. The rights conferred on any person by these By-laws shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.    Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

Section 8.    Amendments. Any repeal or modification of this section shall only be prospective and shall not affect the rights under these By-laws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

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Section 9.    Saving Clause. If these By-laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director to the full extent under any other applicable law.

Section 10.    Certain Definitions. For the purposes of these By-laws, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

ARTICLE IX.

MISCELLANEOUS PROVISIONS.

Section 1.    Fiscal Year: The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

Section 2.    Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3.    Notices: Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper

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addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by sending via facsimile, telegraphing or cabling the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, sent via facsimile, telegraphed or cabled.

Section 4.    Waiver of Notice: Any stockholder or director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these By-laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

Section 5.    Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6.    Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7.    Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or the treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

ARTICLE X.

AMENDMENTS.

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

*    *     *    *    *

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Annex B

September 4, 2022

September 4, 2022

Board of Directors

ChannelAdvisor Corporation

3025 Carrington Mill Boulevard

Morrisville, NC 27560

The Board of Directors:

We understand that ChannelAdvisor Corporation (the “Company”) proposes to enter into an agreement and plan of merger (the “Agreement”) with CommerceHub, Inc. (the “Parent”), and CH Merger Sub, Inc., a wholly owned subsidiary of the Parent (“Merger Sub”). Pursuant to the Agreement, Merger Sub shall be merged with and into the Company and the Company will continue as the surviving corporation (the “Merger”), and each outstanding share of the Company’s common stock, $0.001 par value per share, other than shares (i) held by the Company or any direct or indirect wholly owned subsidiary of the Company (“Treasury Shares”), (ii) held by the Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of the Parent (Merger Sub and such subsidiaries collectively, “Affiliates”), or (iii) held by holders who are entitled to demand appraisal rights, have properly exercised and perfected their respective demands for appraisal of such shares and as of the effective time of the Merger, have neither effectively withdrawn nor lost their rights to such appraisal and payment (“Dissenting Shares”), shall be converted into the right to receive $23.10 in cash (the “Merger Consideration”, and such conversion together with the Merger, the “Transaction”). “Excluded Holders” shall be defined as the holders of Treasury Shares, the Parent and its Affiliates, and, if applicable, Dissenting Shares.

In connection with your consideration of the Transaction, the Board of Directors (the “Board”) of the Company (in its capacity as such) has requested the opinion of Robert W. Baird & Co. Incorporated (“Baird”) as to the fairness, from a financial point of view, to the holders of the Company’s common stock (other than Excluded Holders) of the Merger Consideration to be received by such holders in the Transaction. We express no opinion about the fairness of any amount or nature of the compensation or consideration payable to any of the Company’s officers, directors or employees, or any class of such persons, or to any particular stockholder relative to the Merger Consideration to be received by the holders of the Company’s common stock. You have not asked us to express, and we are not expressing, any opinion with respect to any of the other financial or nonfinancial terms, conditions, determinations or actions with respect to the Transaction.

In conducting our financial analyses and in arriving at our opinion, we have reviewed such information and have taken into account such financial and economic factors, investment banking procedures and considerations as we have deemed relevant under the circumstances. In that connection, and subject to the various assumptions, qualifications and limitations set forth herein, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including (A) financial forecasts of the Company for the fiscal years ending December 31, 2022 through 2028 concerning the business and operations of the Company (the “Forecasts”) furnished to us, and prepared and certified, by the Company’s management for purposes of our analyses, and (B) financial statements of the Company for the fiscal years ended December 31, 2018 through 2021 and interim financial statements of the Company for the period ended June 30, 2022, which the Company’s management has prepared and identified as being the most current financial statements available; (ii) reviewed certain publicly available information, including, but not limited to, the Company’s recent filings with the Securities and Exchange Commission; (iii) reviewed the principal financial terms of the draft dated September 4, 2022 of the Agreement in the form expected to be presented to the Board as they related to our analyses; (iv) compared the financial position and operating results of the Company with those of certain other publicly traded companies we deemed relevant; (v) compared the historical market prices, trading activity and market trading multiples of the Company’s common stock with those of certain other publicly traded companies we deemed relevant; (vi) compared the proposed Merger Consideration with the reported implied enterprise values of certain other transactions we deemed relevant; and (vii) reviewed the Company’s certificate regarding information, financial statements and projections addressed to Robert W. Baird & Co. Incorporated. We have held discussions with members of the Company’s senior management concerning the Company’s historical and current financial condition and operating results, as well as the future prospects of the Company. As a part of our engagement, we were requested by you to, and we did, solicit third party indications of interest in acquiring all or any part of the Company. We were not involved in assisting the Parent in obtaining any financing of the Transaction. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of the Company. We have not independently verified any publicly available information or information supplied to us by the Company or the Parent. We have not been engaged to independently verify, have not assumed any responsibility to verify, assume no liability for, and express no opinion on, any such information, and we have assumed and relied upon, without independent verification, that the Company is aware of any information that might be material to our opinion that has not been provided to us. We have assumed and relied upon, without independent verification, that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company’s most recent financial statements provided to us, and there is no information or facts that would make any of the information reviewed by us incomplete or misleading; (ii) the financial statements of the Company provided to us present fairly, in all material respects, the results of operations, cash flows and financial condition of the Company for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts for the Company were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company’s senior management as to the future performance of the Company, and we have relied, without independent verification, upon such Forecasts in the preparation of this opinion, although we express no opinion with respect to the Forecasts or any judgments, estimates, assumptions or basis on which they were based, and we have assumed, without independent verification, that the Forecasts will be realized in the amounts and on the time schedule contemplated; (iv) in all respects material to our analyses, the Transaction will be consummated in accordance with the terms and conditions of the Agreement without any amendment or modification thereto and without waiver by any party of any of the conditions to their respective obligations thereunder; (v) in all respects material to our analyses, the representations and warranties contained in the Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement; and (vi) all corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Transaction have been, or will be, obtained without the need for any material changes to the Merger Consideration or other material financial terms or conditions of the Transaction or that would otherwise materially affect the Company or our analyses. We have relied upon and assumed, without independent verification, that the final form of any draft documents referred to above will not differ in any material respect from such draft documents. We have relied on the fact that the Company has been counseled by professional advisors with respect to all legal, regulatory, accounting, insurance and tax matters regarding the Transaction and we have assumed without independent verification that all such advice was correct and we have not expressed an opinion on such matters as they relate to the Transaction. In conducting our review, we have not undertaken or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown) or solvency of the Company or the Parent nor have we made a physical inspection of the properties or facilities of the Company or the Parent. In each case above, we have made the assumptions and taken the actions or inactions described above with your knowledge and consent.

Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. We are under no obligation to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring after the date hereof. Furthermore, we express no opinion as to the price or trading range at which any of the Company’s securities (including the Company’s common stock) will trade following the date hereof or as to the effect of the Transaction on such price or trading range. Such price and trading range may be affected by a number of factors, including but not limited to (i) dispositions of the common stock of the Company by stockholders within a short period of time after, or other market effects resulting from, the announcement and/or effective date of the Transaction; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or in the Company’s industries; (v) any necessary actions by, or restrictions of, federal, state or other governmental agencies or regulatory authorities; and (vi) timely completion of the Transaction on terms and conditions that are acceptable to all parties at interest. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Transaction, the Company or the Parent and this opinion does not purport to address potential developments in any such markets. As you are also aware, there is significant uncertainty as to the potential direct and indirect business, financial, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and the Pandemic Effects could have a material impact on our analyses and this opinion.

Our opinion has been prepared at the request and for the information of the Board, and may not be used for any other purpose or disclosed to any other party without our prior written consent. This opinion does not address the relative merits or risks of: (i) the Transaction, the Agreement or any other agreements or other matters provided for, or contemplated by, the Agreement; (ii) any other transactions that may be, or might have been, available as an alternative to the Transaction; or (iii) the Transaction compared to any other potential alternative transactions or business strategies considered by the Board and, accordingly, we have relied upon our discussions with the senior management of the Company with respect to the availability and consequences of any alternatives to the Transaction. This opinion does not constitute a recommendation to the Board, any security holder or any other person as to how any such person should vote or act with respect to the Transaction.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee (a “Transaction Fee”) for our services, substantially all of which is contingent upon the consummation of the Transaction. We will also receive a separate fee for rendering this opinion, which fee is not contingent upon the conclusions of our opinion or the consummation of the Transaction, but is fully creditable against the contingent Transaction Fee (if paid). In addition, the Company has agreed to reimburse us for certain of our expenses and to indemnify us and certain related parties against certain liabilities that may arise out of our engagement. We will not receive any other significant payment or compensation contingent upon the successful completion of the Transaction.

In the past two years, neither Baird nor any of its affiliates have provided investment banking or financial advisory services to the Company, Parent or Insight Partners, an affiliate of Parent, for which Baird received any compensation. No material relationship between the Company, the Parent, or any affiliate of the Company or the Parent, or any other party to the Transaction (including Insight Partners), on the one hand, and Baird, on the other hand, is mutually understood to be contemplated in which any compensation is intended to be received.

In the ordinary course of business, Baird may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers or security holders of, the Company or the Parent or any other party that may be involved in the Transaction and their respective affiliates or that may otherwise participate or be involved in the same or a similar business or industry as the Company or the Parent. In addition, Baird and certain of its employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may from time to time hold or trade the securities of the Company and/or the Parent (including the Company’s common stock) for their own account or the accounts of our customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities. In addition, certain affiliates of Baird and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Insight Partners (together with its affiliates, and its and their portfolio companies (“Insight Partners”) or certain of its affiliates, and in portfolio companies of such funds, and may have co-invested with other equityholders of Parent or certain of their respective affiliates, and may do so in the future. Baird has also prepared equity analyst research reports from time to time regarding the Company, and may continue to do so. Baird may also serve as a market maker in the publicly traded securities of the Company.

Our opinion was approved by our firm’s internal fairness committee.

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company’s common stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

By:	/s/ Robert W. Baird & Co. Incorporated

ROBERT W. BAIRD & CO. INCORPORATED

Annex C

Section 262 of the General Corporate Law of Delaware

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the CommerceHub immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to

§ 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D91271-S53607 For Against Abstain ! ! ! ! ! ! ! ! ! CHANNELADVISOR CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 CHANNELADVISOR CORPORATION The Board of Directors recommends you vote FOR proposals 1, 2 and 3: 1. To adopt the Agreement and Plan of Merger, dated September 4, 2022, by and among ChannelAdvisor Corporation, a Delaware corporation, CommerceHub, Inc., a Delaware corporation, and CH Merger Sub, Inc., a Delaware corporation. 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to ChannelAdvisor’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. 3. To adjourn the special meeting of the ChannelAdvisor stockholders (the “Special Meeting”) to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 10, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ECOM2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 10, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CHANNELADVISOR CORPORATION, c/o MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, NY 10018. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D91272-S53607 CONTINUED AND TO BE SIGNED ON REVERSE SIDE THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS November 11, 2022 AT 10:00 A.M. EASTERN TIME The undersigned stockholder(s) hereby appoint(s) David J. Spitz and Kathryn F. Twiddy, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of ChannelAdvisor Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders of ChannelAdvisor Corporation to be held virtually at www.virtualshareholdermeeting.com/ECOM2022SM, on November 11, 2022 at 10:00 a.m. Eastern Time, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE